Filed Pursuant to Rule 424(b)(3)
File No.: 333-294601

ALTERNATIVE CREDIT INCOME FUND

650 Madison Avenue, 3rd Floor

New York, NY 10022

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

April 22, 2026

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders (the “Special Meeting”) of Alternative Credit Income Fund, a Delaware statutory trust (“ACIF”), to be held virtually on July 7, 2026, at 1:30 p.m., Eastern Time, at the following website: www.virtualshareholdermeeting.com/RCIXX2026SM. Shareholders of record of ACIF at the close of business on April 14, 2026 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

The notice of special meeting and the proxy statement/prospectus accompanying this letter provide an outline of the business to be conducted at the Special Meeting. At the Special Meeting, you will be asked to:

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approve the combination of ACIF and BC Partners Lending Corporation, a Maryland corporation (“BCPL”), pursuant to the Agreement and Plan of Merger, dated as of February 24, 2026 (as may be amended from time to time, the “Merger Agreement”), by and among ACIF; BCPL; BCPL Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCPL (“Merger Sub”); for the limited purposes set forth in the Merger Agreement, Sierra Crest Investment Management LLC, a Delaware limited liability company and the external investment adviser to ACIF (“SCIM”); and, for the limited purposes set forth in the Merger Agreement, BC Partners Advisors L.P., a Delaware limited partnership and the external investment adviser to BCPL (“BC Partners Advisors”), in which Merger Sub will merge with and into ACIF, with ACIF continuing as the surviving company and as a wholly owned subsidiary of BCPL (the “Merger”) (such proposal, the “Merger Proposal”); and

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approve one or more adjournments of the Special Meeting if necessary to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal” and, taken together with the Merger Proposal, the “Proposals”).

Pursuant to the Merger Agreement, following the effectiveness of the Merger, ACIF will merge with and into BCPL (the “Second Merger” and, together with the Merger, the “Mergers”), with BCPL continuing as the surviving company. BCPL is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”).

As described above, SCIM has executed the Merger Agreement solely for purposes of Article V, Section 8.2 and Article XI thereof. These provisions of the Merger Agreement include (i) the representations and warranties made by SCIM to BCPL, (ii) the closing conditions of BCPL and Merger Sub relating to the accuracy of the representations and warranties made by SCIM and (iii) the general provisions of the Merger Agreement.

As described above, BC Partners Advisors has executed the Merger Agreement solely for purposes of Article V, Section 8.3 and Article XI thereof. These provisions of the Merger Agreement include (i) the representations and warranties made by BC Partners Advisors to ACIF, (ii) the closing conditions of ACIF relating to the accuracy of the representations and warranties made by BC Partners Advisors and (iii) the general provisions of the Merger Agreement.

The closing of the Mergers is contingent upon (i) the approval of the Merger Proposal by holders of shares of beneficial interest, no par value, of ACIF (such shares of beneficial interest, “ACIF Common Shares,” and such holders, “ACIF Shareholders”) and (ii) the satisfaction or waiver of certain other closing conditions.

Holders of BCPL’s shares of common stock, par value $0.001 per share (“BCPL Common Stock”), are not required to vote on and approve the Merger Proposal or the Second Merger. BCPL’s Board of Directors, including (i) a majority of the directors who are not “interested persons” of BCPL, as defined in the 1940 Act and (ii) a majority of the Continuing Directors (as defined in BCPL’s charter), has unanimously approved the Merger Agreement and declared the Mergers and the other transactions contemplated by the Merger Agreement advisable.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each ACIF Common Share issued and outstanding immediately prior to the Effective Time (other than shares owned by BCPL or any of its consolidated subsidiaries, including Merger Sub (the “Cancelled Shares”)) will be converted into the right to receive a number of shares of BCPL Common Stock equal to the Exchange Ratio (as defined below), and, if applicable, cash paid in lieu of fractional shares (such shares of BCPL Common Stock and any such cash paid in lieu of fractional shares of BCPL Common Stock, the “Merger Consideration”). ACIF has no preferred shares outstanding, and no preferred shares will be issued by BCPL as a result of the Merger.

Under the Merger Agreement, as of a mutually agreed date no earlier than 48 hours (excluding Sundays and holidays) prior to the Effective Time (such date, the “Determination Date”), BCPL will deliver to ACIF a calculation of its net asset value (“NAV”) and ACIF will deliver to BCPL a calculation of the NAV for each class of outstanding ACIF Common Shares, in each case as of such date (such calculation with respect to BCPL, the “Closing BCPL Net Asset Value” and such calculation with respect to the classes of ACIF Common Shares, the “Closing ACIF Net Asset Values”) and using the same set of assumptions, methodologies and adjustments as has been historically used in preparing such calculation. Based on such calculations, the parties will calculate the “BCPL Per Share NAV,” which will be equal to (i) the Closing BCPL Net Asset Value divided by (ii) the number of shares of BCPL Common Stock issued and outstanding as of the Determination Date, and the “ACIF Per Share NAV,” which will be equal to (A) in respect of a class of ACIF Common Shares, the Closing ACIF Net Asset Value of such class divided by (B) the number of ACIF Common Shares in such class issued and outstanding as of the Determination Date (excluding any Cancelled Shares). The “Exchange Ratio” will be equal to the quotient (rounded to four decimal places) of (i) the applicable ACIF Per Share NAV divided by (ii) the BCPL Per Share NAV.

BCPL and ACIF will update and redeliver the Closing BCPL Net Asset Value or the Closing ACIF Net Asset Values, respectively, in the event that the closing of the Mergers is subsequently materially delayed or there is a material change to such calculation between the Determination Date and the closing of the Mergers and as needed to ensure that the calculation is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time.

As of December 31, 2025, the NAV of BCPL was $19.71 per share. As of December 31, 2025, the NAV of ACIF’s Class A Common Shares was $9.17 per share, Class C Common Shares was $9.31 per share, Class W Common Shares was $9.16 per share, Class I Common Shares was $9.17 per share and Class L Common Shares was $9.18 per share. Based on the NAVs of BCPL and ACIF as of December 31, 2025, BCPL would issue approximately 9.5 million shares of BCPL Common Stock for each ACIF Common Share outstanding.

The Merger Agreement contains certain termination rights, including if the Mergers are not completed on or before February 24, 2027, or if the requisite approval of ACIF’s shareholders is not obtained. Your vote is extremely important. ACIF Shareholders entitled to cast thirty-three and one-third percent (33-1/3%) of all the votes entitled to be cast at the Special Meeting must be present at the Special Meeting, virtually or represented by proxy, to establish a quorum and conduct business. At the Special Meeting, you will be asked to vote on the Merger Proposal. The approval of the Merger Proposal requires the affirmative vote of a “majority of the outstanding voting securities” of ACIF. Under the 1940 Act, a “majority of the outstanding voting securities” of ACIF is the lesser of: (1) 67% of the ACIF Common Shares at the Special Meeting if the holders of more than 50% of the outstanding ACIF Common Shares are present virtually or represented by proxy, or (2) more than 50% of the outstanding ACIF Common Shares. Abstentions will have the same effect as votes “AGAINST” the Merger Proposal. The approval of the Adjournment Proposal requires the affirmative vote of holders of ACIF Common Shares representing a majority of all votes cast at the Special Meeting. Abstentions will have no effect on the voting outcome of the Adjournment Proposal. Proxies received will be voted “FOR” the approval of the Adjournment Proposal unless ACIF Shareholders designate otherwise.

If the Merger Proposal is approved by ACIF Shareholders, immediately prior to the closing of the Merger, ACIF will conduct a one-time discretionary repurchase offer in compliance with the requirements of Rule 23c-3 under the 1940 Act for up to 15% of ACIF’s then-outstanding shares (the “Discretionary Repurchase Offer”). The Discretionary Repurchase Offer will only be conducted if ACIF Shareholders vote to approve the Merger Proposal.

Your vote is extremely important. Holders of 33-1/3% of the outstanding ACIF Common Shares entitled to vote at the Special Meeting (in person or by proxy) constitutes a quorum. At the Special Meeting, you will be asked to vote on the Proposals. The approval of the Merger Proposal requires the affirmative vote of ACIF Shareholders entitled to cast a majority of all the votes entitled to be cast at the Special Meeting. The approval of the Adjournment Proposal requires the affirmative vote of holders of ACIF Common Shares representing a majority of all votes cast at the Special Meeting. Abstentions will have the same effect as votes “AGAINST” the Merger Proposal. Abstentions will have no effect on the voting outcome of the Adjournment Proposal, although abstentions will be treated as shares present for quorum purposes.

After careful consideration, and on the recommendation of a special committee comprised of the independent trustees of the Board of Trustees of ACIF (the “ACIF Board”), the ACIF Board has unanimously approved, adopted and declared advisable the Merger Agreement, including the Mergers, and unanimously recommends that ACIF Shareholders vote “FOR” the Merger Proposal and the Adjournment Proposal.

It is important that your shares be represented at the Special Meeting. Please follow the instructions on the enclosed proxy card and authorize a proxy to vote your shares via the Internet, by telephone or by signing, dating and returning the enclosed proxy card. ACIF encourages you to authorize a proxy to vote your shares via the Internet as it saves ACIF significant time and processing costs. Voting by proxy does not deprive you of your right to participate in the virtual Special Meeting.

The proxy statement/prospectus describes the Special Meeting, the Mergers, and the documents related to the Mergers (including the Merger Agreement) that ACIF Shareholders should review before voting on the Proposals and should be retained for future reference. Please carefully read this entire document, including the section entitled “Risk Factors” and as otherwise incorporated by reference in the proxy statement/prospectus, for a discussion of the risks relating to the Mergers, ACIF and BCPL. ACIF files periodic reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). This information is available free of charge, and shareholder inquiries can be made by contacting ACIF at 650 Madison Avenue, 3rd Floor, New York, NY, 10022 or by calling ACIF at (212) 891-2880 or on ACIF’s website at altcif.com/literature. The SEC also maintains a website at www.sec.gov that contains such information. Except for the documents incorporated by reference into the proxy statement/prospectus, information on the ACIF website is not incorporated into or a part of the proxy statement/prospectus. Additional information about BCPL has been filed with the SEC and is available upon request and without charge by contacting BCPL at 650 Madison Avenue, New York, New York 10022, Attention: Secretary, or by calling BCPL at (212) 891-2880.

No matter how many or few shares of ACIF you own, your vote and participation are very important to us.

Sincerely yours,

/s/ Ted Goldthorpe
Ted Goldthorpe
Chief Executive Officer and President

Neither the SEC nor any state securities commission has approved or disapproved of the shares of BCPL Common Stock to be issued under the proxy statement/prospectus or determined if the proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The proxy statement/prospectus is dated April 22, 2026 and is first being mailed or otherwise delivered to ACIF Shareholders on or about April 22, 2026.

BC Partners Lending Corporation 650 Madison Avenue, 3rd Floor New York, NY 10022 (212) 891-2880	Alternative Credit Income Fund 650 Madison Avenue, 3rd Floor New York, NY 10022 (212) 891-2880

ALTERNATIVE CREDIT INCOME FUND

650 Madison Avenue, 3rd Floor

New York, NY 10022

NOTICE OF VIRTUAL SPECIAL MEETING OF SHAREHOLDERS

Online Meeting Only — No Physical Meeting Location

www.virtualshareholdermeeting.com/RCIXX2026SM

July 7, 2026, at 1:30 p.m., Eastern Time

Dear Shareholder:

A Special Meeting of Shareholders (the “Special Meeting”) of Alternative Credit Income Fund, a Delaware statutory trust (“ACIF”), will be conducted online on July 7, 2026, at 1:30 p.m., Eastern Time at the following website: www.virtualshareholdermeeting.com/RCIXX2026SM.

At the Special Meeting, holders of shares of beneficial interest, no par value, of ACIF (such shares of beneficial interest, “ACIF Common Shares,” and such holders, “ACIF Shareholders”) will consider and vote on a proposal to combine ACIF and BC Partners Lending Corporation, a Maryland corporation (“BCPL”), pursuant to the Agreement and Plan of Merger, dated as of February 24, 2026 (as may be amended from time to time, the “Merger Agreement”), by and among ACIF; BCPL; BCPL Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCPL (“Merger Sub”); for the limited purposes set forth in the Merger Agreement, Sierra Crest Investment Management LLC, a Delaware limited liability company and the external investment adviser to ACIF (“SCIM”); and, for the limited purposes set forth in the Merger Agreement, BC Partners Advisors L.P., a Delaware limited partnership and the external investment adviser to BCPL (“BC Partners Advisors”), in which Merger Sub will merge with and into ACIF, with ACIF continuing as the surviving company and as a wholly owned subsidiary of BCPL (the “Merger”) (such proposal, the “Merger Proposal”). ACIF Shareholders will also consider and vote on an approval of one or more adjournments of the Special Meeting if necessary to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal” and, taken together with the Merger Proposal, the “Proposals”).

Pursuant to the Merger Agreement, following the effectiveness of the Merger, ACIF will merge with and into BCPL (the “Second Merger” and, taken together with the Merger, the “Mergers”), with BCPL continuing as the surviving company.

As described above, SCIM has executed the Merger Agreement solely for purposes of Article V, Section 8.2 and Article XI thereof. These provisions of the Merger Agreement include (i) the representations and warranties made by SCIM to BCPL, (ii) the closing conditions of BCPL and Merger Sub relating to the accuracy of the representations and warranties made by SCIM and (iii) the general provisions of the Merger Agreement.

As described above, BC Partners Advisors has executed the Merger Agreement solely for purposes of Article V, Section 8.3 and Article XI thereof. These provisions of the Merger Agreement include (i) the representations and warranties made by BC Partners Advisors to ACIF, (ii) the closing conditions of ACIF relating to the accuracy of the representations and warranties made by BC Partners Advisors and (iii) the general provisions of the Merger Agreement.

If the Merger Proposal is approved by ACIF Shareholders, immediately prior to the closing of the Mergers, ACIF will conduct a one-time discretionary repurchase offer in compliance with the requirements of Rule 23c-3 under the Investment Company Act of 1940, as amended, for up to 15% of ACIF’s then-outstanding shares (the “Discretionary Repurchase Offer”). The Discretionary Repurchase Offer will only be conducted if ACIF Shareholders vote to approve the Merger Proposal.

Effective after four full quarters following the closing of the Mergers, to provide liquidity for the stockholders of the combined entity, BCPL anticipates conducting tender offers pursuant to a stock repurchase program on a quarterly basis. BCPL anticipates conducting these quarterly repurchase offers for up to 2.5% of the then-outstanding shares of common stock of the combined entity, subject to approval by BCPL’s Board of Directors.

AFTER CAREFUL CONSIDERATION, AND ON THE RECOMMENDATION OF A SPECIAL COMMITTEE COMPRISED OF THE INDEPENDENT TRUSTEES OF THE BOARD OF TRUSTEES OF ACIF (THE “ACIF BOARD”), THE ACIF BOARD HAS UNANIMOUSLY APPROVED, ADOPTED AND DECLARED ADVISABLE THE MERGER AGREEMENT, INCLUDING THE MERGERS, AND UNANIMOUSLY RECOMMENDS THAT ACIF SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL AND THE ADJOURNMENT PROPOSAL.

You have the right to receive notice of, and to vote at, the Special Meeting if you were a shareholder of record of ACIF at the close of business on April 14, 2026. A proxy statement/prospectus is attached to this Notice that describes the matters to be voted upon at the Special Meeting or any adjournment(s) or postponement(s) thereof. The enclosed proxy card will instruct you as to how you may authorize a proxy to vote your shares via the Internet, by telephone or by signing, dating and returning the enclosed proxy card. In addition, information regarding how to find the logistical details of the virtual Special Meeting (including how to remotely access, participate in and vote during the virtual meeting) is included beginning on page 36 of the attached proxy statement/prospectus.

Whether or not you plan to participate in the Special Meeting, we encourage you to authorize a proxy to vote your shares by following the instructions on the enclosed proxy card. Please note, however, that if you wish to vote during the Special Meeting and your shares are held of record by a broker or nominee, you must obtain a “legal” proxy issued in your name from that record holder.

We are not aware of any other business that may properly be brought before the Special Meeting, and, pursuant to ACIF’s bylaws, only the matters set forth in the notice of special meeting may be brought before the Special Meeting.

Thank you for your continued support of ACIF.

By order of the Board of Trustees,
/s/ Brandon Satoren
Brandon Satoren
Secretary

New York, NY

April 22, 2026

To ensure proper representation at the Special Meeting, please follow the instructions on the enclosed proxy card to authorize a proxy to vote your shares via the Internet or telephone, or by signing, dating and returning the enclosed proxy card. Even if you authorize a proxy to vote your shares prior to the virtual Special Meeting, you still may participate in the virtual Special Meeting.

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ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form N-14 filed with the U.S. Securities and Exchange Commission (the “SEC”) by BC Partners Lending Corporation, a Maryland corporation (“BCPL”), (File No. 333-294601), constitutes a prospectus under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock, par value $0.001 per share, of BCPL (“BCPL Common Stock”) to be issued to holders of the shares of beneficial interest, no par value, of Alternative Credit Income Fund, a Delaware statutory trust (“ACIF”) (such shares of beneficial interest, “ACIF Common Shares,” and such holders, “ACIF Shareholders”), pursuant to the Agreement and Plan of Merger, dated as of February 24, 2026 (as may be amended from time to time, the “Merger Agreement”), by and among ACIF; BCPL; BCPL Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCPL (“Merger Sub”); for the limited purposes set forth in the Merger Agreement, Sierra Crest Investment Management LLC, a Delaware limited liability company and the external investment adviser to ACIF (“SCIM”); and, for the limited purposes set forth in the Merger Agreement, BC Partners Advisors L.P., a Delaware limited partnership and the external investment adviser to BCPL (“BC Partners Advisors”).

This document also constitutes a proxy statement of ACIF under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the Special Meeting of ACIF Shareholders (the “Special Meeting”), at which ACIF Shareholders will be asked to vote upon the following proposals:

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Merger Proposal: to approve the merger of Merger Sub with and into ACIF, with ACIF continuing as the surviving company and as a wholly owned subsidiary of BCPL (i.e., the “Merger”), pursuant to the Merger Agreement (such proposal, the “Merger Proposal”).

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Adjournment Proposal: to approve one or more adjournments of the Special Meeting if necessary to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal” and, taken together with the Merger Proposal, the “Proposals”).

Pursuant to the Merger Agreement, following the effectiveness of the Merger, ACIF will merge with and into BCPL (the “Second Merger” and, taken together with the Merger, the “Mergers”), with BCPL continuing as the surviving company.

You should rely only on the information contained in this proxy statement/prospectus, including in determining how to vote your ACIF Common Shares. No one has been authorized to provide you with information that is different from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated April 22, 2026. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither any mailing of this proxy statement/prospectus to ACIF Shareholders nor the issuance of BCPL Common Stock in connection with the Merger will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Except where the context otherwise indicates, information contained in this proxy statement/prospectus regarding BCPL has been provided by BCPL and information contained in this proxy statement/prospectus regarding ACIF has been provided by ACIF.

In May 2020, the SEC adopted Rule 6-11 under Regulation S-X, which eliminated the requirement to provide pro forma financial information for fund acquisitions if certain supplemental information is disclosed, as described in Rule 6-11(d) under Regulation S-X (“Rule 6-11(d)”). Furthermore, the SEC amended Form N-14 to make the disclosure requirements therein consistent with Rule 6-11(d). BCPL and ACIF believe that the disclosure in this proxy statement/prospectus meets the supplemental disclosure requirements set forth in Rule 6-11(d) because: (1) this proxy statement/prospectus includes a pro forma fee table, showing (i) the pre-transaction fee structures of BCPL and ACIF and (ii) the post-transaction fee structure of the combined company, (2) BCPL and ACIF have determined that the Mergers would not result in a material change in BCPL’s or ACIF’s investment portfolios due to investment restrictions, and (3) BCPL and ACIF have determined that there are no material differences in the accounting policies of BCPL and ACIF. The sums or percentages, as applicable, of certain tables included in this proxy statement/prospectus may not foot due to rounding.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The questions and answers below highlight only selected information from this proxy statement/prospectus. They do not contain all of the information that may be important to you. You should read carefully this entire document to fully understand the Merger Agreement, which is attached as Annex A hereto, and the transactions contemplated thereby (including the Mergers) and the voting procedures for the Special Meeting.

Questions and Answers about the Special Meeting

Q:	Why am I receiving these materials?

A:

ACIF is furnishing these materials in connection with the solicitation of proxies by the Board of Trustees of ACIF (the “ACIF Board”) for use at the Special Meeting to be held virtually on July 7, 2026, at 1:30 p.m., Eastern Time, at the following website: www.virtualshareholdermeeting.com/RCIXX2026SM, and any adjournments or postponements thereof.

This proxy statement/prospectus and the accompanying materials are being mailed on or about April 22, 2026 to shareholders of record of ACIF described below and are available at www.proxyvote.com.

The Special Meeting is being held in connection with the Merger Proposal. In order for ACIF to merge with and into BCPL, ACIF Shareholders are being asked to approve the Merger, which will result in Merger Sub merging with and into ACIF, with ACIF continuing as the surviving company and as a wholly owned subsidiary of BCPL. Following the completion of the Merger, the Second Merger will occur, with ACIF merging with and into BCPL, with BCPL continuing as the surviving company.

BC Partners Advisors, an affiliate of BC Partners LLP (“BC Partners”), believes the Mergers will position the combined company to continue to deliver strong risk-adjusted returns and investment performance for both stockholders of BCPL (the “BCPL Stockholders”) and ACIF Shareholders, and that the Mergers will provide several immediate and long-term benefits to ACIF Shareholders, including, but not limited to: integration into a known portfolio, product and operating expense efficiencies through a larger pool of assets, continuity of the management team, increased operating return on equity, increased dividend yield, elimination of class specific shareholder servicing and distribution fees, and a one-time option to redeem shares for up to 15% of ACIF’s net asset value prior to the closing of the transaction.

ACIF Shareholders will also be asked to approve the Adjournment Proposal to allow for one or more adjournments of the Special Meeting if necessary to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.

BCPL Stockholders are not required to vote on and approve the Merger Proposal, as this is not a requirement under BCPL’s certificate of incorporation (the “BCPL Charter”), nor under the Investment Company Act of 1940, as amended (the “1940 Act”). The Board of Directors of BCPL (the “BCPL Board”), including (i) a majority of the directors who are not “interested persons” of BCPL, as defined in the 1940 Act (the “BCPL Independent Directors”) and (ii) a majority of the Continuing Directors (as defined in the BCPL Charter), has unanimously approved, adopted and declared advisable the Merger Agreement, including the Mergers.

See “The Mergers—Reasons for the Mergers” and “Summary of the Mergers—Merger Structure” for additional information.

Q:	What item will be considered and voted on at the Special Meeting?

A:	At the Special Meeting, the ACIF Shareholders will be asked to approve (i) the Merger Proposal and (ii) the Adjournment Proposal.

Q:	How does the ACIF Board recommend voting on the Proposals at the Special Meeting?

A:	After careful consideration, and on the recommendation of the ACIF Special Committee (as defined below), the ACIF Board has unanimously approved, adopted and declared advisable the Merger Agreement,

including the Mergers, and unanimously recommends that ACIF Shareholders vote “FOR” the Merger Proposal and the Adjournment Proposal (collectively, the “ACIF Board Recommendation”).

Q:	What is the composition and purpose of the ACIF Special Committee?

A:

The ACIF Special Committee consists of Alexander Duka and George Grunebaum, each of whom are trustees of the ACIF Board who are not “interested persons” of ACIF, as defined in the 1940 Act (“ACIF Independent Trustees”) (the “ACIF Special Committee”). Alexander Duka is the chair of the ACIF Special Committee. The ACIF Special Committee was authorized to, among other things: (1) review, evaluate and investigate the Mergers, including to determine whether the Mergers are advisable and in the best interests of ACIF and (2) recommend to the ACIF Board what action, if any, should be taken by the ACIF Board with respect to the Mergers. The ACIF Special Committee was not specifically authorized to explore other strategic alternatives for ACIF. The ACIF Special Committee was not obligated to recommend the Mergers to the ACIF Board and was authorized to determine, if the ACIF Special Committee deemed appropriate, that it was in the best interests of ACIF not to proceed with the Mergers. The ACIF Special Committee was also authorized to, and did, select and retain, at ACIF’s expense, independent legal counsel and an outside financial advisor to assist the ACIF Special Committee in its evaluation of the Mergers.

The ACIF Special Committee unanimously recommended that the ACIF Board approve the Merger Agreement and the transactions contemplated by it. See “The Mergers—Reasons for the Mergers—ACIF.”

Q:	What is the composition and purpose of the BCPL Special Committee?

A:

The BCPL Special Committee consists of Joseph Morea and Robert Warshauer, each of whom are BCPL Independent Directors (the “BCPL Special Committee” and, together with the ACIF Special Committee, the “Special Committees”). Robert Warshauer is the chair of the BCPL Special Committee. The BCPL Special Committee was authorized to, among other things: (1) review, evaluate and investigate the Mergers, including to determine whether the Mergers are advisable and fair to, and in the best interests of, BCPL and BCPL Stockholders (or any subset of BCPL Stockholders that the BCPL Special Committee determines to be appropriate) and (2) recommend to the BCPL Board what action, if any, should be taken by the BCPL Board with respect to the Mergers. The BCPL Special Committee was not specifically authorized to explore other strategic alternatives for BCPL. The BCPL Special Committee was not obligated to recommend the Mergers to the BCPL Board and was authorized to determine, if the BCPL Special Committee deemed appropriate, that it was in the best interests of BCPL and BCPL Stockholders (or any subset of BCPL Stockholders that the BCPL Special Committee determines to be appropriate) not to proceed with the Mergers. The BCPL Special Committee was also authorized to, and did, select and retain, at BCPL’s expense, independent legal counsel and an outside financial advisor to assist the BCPL Special Committee in its evaluation of the Mergers.

The BCPL Special Committee unanimously recommended that the BCPL Board approve the Merger Agreement and the transactions contemplated by it. See “The Mergers—Reasons for the Mergers—BCPL.”

Q:	If I am an ACIF Shareholder, what is the “record date” and what does it mean?

A:

The record date for the Special Meeting is the close of business on April 14, 2026 (the “Record Date”). The Record Date was established by the ACIF Board, and only holders of record of ACIF Common Shares on the Record Date are entitled to receive notice of the Special Meeting and vote at the Special Meeting. As of the Record Date, there were 18,611,852.033 ACIF Common Shares issued and outstanding and entitled to vote at the Special Meeting.

Q:	If I am an ACIF Shareholder, how many votes do I have?

A:

Each ACIF Common Share held by a holder of record as of the Record Date (i.e., April 14, 2026) has one vote on the matter to be considered at the Special Meeting or any adjournment or postponement thereof.

Q:	If I am an ACIF Shareholder, how do I vote?

A:

The Special Meeting will be hosted virtually via live Internet webcast. Any ACIF Shareholder can attend the Special Meeting at www.virtualshareholdermeeting.com/RCIXX2026SM. If you were an ACIF Shareholder as of the Record Date, or you hold a valid proxy for the Special Meeting, you can vote at the Special Meeting. It is important to note that ACIF Shareholders have the same rights and opportunities by participating in a virtual meeting as they would if attending an in-person meeting. A summary of the information you need to attend the Special Meeting online is as follows:

•	instructions on how to attend and participate via the Internet, including how to demonstrate proof of ownership of ACIF Common Shares, are posted at www.virtualshareholdermeeting.com/RCIXX2026SM;

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assistance with questions regarding how to attend, vote, view the list of shareholders of record and participate via the Internet will be provided at www.virtualshareholdermeeting.com/RCIXX2026SM on the day of the Special Meeting;

•	the webcast will start at 1:30 p.m., Eastern Time, on July 7, 2026. Online check-in will begin at 1:15 p.m., Eastern Time. Please allow time for online check-in procedures;

•	record holders of ACIF Common Shares and their validly authorized proxy holders may vote and submit questions while attending the Special Meeting via the Internet; and

•	ACIF Shareholders will need a control number to enter the Special Meeting.

An ACIF Shareholder may also authorize a proxy by telephone or through the Internet using the toll-free telephone numbers or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on the Proposals. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link.

•	By Internet: www.proxyvote.com or scanning the QR Barcode on the enclosed proxy card.

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By telephone: 1 (800) 690-6903 to reach a toll-free, automated touchtone voting line, or (866) 530-1438 Monday through Friday 9:00 a.m. until 10:00 p.m. Eastern Time to reach a toll-free, live operator line.

•

By mail: You may also authorize a proxy to vote your shares by mail by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 11:59 p.m., Eastern Time, on July 6, 2026.

Important Notice regarding the availability of proxy materials for the Special Meeting. The proxy statement/prospectus and the proxy card are available at www.proxyvote.com.

Q:	What if an ACIF Shareholder does not specify a choice for a matter when authorizing a proxy?

A:

All properly executed proxies representing ACIF Common Shares received at the Special Meeting will be voted in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the ACIF Common Shares will be voted “FOR” the Merger Proposal and “FOR” the approval of the Adjournment Proposal.

Q:	If I am an ACIF Shareholder, how can I revoke a proxy?

A:

If you are a shareholder of record of ACIF, you have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) notifying ACIF’s proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”), in writing prior to the vote at the Special Meeting; (ii) submitting a later-dated proxy either by telephone, via the Internet or in the mail to Broadridge; or (iii) by attending the

Special Meeting and voting online. No written revocation of your proxy will be effective, however, unless and until it is received at or prior to the Special Meeting. If you hold ACIF Common Shares through a broker or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the virtual Special Meeting does not revoke your proxy unless you also vote online at the Special Meeting.

Q:	How do I vote my ACIF Common Shares held through a broker or nominee?

A:

If you hold ACIF Common Shares through a broker or nominee, you must direct your intermediary regarding how you would like your ACIF Common Shares voted by following the voting instructions you receive from your broker or nominee. Please instruct your broker or nominee regarding how you would like your ACIF Common Shares voted so your vote can be counted.

Q:	What constitutes a “quorum” for the Special Meeting?

A:

For ACIF to conduct business at the Special Meeting, a quorum of ACIF Shareholders must be present. Thirty-three and one-third percent (33-1/3%) of the ACIF Common Shares entitled to vote at the Special Meeting must be present in person or represented by proxy to constitute a quorum at the Special Meeting. Abstentions will be treated as shares present for quorum purposes. Because each of the Proposals is a non-discretionary matter, there will not be any broker non-votes. A broker non-vote occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received voting instructions from the beneficial owner of the shares. Accordingly, if you own ACIF Common Shares through a broker or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker or other nominee provides to you, as brokers and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement/prospectus. You should instruct your broker or other nominee as to how to vote your ACIF Common Shares following the directions contained in such voting instruction card.

Q:	What vote is required to approve the proposal being considered at the Special Meeting?

A:

The approval of the Merger Proposal requires the affirmative vote of a “majority of the outstanding voting securities” of ACIF. Under the 1940 Act, a “majority of the outstanding voting securities” of ACIF is the lesser of: (1) 67% of the ACIF Common Shares at the Special Meeting if the holders of more than 50% of the outstanding ACIF Common Shares are present virtually or represented by proxy, or (2) more than 50% of the outstanding ACIF Common Shares. Abstentions will have the same effect as votes “AGAINST” the Merger Proposal.

The affirmative vote of holders of ACIF Common Shares representing a majority of all the votes cast at the Special Meeting is required to approve the Adjournment Proposal. Abstentions will have no effect on the voting outcome of the Adjournment Proposal.

If the enclosed proxy card is signed and returned without any directions given, the ACIF Common Shares will be voted “FOR” each of the Proposals.

Q:	What will happen if the Merger Proposal being considered at the Special Meeting is not approved by the required vote?

A:

As discussed in more detail in the section entitled “Description of the Merger Agreement—Conditions to Closing the Mergers,” the closing of the Mergers (the “Closing”) is conditioned upon the approval by ACIF Shareholders of the Merger Proposal and satisfaction or waiver of certain other closing conditions.

If the Mergers do not close because the ACIF Shareholders do not approve the Merger Proposal or any of the other conditions to the Closing are not satisfied or waived, each of BCPL and ACIF will continue to operate as a stand-alone company pursuant to the current agreements in place for each, and each of BCPL’s and ACIF’s respective directors, trustees and officers will continue to serve as its directors, trustees and officers, respectively, until their successors are duly elected and qualified, or their resignation.

Q:	When will the final voting results be announced?

A:	Preliminary voting results will be announced at the Special Meeting. Final voting results will be published by ACIF in a press release following the Special Meeting.

Q:	Will BCPL and ACIF incur expenses in soliciting proxies?

A:

BCPL and ACIF will bear the cost of preparing, assembling and mailing this proxy statement/prospectus and the accompanying Notice of Special Meeting of ACIF Shareholders and proxy card, as applicable, based on their actual costs incurred by them or allocated to them based on their respective net asset values (“NAVs”) as of December 31, 2025. ACIF intends to use the services of Broadridge to aid in the solicitation of proxies for an estimated fee of approximately $125,000 plus pass through charges. No additional compensation will be paid to directors, trustees, officers or regular employees for such services. For more information regarding expenses related to the Mergers, see “Questions and Answers about the Mergers—Who is responsible for paying the expenses relating to completing the Mergers?”

Q:	What does it mean if I receive more than one proxy card?

A:

Some of your ACIF Common Shares may be registered differently or held in a different account. You should authorize a proxy to vote the ACIF Common Shares in each of your accounts via the Internet or by mail or telephone. If you mail proxy cards, please sign, date and return each proxy card to ensure that all of your ACIF Common Shares are voted. If you hold your ACIF Common Shares in registered form and wish to combine your shareholder accounts in the future, you should call 1-866-540-7095.

Q:	Are the proxy materials available electronically?

A:

In addition to mailing hard copies of the proxy materials, ACIF has made the registration statement (of which this proxy statement/prospectus forms a part), the Notice of Special Meeting of ACIF Shareholders and the proxy card available to ACIF Shareholders on the Internet. Shareholders may (i) access and review the proxy materials of ACIF, (ii) authorize their proxies, as described in “The Special Meeting—Voting of Proxies,” and/or (iii) elect to receive certain future proxy materials by electronic delivery via the Internet address provided below.

Q:	Will my vote make a difference?

A:

Yes; your vote is very important. Your vote is needed to ensure the Proposals can be acted upon. Please submit your proxy immediately to help avoid potential delays and save significant additional expenses associated with soliciting shareholder votes.

Q:	Whom can I contact with any additional questions?

A:	If you are an ACIF Shareholder, you can contact the below information with any additional questions:

Investor Relations

Alternative Credit Income Fund

650 Madison Avenue, 3rd Floor

New York, New York 10022

1-833-404-4103

Q:	Where can I find more information about BCPL and ACIF?

A:	You can find more information about BCPL and ACIF in the documents referenced in “Where You Can Find More Information.”

Q:	What do I need to do now?

A:

We urge you to carefully read this entire document, including its annexes and the documents (including the Merger Agreement) incorporated by reference. You should also review the documents referenced under “Where You Can Find More Information” and consult with your accounting, legal and tax advisors.

Questions and Answers about the Mergers

Q:	Why are the Mergers being proposed?

A:

The Mergers are being proposed because SCIM believes the Mergers are in the best interests of ACIF Shareholders. SCIM expects the Mergers to be accretive to both net investment income per share and return on equity for ACIF Shareholders. SCIM expects this accretion to result from several factors, including the deployment of incremental leverage on ACIF’s net assets and the elimination of certain redundant professional services and other duplicative corporate expenses following the Closing.

In addition, SCIM believes that the Mergers will provide several other benefits for ACIF Shareholders, including, but not limited to: (i) increased scale, (ii) increased portfolio diversification and an improvement in other portfolio metrics, (iii) improved performance and (iv) improved access to capital. See “The Mergers—Reasons for the Mergers” for additional information.

Q:	Did the ACIF Board consider any potential conflicts of interest in the course of their deliberations?

A:

In the course of their deliberations, the ACIF Board took into account that ACIF and BCPL have external investment advisers that are affiliated with one another. In addition, the ACIF Board recognized that the investment advisory agreement between BCPL and BC Partners Advisors (the “BCPL Investment Advisory Agreement”) includes higher total fees than those currently payable by ACIF under its investment advisory agreement with SCIM (the “ACIF Investment Advisory Agreement”), and, as a result, BC Partners Advisors would receive higher total fees from the combined company after the Closing. Accordingly, the ACIF Board formed the ACIF Special Committee, which is comprised of independent trustees of ACIF, to consider the Mergers, which, in turn, engaged its own independent counsel and financial advisor to assist in its evaluation of the Mergers. Following its deliberations, the ACIF Special Committee unanimously recommended that the ACIF Board approve the Merger Agreement and the transactions contemplated by it.

Q:	What will happen in the Mergers?

A:

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), Merger Sub will be merged with and into ACIF (i.e., the Merger will occur). ACIF will be the surviving company in the Merger and will continue its existence as a statutory trust under the laws of the State of Delaware and a direct, wholly owned subsidiary of BCPL. As of the Effective Time, the separate corporate existence of Merger Sub will cease. Following the occurrence of the Effective Time, ACIF as the surviving entity will merge with and into BCPL (i.e., the Second Merger will occur). BCPL will be the surviving company in the Second Merger and will continue its existence as a corporation under the laws of the State of Maryland. At such time, the separate statutory trust existence of ACIF will cease.

Q:	What will ACIF Shareholders receive in the Mergers?

A:

ACIF Shareholders will receive a number of shares of BCPL Common Stock in connection with the Merger equal to the Exchange Ratio (as defined below) and, if applicable, cash paid in lieu of fractional shares (such shares of BCPL Common Stock and any such cash paid in lieu of fractional shares of BCPL Common Stock, the “Merger Consideration”) and will no longer own ACIF Common Shares following the Merger.

Under the Merger Agreement, as of a mutually agreed date no earlier than 48 hours (excluding Sundays and holidays) prior to the Effective Time (such date, the “Determination Date”), BCPL will deliver to ACIF a calculation of its NAV and ACIF will deliver to BCPL a calculation of the NAV for each class of outstanding ACIF Common Shares, in each case as of such date (such calculation with respect to BCPL, the “Closing BCPL Net Asset Value” and such calculation with respect to each class of ACIF Common Shares, the “Closing ACIF Net Asset Values”) and using the same set of assumptions, methodologies and adjustments as has been historically used in preparing such calculation. Based on such calculations, the parties will calculate the “BCPL Per Share NAV,” which will be equal to (i) the Closing BCPL Net Asset Value divided by (ii) the number of shares of BCPL Common Stock issued and outstanding as of the Determination Date, and the “ACIF Per Share NAV,” which will be equal to (A) in respect of a class of ACIF Common Shares, the Closing ACIF Net Asset Value of such class divided by (B) the number of ACIF Common Shares in such class issued and outstanding as of the Determination Date (excluding any Cancelled Shares (as defined below)). The “Exchange Ratio” will be equal to the quotient (rounded to four decimal places) of (i) the applicable ACIF Per Share NAV divided by (ii) the BCPL Per Share NAV.

ACIF and BCPL will update and redeliver the Closing ACIF Net Asset Values or the Closing BCPL Net Asset Value, respectively, in the event that the Closing is subsequently materially delayed or there is a material change to such calculation between the Determination Date and the Closing and as needed to ensure that the calculation is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time.

Q:	Is the Exchange Ratio subject to any adjustment?

A:

Yes. The Exchange Ratio will be appropriately adjusted (to the extent not already taken into account in determining the Closing BCPL Net Asset Value and/or the Closing ACIF Net Asset Values, as applicable) if, between the execution and delivery of the Merger Agreement and the Effective Time, the respective outstanding shares of BCPL Common Stock or ACIF Common Shares shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of reclassification, recapitalization, stock split, reverse split, split-up, combination or exchange of shares, of if a stock dividend or dividend payable in any other securities will be authorized and declared with a record date within such period, as permitted by the Merger Agreement, in each case to provide BCPL Stockholders and ACIF Shareholders the same economic effect as contemplated by the Merger Agreement prior to such event. Because the Exchange Ratio will be determined within 48 hours (excluding Sunday and holidays) prior to the Effective Time, the time period during which such an adjustment could occur will be relatively short.

Q:	Who is responsible for paying the expenses relating to completing the Mergers?

A:

BCPL and ACIF will be responsible for paying certain expenses in connection with the Mergers, and as a result, BCPL Stockholders and ACIF Shareholders will bear those costs. Specifically, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Mergers) will be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by the Merger Agreement (including the Mergers) are consummated; provided, however, notwithstanding the foregoing, the following fees and expenses will be borne proportionately by BCPL and ACIF by reference to their respective NAV and shares outstanding as of December 31, 2025: (i) all costs and expenses of printing and mailing this proxy statement/prospectus, (ii) all filing and other fees paid to the SEC in connection with the Mergers, (iii) all filing and other fees in connection with any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (iv) fees and expenses for legal services to BCPL, ACIF and Merger Sub in connection with the Merger Agreement and the transactions contemplated thereby (including the Mergers). It is anticipated that BCPL will bear expenses of approximately $1.5 million ($0.28 per share) in connection with the Mergers, both if consummated and not consummated. It is anticipated that ACIF will bear expenses of approximately $2.4 million ($0.12 per share) in connection with the Mergers, both if consummated and not consummated.

ACIF and SCIM have entered into a fee waiver agreement (the “Fee Waiver Agreement”) pursuant to which SCIM has agreed, for each of the first through the twenty-fourth full months after the Fee Waiver Agreement becomes effective, to waive $62,500 of its management fees earned during such month. The Fee Waiver Agreement will become effective upon, and is subject to, the failure of the ACIF Shareholders to approve the Merger Proposal by the affirmative vote of a “majority of the outstanding voting securities” of ACIF at a duly held meeting of the ACIF Shareholders or at any adjournment or postponement thereof at which the Merger Proposal has been voted upon.

Q:	What are the pro forma costs and expenses estimated to be incurred by the combined company in the first year following completion of the Mergers?

A:

The following table is intended to assist ACIF Shareholders in understanding the costs and expenses that an investor in ACIF Common Shares bears directly or indirectly and, based on the assumptions described in “Comparative Fees and Expenses,” the pro forma costs and expenses estimated to be incurred by the combined company in the first year following completion of the Mergers. We caution you that some of the percentages indicated in the table below are estimates and may vary.

We set forth below the BCPL and ACIF management fees, incentive fees on income and capital gains, other expenses, acquired fund fees and expenses, and total expenses, in each case, as an annualized percentage of average net assets attributable to common stock as of December 31, 2025. Due to the difference in investment strategy and corresponding leverage, the pro forma combined fund expenses reflected are based on the projected expenses for the year ended December 31, 2026 over BCPL’s projected average net for the year ended December 31, 2026 from management’s corporate model provided to each respective Special Committee’s financial advisor.

	Actual						Pro Forma
	BCPL	ACIF					BCPL
		Class A	Class C	Class I	Class L	Class W
Annual expenses (as a percentage of net assets attributable to common stock):
Base management fees	1.94%	1.85%	1.85%	1.85%	1.85%	1.85%	1.76%
Incentive fees	1.58%	0.00%	0.00%	0.00%	0.00%	0.00%	1.85%
Interest payments on borrowed funds	7.17%	0.46%	0.46%	0.46%	0.46%	0.46%	5.21%
Distribution fees (12(b)-1)	0.00%	0.00%	0.68%	0.00%	0.25%	0.00%	0.00%
Shareholder servicing	0.00%	0.20%	0.23%	0.00%	0.25%	0.24%	0.00%
Other expenses	2.64%	1.37%	1.35%	1.35%	1.35%	1.34%	1.87%
Acquired fund fees and expenses (“AFFE”)	0.05%	1.93%	1.93%	1.93%	1.93%	1.93%	1.37%
Gross expenses	13.38%	5.81%	6.50%	5.59%	6.09%	5.82%	12.07%
Contractual fee waiver	0.00%	(0.83%)	(0.77%)	(0.86%)	(0.86%)	(0.85%)	0.00%
Voluntary fee waiver	0.00%	(0.05%)	(0.05%)	(0.05%)	(0.05%)	(0.05%)	0.00%
Net expenses	13.38%	4.93%	5.68%	4.68%	5.18%	4.92%	12.07%
Total net annual fund operating expenses, excluding AFFE	13.33%	3.00%	3.75%	2.75%	3.25%	2.99%	10.70%
Total net annual fund operating expenses, excluding interest expense and AFFE	6.16%	2.54%	3.29%	2.29%	2.79%	2.53%	5.48%

Q:	Will any other events occur in connection with the Mergers?

A:

If the Merger Proposal is approved by ACIF Shareholders, immediately prior to the closing of the Mergers, ACIF will conduct a one-time discretionary repurchase offer in compliance with the requirements of

Rule 23c-3 under the 1940 Act, for up to 15% of ACIF’s then-outstanding shares (the “Discretionary Repurchase Offer”). The Discretionary Repurchase Offer will only be conducted if ACIF Shareholders vote to approve the Merger Proposal.

Effective after four full quarters following the closing of the Mergers, to provide liquidity for the stockholders of the combined entity, BCPL anticipates conducting tender offers pursuant to a stock repurchase program on a quarterly basis. BCPL anticipates conducting these quarterly repurchase offers for up to 2.5% of the then-outstanding shares of common stock of the combined entity, subject to approval by the BCPL Board.

Q:	Will I receive distributions after the Mergers?

A:

Subject to applicable legal restrictions and the sole discretion of the BCPL Board, after the Mergers, BCPL intends to declare and pay regular distributions to BCPL Stockholders on a quarterly basis, which is consistent with the current frequency of distributions to BCPL Stockholders. For a history of the distribution declarations and payments by BCPL since December 2019, see “Market Price, Dividend and Distribution Information—BCPL.” The amount and timing of past distributions are not a guarantee of any future distributions, or the amount thereof, the payment, timing and amount of which will be determined by the BCPL Board and depend on BCPL’s financial condition and earnings, contractual restrictions, legal and regulatory considerations and other factors. See the section entitled “Dividend Reinvestment Plans of BCPL and ACIF” for information regarding BCPL’s dividend reinvestment plan (the “BCPL DRIP”).

Following the Effective Time, ACIF Shareholders will be entitled to receive distributions declared by the BCPL Board with a record date after the Effective Time theretofore payable with respect to the whole shares of BCPL Common Stock received by them as part of the Merger Consideration.

Q:	Are the Mergers subject to any third-party consents?

A:

Under the Merger Agreement, BCPL and ACIF have agreed to cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (including any required applications, notices or other filings under the HSR Act), to obtain as promptly as practicable all permits of all governmental entities and all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the transactions contemplated by the Merger Agreement (including the Mergers) in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities. There can be no assurance that any permits, consents, approvals, confirmations or authorizations will be obtained or that such permits, consents, approvals, confirmations or authorizations will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following the Mergers.

Q:	How does BCPL’s investment objective, strategy and risks differ from ACIF’s?

A:

BCPL’s investment objective is to generate current income and, to a lesser extent, capital appreciation by investing primarily in private middle-market companies in the form of secured debt, unsecured debt, other debt and/or equity securities. In addition, to a lesser extent, BCPL may invest in the securities of public companies and in structured products. BCPL defines the middle-market as comprising companies with earnings before interest, taxes, depreciation and amortization (“EBITDA”) between $10 million and $50 million. BCPL primarily targets the lower end of the middle-market which it believes is a less competitive segment offering better structures, stronger covenant packages and greater management and due diligence access, which BCPL believes should generates attractive risk-adjusted returns.

ACIF’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets. ACIF pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in “fixed-income and fixed-income related securities.” ACIF may invest without limitation in fixed-income and fixed-income related securities of any sector of any industry. ACIF defines “fixed-income and fixed-income related securities” to consist of: (i) loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics) of corporate borrowers; (ii) equity of investment funds, which may include publicly traded investment funds managed by unaffiliated institutional asset managers (“Public Investment Funds”), including traded and non-traded business development companies (“BDCs”), closed- and open-end funds, exchange-traded funds (“ETFs”) and index mutual funds (“Index Funds”), and private investment funds managed by unaffiliated institutional asset managers (“Private Investment Funds”) that invest principally in such loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics); and (iii) equity and junior debt tranches of collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

BCPL and ACIF have similar investment risks given that both invest in debt and fixed income securities. However, BCPL, as a significant portion of its investment strategy, originates and makes loans to U.S. middle market companies, while ACIF acts as a direct lender to a much lesser extent. Direct lending is particularly susceptible to a number of risks, such as failure to establish a substantial origination platform, breach of contractual loan agreements constituting default, credit downgrades, failure to complete proper due diligence of portfolio companies, decrease in the value of secured collateral, among other things. These risks are less amplified for ACIF who invests in debt and/or fixed-income related instruments, but is not originating loans.

Q:	What is the difference between a closed-end management investment company and a business development company?

A:

There are certain similarities and differences between BDCs and registered closed-end management investment companies (“CEFs”). Special provisions of the 1940 Act allow certain qualified closed-end companies to elect to be regulated as BDCs rather than as CEFs. In order to make an election to be treated as a BDC rather than a CEF, a fund must be operated for the purpose of investing in securities of non-public or small capitalization United States companies and making managerial assistance available to such companies. Making available managerial assistance means, among other things, any arrangement whereby a BDC, through its investment manager, directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. BDCs must have at least 70% of its assets invested in “qualifying assets” (as described below) for it to acquire any assets other than qualifying securities.

Another material difference between CEFs and BDCs is that CEFs may not incur additional debt unless asset coverage is at least 300% immediately after giving effect to the issuance, whereas for a BDC the same asset coverage must be at least 200% (or 150% under certain circumstances). The difference in asset coverage generally means that ACIF may only incur leverage up to a debt-to-equity ratio of approximately 1:2, whereas BCPL, which has an asset coverage of 150%, can incur leverage up to a debt-to-equity ratio of approximately 2:1. Also, while only a single class of debt is permitted for CEFs, BDCs are allowed to issue multiple classes of debt. In terms of investment management compensation, a CEF may not pay compensation based on gains to its advisor unless all common shareholders are “qualified clients” under the 1940 Act, or the fees are structured as fulcrum fees. A BDC, however, may pay a capital gains-based performance fee of up to 20% of realized gains if it does not have an option or profit-sharing plan. For additional information regarding fees, see “—What are the pro forma costs and expenses estimated to be incurred by the combined company in the first year following completion of the Mergers?” and “Comparative Fees and Expenses.” Finally, a BDC

has more flexibility with respect to transactions with certain remote affiliates, which include shareholders that own more than 5% of a BDC’s outstanding voting securities, but under 25% of the voting securities. A BDC may engage in certain affiliated transactions with such remote affiliates so long as those transactions are, among other things, approved by a majority of the independent directors.

Additionally, ACIF is structured as an “interval fund” and has adopted a fundamental policy to conduct periodic repurchase offers pursuant to Rule 23c-3 of the 1940 Act (“Rule 23c-3”). ACIF conducts quarterly repurchase offers of at least 5% of outstanding ACIF Common Shares and ACIF’s Board may only suspend a repurchase offer in limited circumstances outlined in Rule 23c-3. Rule 23c-3 further requires that ACIF maintain enough liquid assets to comply with its repurchase offer fundamental policy. BCPL, as a BDC, may repurchase securities only pursuant to tender offers, which are subject to the Board’s discretion. There is no requirement for BCPL to conduct a tender offer nor are there any requirements that BCPL maintain a certain level of liquidity in order to fund a tender offer. BCPL has not conducted a tender offer since its inception. BCPL does intend to commence quarterly tender offers after the fourth full quarter after the closing of the Mergers, but it is under no obligation to do so and the BCPL Board may suspend or postpone a tender offer in its discretion.

For additional information regarding the differences between the 1940 Act’s regulation of CEFs and BDCs, see “Comparison of Closed-End Funds and BDCs.”

Q:	How will the combined company be managed following the Mergers?

A:

Subject to applicable law, the directors of BCPL immediately prior to the Mergers will remain the directors of BCPL and will hold office until their respective successors are duly elected and qualify, or their earlier death or incapacity, resignation or removal. Following the Mergers, BC Partners Advisors will continue to be the external investment adviser of BCPL.

Q:	Will the composition of the BCPL Board change following the Mergers?

A:	No. Following the Mergers and subject to applicable law, the directors of BCPL immediately prior to the Mergers will remain the directors of BCPL.

Q:	Are ACIF Shareholders able to exercise appraisal rights?

A:

No. ACIF Shareholders will not be entitled to exercise appraisal rights with respect to any matter to be voted upon at the Special Meeting. Any ACIF Shareholder may abstain from voting or vote against any of such matters.

Q:	When do you expect to complete the Mergers?

A:

While there can be no assurance as to the exact timing, or that the Mergers will be completed at all, BCPL and ACIF are working to complete the Mergers in the second quarter of 2026. It is currently expected that the Mergers will be completed promptly following approval of the Merger Proposal at the Special Meeting and the satisfaction or waiver of the other closing conditions set forth in the Merger Agreement.

Q:	Are the Mergers expected to be taxable to ACIF Shareholders for U.S. federal income tax purposes?

A:

No. The Mergers are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and it is a condition to the obligations of each of BCPL and ACIF to consummate the Mergers that BCPL and ACIF, respectively, has received a written opinion from Simpson Thacher & Bartlett LLP (“Simpson Thacher”), outside legal counsel to BCPL and ACIF, in each case dated as of the Closing of the Mergers and substantially to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the Mergers qualify as a reorganization for U.S. federal income tax purposes, ACIF Shareholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of ACIF Common Shares for shares of BCPL Common Stock pursuant to the Mergers, except for any gain or loss that may result from the receipt of cash paid in lieu of fractional shares of BCPL Common Stock and cash received by ACIF Shareholders pursuant to the Discretionary Repurchase Offer are expected to be treated as “boot” for purposes of Section 368(a) of the Code. It is expected that any gain resulting from the Discretionary Repurchase Offer will be treated as capital gain, but in certain circumstances, such gain may be treated as having the effect of a distribution under Sections 302 and 356(a)(2) of the Code, in which case the gain could be treated as a dividend. ACIF Shareholders should read the section entitled “Certain Material U.S. Federal Income Tax Considerations” for a more complete discussion of the U.S. federal income tax consequences of the Mergers. ACIF Shareholders should consult with their tax advisors to determine the tax consequences of the Mergers to them.

Q:	What happens if the Mergers are not consummated?

A:

If the Mergers are not completed for any reason, ACIF Shareholders will not receive any consideration for their ACIF Common Shares in connection with the Mergers. Instead, each of BCPL and ACIF will remain a stand-alone company.

Q:	Did the ACIF Special Committee receive an opinion from the financial advisor to the ACIF Special Committee in respect of the Mergers?

A:

Yes. The ACIF Special Committee received an opinion, dated February 24, 2026, from the financial advisor to the ACIF Special Committee as to the fairness, from a financial point of view, to the holders of ACIF Common Shares of the Exchange Ratio. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken in preparing the opinion, is attached as Annex B to this proxy statement/prospectus. The opinion was for the information of, and was directed to, the ACIF Special Committee in connection with its consideration of the financial terms of the Mergers. The opinion addressed only the fairness, from a financial point of view, of the Exchange Ratio to the holders of ACIF Common Shares. It did not address the underlying business decision of ACIF to engage in the Mergers or enter into the Merger Agreement or constitute a recommendation to the ACIF Special Committee or the ACIF Board in connection with the Mergers, and it does not constitute a recommendation to any ACIF Shareholder or any stockholder of any other entity as to how to vote or act in connection with the Mergers or any other matter. For more information, see the section entitled “The Mergers—Opinion of the Financial Advisor to the ACIF Special Committee.”

Q:	Did the BCPL Special Committee receive an opinion from the financial advisor to the BCPL Special Committee in respect of the Mergers?

A:

Yes. The BCPL Special Committee received an opinion, dated February 24, 2026, from the financial advisor to the BCPL Special Committee as to the fairness, from a financial point of view, to BCPL of the Exchange Ratio. The opinion was for the information of, and was directed to, the BCPL Special Committee (in its capacity as such) and, as requested by the BCPL Special Committee, the BCPL Board (in its capacity as such) in connection with their respective consideration of the financial terms of the Mergers. The opinion addressed only the fairness, from a financial point of view, of the Exchange Ratio to BCPL. It did not address the underlying business decision of BCPL to engage in the Mergers or enter into the Merger Agreement or constitute a recommendation to the BCPL Special Committee or the BCPL Board in connection with the Mergers, and it does not constitute a recommendation to any BCPL Stockholder or any stockholder of any other entity as to how to act in connection with the Mergers or any other matter. For more information, see the section entitled “The Mergers—Opinion of the Financial Advisor to the BCPL Special Committee.”

SUMMARY OF THE MERGERS

This summary highlights selected information contained elsewhere in this proxy statement/ prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus, including the other documents to which this proxy statement/ prospectus refers, for a more complete understanding of the Mergers. In particular, you should read the annexes attached to this proxy statement/prospectus, including the Merger Agreement, which is attached as Annex A hereto, as it is the legal document that governs the Mergers. See “Where You Can Find More Information.” For a discussion of the risk factors you should carefully consider, see the section entitled “Risk Factors.”

The Parties to the Mergers

BC Partners Lending Corporation

650 Madison Avenue, 3rd Floor

New York, NY 10022

(212) 891-2880

BCPL, a Maryland corporation, is a non-diversified, closed-end management investment company that has elected to be treated as a BDC under the 1940 Act and as a regulated investment company (“RIC”) for U.S. federal income tax purposes.

BCPL’s investment objective is to make investments that generate current income and, to a lesser extent, capital appreciation. BCPL intends for its investments primarily to take the form of debt investments, which may include secured debt, unsecured debt, other debt and/or equity in private middle-market companies (BCPL defines “middle-market companies” as those with annual EBITDA between $10 million and $50 million). In addition, to a lesser extent, BCPL may invest in the securities of public companies and in structured products. While BCPL’s primary focus will be on investments within the United States, BCPL may, on occasion, invest in securities of non-U.S. entities. The first lien term loans may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and/or mezzanine debt (“Junior Debt”). Unitranche loans will expose BCPL to the risks associated with first lien loans and Junior Debt. While there is no specific collateral associated with senior unsecured debt, such positions are senior in payment priority over subordinated debt investments.

BCPL’s portfolio may include “covenant-lite” loans which generally refer to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent BCPL invests in “covenant-lite” loans, it may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

BCPL Merger Sub, Inc.

650 Madison Avenue, 3rd Floor

New York, NY 10022

(212) 891-2880

Merger Sub is a Delaware corporation and a newly incorporated wholly owned subsidiary of BCPL. Merger Sub was formed in connection with, and for the sole purpose of, the Merger.

Alternative Credit Income Fund

650 Madison Avenue, 3rd Floor

New York, NY 10022

(212) 891-2880

ACIF is a continuously offered, diversified, closed-end management investment company that is operated as an interval fund. ACIF’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets. ACIF pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in “fixed-income and fixed-income related securities.” ACIF may invest without limitation in fixed-income and fixed-income related securities of any sector of any industry. ACIF defines “fixed-income and fixed-income related securities” to consist of: (i) loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics) of corporate borrowers; (ii) equity of investment funds, which may include Public Investment Funds, including traded and non-traded BDCs, closed- and open-end funds, ETFs and Index Funds, Private Investment Funds that invest principally in such loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics); and (iii) equity and junior debt tranches of CDOs, which include CBOs, CLOs and other securitized products, that invest principally in loans and fixed-income instruments (or other instruments, including derivative instruments, with similar economic characteristics).

BC Partners Advisors L.P.

650 Madison Avenue, 3rd Floor

New York, NY 10022

(212) 891-2880

BC Partners Advisors, an affiliate of BC Partners, serves as BCPL’s investment adviser pursuant to the BCPL Investment Advisory Agreement. BC Partners Advisors is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of the Board, BC Partners Advisors is responsible for managing BCPL’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring BCPL’s investments, and monitoring BCPL’s portfolio companies on an ongoing basis through a team of investment professionals.

BC Partners is a leading private equity firm with an over 30-year track record investing in the buyout space across North America and Europe. BC Partners’ assets under management are based on actively managed commitments of its managed funds and relevant vehicles formed for the purpose of co-investing alongside such funds. BC Partners operates a private equity investment platform, a credit investment platform (“BCP Credit”), and a real estate investment platform as fully integrated businesses. The investment activity of BCPL takes place primarily within the BCP Credit platform. Integration with the broader BC Partners platform allows BCP Credit to leverage a team of investment professionals across its private equity platform including its operations team. The BCP Credit investment team is led by Ted Goldthorpe who sits on the BCP Credit investment committee. BC Partners Advisors also manages other private funds in the BCP Credit platform along with several separate managed accounts focused on credit investments.

Sierra Crest Investment Management LLC

650 Madison Avenue, 3rd Floor

New York, NY 10022

(212) 891-2880

SCIM serves as ACIF’s investment adviser. SCIM is registered with the SEC under the Advisers Act. SCIM was formed on December 4, 2018 and is an affiliate of BC Partners. As of September 30, 2025, SCIM had discretionary assets under management of approximately $0.7 billion. SCIM is majority owned by BCPSC Holdings LLC, which is under common control with BC Partners.

Under the general supervision of the ACIF Board, SCIM carries out the investment and reinvestment of the net assets of ACIF, furnishes continuously an investment program with respect to ACIF, and determines which securities should be purchased, sold or exchanged. In addition, SCIM supervises and provides oversight of the ACIF’s service providers. SCIM furnishes to ACIF office facilities, equipment and personnel for servicing the management of ACIF.

Merger Structure

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Merger Sub will be merged with and into ACIF (i.e., the Merger will occur). ACIF will be the surviving company in the Merger and will continue its existence as a statutory trust under the laws of the State of Delaware and a direct, wholly owned subsidiary of BCPL. As of the Effective Time, the separate corporate existence of Merger Sub will cease. Following the occurrence of the Effective Time, ACIF as the surviving entity will merge with and into BCPL (i.e., the Second Merger will occur). BCPL will be the surviving company in the Second Merger and will continue its existence as a corporation under the laws of the State of Maryland. At such time, the separate statutory trust existence of ACIF will cease.

The following is a graphical representation of the structure of the Mergers:

Current Structure

BCPL Stockholders
ACIF Shareholders
BC Partners Lending Corporation ("BCPL")
Alternative Credit Income Fund ("ACIF")
100%
BCPL Merger Sub, Inc. ("Merger Sub")

Merger

Second Merger

BCPL Stockholders
Prior ACIF Shareholders
BCPL
100%
ACIF
ACIF merges with and into BCPL, with BCPL surviving and the ACIF Common Shares cancelled.

Post-Mergers

Based on the number of shares of BCPL Common Stock issued and outstanding and the NAVs of BCPL and ACIF as of December 31, 2025, BCPL would issue approximately 9.5 million shares of BCPL Common Stock for each ACIF Common Share outstanding, resulting in pro forma ownership of 35% for current BCPL Stockholders and 65% for current ACIF Shareholders.

The Merger Agreement is attached as Annex A to this proxy statement/prospectus. ACIF encourages its investors to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Mergers.

Other Actions Taken in Connection with the Mergers

If the Merger Proposal is approved by ACIF Shareholders, immediately prior to the closing of the Merger, ACIF will conduct a one-time discretionary repurchase offer in compliance with the requirements of Rule 23c-3 under the 1940 Act, for up to 15% of ACIF’s then-outstanding shares (i.e., the Discretionary Repurchase Offer will occur). The Discretionary Repurchase Offer will only be conducted if ACIF Shareholders vote to approve the Merger Proposal.

Effective after four full quarters following the closing of the Mergers, to provide liquidity for the stockholders of the combined entity, BCPL anticipates conducting tender offers pursuant to a stock repurchase program on a quarterly basis. BCPL anticipates conducting these quarterly repurchase offers for up to 2.5% of the then-outstanding shares of common stock of the combined entity, subject to approval by the BCPL Board.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each ACIF Common Share issued and outstanding immediately prior to the Effective Time (other than any ACIF Common Shares that are issued and outstanding and are owned by BCPL or any of its consolidated subsidiaries prior to the Effective Time, which will be cancelled with no consideration exchanged therefor (the “Cancelled Shares”)) will be converted into the right to receive a number of shares of BCPL Common Stock equal to the Exchange Ratio and, if applicable, cash paid in lieu of fractional shares of BCPL Common Stock (i.e., the Merger Consideration).

Under the Merger Agreement, as of the Determination Date, each of BCPL and ACIF will deliver the Closing BCPL Net Asset Value and the Closing ACIF Net Asset Values, respectively, in each case using the same set of assumptions, methodologies and adjustments as has been historically used in preparing such calculation. Based on such calculations, the parties will calculate the BCPL Per Share NAV, which will be equal to (i) the Closing BCPL Net Asset Value divided by (ii) the number of shares of BCPL Common Stock issued and outstanding as of the Determination Date, and the ACIF Per Share NAV, which will be equal to (A) in respect of a class of ACIF Common Shares, the Closing ACIF Net Asset Value of such class divided by (B) the number of ACIF Common Shares in such class issued and outstanding as of the Determination Date (excluding any Cancelled Shares). The Exchange Ratio will be equal to the quotient (rounded to four decimal places) of (i) the applicable ACIF Per Share NAV divided by (ii) the BCPL Per Share NAV.

ACIF and BCPL will update and redeliver the Closing ACIF Net Asset Values or the Closing BCPL Net Asset Value, respectively, in the event that the Closing is subsequently materially delayed or there is a material change to such calculation between the Determination Date and the Closing and as needed to ensure that the calculation is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time.

The Exchange Ratio will be appropriately adjusted (to the extent not already taken into account in determining the Closing ACIF Net Asset Values and/or the Closing BCPL Net Asset Value, as applicable) if, between the Determination Date and the Effective Time, the respective outstanding ACIF Common Shares or shares of BCPL Common Stock will have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities will be authorized and declared with a record date within such period, as permitted by the Merger Agreement. Because the Exchange Ratio will be determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time, the time period during which such an adjustment could occur will be relatively short.

Closing is contingent upon ACIF Shareholder approval of the Merger Proposal and satisfaction or waiver of certain other closing conditions.

After the Determination Date and until the Merger is completed, the NAV of the shares of BCPL Common Stock to be issued in the Merger will continue to fluctuate but, except as described above, the number of shares to be issued to each class of ACIF Shareholders will remain fixed.

Market Price of Securities

There is currently no market for BCPL Common Stock and ACIF Common Shares, and BCPL and ACIF do not expect that a market for their shares will develop in the future.

The following table presents the most recently determined NAV per share of BCPL Common Stock and the most recently determined NAV per share of ACIF Common Shares.

	BCPL Common Stock	ACIF Common Shares(1)
		Class A	Class C	Class I	Class L	Class W	Total
NAV per Share as of December 31, 2025	$19.71	$9.17	$9.31	$9.17	$9.18	$9.16	$9.19

(1)

ACIF calculates its NAV on a daily basis. As of April 15, 2026, ACIF’s NAV was $9.07 for Class A Shares, $9.20 for Class C Shares, $9.06 for Class W Shares, $9.07 for Class I Shares and $9.08 for Class L Shares.

Risks Relating to the Mergers

The Mergers and the other transactions contemplated by the Merger Agreement are subject to, among others, the following risks. ACIF Shareholders should carefully consider these risks before deciding how to vote on the Proposals.

•	Most ACIF Shareholders will experience a reduction in percentage ownership and voting power in the combined company as a result of the Mergers.

•	BCPL may be unable to realize the benefits anticipated by the Mergers, including estimated cost savings, or it may take longer than anticipated to achieve such benefits.

•

The opinion delivered to the ACIF Special Committee from its respective financial advisors prior to the signing of the Merger Agreement will not reflect changes in circumstances since the date of the opinion.

•	The announcement and pendency of the Mergers could adversely affect both BCPL’s and ACIF’s business, financial results and operations.

•	If the Mergers do not close, ACIF will not benefit from the expenses it has incurred in pursuit of the Mergers.

•

Termination of the Merger Agreement could negatively impact ACIF because (i) ACIF may have been negatively impacted by the failure to pursue other opportunities due to a focus on the Mergers, (ii) ACIF may not find a third party willing to consummate a transaction on the same or superior terms and any such transaction may not result in benefits comparable to those anticipated in connection with the Mergers and (iii) ACIF would not realize the benefits of the Mergers anticipated by BC Partners Advisors and SCIM.

•	The Merger Agreement limits the ability of ACIF to pursue alternatives to the Mergers.

•

The Mergers are subject to closing conditions, including approval by ACIF Shareholders of the Merger Proposal, that, if not satisfied or (to the extent legally allowed) waived, will result in the Mergers not being completed, which may result in material adverse consequences to the business and operations of ACIF.

•	BCPL and ACIF may, to the extent legally allowed, waive one or more conditions to the Mergers without resoliciting stockholder approval.

•	BCPL and ACIF will be subject to operational uncertainties and contractual restrictions while the Mergers are pending.

•	Litigation filed against BCPL or ACIF in connection with the Mergers could result in substantial costs and could delay or prevent the Mergers from being completed.

•

The Mergers may trigger certain “change of control” provisions and other restrictions in contracts of BCPL and ACIF or their affiliates, and the failure to obtain any required consents or waivers could adversely impact the combined company.

•

The shares of BCPL Common Stock to be received by ACIF Shareholders as a result of the Merger will have different rights associated with them than the shares of ACIF Common Shares currently held by them.

•	The surviving company will offer more limited liquidity than the liquidity provided to ACIF Shareholders through ACIF’s quarterly repurchase offers.

•	See the section entitled “Risk Factors—Risks Relating to the Mergers” for a more detailed discussion of these risks.

U.S. Federal Income Tax Consequences of the Mergers

The Mergers are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to the obligations of each of BCPL and ACIF to consummate the Mergers that BCPL and ACIF, respectively, has received a written opinion from Simpson Thacher, outside legal counsel to BCPL and ACIF, in each case dated as of the Closing and substantially to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the Mergers qualify as a reorganization for U.S. federal income tax purposes, ACIF Shareholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of ACIF Common Shares for shares of BCPL Common Stock pursuant to the Mergers, except for gain or loss that may result from the receipt of cash in lieu of fractional shares of BCPL Common Stock and amounts received by ACIF Shareholders pursuant to the Discretionary Repurchase Offer are expected to be treated as “boot” for purposes of Section 368(a) of the Code. It is expected that any gain resulting from the Discretionary Repurchase Offer will be treated as capital gain, but in certain circumstances, such gain may be treated as having the effect of a distribution under Sections 302 and 356(a)(2) of the Code, in which case the gain could be treated as a dividend. ACIF Shareholders should read the section captioned “Certain Material U.S. Federal Income Tax Considerations” for a more complete discussion of the U.S. federal income tax consequences of the Mergers. ACIF Shareholders should consult their tax advisors to determine the tax consequences of the Mergers to them.

The Mergers are not expected to be a taxable event for BCPL Stockholders for U.S. federal income tax purposes. BCPL Stockholders should read the section captioned “Certain Material U.S. Federal Income Tax Considerations” for a more complete discussion of the U.S. federal income tax consequences of the Mergers.

Special Meeting of ACIF Shareholders

ACIF plans to hold the Special Meeting virtually on July 7, 2026, at 1:30 p.m., Eastern Time, at the following website www.virtualshareholdermeeting.com/RCIXX2026SM. At the Special Meeting, ACIF Shareholders will be asked to approve the Proposals.

An ACIF Shareholder can vote at the Special Meeting if such shareholder owned ACIF Common Shares at the close of business on the Record Date. As of that date, there were 18,611,852.033 ACIF Common Shares issued and outstanding and entitled to vote. Approximately 45,954 of such total outstanding shares, or approximately 0.25%, were owned beneficially or of record by trustees and executive officers of ACIF.

ACIF Board Recommendation

The ACIF Board, upon the recommendation of the ACIF Special Committee, has unanimously approved the Merger Agreement and directed that such matters be submitted to the ACIF Shareholders for approval. After careful consideration and, with respect to the Merger Proposal, on the recommendation of the ACIF Special Committee, the ACIF Board has unanimously approved, adopted and declared advisable the Merger Agreement, including the Mergers, and unanimously recommends that the ACIF Shareholders vote “FOR” the Merger Proposal and the Adjournment Proposal.

Vote Required—ACIF

Each ACIF Common Share held by a holder of record as of the Record Date (i.e., April 14, 2026) has one vote on the matter to be considered at the Special Meeting or any adjournment or postponement thereof.

The Merger Proposal

The approval of the Merger Proposal requires the affirmative vote of a “majority of the outstanding voting securities” of ACIF. Under the 1940 Act, a “majority of the outstanding voting securities” of ACIF is the lesser of: (1) 67% of the ACIF Common Shares at the Special Meeting if the holders of more than 50% of the outstanding ACIF Common Shares are present virtually or represented by proxy, or (2) more than 50% of the outstanding ACIF Common Shares.

Abstentions will have the same effect as votes “AGAINST” the Merger Proposal. If the enclosed proxy card is signed and returned without any directions given, the ACIF Common Shares will be voted “FOR” the Merger Proposal.

The Adjournment Proposal

The affirmative vote of the holders of ACIF Common Shares representing a majority of all the votes cast at the Special Meeting is required to approve the Adjournment Proposal. Abstentions will have no effect on the voting outcome of the Adjournment Proposal, although abstentions will be treated as shares present for quorum purposes.

Completion of the Mergers

As more fully described elsewhere in this proxy statement/prospectus and in the Merger Agreement, the completion of the Mergers depends on a number of conditions being satisfied or, where legally permissible, waived. For information on the conditions that must be satisfied or waived for the Mergers to occur, see the section entitled “Description of the Merger Agreement—Conditions to Closing the Mergers.” While there can be no assurance as to the exact timing, or that the Mergers will be completed at all, BCPL and ACIF are working to complete the Mergers in the second quarter of 2026. It is currently expected that the Mergers will be completed promptly following approval of the Merger Proposal and the satisfaction or waiver of the other closing conditions set forth in the Merger Agreement.

Termination of the Merger

The Merger Agreement contains certain termination rights for BCPL and ACIF, as discussed below in the section entitled “Description of the Merger Agreement—Termination of the Merger Agreement.”

Management of the Combined Company

Subject to applicable law, the directors of BCPL immediately prior to the Mergers will remain the directors of BCPL and will hold office until their respective successors are duly elected and qualify, or their earlier death or incapacity, resignation or removal. Following the Mergers, BC Partners Advisors will continue to be the external investment adviser to BCPL.

Reasons for the Mergers

BCPL

The BCPL Special Committee and the BCPL Board carefully considered the approval of the Mergers and the Merger Agreement over the course of various meetings. To facilitate their consideration, the BCPL Special Committee and the BCPL Board reviewed various materials and information regarding the proposed Mergers, ACIF and the anticipated effects of the Mergers on BCPL and BCPL Stockholders, both immediately after the Mergers and over the longer term assuming that some or all of the anticipated benefits of the Mergers are realized.

The BCPL Special Committee and the BCPL Board weighed various potential benefits and risks in considering the Mergers, both with respect to the immediate effects of the Mergers on BCPL and BCPL Stockholders and with respect to the potential benefits and risks that could be experienced by the combined company after the Mergers. Some of the material factors (which are not in any relative order of importance) considered by the BCPL Special Committee and the BCPL Board that assisted them in concluding that the Mergers are in the best interests of BCPL and BCPL Stockholders included, among others:

•	the acquisition of a known, diversified portfolio of assets;

•	the expected increased scale and diversification of the combined company;

•	the expectation that the Mergers would be accretive to BCPL’s core net investment income;

•	the potential for pro-forma cost reductions due to the elimination of duplicative operating expenses after closing;

•	the greater scale and structural simplification of the combined company could allow for improved access to debt markets and the ability to obtain better borrowing terms over time;

•	similarities in investment strategies and risks of BCPL and ACIF;

•	increased stockholder liquidity to BCPL Stockholders;

•	the continuity of the BCPL-affiliated management team;

•	the tax consequences of the Mergers;

•	no dilution for purposes of Rule 17a-8 under the 1940 Act; and

•

the opinion of Keefe, Bruyette & Woods, Inc. (“KBW”), dated February 24, 2026, to the BCPL Special Committee and the BCPL Board as to the fairness, from a financial point of view and as of the date of the opinion, to BCPL of the Exchange Ratio in the First Merger, which opinion was based on and subject to various assumptions made, procedures followed, matters considered, and limitations and qualifications on the scope of review undertaken by KBW as more fully described below in the section entitled “The Mergers — Opinion of the Financial Advisor to the BCPL Special Committee.”

Some of the material risks considered by the BCPL Special Committee and the BCPL Board in concluding that the Mergers are in the best interests of BCPL and BCPL Stockholders included, among others:

•	the risk that the Mergers may fail to close;

•	the risk that the attention of management may be diverted during the period to the Mergers;

•	the risk that the Mergers may impose restrictions on the conduct of BCPL’s business;

•	the risk that if the Mergers failed to close, BCPL would be responsible for a proportion of the fees and expenses incurred in pursuit of the Mergers; and

•	the risk of litigation related to the Mergers.

The foregoing list does not include all the factors that the BCPL Board and the BCPL Special Committee considered in approving the proposed Mergers and the Merger Agreement. For a further discussion of the material factors considered by the BCPL Board and BCPL Special Committee see the section entitled “The Mergers — Reasons for the Mergers — BCPL.”

In coming to their recommendation, the BCPL Special Committee and the BCPL Board also considered alternatives to the proposed Mergers, including BCPL continuing on as a stand-alone entity or a merger with an unaffiliated investment company, but determined for the reasons set forth above to pursue the Mergers.

ACIF

The ACIF Board consulted with legal counsel and its financial advisor, as well as ACIF management and SCIM, and considered numerous factors, including the unanimous recommendation of the ACIF Special Committee, and the ACIF Board and the ACIF Special Committee unanimously determined that (i) the Mergers are in the best interests of ACIF and ACIF Shareholders and (ii) existing ACIF Shareholders will not be diluted for purposes of Rule 17a-8 under the 1940 Act as a result of the Mergers.

The ACIF Special Committee and the ACIF Board, with the assistance of their legal counsel and financial advisor, weighed various benefits and risks in considering the Mergers, both with respect to the immediate effects of the Mergers on ACIF and ACIF Shareholders and with respect to the potential benefits and risks that could be experienced by the combined company after the Mergers. Important factors and risks considered by the ACIF Special Committee and the ACIF Board in determining that the Mergers are in the best interests of ACIF and ACIF Shareholders included:

•	expected accretion to net investment income and return in equity;

•	increased efficiency and portfolio management opportunities;

•	expected reduction in certain corporate and professional expenses;

•	similarities in the investment strategies and risks of ACIF and BCPL;

•	tax consequences and the structure of the Mergers as a tax-free reorganization;

•	liquidity for current ACIF Shareholders through the discretionary repurchase offer;

•	continuity of the BCP-affiliated management team;

•	no dilution for purposes of Rule 17a-8 under the 1940 Act;

•	failure to close for reasons beyond the control of BCPL or ACIF;

•	restrictions on the conduct of ACIF’s business prior to completion of the Mergers;

•	fees associated with the Mergers; and

•

the opinion of Lucid Capital Markets, LLC (“Lucid”), dated February 24, 2026, as to the fairness, from a financial point of view, to the holders of ACIF Shareholders, of the consideration to be received by the ACIF Shareholders in the Mergers as more fully described below in the section entitled “The Mergers—Opinion of the Financial Advisor to the ACIF Special Committee.”

In arriving at its recommendation, the ACIF Special Committee considered alternatives to the proposed Mergers, including ACIF’s continuation as a stand-alone entity, but determined for the reasons set forth above to pursue the Mergers.

The foregoing discussion does not include all the factors that the ACIF Board and the ACIF Special Committee considered in approving the proposed Mergers and the Merger Agreement. For a further discussion of the material factors considered by the ACIF Board and ACIF Special Committee see the section entitled “The Mergers—Reasons for the Mergers.”

ACIF Board Recommendation

The ACIF Board, upon recommendation of the ACIF Special Committee, has unanimously approved the Merger Agreement, declared the Mergers and the related transactions advisable and directed that such matters be submitted to the ACIF Shareholders for approval. After careful consideration, and on the recommendation of the ACIF Special Committee, the ACIF Board unanimously approved the Merger Agreement, declared the Mergers and the other transactions contemplated by it advisable, directed that such matters be submitted to the ACIF Shareholders for approval and unanimously recommends that ACIF Shareholders vote “FOR” the ACIF Merger Proposal.

ACIF Shareholders Do Not Have Appraisal Rights

ACIF Shareholders will not be entitled to exercise appraisal rights in connection with the Mergers under the laws of the State of Delaware.

RISK FACTORS

In addition to the other information included in this document, ACIF Shareholders should carefully consider the risks described below in determining whether to approve the Proposals. In particular, given that ACIF is an interval fund and BCPL is a BDC, ACIF Shareholders should consider risks related to additional leverage, reduced liquidity and higher management fees when considering the approval of the Merger Proposal. The information in “Item 1A. Risk Factors” in Part I of BCPL’s Annual Report on Form 10-K (file no. 814-01269) for the fiscal year ended December  31, 2025 and in “Item 1A. Risk Factors” in Part II of BCPL’s Quarterly Report on Form 10-Q (file no. 814-01269) for the quarter ended September 30, 2025 is incorporated herein by reference for general risks related to BCPL. The information in “Notes to Consolidated Financial Statements—Note 9. Risk Factors” in ACIF’s Annual Report on Form N-CSR (file no. 811-23016) for the fiscal year ended September 30, 2025 is incorporated herein by reference for general risks related to ACIF. The occurrence of any of these risks could materially and adversely affect the business, prospects, financial condition, results of operations and cash flow of BCPL and ACIF and, following the Mergers, the combined company, and might cause you to lose all or part of your investment. The risks, as set out below and incorporated by reference herein, are not the only risks BCPL and ACIF and, following the Mergers, the combined company, face, and there may be additional risks that BCPL and ACIF do not presently know of or that they currently consider not likely to have a significant impact. New risks may emerge at any time, and BCPL and ACIF cannot predict such risks or estimate the extent to which they may affect the business or financial performance of BCPL and ACIF and, following the Mergers, the combined company. See the sections entitled “Incorporation by Reference for BCPL,” “Incorporation by Reference for ACIF” and “Where You Can Find More Information” in this proxy statement/prospectus.

Risks Relating to the Mergers

Most ACIF Shareholders will experience a reduction in percentage ownership and voting power in the combined company as a result of the Mergers.

ACIF Shareholders will experience a reduction in their percentage ownership interests and effective voting power in respect of the combined company relative to their percentage ownership interests in ACIF prior to the Mergers unless they hold a comparable or greater percentage ownership in BCPL. Consequently, ACIF Shareholders should generally expect to exercise less influence over the management and policies of the combined company following the Mergers than they currently exercise over the management and policies of ACIF.

In addition, prior to completion of the Mergers, subject to certain restrictions in the Merger Agreement and certain restrictions under the 1940 Act for issuances at prices below the then-current NAV per share of BCPL Common Stock and ACIF Common Shares, BCPL and ACIF may issue additional shares of BCPL Common Stock and ACIF Common Shares, respectively, which would further reduce the percentage ownership of the combined company to be held by current ACIF Shareholders.

BCPL may be unable to realize the benefits anticipated by the Mergers, including estimated cost savings, or it may take longer than anticipated to achieve such benefits.

The realization of certain benefits anticipated as a result of the Mergers will depend in part on the integration of ACIF’s investment portfolio with BCPL’s investment portfolio, and the integration of ACIF’s business with BCPL’s business. Though BC Partners Advisors believes it can integrate BCPL and ACIF given the significant overlap in their respective investment portfolios, operations and governance structure, there can be no assurance that ACIF’s investment portfolio or business can be operated profitably or integrated successfully into BCPL’s operations in a timely fashion or at all. The dedication of management resources to such integration may detract attention from the day-to-day business of the combined company, and there can be no assurance that there will not be substantial costs associated with the transition process or there will not be other material adverse effects as a result of these integration efforts. Such effects, including incurring unexpected costs or delays in connection with such integration and failure of ACIF’s investment portfolio to perform as expected, could have a material adverse effect on the financial results of the combined company.

BCPL also expects to achieve certain synergies and cost savings from the Mergers when the two companies have fully integrated their portfolios. It is possible that the estimates of these synergies and potential cost savings could ultimately be incorrect. The cost savings estimates also assume that BCPL will be able to combine its operations and ACIF’s operations in a manner that permits those cost savings to be fully realized. If the estimates turn out to be incorrect, or if BCPL is not able to successfully combine ACIF’s investment portfolio or business with its operations, the anticipated synergies and cost savings may not be fully realized (or realized at all) or may take longer to realize than expected.

The opinion delivered to the ACIF Special Committee from its financial advisor prior to the signing of the Merger Agreement will not reflect changes in circumstances since the date of the opinions.

The opinion of Lucid, financial advisor to the ACIF Special Committee, was delivered to the ACIF Special Committee on, and was dated, February 24, 2026. Changes in BCPL’s or ACIF’s operations and prospects, general market and economic conditions and other factors that may be beyond the control of BCPL or ACIF may significantly alter BCPL’s or ACIF’s respective NAVs or the respective price of shares of BCPL Common Stock or ACIF Common Shares by the time the Mergers are completed. The opinion does not speak as of the time the Mergers will be completed or as of any date other than the date of such opinions.

For a description of the opinion that the ACIF Special Committee received from Lucid, see the section entitled “The Mergers—Opinion of the Financial Advisor to the ACIF Special Committee.”

The announcement and pendency of the Mergers could adversely affect both BCPL’s and ACIF’s businesses, financial results and operations.

The announcement and pendency of the Mergers could cause disruptions in, and create uncertainty surrounding, both BCPL’s and ACIF’s businesses, including affecting relationships with existing and future borrowers, which could have a significant negative impact on future revenues and results of operations, regardless of whether the Mergers are completed. In addition, BCPL and ACIF have diverted, and will continue to divert, management resources towards the completion of the Mergers, which could have a negative impact on their future revenues and results of operations.

BCPL and ACIF are also subject to the restrictions on the conduct of each of their businesses prior to the completion of the Mergers set forth in the Merger Agreement. Generally, these restrictions will require BCPL and ACIF to conduct their businesses only in the ordinary course and subject to specific limitations, including, among other things, certain restrictions on their ability to make certain investments and acquisitions, sell, transfer or dispose of their assets, amend their organizational documents and enter into or modify certain material contracts. These restrictions could prevent BCPL or ACIF from pursuing otherwise attractive business opportunities, industry developments and future opportunities and may otherwise have a significant negative impact on their future investment income and results of operations.

If the Mergers do not close, ACIF will not benefit from the expenses it has incurred in pursuit of the Mergers.

The Mergers may not be completed. If the Mergers are not completed, ACIF will have incurred substantial expenses for which no ultimate benefit will have been received. ACIF has incurred out-of-pocket expenses in connection with the Mergers for investment banking, legal and accounting fees and financial printing and other related charges, much of which will be incurred even if the Mergers are not completed, though certain of these charges will be deemed “reimbursed” to ACIF by SCIM pursuant to the Fee Waiver Agreement described below. It is anticipated that ACIF will bear expenses of approximately $2.4 million ($0.12 per share) in connection with the Merger, both if consummated and not consummated.

As noted above, ACIF and SCIM have entered into the Fee Waiver Agreement pursuant to which SCIM has agreed, for each of the first through the twenty-fourth full months after the Fee Waiver Agreement becomes effective, to waive $62,500 of its management fees earned during such month. The Fee Waiver Agreement will become effective upon, and is subject to, the failure of the ACIF Shareholders to approve the Merger Proposal by the affirmative vote of a “majority of the outstanding voting securities” of ACIF at a duly held meeting of the ACIF Shareholders or at any adjournment or postponement thereof at which the Merger Proposal has been voted upon.

The termination of the Merger Agreement could negatively impact ACIF.

If the Merger Agreement is terminated, there may be various consequences, including:

•

the business of ACIF may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Mergers, without realizing any of the anticipated benefits of completing the Mergers;

•	ACIF may not be able to find a party willing to pay an equivalent or more attractive price than the price BCPL agreed to pay in the Mergers; and

•	ACIF would not realize the anticipated benefits of the Mergers described in the section entitled “The Mergers—Reasons for the Mergers.”

The Merger Agreement limits the ability of ACIF to pursue alternatives to the Mergers.

The Merger Agreement includes restrictions on the ability of ACIF to solicit proposals for alternative transactions or engage in discussions regarding such proposals, subject to exceptions and termination provisions (as more fully described in the section entitled “Description of the Merger Agreement—Additional Agreements”), which could have the effect of discouraging such proposals from being made or pursued.

The Mergers are subject to closing conditions, including approval by ACIF Shareholders, that, if not satisfied or (to the extent legally allowed) waived, will result in the Mergers not being completed, which may result in material adverse consequences to the business and operations of BCPL and ACIF.

The Mergers are subject to closing conditions, including approval of ACIF Shareholders that, if not satisfied, will prevent the Mergers from being completed. The closing condition that ACIF Shareholders approve the Merger Proposal may not be waived under applicable law and must be satisfied for the Mergers to be completed. If ACIF Shareholders do not approve the Merger Proposal and the Mergers are not completed, the resulting failure of the Mergers could have a material adverse impact on ACIF’s business and operations. In addition to the required approval of ACIF Shareholders, the Mergers are subject to a number of other conditions beyond the control of BCPL and ACIF that may prevent, delay or otherwise materially adversely affect completion of the Mergers. BCPL and ACIF cannot predict whether and when these other conditions will be satisfied. The failure to complete the Mergers would result in ACIF and ACIF Shareholders, failing to realize the anticipated benefits of the Mergers described in the section entitled “The Mergers—Reasons for the Mergers.”

BCPL and ACIF may, to the extent legally allowed, waive one or more conditions to the Mergers without resoliciting shareholder approval.

Certain conditions to BCPL’s and ACIF’s respective obligations to complete the Mergers may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by mutual agreement. In the event that any such waiver does not require resolicitation of shareholders, ACIF will have the discretion to complete the Mergers without seeking further shareholder approval. The conditions requiring the approval of ACIF Shareholders, however, cannot be waived.

BCPL and ACIF will be subject to operational uncertainties and contractual restrictions while the Mergers are pending.

Uncertainty about the effect of the Mergers may have an adverse effect on BCPL or ACIF and, consequently, on the combined company following completion of the Mergers. These uncertainties may cause those that deal with BCPL or ACIF to seek to change their existing business relationships with them. In addition, the Merger Agreement restricts BCPL and ACIF from taking actions that each might otherwise consider to be in its best interest. These restrictions may prevent BCPL or ACIF from pursuing certain business operations that may arise prior to the completion of the Mergers.

Litigation filed against BCPL or ACIF in connection with the Mergers could result in substantial costs and could delay or prevent the Mergers from being completed.

From time to time, BCPL and ACIF may be subject to legal actions, including securities class action lawsuits and derivative lawsuits, as well as various regulatory, governmental and law enforcement inquiries, investigations and subpoenas in connection with the Mergers. These or any similar securities class action lawsuits and derivative lawsuits, regardless of their merits, may result in substantial costs and divert management time and resources. An adverse judgment in such cases could have a negative impact on the liquidity and financial condition of BCPL, ACIF or the combined company following the Mergers or could prevent the Mergers from being completed.

The Mergers may trigger certain “change of control” provisions and other restrictions in contracts of BCPL and ACIF or their affiliates, and the failure to obtain any required consents or waivers could adversely impact the combined company.

Certain agreements of BCPL, ACIF or their respective affiliates may require by their terms the consent or waiver of one or more counterparties in connection with the Mergers. The failure to obtain any such consent or waiver may permit such counterparties to terminate, or otherwise increase their rights or BCPL’s and ACIF’s obligations under, any such agreement because the Mergers or other transactions contemplated by the Merger Agreement may violate an anti-assignment, change of control or similar provision relating to any of such transactions. If this occurs, BCPL may have to seek to replace that agreement with a new agreement or seek an amendment to such agreement. BCPL and ACIF cannot assure you that BCPL will be able to replace or amend any such agreement on comparable terms or at all.

If any such agreement is material, the failure to obtain consents, amendments or waivers under, or to replace on similar terms or at all, any of these agreements could adversely affect the financial performance or results of operations of the combined company following the Mergers, including preventing BCPL from operating a material part of ACIF’s business.

In addition, the consummation of the Mergers may violate, conflict with, result in a breach of provisions of, or the loss of any benefit under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation, acceleration or other change of any right or obligation (including any payment obligation) under, certain agreements of BCPL and ACIF. Any such violation, conflict, breach, loss, default or other effect could, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the Mergers.

The shares of BCPL Common Stock to be received by ACIF Shareholders as a result of the Merger will have different rights associated with them than the ACIF Common Shares currently held by them.

The rights associated with ACIF Common Shares are different from the rights associated with BCPL Common Stock. See the section entitled “Comparison of BCPL and ACIF Shareholder Rights.”

BCPL may incur more leverage than ACIF.

ACIF may not incur additional debt unless asset coverage is at least 300% immediately after giving effect to the issuance, whereas for BCPL, as a BDC, the same asset coverage must be at least 200% (or 150% under certain circumstances). The difference in asset coverage generally means that ACIF may only incur leverage up to a debt-to-equity ratio of approximately 1:2, whereas BCPL, which has an asset coverage of 150%, can incur leverage up to a debt-to-equity ratio of approximately 2:1. Also, ACIF is only permitted to issue a single class of debt, BCPL is able to issue multiple classes of debt. This increase in leverage could lead to opportunities to increase returns for ACIF Shareholders, but also creates the possibility of losses if the cost of leverage exceeds the return on investment.

The surviving company will offer more limited liquidity than the liquidity provided to ACIF Shareholders through ACIF’s quarterly repurchase offers.

ACIF is operated as an interval fund and is required to conduct quarterly repurchases as a fundamental policy, in accordance with Rule 23c-3. BCPL currently does not have a stock repurchase program. However, BCPL intends to adopt one following the one-year anniversary of the Mergers of up to 2.5%, subject to BCPL Board approval. Unlike an interval fund, BCPL will not be required to repurchase shares and the BCPL Board has the discretion to suspend or postpone any quarterly repurchase offer. Accordingly, not only will the percentage of outstanding shares be less, but so will the requirement by law to repurchase such shares.

COMPARATIVE FEES AND EXPENSES

The following table is intended to assist ACIF Shareholders in understanding the costs and expenses that an investor in shares of BCPL Common Stock or ACIF Common Shares bears directly or indirectly and, based on the assumptions set forth below, the pro forma costs and expenses estimated to be incurred by the combined company in the first year following completion of the Mergers. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this document contains a reference to fees or expenses paid or to be paid by “you,” “BCPL,” or “ACIF,” shareholders will indirectly bear such fees or expenses as investors in BCPL or ACIF, as applicable. We set forth below the BCPL and ACIF management fees, incentive fees on income and capital gains, other expenses, acquired fund fees and expenses, and total expenses, in each case, as an annualized percentage of average net assets attributable to common stock as of December 31, 2025. Due to the difference in investment strategy and corresponding leverage, the pro forma combined fund expenses reflected are based on the projected expenses for the year ended December 31, 2026 over BCPL’s projected average net for the year ended December 31, 2026 from management’s corporate model provided to each respective Special Committee’s financial advisor.

	Actual						Pro Forma
	BCPL	ACIF					BCPL
		Class A	Class C	Class I	Class L	Class W
Shareholder Transaction Expenses
Maximum Sales Load(1)	0.00%	5.75%	0.00%	0.00%	4.25%	0.00%	0.00%
Early withdrawal charges on shares repurchased within 365 days of purchase(2)	0.00%	0.50%	1.00%	0.00%	0.00%	0.00%	0.00%
Annual expenses (as a percentage of net assets attributable to common stock(3)(4)):
Base management fees(5)	1.94%	1.85%	1.85%	1.85%	1.85%	1.85%	1.76%
Incentive fees(6)	1.58%	0.00%	0.00%	0.00%	0.00%	0.00%	1.85%
Interest payments on borrowed funds(7)	7.17%	0.46%	0.46%	0.46%	0.46%	0.46%	5.21%
Distribution fees (12(b)-1)	0.00%	0.00%	0.68%	0.00%	0.25%	0.00%	0.00%
Shareholder servicing	0.00%	0.20%	0.23%	0.00%	0.25%	0.24%	0.00%
Other expenses(8)	2.64%	1.37%	1.35%	1.35%	1.35%	1.34%	1.87%
Acquired fund fees and expenses (“AFFE”)	0.05%	1.93%	1.93%	1.93%	1.93%	1.93%	1.37%
Gross expenses	13.38%	5.81%	6.50%	5.59%	6.09%	5.82%	12.07%
Contractual fee waiver(9)	0.00%	(0.83%)	(0.77%)	(0.86%)	(0.86%)	(0.85%)	0.00%
Voluntary fee waiver	0.00%	(0.05%)	(0.05%)	(0.05%)	(0.05%)	(0.05%)	0.00%
Net expenses	13.38%	4.93%	5.68%	4.68%	5.18%	4.92%	12.07%
Total net annual fund operating expenses, excluding AFFE	13.33%	3.00%	3.75%	2.75%	3.25%	2.99%	10.70%
Total net annual fund operating expenses, excluding interest expense and AFFE	6.16%	2.54%	3.29%	2.29%	2.79%	2.53%	5.48%

(1)

Other than shares issued pursuant to the BCPL DRIP and shares issued pursuant to any private placements, BCPL is not issuing any new shares of common stock in a continuous public offering. As a result, there are no selling commissions, dealer manager fees or other sales charges to a stockholder to reflect in this table for BCPL. The expenses associated with administering BCPL’s DRIP are included in “Other Expenses.”

For ACIF:

•

For Class A, “maximum sales load” includes selling commissions of 5.75%, respectively, of ACIF’s public offering price per Class A share. In no event will the aggregate selling commissions exceed 5.75% of the gross offering proceeds received attributable to Class A shares.

•

For Class L, “maximum sales load” includes selling commissions of 4.25%, respectively, of ACIF’s public offering price per Class L share. In no event will the aggregate selling commissions exceed 4.25% of the gross offering proceeds received attributable to Class L shares.

•	For Class C, Class W and Class I, there is no sales load.

(2)

ACIF Shareholders tendering Class A shares fewer than 365 days after the original purchase date may be subject to an early withdrawal charge of 0.50%, which will be deducted from repurchase proceeds, if (i) the original purchase was for amounts of $1 million or more and (ii) the selling broker received the reallowance of the selling commissions.

Tenders of Class C shares fewer than 365 days after the original purchase date will be subject to an early withdrawal charge of 1.00%, which will be deducted from repurchase proceeds.

(3)

For the pro forma column, the projected average net assets of BCPL and ACIF combined for the year ended December 31, 2026 from management’s corporate model provided to each respective Special Committee’s financial advisor were used.

(4)	“Net assets attributable to common stock” equals the fiscal year to date average net assets as of December 31, 2025 for each respective company, excluding the pro forma column.

(5)

For BCPL, the base management fee is payable quarterly in arrears at an annual rate of 1.00% of its average gross assets, excluding cash and cash equivalents but including assets purchased with borrowed amounts, at the end of the two most recently completed calendar quarters. The management fee for any partial month or quarter will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant calendar month or quarter. For purposes of the base management fee, gross assets means BCPL’s total assets determined on a consolidated basis in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding cash and cash equivalents, but including assets purchased with borrowed amounts. See “Item 1. Business—Investment Advisory Agreement—Compensation of Adviser” in Part I of BCPL’s Annual Report on Form 10-K (file no. 814-01269) for the fiscal year ended December 31, 2025 for additional information. This table expresses BCPL’s management fee earned for the year ended December 31, 2025 of $1.7 million over BCPL’s average net assets of $90.7 million for the same period.

For ACIF, the base management fee is calculated daily and payable monthly at an annual rate of 1.85% of its average daily net assets during such period. See “Notes to Consolidated Financial Statements—Note 4. Advisory Fees and Other Transactions with Service Providers” in ACIF’s Annual Report on Form N-CSR (file no. 811-23016) for the fiscal year ended September 30, 2025 for additional information. This table assumes that ACIF’s net assets are $186.9 million, which was the actual amount of ACIF’s fiscal year to date average net assets as of December 31, 2025.

Following completion of the Mergers, the surviving company will be BCPL, which will continue to be externally managed by BC Partners Advisors. The pro forma base management fee has been calculated in accordance with the terms of the BCPL Investment Advisory Agreement. This table expresses the combined company’s projected management fee for the year ended December 31, 2026 of $3.1 million over the combined company’s projected average net asset assets of $175.8 million for the year ended December 31, 2026.

(6)

For BCPL, the incentive fee consists of two parts. The incentive fee on income is determined and payable at the end of each quarter in arrears, and equals 100% of the pre-incentive fee net investment income in excess of a 1.50% quarterly preferred return but less than 1.76% (1.818% if an exchange listing occurs), the upper level breakpoint, and 15% (17.50% if an exchange listing occurs) of the amount of pre-incentive fee net investment income that exceeds 1.76% (1.818% if an exchange listing occurs) in any calendar quarter. On an annual basis, the incentive fee equals 15.00% (17.50% if an exchange listing occurs) of income in excess of a 6.00% hurdle rate. The second component of the incentive fee, the capital gains incentive fee, payable at the end of each calendar year in arrears, equals 15.00% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fee for prior periods. See “Item 1. Business—Investment Advisory Agreement—Compensation of Adviser” in Part I of BCPL’s Annual Report on Form 10-K (file no. 814-01269) for the fiscal year ended December 31, 2025 for additional information.

For ACIF, the incentive fee is calculated and payable quarterly in arrears based upon ACIF’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on ACIF’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a feature defined below as the “Catch-Up.” See “Notes to Consolidated Financial Statements—Note 4. Advisory Fees and Other Transactions with Service Providers” in ACIF’s Annual Report on Form N-CSR (file no. 811-23016) for the fiscal year ended September 30, 2025 for additional information.

For the “Actual” columns, the incentive fees referenced in the table above are based on annualized amounts of the incentive fee on income incurred year to date as of December 31, 2025.

Following completion of the Mergers, the combined company will continue to be externally managed by BCP. The pro forma incentive fees have been calculated in accordance with the terms of the BCPL Investment Advisory Agreement. This table expresses the combined company’s projected incentive fee the year ended December 31, 2026 of $3.3 million over BCPL’s projected average net asset assets of $175.8 million for the year ended December 31, 2026.

BCPL will exclude from the calculation of its incentive fees payable to BC Partners Advisors any adjustments to the cost basis of the acquired ACIF investments derived from the accounting treatment of the Mergers under ASC 805.

(7)

BCPL, which has an asset coverage requirement of 150%, currently borrows funds under its revolving credit facility and unsecured notes and may borrow additional funds from time to time to make investments to the extent BCPL determines that the economic situation is conducive to doing so. The costs associated with BCPL’s outstanding borrowings are indirectly borne by its investors. For purposes of this section, BCPL has computed interest expense by annualizing the interest and financings costs for the ninth months ended December 31, 2025 (year to date). As of December 31, 2025, BCPL had $125 million revolving line of credit, of which $100 million were outstanding and $25 million remained available under the credit facility, subject to leverage and borrowing base restrictions. Although BCPL does not have any current plans to issue subscription rights, preferred stock, or warrants, it may issue subscription rights, preferred stock, or warrants, subject to BCPL’s compliance with applicable requirements under the 1940 Act.

ACIF, which has an asset coverage requirement of 300%, currently borrows funds under its credit facility from time to time primarily for working capital and, to a lesser extent, to make investments to the extent ACIF determines that the economic situation is conducive to doing so. Generally speaking, ACIF does not use leverage. The costs associated with ACIF’s outstanding borrowings are indirectly borne by its investors. For purposes of this section, ACIF has computed interest expense by annualizing the interest and financings costs for the year ended December 31, 2025 (year to date). As of December 31, 2025, ACIF had $15 million outstanding and $35.0 million remaining available under ACIF’s credit facility, subject to leverage and borrowing base restrictions. Although ACIF does not have any current plans to issue subscription rights, preferred stock, or warrants, it may issue subscription rights, preferred stock, or warrants, subject to ACIF’s compliance with applicable requirements under the 1940 Act.

(8)

“Other expenses,” in the case of BCPL, include BCPL’s overhead expenses, including payments under the administration agreement between BCPL and BC Partners Management LLC (the “BCPL Administration Agreement”), based on BCPL’s allocable portion of overhead and other expenses incurred by BC Partners Management LLC in performing its obligations under the BCPL Administration Agreement.

“Other expenses,” in the case of ACIF, include accounting, legal and auditing fees of ACIF, offering expenses, compliance services expenses and fees payable to ACIF’s trustees who do not also serve in an executive officer capacity for ACIF or SCIM.

The “Pro Forma” column assumes the sum of amounts estimated for each of BCPL and ACIF for the combined company following the Merger and reflects decreases in duplicative costs such as professional fees for legal, audit and tax fees, directors’ fees, and other duplicative administrative and operating expenses directly related to the Merger.

(9)

SCIM has contractually agreed to waive all or part of its management fees and/or make payments to limit ACIF’s expenses (excluding incentive fees, all borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses) at least until January 31, 2026, such that the total annual operating expenses of ACIF does not exceed 2.59% per annum of Class A average daily net assets, 3.34% per annum of Class C average daily net assets, 2.59% per annum of Class W average daily net assets, 2.34% per annum of Class I average daily net assets, and 2.84% per annum of Class L average daily net assets.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in BCPL, ACIF or the combined company’s common stock following completion of the Mergers on a pro forma basis. In calculating the following expense amounts, each of BCPL and ACIF has assumed that it would have no additional leverage and that its annual operating expenses would remain at the levels set forth in the tables above. Calculations for the pro forma combined company following the Mergers assume that the Mergers closed on January 1, 2026, and that the leverage and operating expenses of BCPL and ACIF remain at the levels set forth in the tables above. Estimated transaction expenses related to the Mergers are not included in the following example.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment:
BCPL, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$118	$330	$515	$877
ACIF(1) – Class A, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$104	$213	$320	$580
ACIF – Class C, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$57	$184	$307	$601
ACIF – Class W, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$49	$165	$278	$555
ACIF – Class I, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$47	$158	$269	$539
ACIF – Class L, assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$92	$207	$320	$592
BCPL, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$125	$351	$548	$933
ACIF – Class A, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$104	$213	$320	$580

	1 year	3 years	5 years	10 years
ACIF – Class C, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$57	$184	$307	$601
ACIF – Class W, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$49	$165	$278	$555
ACIF – Class I, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$47	$158	$269	$539
ACIF – Class L, assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$92	$207	$320	$592

Pro forma combined company following the Mergers

You would pay the following expenses on a $1,000 investment(2):
Assuming a 5% annual return (assumes no return from net realized capital gains or net unrealized capital appreciation)	$102	$286	$446	$760
Assuming a 5% annual return (assumes return entirely from realized capital gains and thus subject to the capital gain incentive fee)	$110	$307	$479	$815

(1)	Note that ratios for ACIF will not change whether 5% return is on realized capital gains or net investment income (“NII”) as incentive has 9% hurdle on pre-incentive NII.
(2)	Note that ratios for BCPL will not be impacted by front load or sales charges. Additionally, this assumes the surviving (combined) entity will not be impacted by front load or sales charge.

The purpose of the table is to assist an investor in understanding the various costs and expenses that an investor in the combined company will bear directly or indirectly.

While the example assumes, as required by the SEC, a 5% annual return, performance of the combined company will vary and may result in a return greater or less than 5%. The incentive fee under the BCPL Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above in the example where there is no return from net realized capital gains, is not included in those examples. Under the BCPL Investment Advisory Agreement, no incentive fee would be payable if BCPL or the combined company, as applicable, has a 5% annual return with no capital gains, however, there would be incentive fees payable in the examples where the entire return is derived from realized capital gains. If sufficient returns are achieved on investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, expenses, and returns to investors, would be higher. The example assumes that all dividends and other distributions are reinvested at NAV. Under certain circumstances, reinvestment of dividends and other distributions under the distribution reinvestment plan may occur at a price per share that differs from NAV.

The example and the expenses in the table above should not be considered a representation of BCPL’s or ACIF’s or, following the completion of the Mergers, the combined company’s, future expenses, and actual expenses may be greater or less than those shown.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including the documents incorporated by reference herein, contains statements that constitute forward-looking statements, which relate to BCPL, ACIF or, following the Mergers, the combined company, regarding future events or the future performance or future financial condition of BCPL, ACIF or, following the Mergers, the combined company. The forward-looking statements may include statements as to: future operating results of BCPL, ACIF or, following the Mergers, the combined company, and net investment income projections; business prospects of BCPL, ACIF or, following the Mergers, the combined company, and the prospects of their portfolio companies; and the impact of the investments that BCPL, ACIF or, following the Mergers, the combined company expect to make. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with:

•	the ability of the parties to consummate the Mergers on the expected timeline, or at all;

•	the expected synergies and savings associated with the Mergers;

•	the ability to realize the anticipated benefits of the Mergers, including the expected elimination of certain expenses and costs due to the Mergers;

•	the percentage of BCPL Stockholders and ACIF Shareholders voting in favor of the proposals submitted for their approval;

•	the possibility that competing offers or acquisition proposals will be made;

•	the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived;

•	risks related to diverting management’s attention from ongoing business operations;

•	the combined company’s plans, expectations, objectives and intentions, as a result of the Mergers;

•	any potential termination of the Merger Agreement;

•	the future operating results and net investment income projections of BCPL, ACIF or, following the Mergers, the combined company;

•	the ability of BC Partners Advisors to implement BC Partners Advisors’ future plans with respect to the combined company;

•	the ability of BC Partners Advisors and its affiliates to attract and retain highly talented professionals;

•	the business prospects of BCPL, ACIF or, following the Mergers, the combined company, and the prospects of their portfolio companies;

•	the impact of the investments that BCPL, ACIF or, following the Mergers, the combined company expect to make;

•	the ability of the portfolio companies of BCPL, ACIF or, following the Mergers, the combined company to achieve their objectives;

•	the expected financings and investments and additional leverage that BCPL, ACIF or, following the Mergers, the combined company may seek to incur in the future;

•	the adequacy of the cash resources and working capital of BCPL, ACIF or, following the Mergers, the combined company;

•	the timing of cash flows, if any, from the operations of the portfolio companies of BCPL, ACIF or, following the Mergers, the combined company; and

•	the risk that stockholder litigation in connection with the Mergers may result in significant costs of defense and liability.

In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this proxy statement/prospectus involve risks and uncertainties. The actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” in Part I of BCPL’s Annual Report on Form 10-K (file no. 814-01269) for the fiscal year ended December  31, 2025 and in “Item 1A. Risk Factors” in Part II of BCPL’s Quarterly Report on Form 10-Q (file no. 814-01269) for the quarter ended September  30, 2025 for BCPL and in “Notes to Consolidated Financial Statements—Note 9. Risk Factors” in ACIF’s Annual Report on Form N-CSR (file no. 811-23016) for the fiscal year ended September 30, 2025 for ACIF, as such factors may be updated from time to time in their periodic filings with the SEC, and elsewhere contained or incorporated by reference in this proxy statement/prospectus.

Other factors that could cause actual results to differ materially include:

•	changes or potential disruptions in the economy, financial markets, political environment or operations of BCPL, ACIF or, following the Mergers, the combined company;

•

the impact of elevated interest and inflation rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, uncertainties related to the current U.S. presidential administration and the risk of recession or a shutdown of government services;

•

risks associated with possible disruption in the operations of BCPL and ACIF or the economy generally due to terrorism, war or other geopolitical conditions, including revolution or insurgency (such as the ongoing conflicts between Russia and Ukraine and the conflict and escalating tensions in the Middle East), natural disasters or pandemics;

•

future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in BCPL’s or ACIF’s operating areas, particularly with respect to BDCs or RICs; and

•	other considerations that may be disclosed from time to time in the publicly disseminated documents and filings of BCPL, ACIF or, following the Mergers, the combined company.

BCPL and ACIF have based the forward-looking statements included in this proxy statement/prospectus on information available to them on the date of this presentation, and they assume no obligation to update any such forward-looking statements. Although BCPL and ACIF undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that BCPL and ACIF in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

CAPITALIZATION

The following table sets forth (1) BCPL’s and ACIF’s actual capitalization as of December 31, 2025 and (2) BCPL’s pro forma capitalization as adjusted to reflect the effects of the Mergers. You should read this table together with BCPL’s and ACIF’s consolidated financial statements incorporated by reference herein.

	As of December 31, 2025 (unaudited, dollar amounts in thousands, except share and per share data)
	Actual	Actual			Pro Forma
	BCPL (acquiring fund)	ACIF (target fund)	Pro Forma Adjustments(1)		BCPL (surviving fund)
Cash and cash equivalents	$10,370	$1,040	$(3,930)		$7,480
Debt less unamortized debt issuance costs	$98,639	$14,961			$113,600
Net assets attributable to common stock	$103,286	$187,356	$(3,930)		$286,712
Total capitalization	$201,925	$202,317			$400,312	(3)
Number of shares of common stock outstanding	5,240,672	20,396,520	(10,878,106	)(2)	14,759,086
NAV per common share	$19.71	$9.19	$(9.47)		$19.43	(4)

(1)

Pro forma adjustments reflect the combined impact of $1.5 million and $2.4 million of estimated remaining transaction expenses expected to be incurred by BCPL and ACIF, respectively, as of September 30, 2025. Transaction expenses of BCPL are capitalized and deferred, while transaction expenses of ACIF are expensed as incurred in accordance with ASC 805.

(2)

This Pro Forma adjustment reflects the shares of BCPL Common Stock issued to ACIF Shareholders based on an Exchange Ratio of 0.4660, 0.4727, 0.4660, 0.4664, and 0.4656 shares of BCPL Common Stock for each share of ACIF Class A, Class C, Class I, Class L and Class W Shares, respectively. For purposes of calculating the Exchange Ratio, the BCPL NAV and ACIF NAV was adjusted by the estimated transaction expenses which were allocated to ACIF and BCPL.

(3)	Pro forma capitalization was calculated using the closing NAV of BCPL Common Stock on December 31, 2025.
(4)

The fund may pay a distribution prior to closing in order to qualify as Regulated Investment Company under the Internal Revenue Code, to the extent necessary (a “Tax Distribution”). Assuming a transaction close date of July 31, 2026, Management currently does not anticipate needing to pay a Tax Dividend to qualify as a Regulated Investment Company.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The Special Meeting will be held virtually on July 7, 2026, at 1:30 p.m., Eastern Time, at www.virtualshareholdermeeting.com/RCIXX2026SM. This proxy statement/prospectus and the accompanying materials are being mailed on or about April 22, 2026 to stockholders of record of ACIF and are available at www.proxyvote.com.

Purpose of the Special Meeting

At the Special Meeting, ACIF Shareholders will be asked to approve the Merger Proposal and the Adjournment Proposal.

After careful consideration, and on the recommendation of the ACIF Special Committee, the ACIF Board has unanimously approved, adopted and declared advisable the Merger Agreement, including the Mergers, and unanimously recommends that ACIF Shareholders vote “FOR” the Merger Proposal and the Adjournment Proposal.

Pursuant to ACIF’s Amended and Restated By-Laws (the “ACIF Bylaws”), only the matters set forth in the notice of the special meeting may be brought before the Special Meeting.

Record Date

The Record Date is the close of business on April 14, 2026. The Record Date was established by the ACIF Board, and only holders of record of ACIF Common Shares on the Record Date are entitled to receive notice of the Special Meeting and vote at the Special Meeting. As of the Record Date, there were 18,611,852.033 ACIF Common Shares issued and outstanding and entitled to vote.

Quorum

For ACIF to conduct business at the Special Meeting, a quorum of ACIF Shareholders must be present. Thirty-three and one-third percent (33-1/3%) of the ACIF Common Shares entitled to be cast at the Special Meeting must be present in person or represented by proxy to constitute a quorum at the Special Meeting. Abstentions will be treated as shares present for quorum purposes.

Vote Required

Each share of ACIF Common Shares held by a holder of record as of the Record Date (i.e., April 14, 2026) has one vote on the matter to be considered at the Special Meeting or any adjournment or postponement thereof.

The Merger Proposal

The approval of the Merger Proposal requires the affirmative vote of a “majority of the outstanding voting securities” of ACIF. Under the 1940 Act, a “majority of the outstanding voting securities” of ACIF is the lesser of: (1) 67% of the ACIF Common Shares at the Special Meeting if the holders of more than 50% of the outstanding ACIF Common Shares are present virtually or represented by proxy, or (2) more than 50% of the outstanding ACIF Common Shares. Abstentions will have the effect as votes “AGAINST” the Merger Proposal.

The Adjournment Proposal

The affirmative vote of the holders of ACIF Common Shares representing a majority of all the votes cast at the Special Meeting is required to approve the Adjournment Proposal. Abstentions will have no effect on the voting outcome of the Adjournment Proposal, although abstentions will be treated as shares present for quorum purposes.

Voting of Management

On the Record Date, ACIF’s executive officers and trustees owned and were entitled to vote approximately 45,954 ACIF Common Shares, representing approximately 0.25% of the outstanding of ACIF Common Shares on the Record Date. None of ACIF’s executive officers or directors has entered into any voting agreement relating to the Mergers.

Voting of Proxies

ACIF encourages ACIF Shareholders to vote their shares, either by voting at the Special Meeting or by authorizing a proxy to vote their shares, which means that ACIF Shareholders authorize someone else to vote their shares. Shares represented by duly executed proxies will be voted in accordance with the applicable ACIF Shareholder’s instructions. If an ACIF Shareholder executes a proxy without specifying its voting instructions, such ACIF Shareholder’s shares will be voted “FOR” the Merger Proposal.

An ACIF Shareholder may also authorize a proxy by telephone or through the Internet by using the toll-free telephone numbers or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on the Proposals. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link.

•	By Internet: www.proxyvote.com or scanning the QR Barcode on the enclosed proxy card.

•

By telephone: 1 (800) 690-6903 to reach a toll-free, automated touchtone voting line, or (866) 530-1438 Monday through Friday 9:00 a.m. until 10:00 p.m. Eastern Time to reach a toll-free, live operator line.

•

By mail: You may also authorize a proxy to vote your shares by mail by following the directions and indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 11:59 p.m., Eastern Time, on July 6, 2026.

Important notice regarding the availability of proxy materials for the Special Meeting. The proxy statement/prospectus and the proxy card are available at www.proxyvote.com.

Revocability of Proxies

If you are a shareholder of record of ACIF, you have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) notifying Broadridge in writing prior to the vote at the Special Meeting; (ii) submitting a later-dated proxy either by telephone, via the Internet or in the mail to Broadridge; or (iii) by attending the Special Meeting and voting online. No written revocation of your proxy will be effective, however, unless and until it is received at or prior to the Special Meeting. If you hold ACIF Common Shares through a broker or nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Participating in the virtual Special Meeting does not revoke your proxy unless you also vote online at the Special Meeting.

Solicitation of Proxies

BCPL and ACIF will bear the cost of preparing, assembling and mailing this proxy statement/prospectus and the accompanying Notice of Special Meeting of ACIF Shareholders and proxy cards, as applicable, based on their respective number of shareholders. ACIF intends to use the services of Broadridge to aid in the solicitation of proxies for an estimated fee of approximately $125,000 plus pass through charges. No additional compensation will be paid to directors, officers or regular employees for such services. For more information regarding expenses related to the Mergers, see “Questions and Answers about the Mergers—Who is responsible for paying the expenses relating to completing the Mergers?”

Appraisal Rights

ACIF Shareholders do not have the right to exercise appraisal rights with respect to any matter to be voted upon at the Special Meeting.

THE MERGERS

The discussion in this proxy statement/prospectus, which includes the material terms of the Mergers and the principal terms of the Merger Agreement, is subject to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus.

General Description of the Mergers

The Mergers will result in the combination by merger of BCPL and ACIF, with BCPL as the surviving company. The proposed reorganization will occur in two separate transactions. Pursuant to the terms of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into ACIF (i.e., the Merger will occur). ACIF will be the surviving company in the Merger and will continue its existence as a statutory trust under the laws of the State of Delaware and a direct wholly owned subsidiary of BCPL. As of the Effective Time, the separate corporate existence of Merger Sub will cease. Following the occurrence of the Effective Time, ACIF as the surviving company will merge with and into BCPL (i.e., the Second Merger will occur). BCPL will be the surviving company in the Second Merger and will continue its existence as a corporation under the laws of the State of Maryland. At such time, the separate corporate existence of ACIF will cease. Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each ACIF Common Share issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) will be converted into the right to receive a number of shares of BCPL Common Stock equal to the Exchange Ratio (cash will be paid in lieu of fractional shares), in all cases without interest. ACIF has no preferred stock outstanding, and no preferred stock will be issued by BCPL as a result of the Merger.

Based on the number of ACIF Common Shares and shares of BCPL Common Stock issued and outstanding and the NAVs of BCPL and ACIF as of December 31, 2025, BCPL would issue approximately 9.5 million shares of BCPL Common Stock to ACIF Shareholders in the aggregate in the Merger, resulting in pro forma ownership of approximately 35% for current BCPL Stockholders and approximately 65% for current ACIF Shareholders.

Following the Mergers, BCPL will continue to be advised by BC Partners Advisors and will have the same investment objectives and strategies as it had before the Mergers.

Background of the Mergers

The ACIF Board and the BCPL Board regularly evaluate the strategic direction and ongoing business plans of ACIF and BCPL, respectively, with a view towards enhancing shareholder and stockholder value. In furtherance thereof, each board from time to time considers a broad range of business opportunities and strategic alternatives available to it, including whether or not to engage in a strategic transaction.

As part of these evaluations, the ACIF Board and the BCPL Board have frequently explored means of enhancing value for both ACIF Shareholders and the BCPL Stockholders, including by enhancing the size and scale of ACIF and BCPL. The ACIF Board and BCPL Board have focused their efforts on opportunities to provide additional scale to ACIF and BCPL, respectively, because increased scale generally will provide greater portfolio diversification and help with other portfolio metrics and improve access to capital. In addition, the ACIF Board and the BCPL Board have discussed strategic transactions as a means of potentially lowering operating expenses as a percentage of net assets and potentially lowering the combined company’s cost of debt capital.

In the course of considering strategic alternatives, the ACIF Board and the BCPL Board considered a transaction whereby ACIF would combine with BCPL (the “Potential Transaction”), as they were managed by affiliated investment advisers and have similar, though not identical, investment objectives.

On April 25, 2025, a joint meeting of the BCPL Board and the ACIF Board was held by videoconference, with representatives of BC Partners Advisors, SCIM (collectively, the “Advisers”), Simpson Thacher, Skadden,

Arps, Slate, Meagher & Flom LLP (“Skadden”), legal counsel to the directors who are not “interested persons” of BCPL, and Thompson Hine LLP (“Thompson Hine”), legal counsel to ACIF, in attendance, among others, to discuss a detailed proposal prepared by the Advisers, including a financial analysis regarding the Potential Transaction.

At the joint meeting on April 25, 2025, in connection with its deliberations regarding the Potential Transaction, the BCPL Board met separately in an executive session to discuss the formation of the BCPL Special Committee and certain matters regarding the engagement of independent legal counsel by the BCPL Special Committee. Following such discussion, the BCPL Board approved (i) the evaluation of the Potential Transaction and (ii) the formation of the BCPL Special Committee to review and negotiate the Potential Transaction. The BCPL Special Committee is comprised solely of Messrs. Robert Warshauer and Joseph Morea, who are not “interested persons” (as such term is defined in the 1940 Act) of BCPL (i.e., the BCPL Independent Directors).

During the meeting, the BCPL Board delegated to the BCPL Special Committee the power and authority of the BCPL Board to, and directed the BCPL Special Committee to: (i) review, evaluate and investigate the Potential Transaction, (ii) monitor and direct the process and procedures followed by BCPL for, and directly participate in, the review, evaluation and investigation of the Potential Transaction, (iii) monitor and direct the process and procedures followed by BCPL for, and directly participate in, the negotiation of the terms of the Potential Transaction, (iv) retain, at BCPL’s sole expense, such financial, legal and other advisors as the BCPL Special Committee may deem to be necessary or appropriate for the BCPL Special Committee to discharge its duties on such terms as the BCPL Special Committee may approve, (v) determine whether the Potential Transaction is advisable and is fair to, and in the best interests of, BCPL and the BCPL Stockholders, and (vi) take such other actions as the BCPL Special Committee may deem to be necessary or appropriate for the BCPL Special Committee to discharge its duties. The BCPL Special Committee was not given the authority to approve the Potential Transaction or to cause BCPL to consummate the Potential Transaction, as such powers of approval and consummation were retained by the BCPL Board.

Also at the joint meeting on April 25, 2025, the BCPL Board and the ACIF Board discussed potential benefits of the Potential Transaction. Mr. Satoren, Chief Financial Officer, Treasurer and Secretary of ACIF, stated that the increased size and scale of the combined company should translate to lower operating expenses as a percentage of net assets and potentially lower the combined company’s cost of debt capital. Mr. Satoren then provided an overview of the pro forma financial statements presented to the participants in the meeting and stated that the financial statements were meant to capture what the financials of a combined company could look like. He further explained the portfolio composition of each company and noted that several portfolio positions could be rotated following the Potential Transaction. Mr. Satoren further stated that the potential combined company would hold a significant amount of relatively liquid instruments and also have cash and cash equivalents that could be deployed immediately following the Potential Transaction.

In connection with the evaluation of the Potential Transaction, the BCPL Special Committee determined to engage Skadden as counsel to the BCPL Special Committee and KBW as financial advisor the BCPL Special Committee. Skadden also confirmed its ability to serve as “independent legal counsel” for the BCPL Special Committee as defined in the 1940 Act.

On June 20, 2025, Simpson Thacher sent an initial draft of the Merger Agreement to Skadden and Thompson Hine.

Between July 2025 and January 2026, Skadden, Thompson Hine and Simpson Thacher exchanged comments to the draft Merger Agreement.

On August 20, 2025, the BCPL Board and the ACIF Board met by video conference, with representatives of the Advisers, KBW, Lucid, Simpson Thacher, Skadden, and Thompson Hine in attendance, to discuss the confidential submission of a draft registration statement on Form N-14 (the “Draft Form N-14”) to the SEC as part of a registration statement filed by BCPL in connection with the Potential Transaction. Mr. Satoren, Chief Financial Officer, Treasurer and Secretary of ACIF, provided an overview of the process of submitting the Draft Form N-14. Mr. Satoren then stated that the transaction was proposed to be completed on a NAV-for-NAV basis and that, from the point of view of the Advisers, the Potential Transaction was not expected to be dilutive to ACIF Shareholders or BCPL Stockholders under Rule 17a-8 of the 1940 Act.

Later during the meeting, the BCPL Special Committee met in a separate session to (i) discuss the submission of the Draft Form N-14, (ii) discuss the status of the financial analysis of the Potential Transaction and (iii) consider whether to recommend the submission of the Draft Form N-14 to the BCPL Board. Following the conclusion of the BCPL Special Committee session, the members of the BCPL Special Committee, the ACIF Special Committee, Thompson Hine, Lucid, Skadden and KBW rejoined the meeting. After the executive session of each of the BCPL Special Committee and the ACIF Special Committee, the BCPL Board and the ACIF Board reconvened in a joint session. At the reconvened meeting, Mr. Morea, a member of the BCPL Special Committee, reported that the BCPL Special Committee had reviewed and discussed the submission of the Draft Form N-14 and certain other matters, and had determined to recommend the submission of the Draft Form N-14 to the BCPL Board.

Following such discussion, the BCPL Board unanimously approved the preparation and confidential submission of the Draft Form N-14 with the SEC.

On September 26, 2025, Simpson Thacher confidentially submitted the Draft Form N-14 to the staff of the SEC.

On December 12, 2025, Simpson Thacher received comments via telephone from the staff of the SEC regarding the Draft Form N-14.

On January 9, 2026, Simpson Thacher confidentially submitted a revised Draft Form N-14 along with a comment response letter to the staff of the SEC.

On January 12, 2026, Simpson Thacher sent Skadden and Thompson Hine a revised draft of the Merger Agreement.

On February 10, 2026, Simpson Thacher sent Skadden and Thompson Hine draft disclosure schedules for BCPL (the “BCPL Disclosure Schedules”) and ACIF (the “ACIF Disclosure Schedules”).

On February 24, 2026, the BCPL Board and the ACIF Board met by videoconference, with representatives of the Advisors, KBW, Lucid, Simpson Thacher, Skadden and Thomson Hine in attendance, to discuss and approve various matters related to the Potential Transaction. During this meeting, the BCPL Special Committee and the ACIF Special Committee separately met in executive session to review and evaluate the Potential Transaction.

At the executive session of the BCPL Special Committee, at the request of the BCPL Special Committee, KBW reviewed its financial analyses with respect to the Potential Transaction, among other considerations related to its opinion. Thereafter, as requested by the BCPL Special Committee, KBW rendered an opinion to the BCPL Special Committee, which opinion was rendered orally and confirmed in writing by delivery of KBW’s written opinion addressed to the BCPL Special Committee and the BCPL Board dated February 24, 2026, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio in the First Merger was fair, from a financial point of view, to BCPL. Representatives of KBW left the executive session, and representatives of Skadden reviewed the fiduciary duties of the members of the BCPL Special Committee and related 1940 Act considerations, including those related to Rule 17a-8 under the 1940 Act, and other matters.

Following a discussion of the foregoing matters and the other matters presented, the BCPL Special Committee unanimously (i) determined that the Merger Agreement and the terms of the Mergers and the Potential Transaction are advisable and in the best interests of BCPL; (ii) determined that the interests of existing BCPL Stockholders will not be diluted within the meaning of Rule 17a-8 under the 1940 Act as a result of the Potential Transaction; and (iii) recommended to the BCPL Board that (a) the BCPL Board determine that the Merger Agreement and the terms of the Mergers and the Potential Transaction are advisable and in the best interests of BCPL; (b) the BCPL Board determine that the interests of existing BCPL Stockholders will not be diluted within the meaning of Rule 17a-8 under the 1940 Act as a result of the Potential Transaction; and (c) the BCPL Board approve, adopt and declare advisable the Merger Agreement and the Potential Transaction.

At the executive session of the ACIF Special Committee, at the request of the ACIF Special Committee, Lucid reviewed its financial analyses with respect to the Potential Transaction, among other considerations related to its opinion. Thereafter, as requested by the ACIF Special Committee, Lucid rendered an opinion to the BCPL Special Committee, which opinion was rendered orally and confirmed in writing by delivery of Lucid’s written opinion addressed to the ACIF Special Committee and the ACIF Board dated February 24, 2026, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio in the First Merger was fair, from a financial point of view, to the holders of ACIF Common Shares. Representatives of Lucid left the executive session, and representatives of Thompson Hine reviewed the fiduciary duties of the members of the ACIF Special Committee and related 1940 Act considerations, including those related to Rule 17a-8 under the 1940 Act, and other matters.

Following a discussion of the foregoing matters and the other matters presented, the ACIF Special Committee unanimously (i) determined that the Merger Agreement and the terms of the Mergers and the Potential Transaction are advisable and in the best interests of ACIF; (ii) determined that the interests of existing ACIF Shareholders will not be diluted within the meaning of Rule 17a-8 under the 1940 Act as a result of the Potential Transaction; and (iii) recommended to the ACIF Board that (a) the ACIF Board determine that the Merger Agreement and the terms of the Mergers and the Potential Transaction are advisable and in the best interests of ACIF; (b) the ACIF Board determine that the interests of existing ACIF Shareholders will not be diluted within the meaning of Rule 17a-8 under the 1940 Act as a result of the Potential Transaction; and (c) the ACIF Board approve, adopt and declare advisable the Merger Agreement and the Potential Transaction.

After the executive session of each Special Committee, the BCPL Board and the ACIF Board reconvened in joint session, and later during the meeting, on the unanimous recommendation of the BCPL Special Committee, the BCPL Board unanimously (i) determined that the Merger Agreement and the terms of the Mergers and the Potential Transaction are advisable and in the best interests of BCPL and BCPL Stockholders; (ii) determined that the interests of existing BCPL Stockholders will not be diluted within the meaning of Rule 17a-8 under the 1940 Act as a result of the Potential Transaction; and (iii) approved, adopted and declared advisable the Merger Agreement and the Potential Transaction. Further, on the unanimous recommendation of the ACIF Special Committee, the ACIF Board unanimously (i) determined that the Merger Agreement and the terms of the Mergers and the Potential Transaction are advisable and in the best interests of ACIF and ACIF Shareholders; (ii) determined that the interests of existing ACIF Shareholders will not be diluted within the meaning of Rule 17a-8 under the 1940 Act as a result of the Potential Transaction; (iii) approved, adopted and declared advisable the Merger Agreement and the Potential Transaction; (iv) directed the approval of the Mergers and any other matters required to be approved or adopted by the ACIF Shareholders in order to effect the Potential Transaction be submitted to ACIF Shareholders; (v) approved, adopted and declared advisable the Fee Waiver Agreement; and (vi) recommended that the ACIF Shareholders approve the Mergers and any other matters required to be approved or adopted by ACIF Shareholders in order to effect the Potential Transaction.

For more information concerning the terms and provisions of the Merger Agreement as negotiated by the parties, see “Description of the Merger Agreement.”

Reasons for the Mergers

BCPL

The BCPL Special Committee and the BCPL Board carefully considered the approval of the Mergers and the Merger Agreement over the course of various meetings. To facilitate their consideration, the BCPL Special Committee and the BCPL Board reviewed various materials and information regarding the proposed Mergers, ACIF and the anticipated effects of the Mergers on BCPL and BCPL Stockholders, both immediately after the Mergers and over the longer term assuming that some or all of the anticipated benefits of the Mergers are realized.

Over the course of its review of the materials and information provided and its consideration of the Mergers, the BCPL Special Committee and the BCPL Board consulted with their legal advisor, Skadden, as well as BCPL’s management and BC Partners Advisors. In addition, the BCPL Special Committee was advised as to certain financial matters by KBW. The BCPL Special Committee and the BCPL Board received and considered the opinion of KBW, dated February 24, 2026, as to the fairness, from a financial point of view and as of the date of the opinion, of the Exchange Ratio to BCPL, which opinion was based on and subject to various assumptions made, procedures followed, matters considered, and limitations and qualifications on the scope of review undertaken by KBW, as more fully described in the section entitled “The Merger—Opinion of the Financial Advisor to the BCPL Special Committee.” The BCPL Board and the BCPL Special Committee considered the nature and adequacy of the information provided, including the terms of the Merger Agreement, their duties under state and federal law in considering and ultimately approving the Merger Agreement and the Mergers and the conflicts of interest presented by the transactions provided for in the Merger Agreement. The BCPL Special Committee considered numerous factors, including the ones described below, in connection with their consideration and approval of the Merger Agreement and the Mergers. On February 24, 2026, the BCPL Special Committee unanimously determined that the Mergers are in the best interests of the BCPL Stockholders, and that existing BCPL Stockholders will not suffer any dilution (for purposes of Rule 17a-8 under the 1940 Act) as a result of the Mergers and recommended that the BCPL Board approve the Mergers and the Merger Agreement. On February 24, the BCPL Board unanimously determined that the Mergers are in the best interests of BCPL and in the best interests of BCPL Stockholders, and that existing BCPL Stockholders will not suffer any dilution for purposes of Rule 17a-8 under the 1940 Act as a result of the Mergers.

In considering the Mergers, the BCPL Board, with the participation of the BCPL Special Committee, reviewed comparative information about BCPL and ACIF, including, among other items: (i) their respective investment objectives, strategies, policies and restrictions; (ii) their existing leverage facilities and permissible asset coverage ratio under the 1940 Act; (iii) their short-term and long-term investment performance history and financial results; (iv) the level of past distributions and expenses and the anticipated effect of the Mergers on future net investment income, distributions and expenses; (v) their respective investment advisory agreements and expense ratios; (vi) the current general lack of liquidity for stockholders of BCPL and the proposed quarterly tender offers that would commence 12 months after the completion of the Mergers; and (vii) the U.S. federal income tax implications of the Mergers. In addition, the BCPL Board and the BCPL Special Committee reviewed comprehensive information regarding the anticipated immediate and long-term benefits and possible risks to BCPL and BCPL Stockholders as a result of the Mergers, and the investment, leverage and financial benefits anticipated to be experienced by the combined company. The BCPL Special Committee also considered the financial aspects of the Mergers in consultation with KBW.

The BCPL Special Committee and the BCPL Board weighed various potential benefits and risks in considering the Mergers, both with respect to the immediate effects of the Mergers on BCPL and BCPL Stockholders and with respect to the potential benefits and risks that could be experienced by the combined company after the Mergers. Some of the material factors (which are not in any relative order of importance) considered by the BCPL Special Committee and the BCPL Board that assisted them in concluding that the Mergers are in the best interests of BCPL and BCPL Stockholders included, among others:

Strong Combined Portfolio Company Metrics. The BCPL Special Committee and the BCPL Board considered that a combined portfolio would result in approximately $491 million of investments on a pro forma basis based on balance sheet data as of December 31, 2025 with increased portfolio diversity and other beneficial portfolio metrics.

Expected Accretion to Core Net Investment Income. The BCPL Special Committee and the BCPL Board considered that the Mergers are expected to be accretive to core net investment income in the long term. The BCPL Special Committee and the BCPL Board noted that BCPL expects, in the long term, accretion to the combined company’s core net investment income to be delivered primarily by expense savings through the realization of operating cost synergies (see “Certain Expected Expense Savings”).

Certain Expected Expense Savings. The BCPL Special Committee and the BCPL Board considered that, as a result of the Mergers, certain redundant professional services and other corporate expenses are expected to be eliminated or reduced, which would reduce the potential expenses of the combined company as compared to the aggregate expenses of ACIF and BCPL on a standalone basis.

Ability to Increase Efficiency and Reduce Liability. The BCPL Special Committee and the BCPL Board considered how the combined company’s larger scale would be expected to improve access to more diverse and lower cost sources of capital compared to what BCPL would be expected to obtain without the scale provided by the Mergers. For example, the larger scale of the combined company may allow the combined company to more efficiently manage credit facilities and reduce liability costs over time through increased scale. The BCPL Special Committee and the BCPL Board considered that increased total assets could provide greater access to more diverse sources of financing and reduce the cost of future debt financings than what may be negotiated by BCPL on a standalone basis.

Similarities in Investment Strategies and Risks. The BCPL Special Committee and BCPL Board reviewed the investment objectives and strategies of ACIF and noted that, although they are not identical, they are similar to the objectives and strategies of BCPL. Specifically, the BCPL Special Committee and BCPL Board noted and considered that BCPL’s investment objective is to generate current income and, to a lesser extent, capital appreciation by investing primarily in private middle-market companies in the form of secured debt, unsecured debt, other debt and/or equity securities, and ACIF’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets. The Advisers anticipate that following the Mergers the combined entity will benefit from efficiencies in portfolio management and oversight as a result of managing one combined entity. In this connection, the BCPL Special Committee and BCPL Board considered that BCPL and ACIF are each externally managed by affiliates of BCPL and, after the Mergers, BCPL Stockholders would be invested in a similarly structured investment vehicle (other than as noted elsewhere in this section). As such, BCPL Stockholders will receive the benefits described in this section without significant change to their investment exposure or outcomes.

Increased Stockholder Liquidity. The BCPL Special Committee and the BCPL Board also considered that, beginning 12 months after the completion of the Mergers, BCPL will begin conducting quarterly tender offers equal to 2.5% of its net assets, thereby providing increased liquidity to BCPL Stockholders. The BCPL Special Committee and the BCPL Board noted that increased liquidity may increase interest by a larger number of potential stockholders, which could provide greater flexibility and opportunity for the combined company to raise additional equity capital in the future.

Continuity of BCPL-Affiliated Management Team. The BCPL Special Committee and the BCPL Board considered that, following the Merger, the combined company would have the same investment adviser and management team that have already been considered and approved by the BCPL Board. The BCPL Special Committee and the BCPL Board considered that, because the investment adviser would remain unchanged and the management team will remain substantially similar as a result of the Mergers, the combined entity and the

BCPL Stockholders would be expected to receive the same nature, quality and extent of services that they are currently receiving and could continue to benefit from the experience and expertise of its current management team, including familiarity with the investment portfolio.

The Structure of the Mergers. The BCPL Special Committee and the BCPL Board considered that BCPL and BCPL Stockholders are not expected to recognize any gain or loss for U.S. federal income tax purposes as a result of the Mergers.

No Dilution for Purposes of Rule 17a-8 under the 1940 Act. The BCPL Special Committee and the BCPL Board considered that the Exchange Ratio (and thus the number of shares of BCPL Common Stock to be issued to ACIF Shareholders pursuant to the Merger Agreement) will be determined on a NAV-for-NAV basis (determined shortly before the Closing Date on the basis of methodologies that were considered and approved by the BCPL Board), supporting a determination that the interests of the BCPL Stockholders will not be diluted for purposes of Rule 17a-8 under the 1940 Act as a result of the Mergers.

Potential Benefits of the Mergers as Compared to Other Strategic Options. The BCPL Special Committee and the BCPL Board considered the potential benefits of the Mergers, including the anticipated expense savings, acquisition of a known, diversified portfolio with significant overlap and other benefits noted above, relative to other strategic options, such as a merger between BCPL and an unaffiliated investment company.

Opinion of KBW, Financial Advisor to the BCPL Special Committee. The BCPL Special Committee considered the financial presentation, dated February 24, 2026, of KBW provided to and reviewed with the BCPL Special Committee and the opinion, dated February 24, 2026, of KBW to the BCPL Special Committee and the BCPL Board regarding, as of the date of the opinion, the fairness, from a financial point of view, to the holders of BCPL Common Stock of the Exchange Ratio in the First Merger, as more fully described below in the section entitled “The Mergers—Opinion of the Financial Advisor to the BCPL Special Committee.” At the request of the BCPL Special Committee, KBW also attended the special telephonic and video meeting of the BCPL Board following the delivery of its opinion to provide the BCPL Board with the opportunity to discuss KBW’s opinion.

When considering the information described above, including all of the anticipated effects of the Mergers on BCPL and BCPL Stockholders and the related pro forma information, the BCPL Special Committee and the BCPL Board noted that information based on projections and assumptions may be incorrect, is subject to change, and may fluctuate over time. The BCPL Board acknowledged that the pro forma information and the projections and assumptions on which the potential expenses, earnings, yield, dividend and trading price information is based depends on many factors and variables, including among other things, asset mix, the performance of individual investments, changing cost of service providers, portfolio turnover level, leverage, the cost of leverage, changes in interest rates and general market conditions. The BCPL Special Committee and the BCPL Board noted that there is no assurance that any of the potential benefits to BCPL or BCPL Stockholders as a result of the Mergers will be realized, including any anticipated synergies, and that the combined company could experience unanticipated detrimental effects.

In the course of their deliberations, the BCPL Board and the BCPL Special Committee also considered a variety of risks and certain potentially negative factors that could cause the Mergers not to close or the anticipated benefits of the Mergers not to be realized, including the following (which are not in any relative order of importance):

•

Failure to Close. The Mergers may not be completed or completion may be unduly delayed for reasons beyond the control of ACIF or BCPL, including an inability to obtain the required ACIF Shareholder approval.

•	Management Diversion. It is possible that the attention of management may be diverted during the period prior to completion of the Mergers, which may adversely affect BCPL’s business.

•

Restrictions on Conduct of Business. The restrictions on the conduct of BCPL’s business prior to completion of the Mergers, requiring BCPL to conduct its business only in the ordinary course of business and consistent with past practice and its investment objectives and policies as publicly disclosed, subject to specific limitations, could delay or prevent BCPL from undertaking certain business opportunities that may arise pending completion of the Mergers.

•

Fees Associated with the Mergers. Except for certain expenses that will be shared with ACIF by reference to BCPL’s and ACIF’s respective net asset values as of December 31, 2025, BCPL will be responsible for the expenses incurred by BCPL in connection with the Mergers and the completion of the transactions contemplated by the Merger Agreement, whether or not the Mergers are ultimately consummated.

•

Litigation Risk. Mergers are frequently the subject of litigation. If any litigation arises in connection with the Mergers, even if any plaintiff’s claims are without merit, it could divert management time and resources away from BCPL’s business.

•

Other Risks. There are various other risks associated with the Mergers, the business of BCPL and the combined company described in the section entitled “Risk Factors” and in the section entitled “Special Note Regarding Forward-Looking Statements.”

This discussion of the information and factors considered by the BCPL Special Committee and the BCPL Board in making their decisions is not intended to be exhaustive, but includes the material benefits, risks and other factors considered by the BCPL Special Committee and the BCPL Board. Because of the wide variety of factors considered in connection with the evaluation of the Mergers and the Merger Agreement and the complexity of those matters, the BCPL Board and the BCPL Special Committee did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the BCPL Special Committee and the BCPL Board may have given different weights to different factors.

The BCPL Special Committee consulted with KBW, as its financial advisor, in connection with its evaluation of the financial terms of the Mergers. In addition, the BCPL Special Committee and the BCPL Board relied on their respective legal advisors for legal analysis in connection with the transactions contemplated by the Merger Agreement, including the Mergers.

The BCPL Special Committee and, upon the unanimous recommendation of the BCPL Special Committee, the BCPL Board considered all of these factors and others as a whole and, on balance, determined the Mergers to be in the best interests of BCPL and BCPL Stockholders and unanimously approved the Mergers and the Merger Agreement.

ACIF

The ACIF Special Committee and the ACIF Board carefully considered the approval of the Mergers and the Merger Agreement over the course of various telephonic and videoconference meetings. To facilitate their consideration, including in response to requests from the ACIF Special Committee, SCIM provided the ACIF Special Committee and the ACIF Board with various materials and information regarding the proposed Mergers, BCPL and the anticipated effects of the Mergers on ACIF and ACIF Shareholders, both immediately after the Mergers and over the longer-term, assuming that some or all of the anticipated benefits of the Mergers are realized. Such materials and information included a broad range of data concerning portfolio holdings (including investments and positions held by both ACIF and BCPL), investment valuation analyses, comparative fee data and pro forma projections regarding operating expenses and returns following the Mergers, potential tax consequences of the Mergers and projected transaction costs of the Mergers, among other things.

Throughout the process of reviewing the materials and information provided and considering the Mergers, the ACIF Special Committee and the ACIF Board conferred with Lucid, as well as management of SCIM. The

ACIF Special Committee and the ACIF Board considered the nature and adequacy of the information provided, the terms of the Merger Agreement, their duties under state and federal law in considering and ultimately approving the Merger Agreement and the Mergers and any conflicts of interest presented by the transactions provided for in the Merger Agreement. The ACIF Special Committee and the ACIF Board considered numerous factors, including the ones described below, in connection with their consideration and approval of the Merger Agreement and the Mergers. On February 24, 2026, the ACIF Special Committee and the ACIF Board unanimously determined that the Mergers are advisable and in the best interests of ACIF and ACIF Shareholders, and that existing ACIF Shareholders will not be diluted (for purposes of Rule 17a-8 under the 1940 Act) because of the Mergers.

In considering the Mergers, the ACIF Special Committee reviewed comparative information about ACIF and BCPL, including, among other items: (i) their respective investment objectives, strategies, policies and restrictions and what changes would occur as a result of the Mergers; (ii) their portfolio compositions; (iii) their short-term and long-term investment performance history and financial results; (iv) the level of past distributions and expenses and the anticipated effect of the Mergers on future net investment income, distributions and expenses; (v) their respective investment advisory agreements and any differences in the expected expense ratios of ACIF and the post-Merger combined company; and (vi) the U.S. federal income tax implications of the Mergers. In addition, the ACIF Special Committee reviewed information regarding the anticipated benefits and possible risks to ACIF and ACIF Shareholders as a result of the Mergers, and the anticipated investment, market and financial synergies to be experienced by the combined company over the shorter- and longer-term. The ACIF Special Committee also considered financial aspects of the Mergers in consultation with Lucid, the financial advisor to the ACIF Special Committee.

The ACIF Special Committee and the ACIF Board weighed various potential benefits and risks in considering the Mergers, both with respect to the immediate effects of the Mergers on ACIF and ACIF Shareholders and with respect to the potential benefits and risks that could be experienced by the combined company after the Mergers. Some of the factors (which are not in any relative order of importance) considered by the ACIF Special Committee and the ACIF Board that assisted it in concluding that the Mergers are in the best interests of ACIF and ACIF Shareholders included, among others:

Expected Accretion to Net Investment Income and Return in Equity. SCIM expects the Mergers to be accretive to both net investment income per share and return on equity for ACIF Shareholders. SCIM expects this accretion to result from several factors, including the deployment of incremental leverage on ACIF’s net assets and the elimination of certain redundant professional services and other duplicative corporate expenses following the Closing.

Certain Expected Expense Savings. The ACIF Special Committee and the ACIF Board considered that, as a result of the Mergers, certain redundant professional services and other corporate expenses are expected to be eliminated or reduced, which would reduce the potential expenses of the combined company as compared to the aggregate expenses of BCPL and ACIF on a standalone basis. They also considered that ACIF Shareholders would no longer benefit from the expense limitation agreed to by the current adviser, SCIM.

Incentive Fees. The ACIF Special Committee and the ACIF Board considered the differences in the incentive fees of BCPL and ACIF, including the lower hurdle rate and its likely impact on incentive fees payments of the combined company when considered in isolation.

Ability to Increase Efficiency and Portfolio Management Opportunities. The ACIF Special Committee and the ACIF Board considered SCIM’s belief that the combined company’s scale would be expected to improve access to more diverse, lower cost sources of capital compared to what ACIF would be expected to obtain without the scale provided by the Mergers. For example, the larger scale of the combined company may allow the combined company to more efficiently manage credit facilities over time through increased scale.

Similarities in Investment Strategies and Risks. The ACIF Special Committee and the ACIF Board reviewed the investment objectives and strategies of BCPL and noted the similarities and differences in the objectives and strategies. Specifically, the ACIF Special Committee and the ACIF Board noted and considered that ACIF’s investment objectives are to produce current income and achieve capital preservation with moderate volatility and low to moderate correlation to the broader equity markets. ACIF pursues its investment objectives by investing, under normal circumstances, at least 80% of its assets in fixed-income and fixed-income related securities. The fixed income securities include loans and fixed-income instruments, private investment funds, BDCs, registered funds, collateralized debt obligations and collateralized loan obligations.

They also noted that BCPL’s investment objective is to generate current income and, to a lesser extent, capital appreciation by investing primarily in private middle-market companies in the form of secured debt, unsecured debt, other debt and/or equity securities. In addition, to a lesser extent, BCPL may invest in the securities of public companies and in structured products.

They considered that BCPL and ACIF have similar investment risks given that both invest in debt and fixed income securities. However, BCPL, as a significant portion of its investment strategy, originates and makes loans to U.S. middle market companies, while ACIF acts as a direct lender to a much lesser extent. Direct lending is particularly susceptible to risks, such as failure to establish a substantial origination platform, breach of contractual loan agreements constituting default, credit downgrades, failure to complete proper due diligence of portfolio companies, decrease in the value of secured collateral, among other things. These risks are less amplified for ACIF which invests in debt and/or fixed-income related instruments but is not originating loans.

Continuity of BCP-Affiliated Management Team. The ACIF Special Committee and the ACIF Board considered that, following the Mergers, the combined company would be managed by a team of investment professionals with substantial overlap to the portfolio management team currently responsible for ACIF. The ACIF Special Committee and the ACIF Board considered that, although there would be a change in the investment adviser entity for ACIF Shareholders, with BC Partners Advisors serving as investment adviser to BCPL rather than SCIM, there would be no functional change. ACIF Shareholders thus would have access to the same management and administrative resources, and the combined entity and ACIF Shareholders would be expected to receive the same nature, quality and extent of services that they are currently receiving and would continue to benefit from the experience and expertise of BC Partners Advisors, including familiarity with the investment portfolio.

Discretionary Repurchase Offer. If the Merger Proposal is approved by ACIF Shareholders, immediately prior to the closing of the Merger ACIF will conduct a one-time discretionary repurchase offer in compliance with the requirements of Rule 23c-3 under the 1940 Act for up to 15% of ACIF’s then-outstanding shares. The Discretionary Repurchase Offer will only be conducted if ACIF Shareholders vote to approve the Merger Proposal.

The Structure of the Mergers as a Tax-Free Reorganization. The ACIF Special Committee and the ACIF Board considered that the Mergers are expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. ACIF is not expected to recognize any gain or loss for U.S. federal income tax purposes, and ACIF Shareholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of ACIF Shares for shares of BCPL Common Stock pursuant to the Mergers, except with respect to cash received in lieu of fractional shares of BCPL Common Stock.

No Dilution for Purposes of Rule 17a-8 under the 1940 Act. The ACIF Special Committee and the ACIF Board considered that the Exchange Ratio (and thus the number of shares of BCPL Common Stock to be issued to ACIF Shareholders pursuant to the Merger Agreement) is determined based on the respective net asset values of ACIF and BCPL, and determined that the interests of the ACIF Shareholders will not be diluted for purposes of Rule 17a-8 under the 1940 Act as a result of the Mergers.

Potential Benefits of Mergers as Compared to Other Strategic Options. The ACIF Special Committee and the ACIF Board considered the potential benefits of the Mergers, including the anticipated expense savings, merger with a known, diversified portfolio, and other benefits noted above, relative to other strategic options, such as continuing to operate on a standalone basis. In this regard, the ACIF Special Committee and the ACIF Board also considered the continuity of investment experience for ACIF Shareholders by remaining in an investment vehicle managed by BC Partners investment professionals as compared to an unaffiliated BDC.

Opinion of Lucid, Financial Advisor to the ACIF Special Committee. The ACIF Special Committee considered the financial presentation, dated February 24, 2026, of Lucid provided to and reviewed with the ACIF Special Committee and the oral opinion of Lucid rendered to the ACIF Special Committee regarding, as of the date of the opinion, the fairness, from a financial point of view, to the holders of ACIF Common Shares, of the consideration to be received by ACIF Shareholders in the Mergers. At the request of the ACIF Special Committee, Lucid also attended the special telephonic and video meeting of the ACIF Board following the delivery of its opinion to the ACIF Special Committee to provide the ACIF Board with the opportunity to discuss Lucid’s opinion.

When considering the information described above, including all of the anticipated effects of the Mergers on ACIF and ACIF Shareholders and the related pro forma information, the ACIF Board noted that information based on projections and assumptions may be incorrect, is subject to change, and may fluctuate over time. The ACIF Board acknowledged that the pro forma information and the projections and assumptions on which the potential expenses, earnings, yield, dividend and trading price information is based depends on many factors and variables, including among other things, asset mix, the performance of individual investments, changing cost of service providers, portfolio turnover level, leverage, the cost of leverage, changes in interest rates and general market conditions. The ACIF Board noted that there is no assurance that any of the potential benefits to ACIF or ACIF Shareholders as a result of the Mergers will be realized, including any anticipated synergies, and that the combined company could experience unanticipated detrimental effects.

In the course of their deliberations, the ACIF Board and the ACIF Special Committee also considered a variety of risks and certain potentially negative factors that could cause the Mergers not to close or the anticipated benefits of the Mergers not to be realized, including the following (which are not in any relative order of importance):

•

Failure to Close. The Mergers may not be completed or completion may be unduly delayed for reasons beyond the control of BCPL or ACIF, including an inability to obtain the required ACIF Shareholder approval or the relevant consents under ACIF’s outstanding indebtedness.

•	Management Diversion. It is possible that the attention of management may be diverted during the period prior to completion of the Mergers, which may adversely affect ACIF’s business.

•

Restrictions on Conduct of Business. The restrictions on the conduct of ACIF’s business prior to completion of the Merger, requiring ACIF to conduct its business only in the ordinary course of business in all material respects, subject to specific limitations, could delay or prevent ACIF from undertaking certain business opportunities that may arise pending completion of the Mergers.

•

Restrictions on Superior Proposals. The Merger Agreement includes restrictions on the ability of ACIF to solicit proposals for alternative transactions or engage in discussions regarding such proposals, subject to exceptions and termination provisions (as more fully described in the section entitled “Description of the Merger Agreement—Additional Agreements”), which could have the effect of discouraging such proposals from being made or pursued.

•

Fees Associated with the Mergers. If the Mergers are not completed, ACIF will have incurred substantial expenses for which no ultimate benefit will have been received. ACIF has incurred out-of-pocket expenses in connection with the Mergers for investment banking, legal and accounting fees and financial printing and other related charges, much of which will be incurred even if the

Mergers are not completed. ACIF and SCIM have entered into the Fee Waiver Agreement pursuant to which SCIM has agreed, for each of the first through the twenty-fourth full months after the Fee Waiver Agreement becomes effective, to waive $62,500 of its management fees earned during such month. The Fee Waiver Agreement will become effective upon, and is subject to, the failure of ACIF Shareholders to approve the Merger Proposal by the affirmative vote of a “majority of the outstanding voting securities” of ACIF at a duly held meeting of ACIF Shareholders or at any adjournment or postponement thereof at which the Merger Proposal has been voted upon.

•

Litigation Risk. Mergers of publicly offered companies are frequently the subject of litigation. If any litigation arises in connection with the Merger, even if any plaintiff’s claims are without merit, it could divert management time and resources away from ACIF’s business.

•	Absence of Appraisal Rights. ACIF Shareholders are not entitled to appraisal rights under the Delaware Statutory Trust Act.

•

Other Risks. There are various other risks associated with the Mergers, the business of ACIF and the combined company described in the section entitled “Risk Factors” and in the section entitled “Special Note Regarding Forward-Looking Statements.”

This discussion of the information and factors that the ACIF Special Committee and the ACIF Board considered in making their decisions is not intended to be exhaustive, but includes the material benefits, risks and other factors considered by the ACIF Special Committee and the ACIF Board. Because of the wide variety of factors considered in connection with the evaluation of the Mergers and Merger Agreement and the complexity of those matters, the ACIF Board and the ACIF Special Committee did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the ACIF Special Committee and the ACIF Board may have given different weights to different factors.

The ACIF Special Committee consulted with Lucid, as its financial advisor regarding financial matters, in connection with its evaluation of the financial terms of the Mergers. In addition, the ACIF Special Committee and the ACIF Board relied on their legal advisors for legal analysis in connection with the transactions contemplated by the Merger Agreement, including the Mergers.

The ACIF Special Committee and, upon the unanimous recommendation of the ACIF Special Committee, the ACIF Board considered all of these factors and others as a whole and, on balance, determined the Mergers to be advisable and in the best interests of ACIF and ACIF Shareholders and unanimously approved the Mergers and the Merger Agreement.

ACIF Board Recommendation

The ACIF Board, upon the recommendation of the ACIF Special Committee, has unanimously approved the Merger Agreement and directed that such matters be submitted to ACIF Shareholders for approval. After careful consideration and, with respect to the Merger Proposal, on the recommendation of the ACIF Special Committee, the ACIF Board has unanimously approved, adopted and declared advisable the Merger Agreement, including the Mergers, and unanimously recommends that ACIF Shareholders vote “FOR” the Merger Proposal and the Adjournment Proposal.

Certain Prospective Financial Information Provided by BC Partners Advisors and SCIM

BCPL and ACIF (and BC Partners Advisors and SCIM, respectively, on their behalf), as a matter of course, do not make public long-term projections as to their respective future investment income, net investment income or other results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates. However, the Advisers prepared certain unaudited forecasted financial information, which was made available to the Special Committees and the ACIF Board and the BCPL Board (collectively, the “Boards”) in connection with their evaluation of the proposed Mergers and to KBW and Lucid, who were authorized and directed to use and rely upon such information for purposes of the financial analyses performed in connection with their respective opinions. The prospective financial information contained in this joint proxy statement/prospectus was prepared for internal use and not with a view to public disclosure and is being included in this joint proxy statement/prospectus only because the prospective financial information was provided to the Special Committees and the Boards in connection with their evaluation of the proposed Mergers. The summaries of the projections and prospective financial information included in this joint proxy statement/prospectus are not being provided to influence the decision of ACIF Shareholders to vote for the Merger Proposal.

The prospective financial information was not prepared with a view to compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information does not purport to present operations in accordance with GAAP, and BCPL’s and ACIF’s registered public accounting firms have not examined, compiled or otherwise applied procedures to the prospective financial information and accordingly assume no responsibility for, and disclaim any association with, such prospective financial information.

The prospective financial information provided by the Advisers on behalf of BCPL and ACIF, as applicable, was based solely on the information available to their management at that time. The inclusion of the prospective financial information in this joint proxy statement/prospectus should not be regarded as an indication that the prospective financial information will be necessarily predictive of actual future results, and the forecasts should not be relied upon as such. None of BCPL, ACIF, the Advisers or any other person makes any representation to any security holders regarding the ultimate performance of BPCL or ACIF, as applicable, compared to the prospective financial information set forth in this joint proxy statement/prospectus.

Although presented with numerical specificity, the prospective financial information is not fact and reflects numerous assumptions and estimates as to future events made by the Advisers of BCPL or ACIF, as applicable, that were believed to be reasonable at the time the prospective financial information was prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to the businesses of BCPL and ACIF, all of which are difficult to predict and many of which are beyond the control of BCPL and ACIF. Other persons attempting to project the future results of BCPL and ACIF will make their own assumptions that could result in projections materially different than those presented in this joint proxy statement/prospectus. In addition, the prospective financial information does not take into account any circumstances or events occurring after the date that they were prepared. Further, the prospective financial information does not take into account the effect of any failure to close the Mergers. Accordingly, there can be no assurance that the prospective financial information will be realized, and actual results could vary significantly from those reflected in the prospective financial information.

BCPL and ACIF do not intend to update or otherwise revise the prospective financial information to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the prospective financial information are shown to be in error.

The prospective financial information included in this document has been prepared by, and is the responsibility of, management of BCPL and ACIF, respectively. Deloitte & Touche LLP (“Deloitte”) has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, Deloitte does not express an opinion or any other form of assurance with respect thereto. The reports of Deloitte incorporated by reference in this document relate to BCPL’s and ACIF’s previously issued financial statements. They do not extend to the prospective financial information and should not be read as doing so.

The projections and prospective financial information in this joint proxy statement/prospectus are forward-looking statements. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Standalone Projections

The following is a summary of the standalone forecasts. The standalone forecasts were prepared by the Advisers’ management based solely on the information available to such management at that time. The standalone forecasts contain financial data as of December 31, 2025 (in thousands, except share and per share data).

BCPL Projections

	12/31/2026	12/31/2027	12/31/2028	12/31/2029
Estimated Net Investment Income	$11,181	$12,806	$14,831	$17,132
Estimated Net Investment Income Per Share	$2.03	$2.06	$2.11	$2.15

ACIF Projections

	12/31/2026	12/31/2027	12/31/2028	12/31/2029
Estimated Net Investment Income	$14,056	$11,906	$9,924	$8,259
Estimated Net Investment Income Per Share	$0.78	$0.81	$0.83	$0.85

Pro Forma Projections

The following is a summary of information made available by the Advisers with respect to the combined company on a pro forma basis after giving effect to the completion of the Mergers, assuming the Mergers had closed in the first quarter of 2025 and reflecting, among other things, assumptions regarding the cost savings expected to result from the Mergers and the transaction expenses estimated to be incurred by BCPL and ACIF in connection with the Mergers (in thousands, except share and per share data).

	12/31/2026	12/31/2027	12/31/2028	12/31/2029
Estimated Net Investment Income	$18,617	$29,597	$31,817	$32,420
Estimated Net Investment Income Per Share	$2.06	$2.14	$2.18	$2.21

Opinion of the Financial Advisor to the ACIF Special Committee

ACIF engaged Lucid to render financial advisory and investment banking services to the ACIF Special Committee, including an opinion to the ACIF Special Committee and, as requested by the ACIF Special Committee, the ACIF Board, as to the fairness, from a financial point of view, to the holders of ACIF Common Shares of the Exchange Ratio in the Mergers. ACIF selected Lucid because Lucid is a nationally recognized investment banking firm with substantial experience in transactions similar to the proposed transaction.

As part of its engagement, on February 24, 2026 at a meeting of the ACIF Special Committee, Lucid reviewed the financial aspects of the proposed transaction and rendered an opinion to the ACIF Special Committee to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Lucid as set forth in such opinion, the Exchange Ratio in the Mergers was fair, from a financial point of view, to the holders of ACIF Common Shares.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Lucid in preparing the opinion.

Lucid’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the ACIF Special Committee (in its capacity as such) and, as requested by the ACIF Special Committee, the ACIF Board (in its capacity as such) in connection with their respective consideration of the financial terms of the transaction. The opinion addressed only the fairness, from a financial point of view, of the Exchange Ratio in the Mergers to the holders of ACIF Common Shares. It did not address the underlying business decision of ACIF to engage in the transaction or enter into the Merger Agreement or constitute a recommendation to the ACIF Special Committee or the ACIF Board in connection with the transaction, and it does not constitute a recommendation to any holder of ACIF Common Shares or any stockholder of any other entity as to how to vote or act in connection with the transaction or any other matter, nor does it constitute a recommendation as to whether or not any such stockholder should enter into a voting, stockholders’, affiliates’ or other agreement with respect to the transaction or exercise any dissenters’ or appraisal rights that may be available to such stockholder.

Lucid’s opinion was reviewed and approved by Lucid’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

In connection with the opinion, Lucid reviewed, analyzed and relied upon material bearing upon the financial and operating condition of ACIF and BCPL and bearing upon the transaction, including, among other things:

•	a draft of the merger agreement, dated February 24, 2026 (the most recent draft then made available to Lucid);

•	the audited financial statements for the three fiscal years ended September 30, 2025 of ACIF;

•	the audited financial statements and Annual Reports on Form 10-K for the three fiscal years December 31, 2024 of BCPL;

•	certain other interim reports and other communications of ACIF and BCPL to their respective stockholders; and

•

other financial information concerning the respective businesses and operations of ACIF and BCPL furnished to Lucid by ACIF and BCPL or which Lucid was otherwise directed to use for purposes of its analysis.

Lucid’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:

•	the historical and current financial position and results of operations of ACIF and BCPL;

•	the assets and liabilities of ACIF and BCPL;

•	the nature and terms of certain other merger transactions and business combinations in the investment company industry;

•

a comparison of certain financial information for ACIF and certain financial and stock market information for BCPL with similar information for certain other companies, the securities of which are publicly traded;

•

financial and operating forecasts and projections of ACIF and BCPL (both on a standalone and pro forma combined basis) that were prepared by the Advisers, provided to and discussed with Lucid by such management, and used and relied upon by Lucid based on such discussions, at the direction of ACIF and with the consent of the ACIF Special Committee; and

•

estimates regarding certain pro forma financial effects of the transaction on BCPL (including, without limitation, the cost savings, operating synergies and revenue enhancements expected to result or be derived from the transaction) that were prepared by the Advisers, provided to Lucid and discussed with Lucid by such management, and used and relied upon by Lucid based on such discussions, at the direction of ACIF and with the consent of the ACIF Special Committee.

Lucid also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the investment company industry generally. Lucid also participated in discussions with the Advisers’ management regarding the past and current business operations, regulatory relations, financial condition and future prospects of ACIF and BCPL and such other matters as Lucid deemed relevant to its inquiry. Lucid was not requested to assist, and did not assist, the ACIF Special Committee and ACIF with soliciting indications of interest from third parties regarding a potential transaction with ACIF.

In conducting its review and arriving at its opinion, Lucid relied upon and assumed the accuracy and completeness of all the financial and other information provided to or discussed with Lucid or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. Lucid relied, with the consent of ACIF and the ACIF Special Committee, upon the Advisers’ management as to the reasonableness and achievability of the financial and operating forecasts and projections of ACIF and BCPL, and the estimates regarding certain pro forma financial effects of the transaction on BCPL (including, without limitation, the cost savings, operating synergies and revenue enhancements expected to result or be derived from the transaction), all as referred to above (and the assumptions and bases for all such information), and Lucid assumed that all such information were reasonably prepared and represented the best currently available estimates and judgments of the Advisers’ management and that the forecasts, projections and estimates reflected in such information would be realized in the amounts and in the time periods estimated by the Advisers’ management.

It is understood that the foregoing financial information of ACIF and BCPL that was provided to Lucid was not prepared with the expectation of public disclosure and that all of the foregoing financial information was based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, the widespread disruption, extraordinary uncertainty and unusual volatility arising from global tensions and political unrest, economic uncertainty, inflation and interest rate uncertainty) and, accordingly, actual results could vary significantly from those set forth in such information. Lucid assumed, based on discussions with the Advisers’ management and with the consent of ACIF and the ACIF Special Committee, that all such information provided a reasonable basis upon which Lucid could form its opinion, and Lucid expressed no view as to any such information or the assumptions or bases therefor. Lucid relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

Lucid also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either ACIF or BCPL since the date of the last financial statements of each such entity that were made available to Lucid. In rendering its opinion, Lucid did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of ACIF or BCPL, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did Lucid examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of ACIF or BCPL under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Lucid expressed no view as to the value of any investment asset owned by ACIF or BCPL that was used in connection with the net asset value computations made by ACIF or BCPL or the valuation policies and procedures of ACIF or BCPL in connection therewith. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as Lucid’s view of the actual value of any companies or assets. Lucid did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which ACIF or BCPL is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or contingent liabilities to which ACIF or BCPL is or may be a party or is or may be subject.

Lucid assumed, in all respects material to its analyses, the following:

•

the transaction and any related transactions would be completed in accordance with the terms set forth in the Merger Agreement (the final terms of which Lucid assumed would not differ in any material respect to its analyses from the draft reviewed by Lucid and referred to above), with no adjustments to the Exchange Ratio assumed for purposes of its opinion and with no other consideration or payments in respect of ACIF Common Shares;

•	the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement were true and correct;

•	each party to the Merger Agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•

there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the transaction or any related transactions and all conditions to the completion of the transaction and any related transactions would be satisfied without any waivers or modifications to the Merger Agreement or any of the related documents; and

•

in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the transaction and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of ACIF, BCPL or the pro forma entity, or the contemplated benefits of the transaction, including without limitation the cost savings, operating synergies and revenue enhancements expected to result or be derived from the transaction.

Lucid assumed that the transaction would be consummated in a manner that complies with the applicable provisions of the Securities Act, Exchange Act, the 1940 Act, as amended, and all other applicable federal and state statutes, rules and regulations. Lucid was further advised by representatives of ACIF that ACIF relied upon advice from its advisors (other than Lucid) or other appropriate sources as to the calculations of the ACIF Per Share NAV and the BCPL Per Share NAV, all legal, financial reporting, tax, accounting and regulatory matters with respect to ACIF, BCPL, Merger Sub, the transactions contemplated by the Merger Agreement and any related transaction, and the Merger Agreement. Lucid did not provide advice with respect to any such matters.

Lucid’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the Exchange Ratio in the Mergers to the holders of ACIF Common Shares. Lucid expressed no view or opinion as to any other terms or aspects of the transaction or any term or aspect of any related transaction (including the termination of the ACIF Investment Advisory Agreement, the expense limitation and reimbursement agreement between SCIM and ACIF (the “Expense Limitation Agreement”), the Administration, Bookkeeping and Pricing Services Agreement, as amended between ACIF and ALPS Fund Services, Inc. (the “Administration Agreements”), the credit agreement between ACIF and US Bank National Association as amended, (“ACIF Credit Agreement”), the broker dealer agreement between ACIF and ALPS Distributors, Inc. (the “ACIF Broker Dealer Agreement”), the ACIF shareholder servicing plan, the ACIF distribution plans and the multiple class plan (collectively, the “Distribution Agreements”), including without limitation, the form or structure of the transaction or any such related transaction, any consequences of the transaction or any related transaction to ACIF, ACIF Shareholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the transaction, any such related transaction, or otherwise. Lucid’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of the opinion and the information made available to Lucid through the date of the opinion. There has been significant volatility in stock and other financial markets arising from global tensions and political unrest, economic uncertainty, inflation, interest rate uncertainty. Developments subsequent to the date of Lucid’s opinion may have affected and may affect the conclusion reached in Lucid’s opinion and Lucid did not and does not have an obligation to update, revise or reaffirm its opinion. Lucid expressed no view or opinion as to any changes to the ACIF Per Share NAV or the BCPL Per Share NAV after the date of Lucid’s opinion from the respective values thereof that Lucid assumed for purposes of its analyses and opinion.

Lucid’s opinion did not address, and Lucid expressed no view or opinion with respect to:

•	the underlying business decision of ACIF to engage in the transaction or enter into the Merger Agreement;

•

the relative merits of the transaction contemplated by the Merger Agreement as compared to any strategic alternatives that are, have been or may be available to or contemplated by ACIF, the ACIF Special Committee or the ACIF Board;

•

the fairness of the amount or nature of any compensation to any of ACIF’s officers, directors or employees, or any class of such persons (including SCIM), relative to any compensation to the holders of ACIF Common Shares;

•

the effect of the transactions contemplated by the Merger Agreement or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of ACIF (other than the holders of ACIF Common Shares, solely with respect to the Exchange Ratio (as described in Lucid’s opinion) and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of BCPL or any other party to any transaction contemplated by the Merger Agreement;

•	any fees payable by ACIF to SCIM for investment advisory and management services;

•

the Exchange Ratio calculation provided for in the Merger Agreement, whether the BCPL Common Stock Price will actually be greater than the BCPL Per Share NAV or what the actual number of shares of BCPL Common Stock to be received in the Mergers for each ACIF Common Share would be;

•	the actual value of BCPL Common Stock to be issued in connection with the Mergers;

•

the prices, trading range or volume at which BCPL Common Stock would trade following the public announcement of the transaction or the prices, trading range or volume at which BCPL common stock would trade following the consummation of the transaction;

•	any advice or opinions provided by any other advisor to any of the parties to the transaction or any other transaction contemplated by the Merger Agreement; or

•

any legal, regulatory, accounting, tax or similar matters relating to ACIF, BCPL, Merger Sub, any of their respective stockholders, or relating to or arising out of or as a consequence of the transaction or any other related transaction, including whether or not the transaction would qualify as a tax-free reorganization for United States federal income tax purposes.

In preparing its opinion to the AFIC Special Committee, Lucid performed a variety of analyses, including those described below. The summary of Lucid’s analyses is not a complete description of the analyses underlying Lucid’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. Consequently, neither Lucid’s opinion nor its underlying analyses is readily susceptible to summary description. Lucid arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw in isolation conclusions from, or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Lucid’s overall conclusion with respect to fairness, Lucid did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Lucid believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Lucid’s analyses and opinion.

In performing its analyses, Lucid made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Lucid, ACIF and BCPL. Any estimates contained in the analyses performed by Lucid are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Lucid opinion was among several factors taken into consideration by the ACIF Special Committee in making its determination to recommend the approval by the ACIF Board of the Merger Agreement and the Transactions contemplated thereby and by the ACIF Board in making its determination to approve the Merger Agreement and the Mergers. Consequently, the analyses described below should not be viewed as determinative of the decision of the ACIF Special Committee or the ACIF Board with respect to the fairness of the Exchange Ratio. The type and amount of consideration payable in the transactions contemplated by the Merger Agreement, including the initial merger, were determined through negotiation between ACIF and BCPL and the decision of ACIF to enter into the Merger Agreement was solely that of the ACIF Special Committee and the ACIF Board.

The following is a summary of the material financial analyses presented by Lucid to the ACIF Special Committee in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by Lucid to the ACIF Special Committee but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Lucid did not attribute any particular weight to any analysis or factor that it considered but rather, made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lucid believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Lucid calculated an implied equity value for the proposed transaction of $8.87 per outstanding ACIF Common Share based on an assumed 0.4579x exchange ratio. This implied equity value for the proposed transactions was compared to the ranges of implied value per ACIF Common Share in the financial analyses of ACIF described below.

Selected Transactions Analysis. Lucid reviewed publicly available information related to 22 selected acquisitions of U.S. investment companies announced since the beginning of 2015.

The selected transactions were as follows:

Carlyle Secured Lending, Inc.

Blue Owl Technology Finance Corp.

Blue Owl Capital Corp.

Golub Capital BDC, Inc.

Blackrock TCP Capital Corp.

Franklin BSP Capital Corp.

Crescent Capital BDC, Inc.

Oaktree Specialty Lending Corporation

SLR Investment Corp.

Barings BDC Inc.

FS KKR Capital Corp.

Oaktree Specialty Lending Corporation

Barings BDC, Inc.

Carlyle Secured Lending III

Blue Owl Technology Finance Corp. II

Blue Owl Capital Corp. III

Golub Capital BDC 3, Inc.

BlackRock Capital Investment Corporation

Franklin BSP Lending Corp.

First Eagle Alternative Capital BDC, Inc.

Oaktree Strategic Income Corporation II

SLR Senior Investment Corp.

Sierra Income Corporation

FS KKR Capital Corp. II

Oaktree Strategic Income Corporation

MVC Capital, Inc.

Goldman Sachs BDC, Inc.

Crescent Capital BDC, Inc.

FS Investment Corporation II

East Asset Management, LLC

Golub Capital BDC, Inc.

FS Investment Corp.

Ares Capital Corporation

Great Elm Capital Corp.

PennantPark Floating Rate Capital Ltd.

Goldman Sachs Middle Market Lending Corp.

Alcentra Capital Corp.

FS Investment Corp. III, FS Investment Corp. IV,

Corporate Capital Trust II

Rand Capital Corporation

Golub Capital Investment Corporation

Corporate Capital Trust, Inc.

American Capital, Ltd.

Full Circle Capital Corp.

MCG Capital Corporation

For each selected transaction, Lucid derived the price per share paid to the acquired company stockholders as a percentage of net asset value, based on the transaction consideration value paid for the acquired company (including, in some cases, contributions by external managers) in the 22 selected transactions in which all or a majority of the transaction consideration was in the form of publicly traded common stock of the acquiror and using price per net asset value reported in the announcement of the consummation of respective transaction.

Lucid’s analysis of all select transactions showed the following concerning the proposed transaction and the selected transactions:

Price per Share NAV

Min: 82%

Max: 114%

Average: 100%

Median: 100%

Lucid then applied a range of price-to-NAV per share multiples of 0.82x to 1.14x derived from the multiples of the selected 22 transactions to the estimated June 30, 2026 closing date NAV per ACIF Common Share, using financial forecasts and projections of ACIF provided by the Advisers. This analysis indicated the range of the implied equity value per ACIF Common Share of $8.87 to $10.11, as compared to the implied transaction value for the proposed transaction of $8.87 per outstanding ACIF Common Share.

Selected Transactions Involving Affiliates. Lucid’s analysis also showed the following concerning the 13 selected transactions involving affiliate mergers (Carlyle Secured Lending, Inc/Carlyle Secured Lending III, Blue Owl Technology Finance Corp./Blue Owl Technology Finance Corp. II, Blue Owl Capital Corp./Blue Owl Capital Corp. III, Golub Capital BDC, Inc./Golub Capital BDC 3, Inc., Blackrock TCP Capital Corp./BlackRock Capital Investment Corporation, Franklin BSP Capital Corp./Franklin BSP Lending Corp., Oaktree Specialty Lending Corporation/Oaktree Strategic Income Corporation II, SLR Investment Corp./SLR Senior Investment Corp., FS KKR Capital Corp./FS KKR Capital Corp. II, Oaktree Specialty Lending Corporation/Oaktree Strategic Income Corporation, Goldman Sachs BDC, Inc./Goldman Sachs Middle Market Lending Corp., FS Investment Corporation II/FS Investment Corp. III, FS Investment Corp. IV, Corporate Capital Trust II, Golub Capital BDC, Inc./Golub Capital Investment Corporation.)

Lucid’s analysis of all select transactions showed the following concerning the proposed transaction and the selected affiliate transactions:

Price per Share NAV

Min: 100%

Max: 100%

Average: 100%

Median: 100%

Lucid then applied a range of price-to-NAV per share multiples of 1.00x to 1.11x derived from the multiples of the selected ten transactions involving affiliate mergers to the estimated June 30, 2026 NAV per ACIF Common Share, using financial forecasts and projections of ACIF provided by the Advisers. This analysis indicated the implied equity value per ACIF Common Share of $8.87, as compared to the implied transaction value for the proposed transaction of $8.87 per outstanding share of ACIF Common Share.

No company or transaction used as a comparison in the above selected transaction analysis is identical to ACIF or the proposed transaction. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Companies Analysis of ACIF. Using publicly available information, Lucid reviewed, among other things, the market performance of 23 selected publicly traded, externally managed investment companies with market capitalizations ranging from $100 million to $1.0 billion. BCP Investment Corp. was excluded from the selected companies due to its affiliation with BC Partners Advisors.

The selected companies were as follows (shown in descending order of market capitalization):

Kayne Anderson BDC, Inc

Barings BDC, Inc.

Bain Capital Specialty Finance, Inc.

Carlyle Secured Lending, Inc.

New Mountain Finance Corporation

PennantPark Floating Rate Capital Ltd.

SLR Investment Corp.

Nuveen Churchill Direct Lending Corp.

Fidus Investment Corp.

MSC Income Fund

Gladstone Investment Corporation

Crescent Capital BDC, Inc.

CION Investment Corp.

Gladstone Capital Corporation

BlackRock TCP Capital Corp.

Saratoga Investment Corp.

Palmer Square Capital BDC Inc.

PennantPark Investment Corporation

Stellus Capital Investment Corporation

Runway Growth Finance Corp

Horizon Technology Finance Corporation

Triplepoint Venture Growth BDC Corp.

WhiteHorse Finance, Inc.

To perform this analysis, Lucid used market price information as of February 23, 2026 and reported NAV per share data as of the end of the most recent completed quarterly period available. Lucid also used calendar years 2026 and 2027 net income (“NII”) and dividend per share (“DPS”) estimates taken from consensus “street estimates” of the selected companies.

Lucid’s analysis showed the following concerning the market performance of the selected companies, as well as corresponding implied transaction multiples for the proposed transaction based on the implied transaction value for the proposed transaction of $8.87 per outstanding ACIF Common Shares, which corresponding implied transaction multiples were calculated using financial forecasts and projections of ACIF provided by the Advisers:

Selected Companies
	Proposed Transaction(1)	Low	25th Percentile	Median	Average	75th Percentile	High
Price / NAV per share	1.00x	0.521x	0.681x	0.775x	0.745x	0.820x	0.929x
Price / 2026 NII	11.3 x	5.2x	6.3x	8.1x	8.0x	9.0x	15.6x
Price / 2026 DPS	13.8 x	4.3x	6.0x	7.2x	7.5x	8.6x	14.4x
Price / 2027 NII	10.9 x	5.1x	7.1x	8.6x	8.5x	9.1x	15.1x
Price / 2027 DPS	13.7x	5.7x	6.9x	7.7x	8.0x	8.8x	14.4x

(1)

Multiples based on estimated ACIF June 30, 2026 NAV per share and estimated ACIF NII and DPS for the 12-month periods ending December 31, 2026, and December 31, 2027 using financial forecasts and projections of ACIF provided by the Advisers.

Lucid then applied a range of price-to-NAV per share multiples of 0.521x to 0.929x derived from the low and high multiples of the selected companies to the estimated June 30, 2026 NAV per ACIF Common Share, using financial forecasts and projections of ACIF provided by the Advisers. Lucid then applied a range of price-to-estimated calendar year 2026 NII multiples of 5.2x to 15.6x derived from the low and high multiples of the selected companies to the estimated calendar year 2026 NII of ACIF, which was taken from financial forecasts and projections of ACIF provided by the Advisers; applied a range of price-to-estimated calendar year 2026 DPS multiples of 4.3x to 14.4x derived from the low and high multiples of the selected companies to the estimated calendar year 2026 DPS of ACIF, which was taken from financial forecasts and projections of ACIF provided by the Advisers; a range of price-to-estimated calendar year 2027 NII multiples of 5.1x to 15.1x derived from the low and high multiples of the selected companies to the estimated calendar year 2027 NII of ACIF, which was also taken from financial forecasts and projections of ACIF provided by the Advisers; and applied a range of price-to-estimated calendar year 2027 DPS multiples of 5.7x to 14.4x derived from the low and high multiples of the selected companies to the estimated calendar year 2027 DPS of ACIF, which was taken from financial forecasts and projections of ACIF provided by the Advisers;. This analysis indicated the following ranges of the implied value per ACIF Common Shares, as compared to the implied transaction value for the proposed transaction of $8.87 per outstanding ACIF Common Shares:

Implied Value Per Share Ranges of ACIF Common Shares
Based on NAV per share estimate of ACIF as of June 30, 2026 provided by the Advisers	$4.62 to $8.24
Based on 2026 NII estimate of ACIF provided by the Advisers	$4.06 to $12.20
Based on 2026 DPS estimate of ACIF provided by the Advisers	$2.74 to $9.23
Based on 2027 NII estimate of ACIF provided by the Advisers	$4.02 to $11.85
Based on 2027 DPS estimate of ACIF provided by the Advisers	$3.67 to $9.32

No company used as a comparison in the above selected companies analysis is identical to ACIF. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Dividend Discount Analysis of ACIF. Lucid performed a dividend discount analysis of ACIF on a standalone basis to estimate ranges for the implied equity value of ACIF. In this analysis, Lucid used financial and operating forecasts and projections relating to dividends and net assets of ACIF that were provided by the Advisers. Lucid assumed a cost of equity of 8.9%, based on the weighted average cost of equity as reported by Bloomberg for the 23 selected publicly traded, externally managed investment companies with market capitalizations ranging from $100 million to $1.0 billion considered in the select company analysis of ACIF; and a dividend growth rate of 1.0% based on financial forecasts provided by the Advisers. Ranges of values were derived by adding (i) the present value of the estimated future dividends of ACIF over the period from the assumed June 30, 2026 closing date of the proposed transaction through June 30, 2029 and (ii) the present value of ACIF’s implied terminal value at the end of such period. Using implied terminal values for ACIF calculated by applying a terminal multiple range of 67.5% to 81.5% (representing the 25th and 75th percentile of price/NAV Bloomberg for the 23 selected publicly traded, externally managed investment companies with market capitalizations ranging from $100 million to $1.0 billion considered in the Select Company Analysis of ACIF) to ACIF’s estimated NAV per share as of December 31, 2029, this analysis resulted in a range of implied values per ACIF Common Shares of approximately $6.85 to $7.84, as compared to the implied transaction value for the proposed transaction of $8.87 per outstanding ACIF Common Shares.

The dividend discount analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including NAV per share and dividend assumptions, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of ACIF.

Miscellaneous. Lucid acted as financial advisor to the ACIF Special Committee in connection with the transaction and did not act as an advisor to or agent of any other person in connection with the transaction. As part of its investment banking business, Lucid is regularly engaged in the valuation of investment company securities, including business development company and closed-end fund securities, in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. In the ordinary course of Lucid and its affiliates’ broker-dealer businesses, Lucid and its affiliates may from time to time purchase securities from, and sell securities to, ACIF and BCPL. In addition, as market makers in securities, Lucid and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of BCPL for its and their own respective accounts and for the accounts of its and their respective customers and clients.

Pursuant to the Lucid engagement agreement, ACIF agreed to pay Lucid cash fees of $350,000 in the aggregate, $50,000 of which was paid upon Lucid’s engagement while the remaining $300,000 became payable with the rendering of Lucid’s opinion. ACIF also agreed to reimburse Lucid for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify Lucid against certain liabilities relating to or arising out of Lucid’s engagement or Lucid’s role in connection therewith.

Other than in connection with this present engagement, in the past two years, Lucid has not provided investment banking or financial advisory services to ACIF or BCPL. During the two years preceding the date of Lucid’s opinion, Lucid provided investment banking and financial advisory services to BCP Investment Corp., a closed-end investment company for which BC Partners Advisors serves as investment advisor, and Mount Logan Capital Inc., which holds a minority equity interest in SCIM. Lucid received a fee for structuring and other services in connection with a registered note offering by BCP Investment Corp. prior to the time of Lucid’s opinion. Lucid received underwriting fees and expense reimbursement for serving as representative of the underwriters for an underwritten note offering for Mount Logan Capital Inc. prior to the time of Lucid’s opinion. Lucid may in the future provide investment banking and financial advisory services to ACIF or BCPL and would expect to receive compensation for such services.

Regulatory Approvals Required for the Mergers

The obligations of BCPL and ACIF to complete the Mergers are subject to the satisfaction or waiver of certain conditions, including the condition that all regulatory approvals required by law to consummate the transactions contemplated by the Merger Agreement, including the Mergers, have been obtained and remain in full force and effect, and all statutory waiting periods required by applicable law in respect thereof have expired (including expiration of the applicable waiting period under the HSR Act). BCPL and ACIF have agreed to cooperate with each other and use their reasonable best efforts to obtain all licenses, permits, variances, exemptions, approvals, qualifications or orders from any governmental or regulatory authority necessary to consummate the Mergers.

There can be no assurance that such regulatory approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the Mergers.

Third Party Consents Required for the Mergers

Under the Merger Agreement, BCPL and ACIF have agreed to cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (including any required applications, notices or other filings under the HSR Act), to obtain as promptly as practicable all permits of all governmental entities and all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the transactions contemplated by the Merger Agreement (including the Mergers) in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities. There can be no assurance that any permits, consents, approvals, confirmations or authorizations will be obtained or that such permits, consents, approvals, confirmations or authorizations will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following the Mergers.

DESCRIPTION OF THE MERGER AGREEMENT

The following summary includes the material terms of the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. ACIF encourages you to read the Merger Agreement carefully and in its entirety.

Structure of the Mergers

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into ACIF. ACIF will be the surviving company and will continue its existence as a statutory trust under the laws of the State of Delaware. As of the Effective Time, the separate corporate existence of Merger Sub will cease. Immediately after the occurrence of the Effective Time, in the Second Merger, the surviving company will merge with and into BCPL in accordance with the Maryland General Corporation Law (the “MGCL”) and the Delaware Statutory Trust Act (the “DSTA”), with BCPL continuing as the surviving company.

Closing; Completion of the Mergers

It is currently expected that the Mergers will be completed promptly following approval of the Merger Proposal at the Special Meeting and satisfaction or waiver of the other closing conditions set forth in the Merger Agreement.

On the terms and subject to the conditions set forth in the Merger Agreement, the Closing will take place by remote communication and by the exchange of signatures by electronic transmission on the date that is three (3) business days after the satisfaction or waiver of the latest to occur of the conditions to Closing set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless otherwise agreed in writing by the parties to the Merger Agreement.

The Merger will become effective as set forth in the certificate of merger that will be filed with, and accepted for record by, the Secretary of State of the State of Delaware. The Second Merger will become effective as set forth in (i) the articles of merger that will be filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland (“SDAT”) and (ii) the certificate of merger that will be filed with, and accepted for record by, the Secretary of State of the State of Delaware. While there can be no assurance as to the exact timing, or that the Mergers will be completed at all, BCPL and ACIF are working to complete the Mergers in the second quarter of 2026.

Merger Consideration

At the Effective Time, each ACIF Common Share issued and outstanding immediately prior to the Effective Time, other than the Cancelled Shares, which will be cancelled with no consideration exchanged therefor, will be converted into the right to receive a number of shares of BCPL Common Stock equal to the Exchange Ratio (cash will be paid in lieu of fractional shares).

As of the Determination Date, each of BCPL and ACIF will deliver the Closing BCPL Net Asset Value and the Closing ACIF Net Asset Values, respectively, in each case using the same set of assumptions, methodologies and adjustments as has been historically used in preparing such calculation. Based on such calculations, the parties will calculate the BCPL Per Share NAV, which will be equal to (i) the Closing BCPL Net Asset Value divided by (ii) the number of shares of BCPL Common Stock issued and outstanding as of the Determination Date, and the ACIF Per Share NAV, which will be equal to (A) in respect of a class of ACIF Common Shares, the Closing ACIF Net Asset Value of such class divided by (B) the number of ACIF Common Shares in such class issued and outstanding as of the Determination Date (excluding any Cancelled Shares). The Exchange Ratio will be equal to the quotient (rounded to four decimal places) of (i) the applicable ACIF Per Share NAV divided by (ii) the BCPL Per Share NAV.

ACIF and BCPL will update and redeliver the Closing ACIF Net Asset Values or the Closing BCPL Net Asset Value, respectively, in the event that the Closing is subsequently materially delayed or there is a material change to such calculation between the Determination Date and the Closing and as needed to ensure that the calculation is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time.

The Exchange Ratio will be appropriately adjusted (to the extent not already taken into account in determining the Closing ACIF Net Asset Values and/or the Closing BCPL Net Asset Value, as applicable) if, between the Determination Date and the Effective Time, the respective outstanding ACIF Common Shares or shares of BCPL Common Stock will have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities will be authorized and declared with a record date within such period, as permitted by the Merger Agreement. Because the Exchange Ratio will be determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time, the time period during which such an adjustment could occur will be relatively short.

No certificates or scrip representing fractional shares of BCPL Common Stock will be issued upon the conversion of ACIF Common Shares into the right to receive shares of BCPL Common Stock. In lieu of any such fractional shares, each ACIF Shareholder who would otherwise be entitled to such fractional shares will be entitled to an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of BCPL Common Stock to which such holder would otherwise be entitled, as so rounded pursuant to the immediately following sentence, and (ii) the BCPL Per Share NAV. All fractional shares to which a single ACIF Shareholder as of immediately prior to the Effective Time would be otherwise entitled to receive will be aggregated and calculations will be rounded to three (3) decimal places.

Conversion of ACIF Common Shares; Exchange of ACIF Book-Entry Shares

At the Effective Time, each ACIF Common Share issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) will be converted into the right to receive the Merger Consideration. Each such ACIF Common Share will no longer be outstanding and will be automatically cancelled and cease to exist as of the Effective Time, and each holder of a book-entry share (“Book-Entry Share”) that immediately prior to the Effective Time represented an outstanding ACIF Common Share will cease to have any rights with respect to such Book-Entry Share other than the right to receive the Merger Consideration and any dividends payable in accordance with the terms of the Merger Agreement upon surrender of such Book-Entry Share in accordance with the terms of the Merger Agreement.

After the Effective Time, the stock transfer books of ACIF will be closed, and there will be no further transfers on the stock transfer books of ACIF of the ACIF Common Shares that were issued and outstanding immediately prior to the Effective Time.

Letter of Transmittal

As promptly as practicable following the Effective Time and in any event not later than the second business day thereafter, BCPL will cause an exchange agent that is appointed prior to the Closing (the “Exchange Agent”) to mail to each holder of record a Book-Entry Share that immediately prior to the Effective Time represented an outstanding ACIF Common Share: (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Book-Entry Share will pass only the surrender of such Book-Entry Share to the Exchange Agent (which will be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Share or other such reasonable evidence, if any, of such surrender as the Exchange Agent might reasonably request), as applicable, which will be in the form and have such other provisions as BCPL and ACIF may reasonably specify and (ii) instructions for use in effecting the surrender of Book-Entry Shares in exchange for (A) the number of shares of BCPL Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Book-Entry Shares, (B) any dividends payable pursuant to the terms of the Merger Agreement and (C) any cash paid in lieu of fractional shares of BCPL Common Stock payable pursuant to the terms of the Merger Agreement.

Upon surrender to the Exchange Agent of ACIF Common Shares that are Book-Entry Shares, by book-receipt of an “agent’s message” by the Exchange Agent in connection with the surrender of such Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares as the Exchange Agent may reasonably request), in each case, the holder of such Book-Entry Shares will be entitled to receive in exchange therefor, and BCPL will cause the Exchange Agent to pay and deliver in exchange thereof as promptly as practicable (i) the number of shares of BCPL Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Book-Entry Shares, (ii) any dividends payable pursuant to the terms of the Merger Agreement and (iii) any cash paid in lieu of fractional shares of BCPL Common Stock payable pursuant to the terms of the Merger Agreement, and the Book-Entry Shares so surrendered will be forthwith canceled. The Exchange Agent will accept such Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of Book-Entry Shares on the cash payable upon the surrender of the Book-Entry Shares.

Withholding

BCPL, the Exchange Agent and each of their respective affiliates and agents, as applicable, will be entitled to deduct and withhold from any amounts payable to any ACIF Shareholders such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under applicable tax laws. To the extent that amounts are withheld and paid over to the appropriate governmental entity, such withheld amounts will be treated as having been paid to ACIF Shareholders from whom they were withheld.

Representations and Warranties

The Merger Agreement contains representations and warranties by each of BCPL and Merger Sub, on the one hand, and ACIF, on the other hand, subject to specified exceptions and qualifications, relating to, among other things:

•	corporate organization and qualification, including with respect to consolidated subsidiaries;

•	capitalization and subsidiaries;

•

power and authority to execute, deliver and perform obligations under the Merger Agreement, and the absence of violations of (1) organizational documents, (2) laws or orders or (3) permits, contracts or other obligations;

•	required government filings and consents;

•	SEC reports;

•	financial statements, including the status of internal controls and disclosure controls and procedures;

•	broker’s fees;

•	absence of certain changes and actions since ACIF’s last certified shareholder report and BCPL’s last quarterly report filed with the SEC;

•	compliance with applicable laws, maintenance of appropriate permits and no disqualifications of affiliated persons;

•	the accuracy and completeness of information supplied for inclusion in this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus forms a part;

•	tax matters;

•	absence of certain litigation, orders or investigations;

•	employment and labor matters, including with respect to the absence of employees and employee benefit plans;

•	material contracts and certain other types of contracts;

•	insurance coverage;

•	intellectual property matters;

•	no real property ownership or leases;

•	investment assets;

•	state takeover laws;

•	solely in the case of ACIF, absence of dissenters’ rights, appraisal rights or rights of an objecting stockholder;

•	opinions of the financial advisor to the BCPL Special Committee and the financial advisor to the ACIF Special Committee; and

•	bankruptcy matters.

The Merger Agreement contains representations and warranties by BC Partners Advisors or SCIM, subject to specified exceptions and qualifications, relating to:

•	organization and qualification;

•

power and authority to execute, deliver and perform obligations under the Merger Agreement, and the absence of violations of (1) organizational documents, (2) laws or orders or (3) permits, contracts or other obligations;

•	compliance with applicable laws and maintenance of appropriate permits;

•	absence of certain litigation, orders or investigations;

•

the accuracy of information supplied or to be supplied by BC Partners Advisors or SCIM, as applicable, for inclusion in this proxy statement/prospectus and the registration statement of which this proxy statement/prospectus forms a part;

•	the financial resources of BC Partners Advisors or SCIM, as applicable; and

•

to the knowledge of SCIM (in the case of ACIF) and BC Partners Advisors (in the case of BCPL), as of the date of the execution of the Merger Agreement, the representations and warranties made by ACIF and BCPL, as applicable, are true and correct in all material respects expect as previously disclosed.

These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement and may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. The Merger Agreement is described in, and included as Annex A to, this document only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the parties or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this document.

For purposes of the Merger Agreement, “material adverse effect” with respect to ACIF, BCPL, SCIM or BC Partners Advisors, as applicable, means any event, development, change, effect or occurrence that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (1) the business, operations, condition (financial or otherwise) or results of operations of such party and its consolidated subsidiaries, taken as a whole, or (2) the ability of such party to timely perform its material obligations under the Merger Agreement or consummate the Mergers, the other transactions contemplated thereby or the Discretionary Repurchase Offer. None of the following events, developments, changes, effects or occurrences will constitute or be taken into account in determining whether a material adverse effect has occurred or is reasonably expected to occur with respect to clause (1) in the immediately preceding sentence:

•

changes in general economic, social or political conditions or financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or any pandemics (including the impact on economies generally and the results of any actions taken by governmental entities in response thereto);

•	general changes or developments in the industries in which such party and its consolidated subsidiaries operate, including general changes in law across such industries;

•	the announcement of the Merger Agreement or the transactions contemplated thereby or the identities of the parties to the Merger Agreement; and

•

the failure to meet internal or public projections or forecasts for any period (provided that the underlying cause of such failure will be considered in determining whether there is a material adverse effect).

The events, developments, changes, effects and occurrences set forth in the first two bullets in the immediately preceding paragraph will otherwise be taken into account in determining whether a material adverse effect has occurred to the extent such events, developments, changes, effects or occurrences have a materially disproportionate adverse impact on such party and its consolidated subsidiaries, taken as whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses.

Conduct of Business Pending Completion of the Mergers

Each of BCPL and ACIF has agreed that, until the earlier of the Effective Time and the date, if any, on which the Merger Agreement is terminated, except as may be required by law, as expressly permitted by the Merger Agreement or with the prior written consent of BCPL (with respect to ACIF) and ACIF (with respect to BCPL), which prior written consent will not be unreasonably delayed, conditioned or withheld, it will, and will cause each of its consolidated subsidiaries to, conduct its business in the ordinary course of business and consistent with past practice and each of ACIF’s and BCPL’s investment objectives and policies as publicly disclosed, respectively, and use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships.

In addition, until the earlier of the Effective Time and the date, if any, on which the Merger Agreement is terminated, each of BCPL and ACIF has agreed that, except as may be required by law, as expressly permitted by the Merger Agreement or as previously disclosed, and acting in a manner consistent with the immediately preceding paragraph, it will not, and will not permit any of its consolidated subsidiaries to, directly or indirectly, without the prior written consent of ACIF or BCPL, as applicable (which prior written consent will not be unreasonably delayed, conditioned or withheld):

•

other than pursuant to its dividend reinvestment plan or distribution reinvestment plan or in connection with ACIF’s continuous offering, as applicable, as in effect as of the date of the Merger Agreement, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any voting debt or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other rights to acquire, any such shares or other securities;

•

(i) make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular cash distributions payable on a monthly or quarterly basis, as applicable, consistent with past practices and its investment objectives and policies as publicly disclosed, (B) the authorization and payment of any one or more dividends that are required to be paid in order for it to maintain its qualification for taxation as a RIC and to avoid the imposition of material income tax on undistributed income under Section 852(b) of the Code for any taxable year ending before the Closing (a “Tax Dividend”) or (C) dividends payable by any of its direct or indirect wholly owned consolidated subsidiaries to it or another direct or indirect wholly owned consolidated subsidiary; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) except pursuant to the quarterly repurchase offers required to be made by ACIF pursuant to its repurchase policy in effect as of the date hereof, purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock;

•

sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business consistent with past practice and its investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure permitted indebtedness of it or any of its consolidated subsidiaries;

•

acquire or agree to acquire all or any portion of the assets, business or properties of any other person or entity, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted in the ordinary course of business consistent with its investment objectives and policies as publicly disclosed;

•	amend any of its governing documents or similar governing documents of any of its consolidated subsidiaries;

•

implement or adopt any material change in its tax or financial accounting principles, practices or methods, other than as required by applicable law, GAAP, the SEC or applicable regulatory requirements;

•

take any action or knowingly fail to take any action that would, or would reasonably be expected to (i) materially delay or materially impede the ability of the parties to consummate the transactions contemplated by the Merger Agreement or (ii) prevent the Mergers from qualifying as a “reorganization” under Section 368(a) of the Code, provided that the foregoing will not preclude it from declaring or paying any Tax Dividend on or before the Closing;

•

incur any indebtedness for borrowed money or guarantee any indebtedness of another person or entity, except for (i) draw-downs with respect to any previously disclosed financing arrangements existing as of the date of the Merger Agreement and obligations to fund commitments to companies or portfolio companies, as applicable, entered into in the ordinary course of business and (ii) indebtedness that is otherwise permitted pursuant to the terms of the Merger Agreement;

•	make or agree to make any new capital expenditure, other than obligations to fund commitments to companies or portfolio companies, as applicable, entered into in the ordinary course of business;

•

file or amend any material tax return other than in the ordinary course of business and consistent with past practice; make, change or revoke any material tax election; or settle or compromise any material tax liability or refund;

•	take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause it to fail to qualify or not be subject to tax as a RIC;

•

enter into any new line of business (except for any companies or portfolio companies in which it or any of its consolidated subsidiaries has made a debt or equity investment that is, would or should be reflected in the schedule of investments included in its quarterly, semi-annual or annual periodic reports, as applicable, that are filed with the SEC);

•

other than in the ordinary course of business consistent with past practice and its investment objectives and policies as publicly disclosed, or, except as otherwise permitted pursuant to the terms of the Merger Agreement, enter into any material contract;

•

other than in the ordinary course of business consistent with past practice and its investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any material contract (other than material contracts related to indebtedness permitted pursuant to the terms of the Merger Agreement);

•

settle any proceeding against it, except for proceedings that (i) are settled in the ordinary course of business consistent with past practice and its investment objectives and policies as publicly disclosed, in an amount not in excess of $1,250,000 (in the case of ACIF) or $500,000 (in the case of BCPL) in the aggregate (after reduction by any insurance proceeds actually received), (ii) would not impose any material restriction on the conduct of business of it or any of its consolidated subsidiaries or, after the Effective Time, in the case of ACIF, BCPL, the surviving company or any of their consolidated subsidiaries, and (iii) would not admit liability, guilt or fault;

•

except as otherwise expressly contemplated by the Merger Agreement, merge or consolidate it or any of its consolidated subsidiaries with any person or entity or enter into any other similar extraordinary corporate transaction, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of it or any of its consolidated subsidiaries;

•	with respect to ACIF, acquire, or agree to acquire, any BCPL Common Stock, and with respect to BCPL, acquire, or agree to acquire, any ACIF Common Shares (other than pursuant to the Mergers); or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or board of trustees, as applicable, authorizing, any of the foregoing actions.

As noted above, these covenants are subject to certain exceptions that were previously disclosed by ACIF and BCPL. These exceptions include, but are not limited to, actions taken in connection with ACIF’s continuous offering of daily subscriptions for ACIF Common Shares and ACIF’s ordinary course tender offers pursuant to Rule 23c-1 of the 1940 Act.

Additional Agreements

Further Assurances; Regulatory Matters

The Merger Agreement contains covenants relating to the preparation of this document, the holding of the Special Meeting and obtaining certain regulatory and third-party consents. The Merger Agreement obligates the parties to cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits of all governmental entities and all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the transactions contemplated by the Merger Agreement (including the Mergers and the Discretionary Repurchase Offer) in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities.

The parties are required to file any required applications, notices or other filings under the HSR Act as promptly as practicable. In connection with such filings, the parties are required to use reasonable best efforts to cooperate with one another, to keep the other party informed of any communications received from governmental entities and permit the other party to review such communications. The parties must consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and permits of all governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement, and each party must keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated by the Merger Agreement. The parties and their consolidated subsidiaries are not required to make payments or provide other consideration for the repayment, restructuring or amendment of terms of indebtedness in connection with the transactions contemplated by the Merger Agreement (including the Mergers and the Discretionary Repurchase Offer), other than any consent fees that were previously disclosed.

ACIF Shareholder Approval

ACIF has agreed to hold the Special Meeting as promptly as practicable following the initiation of mailing to the ACIF Shareholders of the registration statement of which this proxy statement/prospectus forms a part for the purpose of obtaining the approval of ACIF Shareholders of the Merger Proposal. ACIF will be required to use its reasonable best efforts to obtain from ACIF Shareholders the vote required to approve the Merger Proposal. Notwithstanding any ACIF Adverse Recommendation Change (as defined below), these obligations of ACIF will not be affected by the commencement, public proposal, public disclosure or communication of any Takeover Proposal (as defined below) (whether or not an ACIF Superior Proposal (as defined below)).

Indemnification

BCPL has agreed, following the Effective Time, to the fullest extent permitted under applicable law, to indemnify, defend and hold harmless and advance expenses to the present and former trustees and officers of ACIF or any of its consolidated subsidiaries (in each case, when acting in such capacity) (collectively, the “D&O Indemnified Parties”) against all costs or expenses (including, but not limited to, reasonable attorneys’ fees actually incurred, reasonable experts’ fees, reasonable travel expenses, court costs, transcript fees and telecommunications, postage and courier charges), judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or other liabilities incurred in connection with any proceeding arising out of actions or omissions occurring at or prior to the Effective Time (including in connection with the transactions contemplated by the Merger Agreement). If an indemnified liability arises, (i) BCPL has agreed to advance to the applicable D&O Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred to the fullest extent permitted under applicable law (so long as such D&O Indemnified Party, or someone on his or her behalf, undertakes to repay such advances if he or she is ultimately determined to be not entitled to indemnification and such D&O Indemnified Party complies with other applicable provisions imposed under the 1940 Act and interpretations thereof by the SEC or its staff) and (ii) BCPL and the applicable D&O Indemnified Party will cooperate in the defense of such matter.

At or prior to the Closing, ACIF will, at the cost of ACIF, purchase prepaid, non-cancelable directors’ and officers’ liability, employment practices liability and fiduciary liability “tail” insurance with a reporting period no less than six (6) years from the Closing, covering each D&O Indemnified Party and any other natural persons who are covered by the directors’ and officer’s liability, employment practices liability and fiduciary liability insurance maintained by ACIF and its consolidated subsidiaries in effect as of the Closing (such persons, “Insured Persons,” and such insurance, “Current Insurance”) in respect of actions, omissions, circumstances, events or other matters occurring at or prior to the Closing (including with respect to actions, omissions, circumstances, events or other matters occurring in connection with the Merger Agreement and the transactions contemplated by it) on terms and conditions, including limits and retentions, no less favorable to the Insured Persons than the Current Insurance. BCPL will, and will cause ACIF to, maintain such “tail” insurance in full force and effect from and after the Closing and will not, and will cause ACIF not to, amend the terms and conditions of such “tail” insurance in any manner.

No Solicitation

ACIF has agreed to, and to cause its affiliates, consolidated subsidiaries, and its and each of their respective officers, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, “Representatives”) to immediately cease and cause to be terminated all discussions or negotiations with any person that may be ongoing with respect to, or that are intended to or could reasonably be expected to lead to, a “Takeover Proposal” (as described below), and demand the immediate return or destruction (which destruction will be certified in writing to ACIF) of all confidential information previously furnished to such person (other than BCPL or its respective affiliates or Representatives) with respect to any Takeover Proposal, subject to the terms of any existing confidentiality or similar agreement with such person. Prior to the Effective Time, subject to certain exceptions described below, ACIF has agreed not to, and to cause its affiliates, consolidated subsidiaries and its and their respective Representatives not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement (other than an Acceptable Confidentiality Agreement (as defined below) entered into when permitted by the Merger Agreement)) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Mergers, the Discretionary Repurchase Offer or any other transaction contemplated by the Merger Agreement; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any person or entity (other than BCPL and its respective affiliates or Representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any takeover statute to any person or entity (other than BCPL or its respective affiliates) or with respect to any transaction (other than the transactions contemplated by the Merger Agreement) or (y), unless required by the applicable fiduciary duties (as determined by the ACIF Board in good faith), waive, release or fail to enforce any standstill or any similar agreement with respect to equity securities of ACIF; provided, that, notwithstanding the foregoing, ACIF (A) may inform persons or entities of the foregoing restrictions, and (B) is permitted to grant a waiver of, or terminate, any “standstill” or similar obligation of any third party with respect to equity securities of ACIF in order to allow such third party to confidentially submit a Takeover Proposal. ACIF has agreed to, as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify BCPL in writing of any request for information or any Takeover Proposal and the terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the person or entity (or group of persons or entities) making such request, Takeover Proposal or inquiry) and (ii) provide to BCPL copies of any written materials received by ACIF or its respective affiliates or Representatives in connection with any of the foregoing, and the identity of the person or entity (or group of persons or entities) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. ACIF has agreed to keep BCPL informed on a reasonably current basis (and in any event within twenty-four (24) hours after receipt) of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep BCPL informed on a reasonably current basis of any information requested of or provided by ACIF and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

Takeover Proposals

ACIF Proposals

If on or after the date of the Merger Agreement and at any time prior to the approval of the Merger Proposal being obtained at the Special Meeting, (i) ACIF receives an unsolicited bona fide Takeover Proposal from a third party (in which ACIF has complied in all material respects with the obligations described under “No Solicitation” above) and (ii) the ACIF Board, including a majority of the ACIF Independent Trustees, determines, after consultation with its outside legal counsel and, with respect to financial matters, its financial advisor, that (x) failure to consider such Takeover Proposal would be a breach of the fiduciary duties under applicable law applicable to the members of the ACIF Board and (y) such Takeover Proposal constitutes or is reasonably likely to result in an “ACIF Superior Proposal” (as described below), then, so long as certain notice and other procedural requirements are satisfied (including providing notice to BCPL within twenty-four (24) hours after determining that a Takeover Proposal constitutes an ACIF Superior Proposal), ACIF may directly or indirectly through one of more of its Representatives, engage in discussions and negotiations with such third party and provide information in response to a request therefor by such third party if ACIF (A) receives from the third party an executed confidentiality agreement with terms that are at least as restrictive in all material respects on such person as those contained in any confidentiality agreement between BCPL and ACIF (an “Acceptable Confidentiality Agreement”) and (B) provides BCPL a copy of all such information that has not previously been delivered to BCPL simultaneously with delivery to such third party (or its Representatives or affiliates).

In addition, if on or after the date of the Merger Agreement and at any time prior to the approval of the Merger Proposal being obtained at the Special Meeting, (1) the ACIF Board, including a majority of the ACIF Independent Trustees, has determined in good faith (after consultation with its outside legal counsel and, with respect to financial matters, its financial advisor) that a Takeover Proposal constitutes an ACIF Superior Proposal and (2) the ACIF Board, including a majority of the ACIF Independent Trustees, has determined in good faith (after consultation with its outside legal counsel and, with respect to financial matters, its financial advisor) and after compliance with its obligations under the Merger Agreement in connection with the receipt of an unsolicited bona fide Takeover Proposal, that failure to take any actions described in (x), (y) and (z) below would be a breach of the fiduciary duties under applicable law applicable to the members of the ACIF Board as a result of an ACIF Superior Proposal, (x) the ACIF Board may withdraw or qualify (or modify or amend in a manner adverse to BCPL), or may publicly propose to withdraw or qualify (or modify or amend in a manner adverse to BCPL), the recommendation of the ACIF Board that ACIF Shareholders approve the Merger Proposal, (y) ACIF may not include such recommendation in this joint proxy statement/prospectus (an “ACIF Adverse Recommendation Change”) and/or (z) ACIF may terminate the Merger Agreement in accordance with its terms to enter into a definitive written agreement with respect to such ACIF Superior Proposal, then the ACIF Board may take, and/or cause ACIF to take, such recommended actions. Other than in connection with a Takeover Proposal, nothing in the Merger Agreement will prohibit or restrict the ACIF Board from, on or after the date of the Merger Agreement and any time prior to the approval of the Merger Proposal being obtained at the Special Meeting, effectuating an ACIF Adverse Recommendation Change in response to an Intervening Event, subject to the procedures set forth in the Merger Agreement.

Other than as described above, neither ACIF nor the ACIF Board may make any ACIF Adverse Recommendation Change or terminate the Merger Agreement to enter into a definitive agreement with respect to an ACIF Superior Proposal, and no ACIF Adverse Recommendation Change will change the approval of the Merger Proposal or any other approval of the ACIF Board, including in any respect that would have the effect of causing any takeover statue or similar statute to be applicable to the transactions contemplated by the Merger Agreement.

Related Definitions

For purposes of the Merger Agreement:

•

“Intervening Event” means any event, change or development first occurring or arising after the date of the Merger Agreement that is material to ACIF and its consolidated subsidiaries, taken as whole, that was not known to, or reasonably foreseeable by, the ACIF Board, as of or prior to the date of the Merger Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable as of the date of the Merger Agreement) and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by ACIF (or to be refrained from being taken by ACIF) pursuant to the Merger Agreement; provided, however, that in no event will the following events, changes or developments constitute an Intervening Event: (i) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, will be read without reference to the percentage thresholds set forth in the definition thereof); (ii) any change in the price of BCPL Common Stock (provided, however, that this clause (ii) will not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred unless such underlying causes are otherwise excluded from the definition of Intervening Event); or (iii) any changes in general economic or political conditions, except to the extent that such changes have a materially disproportionate adverse impact on ACIF and its consolidated subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which, as applicable, ACIF conducts its business.

•

“ACIF Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, ACIF or any of its consolidated subsidiaries or by any of their respective affiliates or Representatives in violation of the Merger Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of ACIF or more than 75% of the assets of ACIF on a consolidated basis (i) on terms which the ACIF Board determines in good faith to be superior for ACIF Shareholders (in their capacity as shareholders), taken as a group, from a financial point of view as compared to the Mergers (after giving effect to any alternative proposed by BCPL as described under “ACIF Proposals” above), (ii) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (iii) in respect of which any required financing has been determined in good faith by the ACIF Board (upon the recommendation of the ACIF Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

•

“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any person or entity or group of persons or entities (other than BCPL or any of its affiliates) (i) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving ACIF or any of its consolidated subsidiaries, (ii) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (a) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of ACIF and its consolidated subsidiaries, taken as a whole, or (b) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, ACIF or in any of its consolidated subsidiaries, or (iii) relating to any direct or indirect transaction or series of transactions that would result in any person other than SCIM or an affiliate thereof serving as the external investment adviser to ACIF, in each case other than the Mergers, the Discretionary Repurchase Offer and the other transactions contemplated by the Merger Agreement.

Access to Information

Upon reasonable notice, except as may otherwise be restricted by applicable law, each of BCPL and ACIF will, and will cause its consolidated subsidiaries to, afford to the directors, trustees, officers, accountants, counsel, advisors and other Representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts, and records and, during such period, such party will, and will cause its consolidated subsidiaries to, make available (including via EDGAR) to the other party all other information concerning its business and properties as the other party may reasonably request, subject to certain exceptions relating to confidentiality and attorney-client privilege or any similar privilege or protection.

Publicity

ACIF, BCPL, SCIM and BC Partners Advisors each will consult with the others before issuing or causing the publication of any press release or other public announcement with respect to the Merger Agreement, the Mergers, the Discretionary Repurchase Offer or the transactions contemplated by the Merger Agreement, except (x) as may be required by applicable law, and, to the extent practicable, before such press release or other public announcement is issued or made, BCPL, ACIF, SCIM or BC Partners Advisors, as applicable, will use commercially reasonable efforts to advise the other parties of, and consult with the other parties regarding, the text of such press release or other public announcement or (y) to the extent that such press release or other public announcement relates to any ACIF Adverse Recommendation Change made in accordance with the terms of the Merger Agreement, subject to certain exceptions.

Takeover Statutes and Provisions

Neither BCPL nor ACIF will take any action that would cause the transactions contemplated by the Merger Agreement to be subject to the requirements imposed by any takeover statute, and each of BCPL and ACIF will take all necessary steps within its control to exempt (or ensure the continued exemption of) such transactions from, or if necessary challenge the validity or applicability of, any applicable takeover statute.

Tax Matters

It is a condition to the obligations of each of ACIF and of BCPL to consummate the Mergers that ACIF and BCPL, respectively, has received a written opinion from Simpson Thacher, outside legal counsel to ACIF and BCPL, in each case dated as of the Closing and substantially to the effect that the Mergers, taken together, will qualify as a “reorganization,” within the meaning of Section 368(a) of the Code.

During the period through the Effective Time, except as expressly contemplated or permitted by the Merger Agreement, (i) ACIF will not, and will not permit any of its consolidated subsidiaries to, directly or indirectly, without the prior written consent of BCPL, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause ACIF to fail to qualify as a RIC, and (ii) BCPL will not, and will not permit any of its consolidated subsidiaries to, directly or indirectly, without the prior written consent of ACIF, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause BCPL to fail to qualify as a RIC.

Unless otherwise required by applicable law or administrative action, (i) each of ACIF, BCPL and Merger Sub will use its reasonable best efforts to cause the Mergers to qualify as a “reorganization” governed by Section 368(a) of the Code, including by not taking any action that such party knows is reasonably likely to prevent such qualification; and (ii) each of ACIF, BCPL and Merger Sub will report the Mergers for U.S. federal income tax purposes as a “reorganization” governed by Section 368(a) of the Code.

Prior to the Effective Time, ACIF will deliver to BCPL a duly completed and executed Form W-9, dated as of the Closing.

Stockholder Litigation

The parties to the Merger Agreement will reasonably cooperate and consult with one another in connection with the defense and settlement of any proceeding by ACIF Shareholders or BCPL Stockholders against any of them or any of their respective directors, trustees, officers or affiliates with respect to the Merger Agreement or the transactions contemplated thereby, and each of ACIF and BCPL will keep the other party reasonably informed of any material developments in connection with any such proceeding brought by its shareholders or stockholders, as applicable, and will not settle any such proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).

Section 16 Matters

Prior to the Effective Time, the ACIF Board and the BCPL Board will take all such steps as may be required to cause any dispositions of ACIF Common Shares or acquisitions of BCPL Common Stock resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to ACIF or will become subject to such reporting requirements with respect to BCPL, in each case, to be exempt pursuant to Rule 16b-3.

No Other Representations or Warranties

The parties have acknowledged and agreed that except for the representations contained in the Merger Agreement, none of BC Partners Advisors, SCIM, ACIF, BCPL or any of ACIF’s or BCPL’s respective consolidated subsidiaries or any other person or entity acting on behalf of the foregoing makes or has relied on any representation or warranty, express or implied.

Termination of ACIF Agreements

Immediately after the occurrence of the Effective Time, the ACIF Investment Advisory Agreement and ACIF’s administration agreement will be terminated and of no further force and effect.

Dividends

Neither BCPL nor ACIF will authorize or declare any dividend or distribution to its stockholders or shareholders, as applicable, after the Determination Date at any time on or before the Closing; provided, that, notwithstanding the foregoing, ACIF or BCPL may declare or pay any dividend or distribution to its stockholders or shareholders, as applicable, solely payable in cash in accordance with the Merger Agreement, including a Tax Dividend.

Prior to the Closing, ACIF will declare to ACIF Shareholders a Tax Dividend. For the avoidance of doubt, with respect to the taxable year that includes the Closing, ACIF will not be required to make distributions, and it is expected that any income or gain for such taxable year that is undistributed as of the Closing will be distributed (i) by BCPL or (ii) through such other mechanisms as agreed by the parties.

Conditions to Closing the Mergers

Conditions to Each Party’s Obligations to Effect the Mergers

The obligations of BCPL and ACIF to effect the Mergers are subject to the satisfaction or, other than with respect to the first bullet point below, waiver, at or prior to the Effective Time, of the following conditions:

•	the required approvals the ACIF Shareholders, including the Merger Proposal, are obtained at the Special Meeting;

•

the registration statement, of which this proxy statement/prospectus forms a part, has become effective under the Securities Act and applicable state law, and no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been initiated by the SEC or any applicable state securities regulator;

•

no order issued by any court or agency of competent jurisdiction or other law preventing, enjoining, restraining or making illegal the consummation of the Mergers, the Discretionary Repurchase Offer, or any of the other transactions contemplated by the Merger Agreement is in effect;

•

all regulatory approvals required by applicable law to consummate the transactions contemplated by the Merger Agreement, including the Mergers and the Discretionary Repurchase Offer, have been obtained and remain in full force and effect and all statutory waiting periods required by applicable law in respect thereof have expired (including expiration of the applicable waiting period under the HSR Act), other than those, in each case, the failure to be obtained or to have expired would not, and would not reasonably be expected to, be material and adverse to ACIF and BCPL, taken as a whole; and

•

no proceeding by any governmental entity of competent jurisdiction is pending that challenges the Mergers or any of the other transactions contemplated by the Merger Agreement or that otherwise prevents, enjoins, restrains or makes illegal the consummation of the Mergers, the Discretionary Repurchase Offer or any of the other transactions contemplated by the Merger Agreement.

Conditions to Obligations of BCPL and Merger Sub to Effect the Mergers

The obligations of BCPL and Merger Sub to effect the Mergers are also subject to the satisfaction, or waiver by BCPL, at or prior to the Effective Time, of the following conditions:

•	the representations and warranties of ACIF pertaining to:

•

the capitalization of ACIF are true and correct in all respects (other than de minimis inaccuracies) as of the date of the Merger Agreement and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date);

•

the absence of events that would, individually or in the aggregate, reasonably be expected to have a material adverse effect with respect to ACIF are true and correct in all respects as of the date of the Merger Agreement and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date);

•

authority, no violation, brokers and appraisal rights are true and correct in all material respects as of the date of the Merger Agreement and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date); and

•

all other representations and warranties of ACIF contained in the Merger Agreement, disregarding all qualifications and exceptions contained therein relating to the materiality or material adverse effect or any similar qualification, are true and correct on and as of the date of the Merger Agreement and on and as of the Closing as though such representations and warranties were made on and as of such date and time (except to the extent that any such representation and warranty speaks only as to a specified date, in which case such representation and warranty is true and correct as of such specified date), except where the circumstances causing the failure of such representations or warranties to be true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to ACIF;

•	ACIF and SCIM have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time;

•

since the date of the Merger Agreement, there has not occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect in respect of ACIF;

•

BCPL has received a certificate signed on behalf of ACIF by the Chief Executive Officer or the Chief Financial Officer of ACIF to the effect that the conditions set forth in the bullet points above, as applicable to ACIF, have been satisfied;

•

BCPL has received a certificate signed on behalf of an authorized officer of SCIM to the effect that the conditions set forth in the bullet points above, as applicable to SCIM, have been satisfied; and

•

BCPL has received the opinion of its counsel, Simpson Thacher, dated as of the Closing, substantially to the effect that, on the basis of facts, representations and assumptions that are consistent with the state of facts existing at the Closing, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code.

Conditions to Obligations of ACIF to Effect the Mergers

The obligation of ACIF to effect the Mergers is also subject to the satisfaction, or waiver by ACIF, at or prior to the Effective Time, of the following conditions:

•	the representations and warranties of BCPL, Merger Sub and/or BC Partners Advisors, as applicable, pertaining to:

•

the capitalization of BCPL are true and correct in all respects (other than de minimis inaccuracies) as of the date of the Merger Agreement and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date);

•

the absence of events that would, individually or in the aggregate, reasonably be expected to have a material adverse effect with respect to BCPL are true and correct in all respects as of the date of the Merger Agreement and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date);

•

authority, no violation and, with respect to BCPL and Merger Sub, brokers are true and correct in all material respects as of the date of the Merger Agreement and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date); and

•

all other representations and warranties of BCPL, Merger Sub and BC Partners Advisors contained in the Merger Agreement, disregarding all qualifications and exceptions contained therein relating to the materiality or material adverse effect or any similar qualification, are true and correct on and as of the date of the Merger Agreement and on and as of the Closing as though such representations and warranties were made on and as of such date and time (except to the extent that any such representation and warranty speaks only as to a specified date, in which case such representation and warranty is true and correct as of such specified date), except where the circumstances causing the failure of such representations or warranties to be so true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to BCPL, Merger Sub or BC Partners Advisors, as applicable;

•	BCPL, Merger Sub and BC Partners Advisors have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time;

•

since the date of the Merger Agreement, there has not occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect in respect of BCPL or BC Partners Advisors;

•

ACIF has received a certificate signed on behalf of BCPL and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of BCPL to the effect that the conditions set forth in the bullet points above, as applicable to BCPL and Merger Sub, have been satisfied;

•

ACIF has received a certificate signed by an authorized officer of BC Partners Advisors to the effect that the conditions set forth in the bullet points above, as applicable to BC Partners Advisors, have been satisfied; and

•

ACIF has received the opinion of its counsel, Simpson Thacher, dated as of the Closing, substantially to the effect that, on the basis of facts, representations and assumptions that are consistent with the state of facts existing at the Closing, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code.

Frustration of Closing Conditions

None of BCPL, Merger Sub or ACIF may rely on the failure of any condition to be satisfied to excuse performance by such party of its obligations under the Merger Agreement if such failure was caused by such party’s failure to act in good faith or use its commercially reasonable efforts to consummate the Mergers, the Discretionary Repurchase offer and the other transactions contemplated by the Merger Agreement.

Termination of the Merger Agreement

Right to Terminate

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Proposal by ACIF Shareholders:

•

by mutual consent of ACIF and BCPL in a written instrument authorized by each of the ACIF Board and BCPL Board, including a majority of the ACIF Independent Trustees and a majority of the BCPL Independent Directors, respectively;

•	by either ACIF or BCPL, if:

•

any governmental entity that must grant a regulatory approval has denied approval of the transactions contemplated by the Merger Agreement (including the Mergers and the Discretionary Repurchase Offer) and such denial has become final and non-appealable, or any governmental entity of competent jurisdiction has issued a final and non-appealable order, or promulgated any other law that permanently enjoins or otherwise prohibits or makes illegal the consummation of the transactions contemplated by the Merger Agreement;

•

the Mergers have not been consummated on or before February 24, 2027 (the “Outside Date”), provided that the right to terminate the Merger Agreement on this basis will not be available to any party whose failure to fulfill in any material respect any of its obligations under the Merger Agreement has been the cause of, or resulted in, the event giving rise to the failure to close prior to the Outside Date; or

•	the requisite ACIF Shareholder approval, including approval of the Merger Proposal, is not obtained;

provided, however, that the right to terminate the Merger Agreement pursuant to any of the foregoing will not be available to any party that has breached in any material respect its obligations under the Merger Agreement in any manner that has been the principal cause of or resulted in the failure to consummate the transactions contemplated by the Merger Agreement;

•	by ACIF, if:

•

BCPL, Merger Sub or BC Partners Advisors breaches or fails to perform any of its respective representations, warranties, covenants and agreements under the Merger Agreement, which breach or failure, either individually or in the aggregate, would result in, if occurring or continuing at the Closing, the failure of certain closing conditions, and such breach or failure is not curable prior to the Outside Date or if curable prior to the Outside Date, has not been cured within thirty (30) days after the giving of notice thereof by ACIF to BCPL (provided that ACIF is not then in material breach of the Merger Agreement so as to result in the failure of certain closing conditions); or

•

prior to obtaining approval of the Merger Proposal by ACIF Shareholders, (i) ACIF is not in material breach of any of the terms of the Merger Agreement and (ii) the ACIF Board, including a majority of the ACIF Independent Trustees, properly authorizes ACIF to enter into, and ACIF enters into, a definitive contract with respect to an ACIF Superior Proposal.

•	by BCPL, if:

•

ACIF or SCIM breaches or fails to perform any of its representations, warranties, covenants and agreements under the Merger Agreement, which breach or failure, either individually or in the aggregate, would result in, if occurring or continuing on the Closing, the failure of certain closing conditions, and such breach or failure is not curable prior to the Outside Date or if curable prior to the Outside Date, has not been cured within thirty (30) days after the giving of notice thereof by BCPL to ACIF (provided that BCPL is not then in material breach of the Merger Agreement so as to result in the failure of certain closing conditions);

•

prior to obtaining approval of the Merger Proposal by ACIF Shareholders (i) an ACIF Adverse Recommendation Change occurs to the extent permitted by, and subject to the terms and conditions of the Merger Agreement, (ii) a Takeover Proposal is publicly announced and ACIF fails to issue, within ten (10) business days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the ACIF Board that ACIF Shareholders vote in favor of the Merger Proposal, or (iii) a tender or exchange offer relating to any ACIF Common Shares has been commenced by a third party and ACIF does not send to ACIF Shareholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the ACIF Board recommends rejection of such tender or exchange offer; or

•

ACIF willfully breaches, in any material respect, its obligations relating to the solicitation and administration of Takeover Proposals from third parties, other than in the case where (w) such breach is a result of an isolated action by a Representative of ACIF (other than a trustee or officer of ACIF), (x) such breach was not caused by, or within the knowledge of, ACIF, (y) ACIF takes appropriate actions to remedy such breach promptly upon discovery thereof and (z) BCPL is not harmed as a result thereof; provided that in no event will BCPL be entitled to terminate the Merger Agreement in accordance with its terms following approval of the Proposals by ACIF Shareholders.

Expense Reimbursement

If the Merger Agreement is terminated by either BCPL or ACIF in connection with the failure to obtain the requisite ACIF Shareholder approval, including approval of the Merger Proposal, then ACIF will reimburse BCPL and its affiliates for all of their reasonable, documented out-of-pocket fees and expenses (including all reasonable, documented fees and expenses of outside counsel, financial advisors, accountants, experts and consultants to BCPL and its affiliates) incurred and payable by BCPL or on its behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performances of the Merger Agreement and the transactions contemplated by it (“BCPL Expenses”). BCPL Expenses will be promptly paid by ACIF by wire transfer of immediately available funds to an account designated in writing to ACIF by BCPL if BCPL will have furnished to ACIF wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check.

As noted above, ACIF and SCIM have entered into the Fee Waiver Agreement pursuant to which SCIM has agreed, for each of the first through the twenty-fourth full months after the Fee Waiver Agreement becomes effective, to waive $62,500 of its management fees earned during such month. The Fee Waiver Agreement will become effective upon, and is subject to, the failure of the ACIF Shareholders to approve the Merger Proposal by the affirmative vote of a “majority of the outstanding voting securities” of ACIF at a duly held meeting of the ACIF Shareholders or at any adjournment or postponement thereof at which the Merger Proposal has been voted upon.

Effect of Termination

If the Merger Agreement is terminated, it will become void and have no effect, and there will be no liability on the part of BC Partners Advisors, SCIM, BCPL, Merger Sub, ACIF or their respective affiliates or consolidated subsidiaries or any of their respective directors, trustees or officers. However, except as otherwise provided in the Merger Agreement, (1) BC Partners Advisors, SCIM, BCPL and ACIF will remain liable to each other for any damages incurred or suffered by another party arising out of its willful or intentional breach of any provision of the Merger Agreement or its failure or refusal to consummate the Merger Agreement and the transactions contemplated thereby when it was obligated to do so in accordance with the terms of the Merger Agreement and (2) certain designated provisions of the Merger Agreement will survive the termination of the Merger Agreement.

Amendment of the Merger Agreement

The Merger Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors or trustees, as applicable, at any time before or after approval of the Merger Proposal by the ACIF Shareholders; provided that after any approval of the BCPL Share Issuance Proposal by BCPL Stockholders or the Merger Proposal by ACIF Shareholders, there may not be, without further approval of the applicable party’s stockholders or shareholders, any amendment of the Merger Agreement that requires such further approval under applicable law. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Expenses and Fees

Except as otherwise outlined in the section entitled “Description of the Merger Agreement—Termination of Merger Agreement—Termination Fees,” all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including the Mergers and the Discretionary Repurchase Offer), will be paid by the party incurring such fees and expenses, whether or not the transactions contemplated by the Merger Agreement (including the Mergers and the Discretionary Repurchase Offer) are consummated; provided, however, the following fees and expenses will be borne proportionately by BCPL and ACIF by reference to their respective NAVs as of December 31, 2025: (i) all costs and expenses of printing and mailing this proxy statement/prospectus, (ii) all filing and other fees paid to the SEC in connection with the Mergers, (iii) all filing and other fees in connection with any filing under the HSR Act.

ACCOUNTING TREATMENT OF THE MERGERS

The Mergers would be considered asset acquisitions under GAAP with BCPL being the accounting survivor. The Mergers would then be accounted for under the asset acquisition method of accounting by BCPL in accordance with Accounting Standards Codification Topic 805-50, Business Combinations—Related Issues (“ASC 805-50”). Under asset acquisition accounting, acquiring assets in groups not only requires ascertaining the cost of the asset (or net assets), but also allocating that cost to the individual assets (or individual assets and liabilities) that make up the group. Per ASC 805-50-30-1, assets are recognized based on their cost to the acquiring entity, which generally includes transaction costs of the asset acquisition, and no gain or loss is recognized unless the fair value of noncash assets given as consideration differs from the assets’ carrying amounts on the acquiring entity’s records. ASC 805-50-30-2 provides that asset acquisitions in which the consideration given is cash are measured by the amount of cash paid. However, if the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued), measurement is based on the cost to the acquiring entity or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measured.

In connection with the Mergers, the outstanding ACIF Common Shares would be exchanged for newly issued shares of BCPL Common Stock. The consideration paid by BCPL would be allocated to the individual assets acquired or liabilities assumed based on their relative fair values of net identifiable assets acquired other than “non-qualifying” assets (for example, cash) and would not give rise to goodwill. Immediately following the Mergers, BCPL would record its investments, including the acquired ACIF investments, at their respective fair values and, as a result, the purchase discount (or premium) allocated to the cost basis of the investments acquired from ACIF would be recognized as unrealized appreciation (or depreciation). The purchase discount (or premium) allocated to the acquired ACIF investments in loans would accrete (or amortize) over the life of the loans through interest income with a corresponding reversal of the initial unrealized appreciation (or depreciation) on the acquired ACIF loans through their ultimate disposition. The purchase discount (or premium) allocated to the acquired ACIF investments in equity securities would not accrete (or amortize) over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the acquired ACIF equity securities and disposition of such equity securities at fair value, would be recognized as realized gain (or loss) with a corresponding reversal of the unrealized appreciation (or depreciation) upon disposition of such equity securities.

The final allocation of the purchase price would be determined after the Mergers are completed and after completion of a final analysis to determine the estimated relative fair values of ACIF’s assets and liabilities. Increases or decreases in the estimated fair values of the net assets, commitments and other items of ACIF as compared to the information shown in this proxy statement/prospectus may occur. BCPL would exclude any adjustments to the cost basis of the acquired ACIF investments established by ASC 805-50 as a result of the Mergers from the calculation of its incentive fee on both pre-incentive fee net investment income and on any incentive fee on capital gains, with such exclusion to be implemented through, for example, a future amendment to the BCPL Investment Advisory Agreement then in effect, or another reasonable method.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of U.S. federal income tax considerations generally applicable to the Mergers and an investment in shares of BCPL Common Stock by a shareholder of ACIF. This summary does not purport to be a complete description of the income tax considerations of the Mergers or applicable to an investment in shares of BCPL Common Stock. No attempt is made to present a detailed explanation of all U.S. federal income tax aspects affecting BCPL, ACIF, or their stockholders. No ruling has been or will be sought from the Internal Revenue Service (the “IRS”) regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

The discussion set forth herein does not constitute tax advice and stockholders are urged to consult their tax advisers to determine the specific U.S. federal, state, local and foreign tax considerations to them of the Mergers and an investment in BCPL Common Stock in light of their particular circumstances.

For purposes of this discussion, a “U.S. stockholder” or “U.S. holder” is a beneficial owner of ACIF Common Shares or BCPL Common Stock who for U.S. federal income tax purposes is:

•	a citizen or individual resident of the United States;

•	a corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States or any State or the District of Columbia;

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

For purposes of this discussion, a “non-U.S. stockholder” or “non-U.S. holder” means a beneficial owner of ACIF Common Shares or BCPL Common Stock that is neither a U.S. stockholder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ACIF Common Shares or BCPL Common Stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding ACIF Common Shares or BCPL Common Stock, you should consult your tax advisor.

This discussion addresses only those ACIF Shareholders and BCPL Stockholders that hold their ACIF Common Shares or BCPL Common Stock as a capital asset within the meaning of Section 1221 of the Code, and does not address all the U.S. federal income tax consequences that may be relevant to particular ACIF Shareholders or BCPL Stockholders in light of their individual circumstances or to ACIF Shareholders or BCPL Stockholders that are subject to special rules, such as:

•	financial institutions;

•	pass-through entities and investors in such entities;

•	insurance companies;

•	tax-exempt organizations;

•	controlled foreign corporations and passive foreign investment companies;

•	real estate investment trusts;

•	RICs;

•	mutual funds;

•	pension plans and trusts;

•	dealers in securities;

•	traders in securities that elect to use a mark to market method of accounting;

•	persons who exercise dissenters’ rights;

•	persons that hold ACIF Common Shares or BCPL Common Stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	United States expatriates or former citizens or residents of the United States;

•	U.S. stockholders whose functional currency is not the U.S. dollar;

•

a person required to accelerate the recognition of any item of gross income with respect to ACIF Common Shares or BCPL Common Stock as a result of such income being recognized on an applicable financial statement;

•	persons who are not U.S. stockholders (except as otherwise disclosed below under “—Non-U.S. Stockholders”);

•	persons who own, actually or constructively, more than 5% of the stock of ACIF or BCPL; and

•

persons who acquired their ACIF Common Shares or BCPL Common Stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan, individual retirement accounts or other tax-deferred accounts.

In addition, the discussion does not address any alternative minimum tax, gift or estate tax, or any state, local or foreign tax consequences of the Mergers, nor does it address any tax consequences arising under the Medicare tax on net investment income.

The following discussion is based on the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

Qualification of the Mergers as a Reorganization under Section 368(a) of the Code

ACIF and BCPL intend for the Mergers, taken together, to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the obligation of each of ACIF and of BCPL to consummate the Mergers that ACIF and BCPL has each received a written opinion from Simpson Thacher, outside legal counsel to BCPL and ACIF, in each case dated as of the Closing and substantially to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on facts, representations and covenants contained in representation letters provided by ACIF and BCPL and on customary factual assumptions. If any assumption or representation is inaccurate, or any covenant is not complied with, the tax considerations of the Mergers could differ from those described in the tax opinions and this discussion.

Accordingly, each ACIF Shareholder should consult its tax advisor with respect to the particular tax consequence of the Mergers to such holder. The remainder of this disclosure assumes that the Mergers qualify as a “reorganization” under Section 368(a) of the Code.

Tax Consequences if the Mergers Qualify as a Reorganization

If the Mergers, taken together, are treated as a reorganization within the meaning of Section 368(a) of the Code, the tax consequences for ACIF Shareholders who are U.S. holders and receive shares of BCPL Common Stock in exchange for ACIF Common Shares pursuant to the Mergers are as follows:

•

no gain or loss will be recognized by the holders of ACIF Common Shares upon the conversion of their ACIF Common Shares into BCPL Common Stock, except to the extent such holders are paid cash in lieu of fractional BCPL Common Stock in the Mergers, as described below;

•

the aggregate basis of the BCPL Common Stock received in the Mergers will be the same as the aggregate basis of the ACIF Common Shares for which it is exchanged, decreased by any basis attributable to fractional shares of BCPL Common Stock for which cash is received; and

•	the holding period of BCPL Common Stock received in exchange for ACIF Common Shares will include the holding period of the ACIF Common Shares for which it is exchanged.

If an ACIF Shareholder acquired different blocks of ACIF Common Shares at different times or at different prices, such holder’s basis and holding period in its shares of BCPL Common Stock will be determined by reference to each block of ACIF Common Shares.

Cash Received in Lieu of a Fractional Share of BCPL Common Stock

An ACIF Shareholder who receives cash in lieu of a fractional share of BCPL Common Stock will generally be treated as having received the fractional share pursuant to the Mergers and then as having sold that fractional share of BCPL Common Stock for cash. As a result, an ACIF Shareholder will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth above. Except as described above, this gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the Mergers, the holding period for such shares is greater than one year. The deductibility of capital losses is subject to limitations.

Cash Received in the Discretionary Repurchase Offer

Cash received in an exchange of ACIF Common Shares pursuant to the Discretionary Repurchase Offer by ACIF Shareholders is expected to be treated as “boot” received by ACIF in the Mergers for purposes of Section 368(a) of the Code and generally will be a taxable transaction for U.S. federal income tax purposes. It is expected that any gain resulting from the Discretionary Repurchase Offer will be treated as capital gain, but in certain circumstances, all or a portion of the cash received in the Discretionary Repurchase Offer may be treated as having the effect of a distribution under Sections 302 and 356(a)(2) of the Code, in which case such amounts could be treated as a dividend. The U.S. federal income tax consequences to a U.S. holder may vary depending on the U.S. holder’s particular facts and circumstances.

Under Section 302 of the Code, cash received by ACIF Common Shareholders pursuant to the Discretionary Repurchase Offer will be treated as a “sale or exchange” of ACIF Common Shares for U.S. federal income tax purposes, rather than as a distribution with respect to the ACIF Common Shares held by the tendering ACIF Shareholder, if the sale (i) results in a “complete termination” of the ACIF Shareholder’s equity interest in ACIF under Section 302(b)(3) of the Code, (ii) is a “substantially disproportionate” redemption with respect to the ACIF Shareholder under Section 302(b)(2) of the Code or (iii) is “not essentially equivalent to a dividend” with respect to the ACIF Shareholder under Section 302(b)(1) of the Code, each as described below (the “Section 302 tests”).

In determining whether any of these tests have been met, a ACIF Shareholder must take into account not only the stock that the ACIF Shareholder actually owns, but also the stock that it constructively owns within the meaning of Section 318 of the Code (as modified by Section 302(c) of the Code). Under these constructive ownership rules, an ACIF Shareholder will be considered to own those shares of stock owned, directly or indirectly, by certain members of the ACIF Shareholder’s family and certain entities (such as corporations, partnerships, trusts and estates) in which the ACIF Shareholder has an equity interest, as well as shares of stock the ACIF Shareholder has an option to purchase. ACIF Shareholders should consult their own tax advisors with respect to the operation of these constructive ownership rules.

•

Complete Termination. The receipt of cash by a ACIF Shareholder will be a “complete termination” of the ACIF Shareholder’s equity interest if either (i) the ACIF Shareholder owns no ACIF Common Shares, actually or constructively, immediately after the ACIF Common Shares are sold pursuant to the Discretionary Repurchase Offer.

•

Substantially Disproportionate. The receipt of cash by a ACIF Shareholder will result in a “substantially disproportionate” redemption if immediately following the sale of ACIF Common Shares pursuant to the Discretionary Repurchase Offer the percentage of the outstanding ACIF Common Shares (actually and constructively) owned by the ACIF Shareholder is less than 80% of the percentage of the outstanding ACIF Common Shares actually and constructively owned by the ACIF Shareholder immediately before the sale of ACIF Common Shares pursuant to the Discretionary Repurchase Offer.

•

Not Essentially Equivalent to a Dividend. The receipt of cash by a ACIF Shareholder will be “not essentially equivalent to a dividend” if the surrender of ACIF Common Shares pursuant to the Discretionary Repurchase Offer results in a “meaningful reduction” in the ACIF Shareholder’s equity interest in ACIF, given the ACIF Shareholder’s particular facts and circumstances. The IRS has indicated in published guidance that even a small reduction in the proportionate interest of a small minority stockholder in a publicly and widely held corporation who exercises no control over corporate affairs may constitute a “meaningful reduction.”

If the receipt of cash by the U.S. holder is treated as a sale or exchange under Section 302, the U.S. holder will recognize gain or loss equal to the difference between (1) the amount of cash received by the U.S. holder for such shares and (2) the U.S. holder’s “adjusted tax basis” for such shares at the time of sale. This gain or loss will be capital gain or loss and will be characterized as long-term capital gain or loss if the U.S. holder’s holding period of the shares sold exceeds one year as of the date ACIF is treated as purchasing the shares in the Discretionary Repurchase Offer for U.S. federal income tax purposes. Certain non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of U.S. federal income tax in respect of long-term capital gain. A U.S. holder’s ability to deduct capital losses may be limited. A U.S. holder must calculate gain or loss separately for each block of shares (generally, shares acquired at the same cost in a single transaction) that are purchased pursuant to the Discretionary Repurchase Offer.

If a U.S. holder that exchanges ACIF Common Shares for cash pursuant to the Discretionary Repurchase Offer does not meet one of the Section 302 tests (as described above), then the cash received by the U.S. holder will be treated as a distribution by the Company to the U.S. holder under Section 301 of the Code. Distributions made to U.S. holders would be treated as either taxable dividend income to the extent of ACIF’s current or accumulated earnings and profits, or in the absence of earnings and profits, a tax-free return of capital, to the extent of such holder’s tax basis in their ACIF Common Shares, or taxable capital gain, after the holder’s basis is reduced to zero.

Dividends, if any, received by non-corporate U.S. holders generally will be eligible for reduced rates of taxation applicable to “qualified dividend income,” subject to minimum holding period requirements and certain other requirements and limitations.

If a U.S. holder is treated as receiving a distribution from ACIF pursuant to the Discretionary Repurchase Offer, the U.S. holder’s adjusted tax basis in its remaining ACIF Common Shares, if any, generally will be increased by the U.S. holder’s adjusted tax basis in the ACIF Common Shares that the U.S. holder exchanged for cash pursuant to the Discretionary Repurchase Offer, and decreased by any portion of the distribution that was treated as a tax-free return of capital of the U.S. holder’s adjusted tax basis in the holder’s ACIF Common Shares.

Backup Withholding and Information Reporting

Payments of cash to an ACIF Shareholder may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption satisfactory to BCPL and the exchange agent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

If the Mergers, taken together, qualify as a reorganization, an ACIF Shareholder who receives BCPL Common Stock as a result of the Mergers will be required to retain records pertaining to the Mergers. Each ACIF Shareholder who is required to file a U.S. federal income tax return and who is a “significant holder” that receives BCPL Common Stock in the Mergers will be required to file a statement with such U.S. federal income tax return in accordance with U.S. Treasury Regulations Section 1.368-3 setting forth such holder’s basis in, and the fair market value of, the ACIF Common Shares that is exchanged for BCPL Common Stock by such significant holder (in each case, determined immediately prior to the exchange). A “significant holder” is an ACIF Shareholder who, immediately before the Mergers, owned at least 1% of the outstanding ACIF Common Shares or securities of ACIF with a basis for U.S. federal income tax purposes of at least $1.0 million.

Non-U.S. Stockholders

Gain recognized by a non-U.S. stockholder upon the exchange of ACIF Common Shares pursuant to the Mergers generally should not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. stockholder (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. stockholder generally should be subject to tax on such gain in the same manner as a U.S. stockholder and, if the non-U.S. stockholder is a foreign corporation, such corporation may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•

the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Mergers and certain other requirements are met, in which case the non-U.S. stockholder generally should be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. stockholder, if any, provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses; or

ACIF is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the Mergers and (ii) the non-U.S. stockholder’s holding period in the ACIF Common Shares, and the non-U.S. stockholder owned (directly, indirectly or constructively) more than 5% of the outstanding ACIF Common Shares at any time during the applicable period. Although there can be no assurances in this regard, ACIF does not believe that it is or was during the last five years a “United States real property holding corporation” for U.S. federal income tax purposes.

As discussed above, cash received by an ACIF Shareholder pursuant to the Discretionary Repurchase Offer is expected to be treated as “boot” received by ACIF Shareholders in the Mergers for purposes of Section 368(a)

of the Code and generally will be a taxable transaction for U.S. federal income tax purposes. It is expected that any gain resulting from the Discretionary Repurchase Offer will be treated as capital gain, but in certain circumstances, such gain may be treated as having the effect of a distribution under Sections 302 and 356(a)(2) of the Code, in which case the gain could be treated as a dividend. The U.S. federal income tax consequences to a non-U.S. stockholder may vary depending on the non-U.S. stockholder’s particular facts and circumstances. Gain realized by a non-U.S. stockholder on an exchange of ACIF Common Shares for cash pursuant to the Discretionary Repurchase Offer generally will not be subject to U.S. federal income tax if the exchange is treated as a sale or exchange pursuant to the Section 302 tests described above unless any of the bullets in the preceding paragraph are applicable. If a non-U.S. stockholder does not satisfy any of the Section 302 tests discussed above, the full amount received by the non-U.S. stockholder with respect to the Discretionary Repurchase Offer will be treated as a distribution to the non-U.S. stockholder with respect to the non-U.S. stockholder shares, rather than as an amount received in a sale or exchange of such shares. The treatment, for U.S. federal income tax purposes, of such distribution as a dividend, a tax-free return of capital or a capital gain from the sale of shares, and the reallocation of the basis of the redeemed shares, will be determined in the manner described above with respect to U.S. holders. If such amounts received by a non-U.S. stockholder with respect to the Discretionary Repurchase Offer are treated as dividends and not as tax-free returns of capital or capital gains distributions, such dividends will generally be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty, provided the non-U.S. stockholder has received proper certification of the application of such income tax treaty, unless such dividends are effectively connected with such non-U.S. stockholder’s conduct of a trade or business within the United States. non-U.S. stockholders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty. If any amounts withheld exceed the non-U.S. stockholder’s U.S. federal income tax liability, such non-U.S. stockholder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund and the amounts treated as dividends that are effectively connected with a non-U.S. stockholder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, are attributable to a permanent establishment in the United States, are generally taxed in the manner applicable to U.S. holders, as described above. In such cases, the non-U.S. stockholder will not have to be subject to withholding so long as such non-U.S. stockholder complies with applicable certification and disclosure requirements. In addition, dividends received by a foreign corporation that are effectively connected with the conduct of a trade or business in the United States may be subject to a branch profits tax at a 30% rate, or a lower rate specified in an applicable income tax treaty.

A non-U.S. stockholder will be subject to information reporting and, in certain circumstances, backup withholding with respect to the Merger Consideration received by such holder pursuant to the Mergers, unless such non-U.S. stockholder certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such non-U.S. stockholder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (or “FFIs”) unless such FFIs either: (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (as “IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of ACIF Common Shares and BCPL Common Stock, proposed U.S. Treasury Regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on gross proceeds entirely. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on payments to foreign entities that are not FFIs unless such foreign entities certify that they do not have a greater than 10% U.S. owner or provide the withholding agent with identifying information on each greater than 10% U.S. owner. Non-U.S. stockholders should consult their tax advisors regarding the potential application of FATCA withholding on amounts received by such holders in connection with the Mergers.

Limitations on Utilization of Loss Carry Forwards and Unrealized Losses

Assuming the Mergers qualify as a “reorganization,” each of ACIF and BCPL will generally not recognize gain or loss as a result of the Mergers (except, in the case of ACIF, potentially in respect of any assets that are subject to mark-to-market tax accounting, if any), and BCPL will generally inherit the historic tax bases and holding periods of ACIF’s assets and certain tax attributes of ACIF, such as capital loss carry forwards, in each case subject to the limitations described below.

In general, as BCPL Stockholders before the Mergers are expected to hold less than 50% of the outstanding shares of BCPL immediately following the Mergers, it is expected that BCPL will undergo an “ownership change” under Sections 382 and 383 of the Code as a result of the Mergers such that limitations will apply to capital loss carry forwards (and certain “net unrealized built-in loss” (“NUBIL”), if any) BCPL. Although it is not expected that ACIF will undergo an ownership change.

Assuming BCPL undergoes an ownership change, the Mergers generally would result in limitations on (i) the ability of BCPL to use its loss carry forwards (and, if BCPL has a NUBIL at the time of the Mergers, to use any capital losses on the disposition of its assets to the extent the losses are recognized within five years following the Mergers and are attributable to the NUBIL) and (ii) on the ability of BCPL’s taxable subsidiaries to use their net operating loss carry forwards. These potential limitations generally would be imposed on an annual basis. Losses in excess of the limitation may be carried forward indefinitely for both capital loss carry forwards and post-2017 net operating loss carry forwards while pre-2018 net operating loss carry forwards are subject to a 20-year expiration from the year incurred. The limitations generally would equal the product of the fair market value of BCPL’s (or BCPL’s taxable subsidiaries, as the case may be) equity immediately prior to the Mergers and the “long-term tax-exempt rate,” as published monthly by the IRS, in effect at such time. No assurance can be given as to what long-term tax-exempt rate will be in effect at the time of the Mergers.

In addition, under Section 384 of the Code, if ACIF has a “net unrealized built-in gain” (within the meaning of Section 384 of the Code) (“NUBIG”) at the time of the Mergers, BCPL, as the surviving company, will be prohibited from using the following to offset gains attributable to such NUBIG within five years following the Mergers: (i) BCPL’s capital loss carry forwards and (ii) if BCPL has NUBIL at the time of the Mergers, BCPL’s unrealized losses (once realized), against the unrealized gains in ACIF’s portfolio at the time of the Mergers, if any. Similarly, if BCPL has a NUBIG at the time of the Mergers, BCPL, as the surviving company, will be prohibited from using the following to offset gains attributable to such NUBIG within five years following the Mergers: (i) ACIF’s capital loss carry forwards and (ii) if ACIF has NUBIL at the time of the Mergers, ACIF’s unrealized losses (once realized), against the unrealized gains in BCPL’s portfolio at the time of the Mergers.

The ability of BCPL to use its or ACIF’s losses in the future depends upon a variety of factors that cannot be known in advance. Even if BCPL is able to utilize its or ACIF’s capital loss carry forwards or unrealized losses, the tax benefit resulting from those losses will be shared by both ACIF Shareholders and BCPL Stockholders following the Mergers. Therefore, an ACIF Shareholder or BCPL Stockholder may pay more taxes, or pay taxes sooner, than such stockholder otherwise would have paid if the Mergers did not occur.

Further, in addition to the other limitations on the use of losses, under Section 381 of the Code, for the tax year of the Mergers, only that percentage of BCPL’s capital gain net income for such tax year (excluding capital loss carry forwards), if any, equal to the percentage of its tax year that remains following the Mergers can be reduced by ACIF’s capital loss carry forwards (as otherwise limited under Sections 382, 383 and 384 of the Code, as described above).

Distribution of Income and Gains

ACIF’s tax year is expected to end as a result of the Mergers. ACIF and BCPL intend to make any distributions necessary and appropriate in order to maintain ACIF’s RIC status and so that there is no U.S. federal income tax liability on ACIF’s taxable income in respect of its taxable year ending as a result of the Mergers.

Moreover, if BCPL has net investment income or net realized capital gain, but has not distributed such income or gain prior to the Mergers and you acquire shares of BCPL Common Stock in the Mergers, a portion of your subsequent distributions from BCPL may, in effect, be a taxable return of part of your investment. Similarly, if you acquire BCPL Common Stock in the Mergers when BCPL holds appreciated securities, you may receive a taxable return of part of your investment if and when BCPL sells the appreciated securities and distributes the realized gain.

The preceding discussion is intended only as a summary of material U.S. federal income tax consequences of the Mergers and does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the Mergers. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the Mergers, including tax return reporting requirements, the applicability and effect of United States federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.

U.S. Federal Income Taxation of an Investment in BCPL Common Stock

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to BCPL, to BCPL’s qualification and taxation as a RIC for U.S. federal income tax purposes under Subchapter M of the Code and to an investment in BCPL Common Stock.

Election to be Taxed as a RIC

BCPL has elected to be treated as a RIC under Subchapter M of the Code. As a RIC, BCPL generally will not have to pay corporate-level U.S. federal income taxes on any income that BCPL distributes to BCPL Stockholders from its taxable earnings and profits. To qualify as a RIC, BCPL must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to maintain RIC tax treatment, BCPL must distribute to BCPL Stockholders, for each taxable year, at least 90% of its “investment company taxable income,” which is generally its net ordinary income plus the excess, if any, of realized net short-term capital gain over realized net long-term capital loss (the “Annual Distribution Requirement”). Even if BCPL qualifies as a RIC, BCPL generally will be subject to corporate-level U.S. federal income tax on its undistributed taxable income and could be subject to U.S. federal excise, state, local and foreign taxes.

Taxation as a RIC

Provided that BCPL qualifies as a RIC and satisfies the Annual Distribution Requirement, BCPL will not be subject to U.S. federal income tax on the portion of its investment company taxable income and net capital gain (which generally is defined as net long-term capital gain in excess of net short-term capital loss) that it timely distributes to stockholders. BCPL will be subject to U.S. federal income tax at regular corporate rates on any income or capital gain not distributed (or deemed distributed) to BCPL Stockholders.

BCPL will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income of RICs unless it distributes in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of its capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income recognized, but not distributed, in preceding years and on which BCPL paid no U.S. federal income tax. BCPL will generally review the benefits of avoiding excise tax against the costs of paying such tax.

In order to be treated as a RIC for U.S. federal income tax purposes, BCPL must, among other things:

•	elect to be treated as a RIC;

•	meet the Annual Distribution Requirement;

•	qualify to be treated as a BDC or be registered as a management investment company under the 1940 Act at all times during each taxable year;

•

derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or other securities or foreign currencies or other income derived with respect to its business of investing in such stock, securities or currencies (including but not limited to gain from options, futures and forward contracts) and net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code) (the “90% Income Test”);

•	diversify its holdings so that at the end of each quarter of the taxable year:

•

at least 50% of the value of its assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of its assets or more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and

•

no more than 25% of the value of its assets is invested in the securities, other than U.S. Government securities or securities of other RICs, (i) of one issuer, (ii) of two or more issuers that are controlled, as determined under applicable tax rules, by BCPL and that are engaged in the same or similar or related trades or businesses or (iii) of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).

To the extent that BCPL invests in entities treated as partnerships for U.S. federal income tax purposes (other than a “qualified publicly traded partnership”), BCPL generally must include the items of gross income derived by the partnerships for purposes of the 90% Income Test, and the income that is derived from a partnership (other than a “qualified publicly traded partnership”) will be treated as qualifying income for purposes of the 90% Income Test only to the extent that such income is attributable to items of income of the partnership which would be qualifying income if realized by BCPL directly. In addition, BCPL generally must take into account its proportionate share of the assets held by partnerships (other than a “qualified publicly traded partnership”) in which BCPL is a partner for purposes of the Diversification Tests.

In determining whether or not a RIC is in compliance with the Diversification Tests, the 90% Income Test and the Annual Distribution Requirement, a RIC may take into consideration certain cure provisions contained in the Code.

In order to meet the 90% Income Test, BCPL may establish one or more special purpose corporations to hold assets from which BCPL does not anticipate earning dividend, interest or other qualifying income under the 90% Income Test. Any investments held through such a special purpose corporation would generally be subject to U.S. federal income and other taxes, and therefore BCPL can expect to achieve a reduced after-tax yield on such investments.

BCPL may be required to recognize taxable income in circumstances in which BCPL does not receive a corresponding payment in cash. For example, if BCPL holds debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with payment-in-kind interest or, in certain cases, increasing interest rates or issued with warrants), BCPL must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by BCPL in the same taxable year. BCPL may also have to include in income other amounts that BCPL has not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. BCPL anticipates that a portion of BCPL’s income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash.

Because any original issue discount or other amounts accrued will be included in BCPL’s investment company taxable income for the year of the accrual, BCPL may be required to make a distribution to BCPL Stockholders in order to satisfy the Annual Distribution Requirement, even though BCPL will not have received any corresponding cash amount. As a result, BCPL may have difficulty meeting the Annual Distribution Requirement necessary to maintain RIC tax treatment under the Code. BCPL may have to sell some of its investments at times and/or at prices BCPL would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If BCPL is not able to obtain cash from other sources, BCPL may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

Furthermore, a portfolio company in which BCPL invests may face financial difficulty that requires BCPL to work-out, modify or otherwise restructure its investment in the portfolio company. Any such restructuring may result in unusable capital losses and future non-cash income. Any restructuring may also result in BCPL’s recognition of a substantial amount of non-qualifying income for purposes of the 90% Income Test, such as cancellation of indebtedness income in connection with the work-out of a leveraged investment (which, while not free from doubt, may be treated as non-qualifying income) or the receipt of other non-qualifying income.

Gain or loss realized by BCPL from warrants acquired by BCPL as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long BCPL held a particular warrant.

BCPL’s investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, BCPL’s yield on those securities would be decreased. Stockholders will generally not be entitled to claim a credit or deduction with respect to non-U.S. taxes paid by BCPL.

If BCPL acquires investments in “passive foreign investment companies” (“PFICs”) (including equity tranche investments in CLO vehicles that are PFICs), BCPL may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such investments even if such income is distributed as a taxable dividend by BCPL to BCPL Stockholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) will generally require BCPL to recognize its share of the PFIC’s income for each year regardless of whether BCPL receives any distributions from such PFIC. BCPL must nonetheless distribute such income to maintain its status as a RIC.

If BCPL holds more than 10% of the shares in a foreign corporation that is treated as a controlled foreign corporation (“CFC”) (including equity tranche investments in a CLO vehicle treated as a CFC), BCPL may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to BCPL’s pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains). If BCPL is required to include such deemed distributions from a CFC in its income, BCPL will be required to distribute such income to maintain its RIC status regardless of whether or not the CFC makes an actual distribution during such year.

If BCPL is required to include amounts in income prior to receiving distributions representing such income, BCPL may have to sell some of its investments at times and/or at prices BCPL would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If BCPL is not able to obtain cash from other sources, BCPL may fail to qualify for RIC tax treatment and thus become subject to corporate-level U.S. federal income tax.

In addition, as discussed above, to qualify as a RIC, BCPL must, among other thing, satisfy the 90% Income Test. Although the Code generally provides that the income inclusions from a PFIC for which BCPL has made a qualifying fund election (such a PFIC, a “QEF”) or a CFC will be “good income” for purposes of this 90% Income Test to the extent that the QEF or the CFC distributes such income to BCPL in the same taxable year in which the income is included in BCPL’s income, the Code does not specifically provide whether these income inclusions would be “good income” for this 90% Income Test if BCPL does not receive distributions from the QEF or CFC during such taxable year. The IRS has issued a series of private rulings in which it has concluded that all income inclusions from a QEF or a CFC included in a RIC’s gross income would constitute “good income” for purposes of the 90% Income Test. Such rulings are not binding on the IRS except with respect to the taxpayers to whom such rulings were issued. The IRS and U.S. Treasury Department have issued regulations that provide that the income inclusions from a QEF or a CFC will be good income for purposes of the 90% Income Test if BCPL receives a cash distribution from such entity in the same year attributable to the included income or the included income is derived with respect to BCPL’s business of investing in stocks and securities. Accordingly, under current law, BCPL believes that the income inclusions from a CLO that is a QEF or a CFC would be “good income” for purposes of the 90% Income Test whether or not such income is distributed by the QEF or CFC during the taxable year.

Under Section 988 of the Code, gain or loss attributable to fluctuations in exchange rates between the time BCPL accrues income, expenses, or other liabilities denominated in a foreign currency and the time BCPL actually collects such income or pays such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gain or loss on foreign currency forward contracts and the disposition of debt denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Although BCPL does not presently expect to do so, BCPL is authorized to borrow funds and to sell assets in order to satisfy its distribution requirements. However, under the 1940 Act, BCPL is not permitted to make distributions to BCPL Stockholders while certain of its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Business—Regulation—Qualifying Assets” in Part I, Item 1 of BCPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the section entitled “Indebtedness; Coverage Ratio.” Moreover, BCPL’s ability to dispose of assets to meet its distribution requirements may be limited by (1) the illiquid nature of BCPL’s portfolio and/or (2) other requirements relating to BCPL’s status as a RIC, including the Diversification Tests. If BCPL disposes of assets in order to meet the Annual Distribution Requirement or to avoid the excise tax, BCPL may make such dispositions at times that, from an investment standpoint, are not advantageous.

If BCPL fails to satisfy the Annual Distribution Requirement or otherwise fails to qualify as a RIC in any taxable year, BCPL will be subject to tax in that year on all of its taxable income, regardless of whether BCPL makes any distributions to BCPL Stockholders. In that case, all of such income will be subject to corporate-level U.S. federal income tax, reducing the amount available to be distributed to BCPL Stockholders. See the section entitled “—Failure To Maintain RIC Tax Treatment” below. Except as otherwise indicated, this discussion assumes that BCPL will qualify for taxation as a RIC for all relevant years.

As a RIC, BCPL is not allowed to carry forward or carry back a net operating loss for purposes of computing its investment company taxable income in other taxable years. U.S. federal income tax law generally permits a RIC to carry forward (i) the excess of its net short-term capital loss over its net long-term capital gain for a given year as a short-term capital loss arising on the first day of the following year and (ii) the excess of its net long-term capital loss over its net short-term capital gain for a given year as a long-term capital loss arising on the first day of the following year. However, future transactions BCPL engages in may cause its ability to use any capital loss carry forwards, and unrealized losses once realized, to be limited under Section 382 of the Code. Certain of BCPL’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause BCPL to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test. BCPL will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.

As described above, to the extent that BCPL invests in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes, the effect of such investments for purposes of the 90% Income Test and the Diversification Tests will depend on whether or not the partnership is a “qualified publicly traded partnership” (as defined in the Code). If the partnership is a “qualified publicly traded partnership,” the net income derived from such investments will be qualifying income for purposes of the 90% Income Test and will be “securities” for purposes of the Diversification Tests. If the partnership, however, is not treated as a “qualified publicly traded partnership,” the consequences of an investment in the partnership will depend upon the amount and type of income of the partnership allocable to BCPL and its proportionate share of the underlying assets of the partnership. The income derived from such investments may not be qualifying income for purposes of the 90% Income Test and, therefore, could adversely affect BCPL’s qualification as a RIC. BCPL intends to monitor its investments in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes to prevent BCPL’s disqualification as a RIC.

BCPL may invest in preferred securities or other securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the expected tax treatment, it could affect the timing or character of income recognized, requiring BCPL to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code.

Taxation of U.S. Stockholders

Whether an investment in shares of BCPL Common Stock is appropriate for a U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of BCPL Common Stock by a U.S. stockholder may have adverse tax consequences. The following summary generally describes certain U.S. federal income tax consequences of an investment in shares of BCPL Common Stock by taxable U.S. stockholders and not by U.S. stockholders that are generally exempt from U.S. federal income taxation. U.S. stockholders should consult their tax advisors before making an investment in BCPL Common Stock.

Distributions by BCPL generally are taxable to U.S. stockholders as ordinary income or capital gain. Distributions of BCPL’s “investment company taxable income” (which is, generally, BCPL’s ordinary income excluding net capital gain) will be taxable as ordinary income to U.S. stockholders to the extent of BCPL’s current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by BCPL to noncorporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally will be eligible for taxation at rates applicable to “qualifying dividends” (currently at a maximum tax rate of 20%) provided that BCPL properly reports such distributions as “qualified dividend income” and certain holding period and other requirements are satisfied. In this regard, it is not anticipated that a significant portion of distributions paid by BCPL will be attributable to qualifying dividends; therefore, BCPL’s distributions generally will not qualify for the preferential rates applicable to qualified dividend income. Distributions of BCPL’s net capital gain (which is generally BCPL’s net long-term capital gain in excess of net short-term capital loss) properly reported by BCPL as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gain (currently at reduced rates in the case of individuals, trusts or estates), regardless of the U.S. stockholder’s holding period for his, her or its BCPL Common Stock and regardless of whether paid in cash or reinvested in additional BCPL Common Stock. Distributions in excess of BCPL’s current and accumulated earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s BCPL Common Stock and, after the adjusted basis is reduced to zero, will constitute capital gain to such U.S. stockholder.

U.S. stockholders who receive distributions in the form of stock generally are subject to the same U.S. federal income tax consequences as are stockholders who elect to receive their distributions in cash. The U.S. stockholder will have an adjusted tax basis in the additional shares of BCPL Common Stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

Although BCPL currently intends to distribute any long-term capital gain at least annually, BCPL may in the future decide to retain some or all of its long-term capital gain, but designate the retained amount as a “deemed distribution.” In that case, among other consequences, BCPL will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its proportionate share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by BCPL. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for his, her or its common stock. Since BCPL expects to pay tax on any retained capital gain at the regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on net capital gain, the amount of tax that individual U.S. stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds such U.S. stockholder’s liability for U.S. federal income tax. A U.S. stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes BCPL paid. In order to utilize the deemed distribution approach, BCPL must provide written notice to BCPL Stockholders prior to the expiration of 60 days after the close of the relevant taxable year. BCPL cannot treat any of its investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, BCPL may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If BCPL makes such an election, a U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by BCPL in October, November or December of any calendar year, payable to U.S. stockholders of record on a specified date in any such month and actually paid during January of the following year, will be treated as if it had been received by BCPL’s U.S. stockholders on December 31 of the year in which the dividend was declared.

BCPL may have the ability to declare a large portion of a distribution in shares of BCPL Common Stock to satisfy the Annual Distribution Requirement. If a portion of such distribution is paid in cash (which portion may generally be as low as 20% based on certain guidance issued by the IRS) and certain requirements are met, the entire distribution to the extent of BCPL’s current or accumulated earnings and profits will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. stockholders will be taxed on the distribution as if the entire distribution was a cash distribution, even though most of the distribution was paid in shares of BCPL Common Stock.

A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of his, her or its shares of BCPL Common Stock. The amount of gain or loss will be measured by the difference between such U.S. stockholder’s adjusted tax basis in the BCPL Common Stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. stockholder has held his, her or its shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of BCPL Common Stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of BCPL Common Stock may be disallowed if other substantially identical shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. The ability to otherwise deduct capital loss may be subject to other limitations under the Code.

In general, U.S. stockholders taxed at individual rates currently are subject to reduced U.S. federal income tax rates on their recognized net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in BCPL Common Stock. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. stockholders. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the 21% rate also applied to ordinary income.

Noncorporate U.S. stockholders with net capital loss for a year (capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital loss of a noncorporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate stockholders generally may not deduct any net capital loss for a year, but may carry back such losses for three years or carry forward such losses for five years.

If BCPL ceases to be a publicly offered regulated investment company, a noncorporate U.S. stockholder’s pro rata portion of BCPL’s affected expenses, including BCPL’s management fees, will be treated as an additional dividend to the stockholder and will be deductible by such stockholder only to the extent permitted under the limitations described below. A “publicly offered regulated investment company” is a regulated investment company whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. For taxable years beginning before 2026, certain expenses (including advisory fees), referred to as miscellaneous itemized deductions generally are not deductible by noncorporate U.S. stockholders, including individuals, trusts, and estates. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a noncorporate U.S. stockholder (such as an individual, trust or estate) only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code. BCPL does not anticipate that it will initially constitute a publicly offered regulated investment company although it is possible that it may qualify at some point in the future.

BCPL (or the applicable withholding agent) will send to each of its U.S. stockholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal income tax status of each year’s distributions generally will be reported to the IRS. Dividends paid by BCPL generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to qualifying dividends. Distributions and gains on sale may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

BCPL (or the applicable withholding agent) may be required to withhold U.S. federal income tax, or backup withholding, from all distributions to any noncorporate U.S. stockholder (1) who fails to furnish BCPL with a correct taxpayer identification number or a certificate that such U.S. stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies BCPL that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Backup withholding tax is not an additional tax, and any amount withheld may be refunded or credited against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.

Under U.S. Treasury Regulations, if a U.S. stockholder recognizes a loss with respect to shares of BCPL Common Stock of $2 million or more for a noncorporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on IRS Form 8886 (or successor form). Direct stockholders of portfolio securities in many cases are excepted from this reporting requirement, but under current guidance, stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Taxation of Non-U.S. Stockholders

Whether an investment in shares of BCPL Common Stock is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in the shares by a non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisers before investing in BCPL Common Stock. Distributions of BCPL’s “investment company taxable income” (which excludes net capital gain) to non-U.S. stockholders that are not “effectively connected” with a U.S. trade or business carried on by the non-U.S. stockholder will generally be subject to withholding of U.S. federal income tax at a rate of 30% (or lower rate provided by an applicable treaty) to the extent of BCPL’s current and accumulated earnings and profits, unless an applicable exception applies. However, BCPL generally is not required to withhold any amounts with respect to distributions of (i) U.S.-source interest income that would not have been subject to withholding of U.S. federal income tax if they had been earned directly by a non-U.S. stockholder, and (ii) net short-term capital gains in excess of net long-term capital losses that would not have been subject to withholding of U.S. federal income tax if they had been earned directly by a non-U.S. stockholder, in each case only to the extent that such distributions are properly reported by BCPL as “interest-related dividends” or “short-term capital gain dividends,” as the case may be, and certain other requirements are met. No certainty can be provided that any of BCPL’s distributions will be reported as eligible for this exception.

Actual or deemed distributions of BCPL’s net capital gain to a non-U.S. stockholder, and gains realized by a non-U.S. stockholder upon the sale of BCPL Common Stock, that are not effectively connected with a U.S. trade or business carried on by the non-U.S. stockholder, will generally not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the non-U.S. stockholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. However, withholding of U.S. federal income tax at a rate of 30% on capital gain of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a U.S. resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% U.S. federal withholding tax.

If BCPL distributes its net capital gain in the form of deemed rather than actual distributions (which BCPL may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. stockholder’s allocable share of the tax BCPL pays on the capital gain deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. Accordingly, investment in BCPL Common Stock may not be appropriate for a non-U.S. stockholder.

Distributions of BCPL’s “investment company taxable income” and net capital gain (including deemed distributions) to non-U.S. stockholders, and gains realized by non-U.S. stockholders upon the sale of BCPL Common Stock that are “effectively connected” with a U.S. trade or business carried on by the non-U.S. stockholder (or if an income tax treaty applies, attributable to a “permanent establishment” in the United States), will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Corporate non-U.S. stockholders may also be subject to an additional branch profits tax at a rate of 30% imposed by the Code (or lower rate provided by an applicable treaty). In the case of a noncorporate non-U.S. stockholder, BCPL may be required to withhold U.S. federal income tax from distributions that are otherwise exempt from withholding tax (or taxable at a reduced rate) unless the non-U.S. stockholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

BCPL may have the ability to declare a large portion of a distribution in shares of BCPL Common Stock to satisfy the Annual Distribution Requirement. If a portion of such dividend is paid in cash (which portion may be as low as 20% under certain guidance issued by the IRS) and certain requirements are met, the entire distribution to the extent of BCPL’s current and accumulated earnings and profits will be treated as a dividend for U.S. federal income tax purposes. As a result, non-U.S. stockholders will be taxed on the distribution as if the entire distribution was cash distribution, even though most of the distribution was paid in shares of BCPL Common Stock.

The tax consequences to a non-U.S. stockholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. stockholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in BCPL Common Stock.

A non-U.S. stockholder who is a nonresident alien individual or foreign corporation may be subject to information reporting and withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides BCPL or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from withholding.

FATCA generally imposes a 30% withholding tax on payments of certain types of income to FFIs unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an IGA with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the withholding tax include U.S.-source interest and dividends. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of BCPL Common Stock, proposed U.S. Treasury Regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on gross proceeds entirely. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a non-U.S. stockholder and the status of the intermediaries through which they hold their shares, non-U.S. stockholders could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a non-U.S. stockholder might be eligible for refunds or credits of such taxes.

Non-U.S. persons should consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in BCPL Common Stock.

Failure To Maintain RIC Tax Treatment

If BCPL were unable to maintain tax treatment as a RIC, BCPL would be subject to tax on all of its taxable income at regular corporate rates. BCPL would not be able to deduct distributions to stockholders, nor would they be required to be made. Distributions would generally be taxable to BCPL Stockholders as dividend income to the extent of BCPL’s current and accumulated earnings and profits (in the case of noncorporate U.S. stockholders, at a maximum rate applicable to qualified dividend income of 20%, provided certain holding period and other requirements are met). Subject to certain limitations under the Code, corporate stockholders would be eligible for the dividends-received deduction.

Distributions in excess of BCPL’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain.

If BCPL fails to meet the RIC requirements for more than two consecutive years and then seeks to re-qualify as a RIC, BCPL would be required to recognize gain to the extent of any unrealized appreciation in its assets unless BCPL made a special election to pay corporate-level U.S. federal income tax on any such unrealized appreciation during the succeeding five-year period.

ACIF PROPOSALS — APPROVAL OF THE MERGER PROPOSAL

ACIF is asking ACIF Shareholders to approve the Merger and the transactions contemplated by the Merger Agreement. Upon completion of the Merger, and subject to the terms and conditions of the Merger Agreement, each share of ACIF Common Shares issued and outstanding immediately prior to the Effective Time (excluding any Cancelled Shares) will be converted into the right to receive, in accordance with the Merger Agreement, the Merger Consideration, as described in the section entitled “Description of the Merger Agreement—Merger Consideration.” For more information on the ACIF Shareholder vote required for approval of the Merger Proposal, see the section entitled “The Special Meeting—Vote Required.”

Approval of the Merger Proposal is required for the completion of the Mergers.

Appraisal Rights

Under Delaware law and ACIF’s Agreement and Declaration of Trust, dated as of March 10, 2015 (the “ACIF Declaration of Trust”), ACIF Shareholders will not be entitled to rights of appraisal with respect to the Merger Proposal. Accordingly, to the extent that an ACIF Shareholder objects to the Merger Proposal, such ACIF Shareholder will not have the right to have a court judicially determine (and the ACIF Shareholder will not receive) the fair value for its ACIF Common Shares under the provisions of Delaware law governing appraisal rights.

Required Vote

ACIF Shareholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the Merger Proposal. The approval of the Merger Proposal requires the affirmative vote of a “majority of the outstanding voting securities” of ACIF. Under the 1940 Act, a “majority of the outstanding voting securities” of ACIF is the lesser of: (1) 67% of the ACIF Common Shares at the Special Meeting if the holders of more than 50% of the outstanding ACIF Common Shares are present virtually or represented by proxy, or (2) more than 50% of the outstanding ACIF Common Shares.

Abstentions will have the same effect as votes “AGAINST” the Merger Proposal. Proxies received will be voted “FOR” the approval of the Merger Proposal unless ACIF Shareholders designate otherwise.

On the recommendation of the ACIF Special Committee, the ACIF Board unanimously approved, adopted and declared advisable the Merger Agreement, including the Mergers, and unanimously recommends that ACIF Shareholders vote “FOR” the Adjournment Proposal.

ACIF PROPOSALS — APPROVAL OF THE ADJOURNMENT PROPOSAL

ACIF is asking ACIF Shareholders to approve one or more adjournments of the Special Meeting if necessary to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal. For more information on the ACIF Shareholder vote required for approval of the Adjournment Proposal, see the section entitled “The Special Meeting—Vote Required.”

Required Vote

ACIF Shareholders may vote “FOR” or “AGAINST”, or they may “ABSTAIN” from voting on, the Adjournment Proposal. The affirmative vote of the holders of ACIF Common Shares representing a majority of all the votes cast at the Special Meeting is required to approve the Adjournment Proposal.

Abstentions will have no effect on the voting outcome of the Adjournment Proposal. Proxies received will be voted “FOR” the approval of the Adjournment Proposal unless ACIF Shareholders designate otherwise.

On the recommendation of the ACIF Special Committee, the ACIF Board unanimously approved, adopted and declared advisable the Merger Agreement, including the Mergers, and unanimously recommends that ACIF Shareholders vote “FOR” the Merger Proposal.

MARKET PRICE, DIVIDEND AND DISTRIBUTION INFORMATION

Price Range of BCPL Common Stock and Distributions

There is currently no market for BCPL’s securities, and BCPL does not expect that a market for BCPL Common Stock will develop in the future. BCPL is prohibited under the 1940 Act from selling its shares of BCPL Common Stock at an offering price, after deducting selling commissions and dealer manager fees, that is below its NAV per share attributable to BCPL Common Stock unless BCPL obtains stockholder approval. In connection with any issuance of shares of BCPL Common Stock, the BCPL Board or a committee thereof will review the then current offering price per share against the current estimated NAV per share attributable to BCPL Common Stock to ensure that BCPL was not selling shares of BCPL Common Stock at a price which, after deducting selling commissions and dealer manager fees, was below BCPL’s NAV per share.

The following table summarizes BCPL’s distributions declared during the years ended December 31, 2025, 2024 and 2023 and the most recent fiscal quarter:

Date Declared	NAV Per Share	Amount Per Share	Record Date	Pay Date
During the quarter ended March 31, 2026
March 4, 2026	$19.71	0.42	March 11, 2026	March 18, 2026
For the year ended December 31, 2025:
November 5, 2025	20.31	0.45	November 12, 2025	November 19, 2025
August 6, 2025	20.46	0.44	August 13, 2025	August 20, 2025
May 7, 2025	20.35	0.49	May 15, 2025	May 28, 2025
March 12, 2025	20.74	0.52	March 17, 2025	March 31, 2025

Total declared in the nine months in 2025		$1.90

For the year ended December 31, 2024:
November 6, 2024	$27.57	$0.60	November 22, 2024	December 5, 2024
August 7, 2024	22.05	0.60	August 22, 2024	September 5, 2024
May 7, 2024	22.48	0.60	May 22, 2024	May 31, 2024
March 11, 2024	22.53	0.60	March 25, 2024	April 2, 2024

Total declared in 2024		$2.40

For the year ended December 31, 2023:
December 21, 2023	$22.79	$0.36	December 31, 2023	January 26, 2024
November 7, 2023	22.79	0.47	November 20, 2023	November 30, 2023
August 8, 2023	21.99	0.31	August 22, 2023	August 31, 2023
May 9, 2023	21.70	0.31	May 22, 2023	May 31, 2023
March 6, 2023	21.85	0.31	March 20, 2023	March 29, 2023

Total declared in 2023		$1.76

Pursuant to the BCPL DRIP, BCPL reinvests all cash dividends or distributions declared by the BCPL Board on behalf of BCPL Stockholders who do not elect to receive their distributions in cash. As a result, if the BCPL Board declares a distribution, then BCPL Stockholders who have not elected to “opt out” of the BCPL DRIP will have their distributions automatically reinvested in additional shares of BCPL Common Stock. See the section entitled “Dividend Reinvestment Plan of BCPL and ACIF” for additional information regarding the BCPL DRIP.

As of December 31, 2025, BCPL had 77 BCPL Stockholders of record, which did not include stockholders for whom shares are held in nominee or “street” name.

Price Range of ACIF Common Shares and Distributions

There is currently no market for ACIF’s securities, and ACIF does not expect that a market for ACIF Common Shares will develop in the future. ACIF is prohibited under the 1940 Act from selling its ACIF Common Shares at an offering price, after deducting selling commissions and dealer manager fees, that is below its NAV per share attributable to ACIF Common Shares unless ACIF obtains stockholder approval. In connection with any issuance of ACIF Common Shares, the ACIF Board or a committee thereof will review the then current offering price per share against the current estimated NAV per share attributable to ACIF Common Shares to ensure that ACIF was not selling ACIF Common Shares at a price which, after deducting selling commissions and dealer manager fees, was below ACIF’s NAV per share.

The following table summarizes ACIF’s distributions declared during the years ended December 31, 2025, 2024 and 2023:

Date Declared	Amount Per Share					Record Date	Pay Date
	Class A	Class C	Class W	Class I	Class L
For the year ended December 31, 2025:
December 19, 2025	$0.18	$0.16	$0.17	$0.18	$0.17	December 18, 2025	December 29, 2025
September 19, 2025	0.18	0.16	0.17	0.18	0.17	September 18, 2025	September 29, 2025
June 18, 2025	0.18	0.16	0.17	0.18	0.17	June 17, 2025	June 27, 2025
March 20, 2025	0.18	0.16	0.17	0.18	0.17	March 19, 2025	March 28, 2025

Total declared in 2025	$0.72	$0.64	$0.68	$0.72	$0.68

For the year ended December 31, 2024:
December 23, 2024	$0.15	$0.14	$0.54	$0.16	$0.15	December 20, 2024	December 31, 2024
December 20, 2024	0.18	0.16	0.17	0.18	0.17	December 19, 2024	December 31, 2024
September 20, 2024	0.18	0.16	0.17	0.18	0.17	September 19, 2024	September 30, 2024
June 21, 2024	0.18	0.16	0.17	0.18	0.17	June 20, 2024	June 28, 2024
March 20, 2024	0.18	0.16	0.17	0.18	0.17	March 19, 2024	March 28, 2024

Total declared in 2024	$0.86	$0.78	$0.83	$0.88	$0.83

For the year ended December 31, 2023:
December 22, 2023	$0.18	$0.16	$0.17	$0.18	$0.17	December 21, 2023	December 29, 2023
September 22, 2023	0.18	0.16	0.17	0.18	0.17	September 21, 2023	September 29, 2023
June 23, 2023	0.18	0.16	0.17	0.18	0.17	June 22, 2023	June 30, 2023
March 20, 2023	0.18	0.16	0.17	0.18	0.17	March 17, 2023	March 31, 2023

Total declared in 2023	$0.72	0.64	$0.68	$0.72	$0.68

Pursuant to ACIF’s distribution reinvestment plan (the “ACIF DRIP”), ACIF reinvests all cash dividends or distributions declared by the ACIF Board on behalf of ACIF Shareholders who do not elect to receive their distributions in cash. As a result, if the ACIF Board declares a distribution, then ACIF Shareholders who have not elected to “opt out” of the ACIF DRIP will have their distributions automatically reinvested in additional ACIF Common Shares. See the section entitled “Dividend Reinvestment Plan of ACIF and ACIF” for additional information regarding the ACIF DRIP.

As of the Record Date, ACIF had 3,491 ACIF Shareholders of record, which did not include stockholders for whom shares are held in nominee or “street” name.

MANAGEMENT OF BCPL AND ACIF

Please refer to “Proposal No. 1—Election of Directors” in BCPL’s most recent definitive proxy statement, which is incorporated by reference into this proxy statement/prospectus, for information relating to the management of BCPL.

Please refer to “Management of the Fund” in the Statement of Additional Information to ACIF’s most recent prospectus, which is incorporated by reference into this proxy statement/prospectus, for information relating to the management of ACIF.

PORTFOLIO MANAGEMENT OF BCPL

The investment activity of BCPL takes place primarily within the BCP Credit platform. Integration with the broader BC Partners platform allows BCP Credit to leverage a team of investment professionals across its private equity platform including its operations team. The BCP Credit Investment Team (the “BCPL Investment Team”) is led by Ted Goldthorpe who sits on the BCP Credit investment committee. The management of BCPL’s investment portfolio is the responsibility of BC Partners Advisors and the BCPL Investment Team. All investment decisions require the majority approval of the investment committee (the “BCPL Investment Committee”). The BCPL Investment Team sources, identifies and diligences investment opportunities and presents the opportunity to the BCPL Investment Committee for approval. The BCPL Investment Committee is currently comprised of four members of BCP Credit (Ted Goldthorpe, Henry Wang, Ivelin Dimitrov and Patrick Schafer). The BCPL Investment Committee meets regularly to review the opportunities presented by the BCPL Investment Team. Follow-on investments in existing portfolio companies may require the BCPL Investment Committee’s approval beyond that obtained when the initial investment in the company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the BCPL Investment Committee.

None of BC Partners Advisors’ investment professionals receive any direct compensation from BCPL in connection with the management of BCPL’s portfolio. The members of the BCPL Investment Committee, through their financial interests in BC Partners Advisors, are entitled to a portion of the profits earned by BC Partners Advisors, which includes any fees payable to BC Partners Advisors under the terms of the BCPL Investment Advisory Agreement, less expenses incurred by BC Partners Advisors in performing its services under the BCPL Investment Advisory Agreement.

Information regarding the business experience of the portfolio managers of BCPL (the “BCPL Portfolio Managers”) is set forth below.

Ivelin Dimitrov

Mr. Dimitrov joined BC Partners in 2018 and is a Managing Director in the Credit team. Previously, he was a Partner at Fifth Street Management LLC, where he focused on the investment activities of the firm, including private debt origination and capital markets solutions for financials sponsors and corporate clients.

Henry Wang

Mr. Wang is a founding partner of BCP Credit, having formerly been a Partner at Stonerise Capital Partners where he spent over five years. Previously, he worked for over seven years at Goldman Sachs in its Special Situations Group and Investment Banking Division. Mr. Wang also worked for Vulcan Capital (Paul Allen’s investment firm, co-founder of Microsoft) and Thomas Weisel Partners.

Patrick Schafer

Mr. Schafer joined BCP Credit in 2018, having formerly been at Apollo Global Management for seven years as a Managing Director in its Director Originations department. Previously he worked for over three years at Deutsche Bank Securities in its Investment Banking Division.

Ted Goldthorpe

Mr. Goldthorpe is a founding partner of BCP Credit, having formerly been the President at Apollo Investment Corporation and the Chief Investment Officer of Apollo Investment Management. Previously he worked for over thirteen years at Goldman Sachs as a Managing Director of its Special Situations Group.

Equity Securities

The dollar range of equity securities in BCPL beneficially owned at December 31, 2025 by each BCPL Portfolio Manager is as follows:

Name	Dollar Range of Equity Securities in BCPL(1)
Ted Goldthorpe	Over $1,000,000
Matthias Ederer(2)	$100,001—$500,000
Henry Wang	$100,001—$500,000
Patrick Schafer	$50,001—$100,000
Ivelin Dimitrov	None

(1)	Dollar ranges are as follows: None; $1—$10,000; $10,001—$50,000; $50,001—$100,000; $100,001—$500,000; $500,001—$1,000,000 or Over $1,000,000.
(2)	Mr. Ederer resigned as a Portfolio Manager of BCPL effective August 29, 2025.

Other Accounts Managed

The information below lists the approximate number of other accounts for which each BCPL Portfolio Manager was primarily responsible for the day-to-day management as of December 31, 2025.

Name of BCPL Portfolio Manager	Type of Accounts	Total No. of Other Accounts Managed	Total Other Assets (in millions)(1)	No. of Other Accounts where Advisory Fee is Based on Performance	Total Assets in Other Accounts where Advisory Fee is Based on Performance (in millions)(2)
Ted Goldthorpe	Registered Investment Companies	4	$986	4	$986
	Other Pooled Investment Vehicles	8	$6,042	8	$6,042
	Other Accounts	3	$933	1	$12
Henry Wang	Registered Investment Companies	4	$986	4	$986
	Other Pooled Investment Vehicles	8	$6,042	8	$6,042
	Other Accounts	3	$933	1	$12
Matthias Ederer(3)	Registered Investment Companies	4	$986	4	$986
	Other Pooled Investment Vehicles	8	$6,042	8	$6,042
	Other Accounts	3	$933	1	$12
Patrick Schafer	Registered Investment Companies	4	$986	4	$986
	Other Pooled Investment Vehicles	8	$6,042	8	$6,042
	Other Accounts	3	$933	1	$12
Ivelin Dimitrov	Registered Investment Companies	4	$986	4	$986
	Other Pooled Investment Vehicles	8	$6,042	8	$6,042
	Other Accounts	3	$933	1	$12

(1)	Total Other Assets as defined by BCP, which includes undrawn commitments.
(2)	Represents the assets under management of the accounts managed that have the potential to generate fees in addition to management fees based on total assets.
(3)	Mr. Ederer resigned as a Portfolio Manager of BCPL effective August 29, 2025.

Compensation

None of BC Partners Advisors’ investment professionals receive any direct compensation from BCPL in connection with the management of BCPL’s portfolio.

PORTFOLIO MANAGEMENT OF ACIF

Information regarding the business experience of the portfolio managers of ACIF (the “ACIF Portfolio Managers”) is set forth below.

Michael Terwilliger

Mr. Terwilliger serves as the lead portfolio manager for ACIF, charged with the day-to-day management of ACIF. Mr. Terwilliger has served ACIF as a portfolio manager since October 2015. Mr. Terwilliger has more than a decade of credit investment experience, with expertise in a range of products including high yield bonds, distressed debt, structured securities, bank loans and convertibles. Mr. Terwilliger holds a Bachelor of Arts degree from Northwestern University and a Master of Business Administration from the University of Virginia Darden School Of Business. Mr. Terwilliger is also a CFA charter holder.

Ted Goldthorpe

Mr. Goldthorpe serves as a portfolio manager for ACIF, charged with the day-to-day management of ACIF. Mr. Goldthorpe has served as a portfolio manager for ACIF since December 2020. For additional information, see “Portfolio Management of BCPL.”

Equity Securities

The dollar range of equity securities in ACIF beneficially owned at September 30, 2025 by each ACIF Portfolio Manager is as follows:

Name	Dollar Range of Equity Securities in ACIF(1)
Michael Terwilliger	$100,001—$500,000
Ted Goldthorpe	$100,001—$500,000

(1)	Dollar ranges are as follows: None; $1—$10,000; $10,001—$50,000; $50,001—$100,000; $100,001—$500,000; $500,001—$1,000,000 or Over $1,000,000.

Other Accounts Managed

The information below lists the number of other accounts for which each ACIF Portfolio Manager was primarily responsible for the day-to-day management as of the fiscal year ended September 30, 2025.

Name of ACIF Portfolio Manager	Type of Accounts	Total No. of Other Accounts Managed	Total Other Assets (in millions)(1)	No. of Other Accounts where Advisory Fee is Based on Performance	Total Assets in Other Accounts where Advisory Fee is Based on Performance (in millions)(2)
Michael Terwilliger	Registered Investment Companies	—	—	—	—
	Other Pooled Investment Vehicles	—	—	—	—
	Other Accounts	—	—	—	—
Ted Goldthorpe	Registered Investment Companies	4	$994	4	$994
	Other Pooled Investment Vehicles	8	$6,042	8	$6,042
	Other Accounts	3	$933	1	$12

(1)	Total Other Assets as defined by SCIM, which includes undrawn commitments.
(2)	Represents the assets under management of the accounts managed that have the potential to generate fees in addition to management fees based on total assets.

Compensation

As compensation, Mr. Terwilliger receives from SCIM a fixed base salary. Mr. Terwilliger is also entitled to receive a discretionary bonus which may be based upon, among other things, individual performance and the performance of ACIF and SCIM.

Mr. Goldthorpe is compensated based on the success of various fund and business platforms. As part of this compensation, he receives a carried interest from the firm’s activities that is distributed based on factors such as seniority, longevity and performance, including successful deal sourcing and execution. As a Partner of BC Partners, Mr. Goldthorpe’s compensation would increase if ACIF’s performance (and net asset value) increased due to his indirect interest in SCIM, but such compensation is not tied to any specific metric.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF BCPL

Please refer to “Transactions with Related Persons” in BCPL’s most recent definitive proxy statement, which is incorporated by reference to this proxy statement/prospectus.

BUSINESS OF BCPL

The information in “Item 1. Business” and “Item 3. Legal Proceedings” in Part I of BCPL’s Annual Report on Form 10-K (file no. 814-01269) for the fiscal year ended December 31, 2025 is incorporated herein by reference.

FINANCIAL HIGHLIGHTS OF BCPL

The information in “Notes to Consolidated Financial Statements—Note 9. Financial Highlights” in the Index to Consolidated Financial Statements of BCPL’s Annual Report on Form 10-K (file no. 814-01269) for the fiscal year ended December 31, 2025 and in “Notes to Consolidated Financial Statements—Note 9. Financial Highlights” in the Index to Consolidated Financial Statements of BCPL’s Annual Report on Form 10-K (file no. 814-01269) for the fiscal year ended December 31, 2020 is incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS OF BCPL

The information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of BCPL’s Annual Report on Form 10-K (file no. 814-01269) for the fiscal year ended December 31, 2025 is incorporated herein by reference.

SENIOR SECURITIES OF BCPL

Information about BCPL’s senior securities is shown as of the dates indicated in the below tables. This information about BCPL’s senior securities should be read in conjunction with BCPL’s audited and unaudited consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BCPL” as incorporated by reference herein. The reports of Deloitte covering the total amount of senior securities outstanding for the fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021 are incorporated by reference in this joint proxy statement/prospectus. The reports of KPMG LLP covering the total amount of senior securities outstanding for the fiscal years ended December 31, 2020 and for the period from October 2, 2019 (commencement of operations) through December 31, 2019 are incorporated by reference in this joint proxy statement/prospectus.

Class and Year	Total Amount Outstanding(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
Credit Facility
December 31, 2025	$100,000	2,033	—	N/A
December 31, 2024	$73,000	1,958	—	N/A
December 31, 2023	$71,000	1,960	—	N/A
December 31, 2022	$58,000	1,841	—	N/A
December 31, 2021	$55,000	1,796	—	N/A
December 31, 2020	$50,000	1,822	—	N/A
December 31, 2019	$20,000	2,063	—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the year or period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of BCPL’s consolidated total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)

The amount to which such class of senior security would be entitled upon BCPL’s involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading.

PORTFOLIO COMPANIES OF BCPL

The following table sets forth certain information as of December 31, 2025, for each portfolio company in which BCPL had an investment. Information in the table is presented in thousands, except share and per share amounts.

Investment	Address	Industry	Interest Rate	Reference Rate and Spread	Maturity	Par/ Shares	Amortized Cost	Fair Value	Percentage of Net Assets
Investments in Non-Control, Non-Affiliate Portfolio Companies 177.4%
First Lien/Senior Secured Debt—170.0%
Accordion Partners LLC	55 Broadway, 8th Floor, New York, NY 10006	Professional Services	8.65%	S + 5.00%	11/17/31	6,059	6,040	6,059	5.87%
Accurate Background LLC	200 Spectrum Center Drive Suite 1100, Irvine, CA 92618	IT Services	9.65%	S + 6.00%	3/26/29	4,340	4,168	4,340	4.20%
Advantage Capital Holdings LLC	415 Bedford Road—Suite 102, Pleasantville, NY 10570	Financial Services	13.00%	NA	4/14/27	4,837	4,837	4,704	4.55%
ALCV Purchaser, Inc.	305 W Lincoln Hwy, Exton, PA 19341	Automobiles	10.44%	S + 6.75%	4/15/26	1,958	1,957	1,957	1.89%
AMCP PET HOLDINGS, INC.	801 Crescent Center Drive, Franklin, TN 37067	Consumer Staples Distribution & Retail	10.65%	S + 7.00%, 3% PIK	1/4/28	2,444	2,436	2,144	2.08%
American Academy Holdings	2222 Sedwick Drive, Durham, NC 27713	Health Care Providers & Services	13.40%	S + 9.75%, 5.25% PIK	6/30/27	1,252	1,246	1,325	1.28%
Ancile Solutions, Inc.	6085 Marshalee Drive Suite 300, Elkridge, MD 21075	Software	13.65%	S + 10.00%	6/11/26	1,640	1,635	1,640	1.59%
Beta Plus Technologies, Inc	55 Broadway, 8th Floor, New York, NY 10006	Financial Services	7.94%	S + 4.25%	7/1/27	158	158	150	0.15%
Beta Plus Technologies, Inc	55 Broadway, 8th Floor, New York, NY 10006	Financial Services	9.44%	S + 5.75%	6/29/29	4,651	4,514	4,514	4.37%
CJ Foods Inc	4 Centerpointe Dr. Suite 100, La Palma, CA 90623	Food Products	8.65%	S + 5.00%	10/2/30	7,118	7,026	5,577	5.40%
Datalink, LLC	14055 Riveredge Dr Ste 600, Tampa, FL 33637	Health Care Technology	9.94%	S + 6.25%	11/23/26	3,018	3,001	1,822	1.76%
DCERT Buyer, Inc	2801 North Thanksgiving Way, Suite 500, Lehi, UT 84043	Software	9.40%	S + 5.75%	7/30/30	1,768	1,740	1,768	1.71%
Denali Intermediate Holdings	9910 E 56th St N, Tulsa, OK 74117	Software	9.15%	S + 5.50%	8/26/32	5,090	5,037	5,036	4.88%
Distinguished LLC	1180 Avenue of the Americas, 16th Floor, New York, NY 10036	Insurance	9.15%	S + 5.50%	10/9/29	4,690	4,638	4,684	4.53%
DRI Holdings Inc	42231 6th St W Ste 204, Lancaster, California, 93534	Software	8.94%	S + 5.25%	12/21/28	4,827	4,627	4,758	4.61%
Emerald International	4851 Paramount Dr, San Diego, CA 92123, United States	Electronic Equipment, Instruments & Components	10.90%	S + 7.25%	2/28/29	99	98	98	0.09%
Florida Food Products, LLC	8200 NW 27th St, Suite 108, Doral, FL	Food Products	9.15%	S + 5.50%	10/15/30	6,103	4,807	5,048	4.89%
Inmar Intelligence	1 W. 4th St., Suite 500, Winston-Salem, NC 27101	Commercial Services & Supplies	8.15%	S + 4.50%	10/30/31	4,476	4,465	4,431	4.29%
Ivanti Software Inc	10377 South Jordan Gateway Suite 110, South Jordan, UT 84095	Software	8.40%	S + 4.75%	6/1/29	999	904	835	0.81%
Ivanti Software Inc	10377 South Jordan Gateway Suite 110, South Jordan, UT 84095	Software	9.40%	S + 5.75%	6/1/29	367	351	379	0.37%
KL Charlie Acquisition	42231 6th St W Ste 204, Lancaster, California, 93534	Financial Services	8.69%	S + 5.00%	12/30/26	2,159	2,147	2,159	2.09%
LeadVenture Inc	4949 Meadows Road, Suite 150, Lake Oswego, Oregon 97035, USA	Software	8.40%	S + 4.75%	6/23/32	5,037	4,957	4,953	4.80%

Investment	Address	Industry	Interest Rate	Reference Rate and Spread	Maturity	Par/ Shares	Amortized Cost	Fair Value	Percentage of Net Assets
Leonard Valve Company, LLC	1360 Elmwood Avenue Cranston, RI 02910	Diversified Consumer Services	8.90%	S + 5.25%	12/31/27	1,975	1,962	1,975	1.91%
MAG DS CORP.	3923 Ranchero Drive, Ann Arbor, MI 48108	Aerospace & Defense	9.15%	S + 5.50%	4/1/27	2,688	2,654	2,685	2.60%
Metrc, Inc	Metrc LLC, 4151 S Pipkin Rd, Lakeland, FL 33811	Software	7.65%	S + 4.00%	9/30/31	0	(75)	(77)	-0.07%
Metrc, Inc	Metrc LLC, 4151 S Pipkin Rd, Lakeland, FL 33811	Software	9.15%	S + 5.50%	9/30/31	2,360	2,250	2,249	2.18%
MHH Holdings III, LLC	7025 N Scottsdale Road, Suite 200, Scottsdale, AZ 85253	Health Care Providers & Services	8.65%	S + 5.00%	12/31/27	3,368	3,366	3,341	3.23%
Middle West Spirits LLC	1165 Alum Creek Drive, Columbus, Ohio	Beverages	9.90%	S + 6.25%	4/23/30	1,684	1,645	1,642	1.59%
Money Transfer Acquisition, Inc	10777 Westheimer Rd. Suite 1040, Houston, TX 77042	Financial Services	11.94%	S + 8.25%	12/14/27	3,300	3,264	3,284	3.18%
Monroe Engineering Group	811 Louisiana St Ste 1020, Houston, TX 77002	Electronic Equipment, Instruments & Components	8.40%	S + 4.75%	12/20/28	3,898	3,829	3,898	3.77%
Morae Global Inc	811 Louisiana St Ste 1020, Houston, TX 77002	IT Services	11.65%	S + 8.00%	10/31/28	4,809	4,606	4,732	4.58%
MSM Acquisitions, Inc.	401 City Avenue, Bala Cynwyd, PA 19004	Software	9.65%	S + 6.00%	12/9/26	4,002	4,002	3,417	3.31%
NAVIGA INC.	800 Concar Drive, Suite 100, San Mateo, CA 94402	Software	10.65%	S + 7.00%	9/30/26	4,635	4,398	3,221	3.12%
Neptune Bidco US Inc	675 Avenue of the Americas, New York, NY 10010	Interactive Media & Services	8.69%	S + 5.00%	4/11/29	6,865	6,377	6,804	6.59%
Newbury Franklin Industrials LLC	4 Inn Street Newburyport, MA 01950	Trading Companies & Distributors	10.65%	S + 7.00%	12/11/29	3,540	3,467	3,473	3.36%
PhyNet Dermatology LLC	302 Innovation Drive Suite 400, Franklin, TN 37067	Health Care Providers & Services	10.15%	S + 6.50%	10/20/29	2,288	2,256	2,237	2.17%
PMA Parent Holdings LLC	2135 CityGate Ln, 7th Floor, Naperville, IL 60563	Capital Markets	8.40%	S + 4.75%	1/31/31	4,582	4,552	4,536	4.39%
Premier Imaging, LLC	100 E campus View Blvd Ste 100, Columbus, OH	Health Care Equipment & Supplies	9.69%	S + 6.00%	10/29/27	4,394	4,391	3,686	3.57%
Project Castle T/L	131 Griffin Way, Mt. Washington, KY 40047	Machinery	9.15%	S + 5.50%	6/29/29	1,870	1,739	1,217	1.18%
Project Leopard Holdings Company Inc	15211 Laguna Canyon Road, Irvine, CA 92618	Software	8.94%	S + 5.25%	7/20/29	3,880	3,716	3,357	3.25%
Radiology Partners	2330 Utah Ave, Suite 200, El Segundo, CA 90245	Health Care Providers & Services	8.15%	S + 4.50%	6/25/32	5,985	5,928	5,982	5.79%
SePRO Corporation	11550 N Meridian St, Ste 600, Carmel, IN 46032	Chemicals	9.15%	S + 5.50%	7/26/30	1,745	1,715	1,713	1.66%
SeQuel Response LLC	7480 Flying Cloud Drive, Suite 100, Eden Prairie, Minnesota 55344	Insurance	9.65%	S + 6.00%	5/21/29	1,675	1,649	1,658	1.61%
Shepherd Intermediate LLC	420 S Railroad Ave, Shepherd, TX	Health Care Providers & Services	10.90%	S + 7.25%	7/10/30	2,961	2,883	2,948	2.85%
Solve Industrial Motion Group LLC	2127 Ayrsley Town Boulevard, Charlotte, NC	Industrial Conglomerates	8.19%	S + 4.50%	6/29/27	1,000	987	991	0.96%
Solve Industrial Motion Group LLC	2127 Ayrsley Town Boulevard, Charlotte, NC	Industrial Conglomerates	8.44%	S + 4.75%	6/30/27	5,000	4,955	4,954	4.80%
Spark Buyer LLC	641 Maple Hill Rd Naugatuck, CT, 06770	Electrical Equipment	8.90%	S + 5.25%	10/15/31	3,536	3,500	3,176	3.07%
Spinrite Inc.	320 Livingstone Avenue South, Listowel, Ontario, CA	Leisure Products	11.15%	S + 7.50%	12/5/30	2,297	2,246	2,244	2.17%
STG Distribution LLC	951 Thorndale Avenue, Bensenville, IL 60106	Transportation Infrastructure	10.19%	S + 6.50%	10/3/29	834	533	244	0.24%

Investment	Address	Industry	Interest Rate	Reference Rate and Spread	Maturity	Par/ Shares	Amortized Cost	Fair Value	Percentage of Net Assets
STG Distribution LLC	951 Thorndale Avenue, Bensenville, IL 60106	Transportation Infrastructure	10.79%	S + 7.10%	10/3/29	622	221	27	0.03%
Symplr Software Inc	315 Capitol St., Suite 100, Houston, TX 77002	Health Care Technology	8.19%	S + 4.50%	12/22/27	1,091	1,090	929	0.90%
Synaemedia Americas Holdings, Inc	3500 Hyland Avenue, Costa Mesa, CA 92626	Interactive Media & Services	9.90%	S + 6.25%	12/5/28	3,314	3,309	3,314	3.21%
TA/WEG Holdings, LLC	200 Clarendon Street, 56th Floor, Boston, MA 02116	Financial Services	8.15%	S + 4.50%	10/2/28	5,995	5,995	5,995	5.80%
Tactical Air Support, Inc	14505 Mount Anderson Street, Reno, NC 89506	Aerospace & Defense	11.15%	S + 7.50%	12/22/28	3,771	3,709	3,734	3.62%
Tactical Air Support, Inc.	14505 Mount Anderson Street, Reno, NC 89506	Aerospace & Defense	11.15%	S + 7.50%	12/22/28	536	536	531	0.51%
Tank Holding Corp	6940 O Street, Suite 100, Lincoln, Nebraska, 68510	Tech, Hardware, Storage & Peripherals	9.40%	S + 5.75%	3/31/28	3,842	3,741	3,547	3.43%
Tank Holding Corp	6940 O Street, Suite 100, Lincoln, Nebraska, 68510	Tech, Hardware, Storage & Peripherals	9.65%	S + 6.00%	3/31/28	681	670	628	0.61%
Tank Holding Corp DDTL	6940 O Street, Suite 100, Lincoln, Nebraska, 68510	Tech, Hardware, Storage & Peripherals	9.65%	S + 6.00%	3/31/28	295	293	272	0.26%
Tank Holding Corp Revolver	6940 O Street, Suite 100, Lincoln, Nebraska, 68510	Tech, Hardware, Storage & Peripherals	9.40%	S + 5.75%	3/31/28	0	(2)	(5)	0.00%
Validity Inc	100 Summer Street, Suite 2900, Boston, MA 02110	Software	8.90%	S + 5.25%	4/12/32	5,970	5,857	5,933	5.74%
VBC Spine Opco LLC	431 Summit St Ste 101, Elgin, IL, 60120	Health Care Providers & Services	10.15%	S + 6.50%	6/13/28	2,694	2,658	2,693	2.61%

Total First Lien/Senior Secured Debt							181,661	175,566	170.0%

Second Lien/Senior Secured Debt—3.9%
American Academy Holdings	2222 Sedwick Drive, Durham, NC 27713	Health Care Providers & Services	15.00%	NA	3/1/28	2,412	2,392	2,375	2.30%
Ivanti Software Inc	10377 South Jordan Gateway Suite 110, South Jordan, UT 84095	Software	10.90%	S + 7.25%	6/1/29	4,040	3,993	1,689	1.64%

Total Second Lien/Senior Secured Debt							6,385	4,064	3.9%

Unsecured Debt—0.1%
Delta DX Purchaser, Inc	10777 Westheimer Rd. Suite 1040, Houston, TX 77042	Financials	15.00%	NA	06/14/28	103	103	103	0.1%

Total Unsecured Debt—0.1%							103	103	0.1%

Common Stock and Membership Units—3.0%
Advantage Capital Holdings LLC	415 Bedford Road—Suite 102, Pleasantville, NY 10570	Financial Services	—	NA	—	0	0	822	0.8%
AIP Capital Limited	750 Washington Blvd, Suite 500/600, Stamford, CT 06901, USA	Financial Services		NA	—	0	12	12	0.0%
American Academy Holdings Common	2222 Sedwick Drive, Durham, NC 27713	Health Care Providers & Services	—	NA	—	0	0	141	0.1%
Aperture Dodge 18	10777 Westheimer Rd. Suite 1040, Houston, TX 77042	Financial Services	—	NA	—	516	516	323	0.3%
BGPT Maverick, LP	220 Fifth Avenue, 18th Floor, New York, NY 10001	Communications Equipment	—	NA	—	1,020	1,020	1,116	1.1%
Lucky Bucks	5820 Live Oak Parkway, Suite 300, Norcross, GA 30071	Hotels, Restaurants & Leisure	—	NA	—	67	996	258	0.2%
Middle West Spirits	1165 Alum Creek Drive, Columbus, Ohio	Beverages	—	NA	—	0	4	15	0.0%

Investment	Address	Industry	Interest Rate	Reference Rate and Spread	Maturity	Par/ Shares	Amortized Cost	Fair Value	Percentage of Net Assets
Morae Global Inc – Warrant	811 Louisiana St Ste 1020, Houston, TX 77002	IT Services	—	NA	—	1	200	274	0.3%
VBC Spine Opco LLC	431 Summit St Ste 101, Elgin, IL, 60120	Health Care Providers & Services	—	NA	—	79	129	156	0.2%

Total Common Stock and Membership Units							2,877	3,117	3.0%

Preferred Stock and Units—0.3%
American Academy Holdings Preferred	2222 Sedwick Drive, Durham, NC 27713	Health Care Providers & Services	18.00%	NA	—	45	0	88	0.1%
Middle West Spirits	1165 Alum Creek Drive, Columbus, Ohio	Beverages	10.00%	NA	—	235	230	268	0.3%

Total Preferred Stock and Units							230	356	0.3%

Total Investments in Non-Control, Non-Affiliate Portfolio Companies							191,256	183,206	177.4%

Investments in Affiliate Portfolio Companies—7.4%
First Lien/Senior Secured Debt—4.9%
Princeton Medspa Partners LLC	944 Main Street, Branford, CT 06405	Diversified Consumer Services	12.15%	S + 8.50%	5/31/29	1,838	1,811	1,688	1.63%
Riddell, Inc	1700 W. Higgins Road Suite 500, Des Plaines, IL 66018	Leisure Products	9.69%	S + 6.00%	3/29/29	3,384	3,328	3,384	3.28%

First Lien/Senior Secured Debt							5,139	5,072	4.9%

Joint Ventures- 0.1%
Great Lakes II Funding LLC	650 Madison Ave Fl 3, New York, NY 10022	Financials	—	NA	—	73	73	69	0.1%

Total Joint Ventures							73	69	0.1%

Stock and Membership Units—2.5%
Green Park M-1 Series	221 River St, Hoboken, NJ 07030	Commercial Services & Supplies	—	NA	—	1	439	439	0.43%
GreenPark Infrastructure A Series	221 River St, Hoboken, NJ 07030	Commercial Services & Supplies	—	NA	—	0	100	100	0.10%
Phoenix Aviation	750 Washington Boulevard, Stamford, CT	Aerospace & Defense	—	NA	—	455	522	487	0.47%
Princeton Medspa Partners LLC- Class E Units	944 Main Street, Branford, CT 06405	Diversified Consumer Services	12.50%	NA	—	301	250	169	0.16%
Princeton Medspa Partners LLC – Warrant	944 Main Street, Branford, CT 06405	Diversified Consumer Services	—	NA	—	0	0	3	0.00%
Riddell, Inc Preferred	1700 W. Higgins Road Suite 500, Des Plaines, IL 66018	Leisure Products	10.00%	NA	—	1,189	1,176	1,337	1.29%

Stock and Membership Units Total							2,487	2,535	2.5%

Derivatives—0%
Princeton Medspa Partners LLC—Put option	944 Main Street, Branford, CT 06405	Professional Services	—	NA	11/30/2029	250	0	0	0.0%
Total Derivatives

Total Investments in Affiliate Portfolio Companies							7,699	7,676	7.4%

Total Investments—184.8%							198,955	190,882	184.8%

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS OF BCPL

The following table sets forth, as of March 10, 2026, the beneficial ownership information of each current director, as well as BCPL’s executive officers, each person known to BCPL to beneficially own 5% or more of the outstanding shares of BCPL’s common stock, and the executive officers and directors as a group. Percentage of beneficial ownership is based on 5,240,672 shares of BCPL’s Common Stock outstanding as of March 10, 2026.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the shares of BCPL Common Stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, BCPL believes that each beneficial owner set forth in the table below has sole voting and investment power over the shares beneficially owned by such beneficial owner. The directors are divided into two groups—interested directors and independent directors. Each interested director is an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of BCPL. The address of all executive officers and directors is c/o BC Partners Lending Corporation at 650 Madison Avenue, 3rd Floor, New York, New York 10022.

	Number of Shares(1)	Percentage of Class
Name and Address
Directors and Executive Officers:
Independent Directors
Alexander Duka	12,000	*
George Grunebaum	13,043	*
Robert Warshauer	12,000	*
Joseph Morea(2)	—	—
Interested Director
Ted Goldthorpe	169,567	3.2%
Executive Officers
James Piekarski	—	—
David Held	—	—
Directors and Executive Officers as a Group	206,610	3.9%
5% Holders
BCPL Rated Feeder, LLC(7) BC Partners Holdings Limited(3)	1,945,889 404,562	37.1 7.7	% %
Haymarket Insurance Company(4)	303,050	5.8%
KKR Group Partnership L.P.(5)	413,949	7.9%
BCPLC Access Fund, LP(6)	361,032	6.9%
First Trust Alternative Opportunities Fund	567,120	10.8%

*	Represents less than 1%.
(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	Mr. Morea was appointed to the BCPL Board on April 25, 2025.
(3)

Held indirectly through BCPLREF Holdings LLC, a wholly owned subsidiary of BC Partners Holdings Limited. As reported on Form 4 filed by BC Partners Co-Investment Holdings Limited on October 2, 2020, of the 200,562 additional shares of BCPL Common Stock over which BC Partners Holdings Limited has shared voting and dispositive power. Also, as reported on a Schedule 13D filed by BC Partners Holdings Limited on October 28, 2019, of the 204,000 shares of BCPL Common Stock over which BC Partners Holdings Limited has shared voting and dispositive power: (i) 200,000 shares of BCPL Common Stock are held by BC Partners Co-Investment Holdings Limited directly; and (ii) 4,000 shares of BCPL Common Stock are held by BC Partners Group Holdings Limited. The sole owner of the voting shares of BC Partners Co-Investment Holdings Limited is BC Partners Group Holdings Limited. BC Partners Group Holdings Limited is a wholly owned subsidiary of BC Partners Holdings Limited.
(4)

As reported on a Schedule 13G filed by Haymarket Insurance Company (“Haymarket”) on January 28, 2020 of the 200,000 shares of BCPL Common Stock over which Haymarket has the sole power to dispose or to direct the disposition of and the sole power to vote or to direct the vote. The principal address of Haymarket is 415 Bedford Road, Suite 102, Pleasantville, NY 10570.

(5)

As reported on Form 4 filed by KKR Group Partnership L.P. (“KKR”) on April 26, 2021, of the 11,432.927 additional shares of BCPL Common Stock beneficially owned by KKR and held by Forethought Life Insurance Company (“Forethought”), a subsidiary of KKR, over which Forethought has the sole power to dispose or to direct the disposition of and the sole power to vote or to direct the vote. Also, as reported on the Schedule 13D filed by Forethought on February 11, 2021 of the 402,516.387 shares of BCPL Common Stock over which Forethought has the sole power to dispose or to direct the disposition of and the sole power to vote or to direct the vote. Pursuant to a letter agreement executed between BCPL and Forethought, Forethought may only exercise its voting power up to a total of 9.9% of BCPL’s outstanding voting securities. Certain terms of such letter agreement may represent a granting of a voting proxy in respect of the voting interest above 9.9%. The principal address for Forethought is 10 West Market Street, Suite 2300, Indianapolis, IN 46204.

(6)	As reported on the Schedule 13G filed with the SEC on February 13, 2024. The principal address of BCPLC Access Fund, LP is 300 Barr Harbor Drive, Suite 260, Conshocken, PA, 19428.
(7)	BCPL Rated Feeder, LLC mirror votes its shares in proportion to other shareholders.

The following table sets forth, as of December 31, 2025, the dollar range of the BCPL equity securities beneficially owned by each of the current directors of BCPL.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director in Family of Investment Companies(1)(2)
Independent Directors
Alexander Duka	>$100,000	>$100,000
George Grunebaum	>$100,000	>$100,000
Robert Warshauer	>$100,000	>$100,000
Joseph Morea(3)	—	—
Non-Independent Directors
Ted Goldthorpe	>$100,000	>$100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)

The dollar range of equity securities beneficially owned for BCPL is calculated by multiplying the current net asset value per share, as of December 31, 2024, of $20.74 per share by the number of equity securities beneficially owned. The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or > $100,000.

(3)	Mr. Morea was appointed to the BCPL Board on April 25, 2025.

The following table sets forth the dollar range of equity interests beneficially owned by any of the BCPL Independent Directors and his or her immediate family as of December 31, 2025 in other funds managed by BC Partners Advisors or its affiliates.

Name of Director	Name of Owners	Name of Investment	Title of Class	Value of Securities(1)
Alexander Duka	Alexander Duka and Barbara Duka (spouse)	BCP Special Opportunities Fund I LP	Limited Partnership	>$100,000

Alexander Duka	Alexander Duka and Barbara Duka (spouse)	BC Investment Corporation	Common Stock	$10,001–$50,000

Alexander Duka	Alexander Duka	BC Partners Fund XI	Limited Partnership	>$100,000

Robert Warshauer	Robert Warshauer	BCP Special Opportunities Fund I LP	Limited Partnership	$50,000–$100,000

Robert Warshauer	Robert Warshauer	BCP Investment Corporation	Common Stock	$10,001–$50,000

Joe Morea	Joe Morea	BCP Investment Corporation	Common Stock	$10,001–$50,000

(1)	Dollar ranges are as follows: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or > $100,000.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF ACIF

Transactions with Related Persons. ACIF has entered into the ACIF Investment Advisory Agreement pursuant to which ACIF pays SCIM a monthly fee calculated daily and payable monthly in arrears at the annual rate of 1.85% of ACIF’s average daily net assets during such period. Additionally, pursuant to the ACIF Investment Advisory Agreement, ACIF pays SCIM an incentive fee, calculated and payable quarterly in arrears based upon ACIF’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on ACIF’s “adjusted capital,” equal to 2.25% per quarter (or an annualized hurdle rate of 9.0%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income accrued during the calendar quarter, minus ACIF’s operating expenses for the quarter (including the management fee, expenses reimbursed to SCIM and any interest expenses and distributions paid on any issued and outstanding preferred shares, but excluding the incentive fee). “Adjusted capital” means the cumulative gross proceeds received by ACIF from the sale of shares (including pursuant to ACIF’s distribution reinvestment plan), reduced by amounts paid in connection with purchases of shares pursuant to ACIF’s share repurchase program.

No incentive fee is payable in any calendar quarter in which ACIF’s pre-incentive fee net investment income does not exceed the quarterly hurdle rate of 2.25%. For any calendar quarter in which ACIF’s pre-incentive fee net investment income is greater than the hurdle rate, but less than or equal to 2.8125%, the incentive fee will equal the amount of ACIF’s pre-incentive fee net investment income in excess of the hurdle rate. This portion of ACIF’s pre-incentive fee net investment income which exceeds the hurdle but is less than or equal to 2.8125% is referred to as the “catch-up.” The “catch-up” provision is intended to provide SCIM with an incentive fee of 20.0% on all of ACIF’s pre-incentive fee net investment income when ACIF’s pre-incentive fee net investment income reaches 2.8125% in any calendar quarter. For any calendar quarter in which ACIF’s pre-incentive fee net investment income exceeds 2.8125% of adjusted capital, the incentive fee will equal 20.0% of pre-incentive fee net investment income.

Under the Expense Limitation Agreement, SCIM has agreed, until at least January 31, 2026, to waive its management fees (excluding any incentive fee) and to pay or absorb the ordinary operating expenses of ACIF (excluding incentive fees, borrowing costs, dividends, amortization/accretion and interest on securities sold short, brokerage commissions, acquired fund fees and expenses and extraordinary expenses), to the extent that the management fees plus ACIF’s ordinary annual operating expenses exceed 2.59%, 3.34%, 2.59%, 2.34%, and 2.84% per annum of ACIF’s average daily net assets attributable to Class A, Class C, Class W, Class I and Class L shares, respectively (the “Expense Limitation”). The Expense Limitation Agreement may not be terminated by SCIM, but it may be terminated by the ACIF Board upon 60 days written notice to SCIM.

Any waiver or reimbursement by SCIM is subject to repayment by ACIF within the three (3) years from the date SCIM waived any payment or reimbursed any expense, if ACIF is able to make the repayment without exceeding the lesser of the Expense Limitation in place at the time of the waiver or the current Expense Limitation and the repayment is approved by the ACIF Board.

BUSINESS OF ACIF

The information in “Notes to Consolidated Financial Statements—1. Organization” in ACIF’s Annual Report on Form N-CSR (file no. 811-23016) for the fiscal year ended September 30, 2025 and “Notes to Consolidated Financial Statements—1. Organization (unaudited)” in ACIF’s Semi-Annual Report on Form N-CSRS (file no. 811-23016) for the six months ended March 31, 2025 is incorporated herein by reference.

FINANCIAL HIGHLIGHTS OF ACIF

The information in “Financial Highlights” in ACIF’s Annual Report on Form N-CSR (file no. 811-23016) for the fiscal year ended September 30, 2025 and “Financial Highlights” in ACIF’s Semi-Annual Report on Form N-CSRS (file no. 811-23016) for the six months ended March 31, 2025 is incorporated herein by reference.

SENIOR SECURITIES OF ACIF

Information about ACIF’s senior securities is shown as of the dates indicated in the below table. This information about ACIF’s senior securities should be read in conjunction with ACIF’s audited and unaudited consolidated financial statements and related notes thereto as incorporated by reference herein. The report of ACIF’s independent registered public accounting firm, Deloitte, which audited ACIF’s financial statements for the fiscal years ended September  30, 2024 and 2025, is included in ACIF’s Annual Report on Form N-CSR (file no. 811-23016) for the fiscal year ended September 30, 2025, which is incorporated by reference herein.

Class and Year	Total Amount Outstanding(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
Credit Facility
September 30, 2025	$7,757	25,939	—	N/A
September 30, 2024	$3,562	64,951	—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the year or period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of ACIF’s consolidated total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)

The amount to which such class of senior security would be entitled upon ACIF’s involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS OF ACIF

The following table sets forth, as of March 12, 2026, beneficial ownership information as to each class of equity securities of ACIF, beneficially owned by all trustees and each of the named executive officers, along with each person known to ACIF to beneficially own 5% or more of the outstanding ACIF Common Shares, each control person and the trustees and executive officers of ACIF as a group. A control person is one who owns, either directly or indirectly more than 25% of the voting securities of a company or acknowledges the existence of control. A control person may be able to determine the outcome of a matter put to a shareholder vote.

As of January 2, 2025, National Financial Services, LLC and Charles Schwab & Company, Inc. owned of record or beneficially 25% or more of the outstanding shares of ACIF.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of ACIF Common Shares is based upon reports filed by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, ACIF believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as ACIF. ACIF’s address is 650 Madison Avenue, 3rd Floor, New York, NY 10022.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
CLASS A SHARES

Interested Trustee
Ted Goldthorpe	54,630.46	2.18%

Independent Trustees
Alexander Duka	—	—
George Grunebaum	—	—
Robert Warshauer	—	—

Executive Officers
Brandon Satoren	—	—
David Held	—	—

Executive Officers and Trustees as a Group	54,630.46	2.18%

5% Holders
National Financial Services LLC(1)	555,377.697	22.20%
Pershing LLC(2)	582,248.603	23.28%
LPL Financial Corporation(3)	327,281.941	13.08%
Charles Schwab & Company Inc(4)	437,292.689	17.48%

CLASS C SHARES

Interested Trustee
Ted Goldthorpe	—	—

Independent Trustees
Alexander Duka	—	—
George Grunebaum	—	—
Robert Warshauer	—	—

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Executive Officers
Brandon Satoren	—	—
David Held	—	—

Executive Officers and Trustees as a Group	—	—

5% Holders
National Financial Services LLC(1)	859,348.621	42.77%
Pershing LLC(2)	386,629.973	19.24%
LPL Financial Corporation(3)	338,024.257	16.82%
Charles Schwab & Company Inc(4)	183,973.768	9.16%

CLASS I SHARES

Interested Trustee
Ted Goldthorpe	—	—

Independent Trustees
Alexander Duka	—	—
George Grunebaum	—	—
Robert Warshauer	—	—

Executive Officers
Brandon Satoren	—	—
David Held	—	—

Executive Officers and Trustees as a Group	—	—

5% Holders
National Financial Services LLC(1)	4,157,968.992	40.07%
Pershing LLC(2)	1,621,657.172	15.63%
Charles Schwab & Company Inc(4)	3,845,273.723	37.05%

CLASS L SHARES

Interested Trustee
Ted Goldthorpe	—	—

Independent Trustees
Alexander Duka	—	—
George Grunebaum	—	—
Robert Warshauer	—	—

Executive Officers
Brandon Satoren	—	—
David Held	—	—

Executive Officers and Trustees as a Group	—	—

5% Holders
National Financial Services LLC(1)	294,569.731	36.22%
Pershing LLC(2)	240,350.475	29.55%
LPL Financial Corporation(3)	50,660.662	6.23%
Cetera Investment Services LLC(5)	71,820.852	8.83%
Cetera Advisor Networks LLC(6)	62,135.414	7.64%

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
CLASS W SHARES

Interested Trustee
Ted Goldthorpe	—	—

Independent Trustees
Alexander Duka	—	—
George Grunebaum	—	—
Robert Warshauer	—	—

Executive Officers
Brandon Satoren	—	—
David Held	—	—

Executive Officers and Trustees as a Group	—	—

5% Holders
National Financial Services LLC(1)	1,109,707.924	30.07%
Charles Schwab & Company Inc(4)	2,275,835.795	61.66%

(1)	The address is 499 Washington Boulevard, Jersey City, NY 07310-1995.
(2)	The address is PO Box 2052, Jersey City, NJ 07303-2052.
(3)	The address is 4707 Executive Drive, San Diego, CA 92121-3091.
(4)	The address is 211 Main Street, San Francisco, CA 94105-1901.
(5)	The address is 825 E Valley Boulevard, Fl 2nd, Seattle, WA 98101.
(6)	The address is 6550 Rock Spring Drive, Suite 400, Tampa, FL 33604.

The following table sets forth, as of December 31, 2024, the dollar range of ACIF’s equity securities that is beneficially owned by each of the current trustees of ACIF.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Trustee in Family of Investment Companies(1)(2)
Independent Trustees
Alexander Duka	None	None
George Grunebaum	None	None
Robert Warshauer	None	None
Non-Independent Trustees
Ted Goldthorpe	>$100,000	>$100,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or > $100,000.

The following table sets forth the dollar range of limited partnership interests in other private funds advised by and beneficially owned by any of the ACIF Independent Trustees and his or her immediate family as of May 5, 2025.

Name of Trustee	Name of Owners	Name of Investment	Title of Class	Value of Securities(1)	Percent of Class
Alexander Duka	Alexander Duka and Barbara Duka	BC Partners Special Opportunities Fund I LP	Limited Partnership	Over $100,000	*
Alexander Duka	Alexander Duka and Barbara Duka	BC Partners Lending Corporation	Common Stock	Over $100,000	*
Alexander Duka	Alexander Duka	BC Partners Fund XI	Limited Partnership	Over $100,000	*
Alexander Duka	Alexander Duka and Barbara Duka	BCP Investment Corporation	Common Stock	$50,001-$100,000	*
George Grunebaum	George Grunebaum	BC Partners Lending Corporation	Common Stock	Over $100,000	*
Robert Warshauer	Robert Warshauer	BC Partners Lending Corporation	Common Stock	Over $100,000	*
Robert Warshauer	Robert Warshauer	BCP Special Opportunities Fund I LP	Limited Partnership	$50,001-$100,000	*
Robert Warshauer	Robert Warshauer	BCP Investment Corporation	Common Stock	$50,001-$100,000	*
Joe Morea	Joe Morea	BCP Investment Corporation	Common Stock	$50,001-$100,000	*

*	Represents less than one percent.
(1)	Dollar ranges are as follows: none, $1 — $10,000, $10,001 — $50,000, $50,001 — $100,000, or >$100,000.

DESCRIPTION OF CAPITAL STOCK OF BCPL

The following description is based on certain relevant portions of the MGCL, the BCPL Charter and the Bylaws of BCPL, as amended and restated as of April 23, 2018 (the “BCPL Bylaws”). This summary is not necessarily complete, and BCPL refers you to (and this summary is qualified in its entirety by) the MGCL, the BCPL Charter and the BCPL Bylaws for a more detailed description of the provisions summarized below.

BCPL’s authorized stock consists of 1 billion shares of BCPL Common Stock, par value $0.001. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans.

Set forth below is a chart describing the classes of BCPL securities outstanding as of March 10, 2026:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by BCPL or for its Account	Amount Outstanding Exclusive of Amount Shown Under (3)
Equity Securities
Common Stock	1,000,000,000	0	5,240,672
Preferred Stock	None	None	None

General

Under the terms of the BCPL Charter, BCPL’s authorized stock consists of 1 billion shares of common stock, par value $0.001 per share, all of which are initially designated as common stock. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans.

As permitted by the MGCL, the BCPL Charter provides that a majority of the BCPL Board, without any action by the BCPL Stockholders, may amend the BCPL Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that BCPL has authority to issue. The BCPL Charter also provides that the BCPL Board may classify or reclassify any unissued shares of BCPL Common Stock into one or more classes or series of BCPL Common Stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for BCPL Common Stock, and BCPL can offer no assurances that a market for BCPL Common Stock will develop in the future. BCPL does not currently intend for shares of BCPL Common Stock to be listed on any national securities exchange, although it is possible that shares of BCPL Common Stock would be listed in the future. Under Maryland law, BCPL Stockholders generally are not personally liable for BCPL’s debts or other obligations. Unless the BCPL Board determines otherwise, BCPL will issue all shares of its stock in uncertificated form.

None of the shares of BCPL Common Stock are subject to further calls or to assessments, sinking fund provisions, obligations of BCPL or potential liabilities associated with ownership of the security (not including investment risks).

Common Stock

Under the terms of the BCPL Charter, all shares of BCPL Common Stock have equal rights as to dividends, distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to BCPL Stockholders if, as and when authorized by the BCPL Board and declared by BCPL out of funds legally available therefor. Shares of BCPL Common Stock have no preemptive, exchange, conversion or redemption rights and BCPL Stockholders generally have no appraisal rights. Shares of BCPL Common Stock are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and except that, in order to avoid the possibility that BCPL’s assets could be treated as “plan assets,” BCPL may require any person proposing to acquire shares of BCPL Common Stock to furnish such information as may be necessary to determine whether such person is a Benefit Plan Investor (within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended and certain Department of Labor regulations) or a controlling person, restrict or prohibit transfers of shares of such stock or redeem any outstanding shares of stock for such price and on such other terms and conditions as may be determined by or at the direction of the BCPL Board. In the event of BCPL’s liquidation, dissolution or winding up, each share of BCPL Common Stock would be entitled to share ratably in all of BCPL’s assets that are legally available for distribution after BCPL pays or otherwise provides for all debts and other liabilities and subject to any preferential rights of holders of BCPL’s preferred stock, if any preferred stock is outstanding at such time. Subject to the rights of holders of any other class or series of stock, each share of BCPL Common Stock is entitled to one vote on all matters submitted to a vote of BCPL Stockholders, including the election of directors, and BCPL Stockholders will possess the exclusive voting power. There will be no cumulative voting in the election of directors. Cumulative voting entitles a stockholder to as many votes as equals the number of votes which such holder would be entitled to cast for the election of directors multiplied by the number of directors to be elected and allows a stockholder to cast a portion or all of the stockholder’s votes for one or more candidates for seats on the BCPL Board. Without cumulative voting, a minority stockholder may not be able to elect as many directors as the stockholder would be able to elect if cumulative voting were permitted. Subject to the special rights of the holders of any class or series of preferred stock to elect directors, each director will be elected by a plurality of the votes cast in the election of directors.

Preferred Stock

Under the terms of the BCPL Charter, the BCPL Board may authorize BCPL to issue shares of preferred stock in one or more classes or series, without BCPL Stockholder approval. The BCPL Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. BCPL does not currently anticipate issuing preferred stock in the near future. In the event BCPL issues preferred stock, BCPL will make any required disclosure to BCPL Stockholders. BCPL will not offer preferred stock to BC Partners Advisors or BCPL’s affiliates except on the same terms as offered to all other BCPL Stockholders.

Preferred stock could be issued with terms that would adversely affect BCPL Stockholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to BCPL Common Stock and before any purchase of BCPL Common Stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of BCPL’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

Under the 1940 Act, the issuance of any preferred stock must be approved by a majority of the independent directors not otherwise interested in the transaction, who will have access, at BCPL’s expense, to BCPL’s legal counsel or to independent legal counsel.

Limitation on Liability of Directors; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The BCPL Charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the limitations and requirements of the 1940 Act.

Maryland law requires a corporation (unless its charter provides otherwise, which the BCPL Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in the proceeding in which the director or officer was successful. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The BCPL Charter obligates BCPL, subject to the limitations of Maryland law and the limitations and requirements of the 1940 Act, to indemnify (1) any present or former director or officer; and (2) any individual who, while a director or officer and at BCPL’s request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, and to pay or reimburse such person’s reasonable expenses as incurred in advance of final disposition of a proceeding. These indemnification rights vest immediately upon an individual’s election as a director or officer. The BCPL Charter permits BCPL, with the approval of the BCPL Board, to provide such indemnification and advancement of expenses to a person who serves a predecessor of BCPL in any of the capacities described above and to any employee or agent of BCPL or a predecessor of BCPL. In accordance with the 1940 Act, BCPL will not indemnify any person for any liability to the extent that such person would be subject by reason of such person’s willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his, her or its office.

Maryland Law and Certain Charter and Bylaw Provisions; Anti-Takeover Measures

Maryland law contains, and the BCPL Charter and BCPL Bylaws also contain, provisions that could make it more difficult for a potential acquirer to acquire BCPL by means of a tender offer, proxy contest or otherwise. These provisions are intended to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of BCPL to negotiate first with the BCPL Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of BCPL’s stockholders. BCPL believes, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the BCPL Board’s ability to negotiate such proposals may improve their terms.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another form of business entity, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the corporation’s board of directors and approved by the affirmative vote of BCPL Stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, the BCPL Charter provides for approval of these actions by the affirmative vote of BCPL Stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

Subject to certain exceptions provided in the BCPL Charter, the affirmative vote of at least 80% of the votes entitled to be cast thereon, with the holders of each class or series of BCPL Common Stock voting as a separate class, shall be necessary to effect any of the following actions:

•	any amendment to the BCPL Charter to make BCPL Common Stock a “redeemable security” or to convert BCPL from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act);

•	any proposal as to the liquidation or dissolution of BCPL or any amendment to the BCPL Charter to effect any such liquidation or dissolution;

•

any amendments to the provisions of the BCPL Charter relating to the classification of the BCPL Board, the power of the BCPL Board to fix the number of directors and to fill vacancies on the BCPL Board, the vote required to elect or remove a director, the vote required to approve the dissolution of BCPL, amendments to the BCPL Charter and extraordinary transactions, and the BCPL Board’s exclusive power to amend the BCPL Bylaws;

•	any merger, consolidation, conversion, share exchange of BCPL or sale or exchange of all or substantially all of BCPL’s assets that the MGCL requires be approved by stockholders; or

•

any transaction between BCPL, on the one hand, and any person or group of persons acting together that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly (other than solely by virtue of a revocable proxy), of one-tenth or more of the voting power in the election of BCPL’s directors generally, or any person controlling, controlled by or under common control with, employed by or acting as an agent of, any such person or member of such group.

However, if the proposal, transaction or amendment is approved by at least a majority of BCPL’s Continuing Directors, the proposal, transaction or amendment may be approved only by the BCPL Board and, if necessary, BCPL Stockholders as otherwise would be required by applicable law, the BCPL Charter and the BCPL Bylaws without regard to the supermajority approval requirements discussed above. A “Continuing Director” is defined in the BCPL Charter as a director (i) who is identified in Section 4.1 of the BCPL Charter; (ii) whose nomination for election by stockholders or whose election by the BCPL Board to fill vacancies on the BCPL Board is approved by a majority of the directors identified in Section 4.1 of the BCPL Charter, who are on the BCPL Board at the time of the nomination or election, as applicable; or (iii) who is a successor director whose nomination for election by the stockholders or whose election by the BCPL Board to fill vacancies is approved by a majority of the Continuing Directors or successor Continuing Directors, who are on the BCPL Board at the time of the nomination or election, as applicable.

The BCPL Charter also provides that the BCPL Board is divided into three classes, as nearly equal in size as practicable, with each class of directors serving for a staggered three-year term. Additionally, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, directors may be removed at any time, but only for cause (as such term is defined in the BCPL Charter) and only by the affirmative vote of BCPL Stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors, voting as a single class. The BCPL Charter elects to be subject to a provision of Maryland law that provides, for so long as BCPL has at least three independent directors and a class of equity securities registered under the Exchange Act, that, subject to the applicable requirements of the 1940 Act and except as may be provided by the BCPL Board in setting the terms of any class or series of preferred stock, any and all vacancies on the BCPL Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. In addition, the BCPL Charter and BCPL Bylaws provide that the number of directors of BCPL may be established, increased or decreased only by a majority of the entire BCPL Board but may not be fewer than the minimum number required by the MGCL nor, unless the BCPL Bylaws are amended, more than 15.

The classification of the BCPL Board and the limitations on removal of directors described above as well as the limitations on BCPL Stockholders’ right to fill vacancies and newly created directorships and to fix the size of the BCPL Board could have the effect of making it more difficult for a third party to acquire BCPL, or of discouraging a third party from acquiring or attempting to acquire BCPL.

The BCPL Bylaws also provide that:

•

any action required or permitted to be taken by BCPL Stockholders at an annual meeting or special meeting of BCPL Stockholders may only be taken if it is properly brought before such meeting or by unanimous consent in lieu of a meeting;

•

special meetings of BCPL Stockholders may only be called by the BCPL Board, the chairman of the BCPL Board, the president or the chief executive officer, and must be called by the secretary upon the written request of BCPL Stockholders who are entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting; and

•

any BCPL Stockholder nomination or business proposal to be properly brought before a meeting of BCPL Stockholders must have been made in compliance with certain advance notice and informational requirements.

These provisions could delay or hinder BCPL Stockholder actions which are favored by the holders of a majority of BCPL’s outstanding voting securities. The provisions of the BCPL Charter requiring that the directors may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors will also prevent BCPL Stockholders from removing incumbent directors except for cause and upon a substantial affirmative vote. In addition, although the advance notice and information requirements in the BCPL Bylaws do not give the BCPL Board any power to disapprove stockholder nominations for the election of directors or business proposals that are made in compliance with applicable advance notice procedures, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to BCPL and BCPL Stockholders.

Under the MGCL, a Maryland corporation generally cannot amend its charter unless the amendment is declared advisable by the corporation’s the BCPL Board and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, the BCPL

Charter provides for approval of charter amendments by the affirmative vote of BCPL Stockholders entitled to cast a majority of the votes entitled to be cast on the matter. The BCPL Board, by vote of a majority of the members of the BCPL Board, has the exclusive power to adopt, alter, amend or repeal the BCPL Bylaws. The BCPL Charter provides that any amendment to the following provisions of the BCPL Charter, among others, shall require, in addition to any other vote required by applicable law or the BCPL Charter, the affirmative vote of BCPL Stockholders entitled to cast at least 80% of the votes entitled to be cast thereon, with the holders of each class or series of BCPL Common Stock voting as a separate class, in addition to the affirmative vote of at least a majority of the members of the BCPL Board, unless a majority of the Continuing Directors approve the amendment, in which case such amendment must be approved as would otherwise be required by applicable law and the BCPL Charter:

•	the provisions regarding the classification of the BCPL Board;

•	the provisions governing the election and removal of directors;

•	the provisions regarding the number of directors on the BCPL Board;

•	the provisions specifying the vote required to approve extraordinary actions and to amend the BCPL Charter and the BCPL Board’s exclusive power to amend the BCPL Bylaws; and

•	the provisions imposing additional voting requirements on certain business combinations and other actions.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The BCPL Bylaws provide that, with respect to an annual meeting of BCPL Stockholders, nominations of individuals for election as directors and the proposal of business to be considered by BCPL Stockholders may be made only (i) pursuant to BCPL’s notice of the meeting, (ii) by or at the direction of the BCPL Board or (iii) by a BCPL Stockholder who is a stockholder of record at the record date set by the BCPL Board for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving the advance notice required by the BCPL Bylaws and, at the time of the meeting, is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the BCPL Bylaws. With respect to special meetings of BCPL Stockholders, only the business specified in BCPL’s notice of the meeting may be brought before the meeting. Nominations of individuals for election as directors at a special meeting at which directors are to be elected may be made only (i) by or at the direction of the BCPL Board or (ii) provided that the special meeting has been called in accordance with the BCPL Bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by the BCPL Board for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the BCPL Bylaws and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the BCPL Bylaws.

The purpose of requiring BCPL Stockholders to give BCPL advance notice of nominations and other business is to afford the BCPL Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the BCPL Board, to inform BCPL Stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of BCPL Stockholders. Although the BCPL Bylaws do not give the BCPL Board any power to disapprove BCPL Stockholder nominations for the election of directors or proposals recommending certain action, the advance notice and information requirements may have the effect of precluding election contests or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to BCPL and BCPL Stockholders.

No Appraisal Rights

For certain extraordinary transactions and charter amendments, the MGCL provides the right to dissenting stockholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. As permitted by the MGCL, the BCPL Charter provides that BCPL Stockholders will not be entitled to exercise appraisal rights unless the BCPL Board, upon the affirmative vote of a majority of the entire BCPL Board, determines that appraisal rights apply, with respect to all or any classes or series of stock, or any proportion of the shares thereof, to one or more transactions occurring after the date of such determination in connection with which BCPL Stockholders would otherwise be entitled to exercise appraisal rights.

Control Share Acquisitions

Certain provisions of the MGCL provide that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, which is referred to as the “Control Share Acquisition Act”. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the BCPL Board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholder meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation. The BCPL Bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of stock. There can be no assurance that such provision will not be amended or eliminated at time in the future.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the corporation’s the BCPL Board approves in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any such business combination generally must be recommended by the corporation’s the BCPL Board and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if holders of the corporation’s common stock receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute provides various exemptions from its provisions, including for business combinations that are exempted by the corporation’s the BCPL Board before the time that the interested stockholder becomes an interested stockholder. The BCPL Board has adopted a resolution exempting from the requirements of the statute any business combination between BCPL and any other person, provided that such business combination is first approved by the BCPL Board (including a majority of the directors who are not “interested persons” within the meaning of the 1940 Act). This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the BCPL Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of BCPL and increase the difficulty of consummating any offer.

Reports to Stockholders

BCPL will furnish BCPL Stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as BCPL determines to be appropriate or as may be required by law. Upon the effectiveness of BCPL’s Form 10 under the Exchange Act, BCPL will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Conflict with the 1940 Act

The BCPL Bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if BCPL amends the BCPL Bylaws to be subject to such act) and the Business Combination Act or any provision of the BCPL Charter or the BCPL Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF CAPITAL STOCK OF ACIF

The following description is based on relevant portions of the DSTA, the ACIF Bylaws and the ACIF Declaration of Trust. This summary is not necessarily complete, and ACIF refers you to the DSTA, the ACIF Declaration of Trust and the ACIF Bylaws for a more detailed description of the provisions summarized below.

The ACIF Board has authorized an unlimited number of ACIF Common Shares.

Set forth below is a chart describing the classes of ACIF securities outstanding as of March 31, 2026:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by ACIF or for its Account	Amount Outstanding Exclusive of Amount Shown Under (3)
Equity Securities
Class A	Unlimited	—	2,525,718.701
Class C	Unlimited	—	2,021,830.661
Class I	Unlimited	—	10,482,886.578
Class L	Unlimited	—	824,057.536
Class W	Unlimited	—	3,736,414.376

The ACIF Declaration of Trust, which has been filed with the SEC, permits ACIF to issue an unlimited number of full and fractional shares of beneficial interest, no par value. ACIF offers five different classes of shares: class A, class C, class I, class L and class W shares, which are sold through separate prospectuses. ACIF has received exemptive relief from the SEC to issue multiple classes of shares and to impose asset-based distribution fees and early-withdrawal charges. An investment in any share class of ACIF represents an investment in the same assets of ACIF.

ACIF Shareholders will be entitled to the payment of distributions when, as and if declared by the ACIF Board. ACIF currently intends to make dividend distributions to ACIF Shareholders after payment of ACIF’s operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of ACIF Common Shares elects to receive cash, all dividends declared on ACIF Common Shares will be automatically reinvested for ACIF Shareholders in additional ACIF Common Shares of the same class of ACIF. The 1940 Act may limit the payment of distributions to ACIF Shareholders.

Each whole ACIF Common Share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the ACIF Declaration of Trust on file with the SEC. Upon liquidation of ACIF, after paying or adequately providing for the payment of all liabilities of ACIF, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the ACIF Board may distribute the remaining assets of ACIF among the ACIF Shareholders. The ACIF Common Shares are not liable to further calls or to assessment by ACIF. There are no pre-emptive rights associated with the ACIF Common Shares. The ACIF Declaration of Trust provides that ACIF Shareholders are not liable for any liabilities of ACIF. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of ACIF as though they were general partners, the provisions of the ACIF Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

ACIF generally will not issue share certificates. However, upon written request to ACIF’s transfer agent, a share certificate may be issued at ACIF’s discretion for any or all of the full shares credited to an ACIF Shareholder’s account. Share certificates that have been issued to an investor may be returned at any time. The transfer agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. The transfer agent will require that an ACIF Shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

DIVIDEND REINVESTMENT PLANS OF BCPL AND ACIF

The information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of BCPL’s Annual Report on Form 10-K (file no. 814-01269) for the fiscal year ended December 31, 2025 is incorporated by reference. The information in “Dividend Reinvestment Policy” in ACIF’s Registration Statement on Form N-2 (file no. 811-23016) is incorporated by reference.

COMPARISON OF BCPL STOCKHOLDER AND ACIF SHAREHOLDER RIGHTS

The following table is a summary of certain material differences among the rights of BCPL Stockholders and ACIF Shareholders. The following discussion is not intended to be complete and is qualified in its entirety by reference to the BCPL Charter, the BCPL Bylaws, the ACIF Declaration of Trust, the ACIF Bylaws, the MGCL and the DSTA. These documents are incorporated by reference in this registration statement and will be sent to BCPL Stockholders and ACIF Shareholders upon request. See the section entitled “Where You Can Find More Information.”

As set forth in greater detail above in the section entitled “Description of the Merger Agreement,” ACIF Shareholders will receive shares of BCPL Common Stock in the Mergers.

	Rights of ACIF Shareholders	Rights of BCPL Stockholders
Authorized Stock

ACIF is authorized to issue an unlimited number of shares, no par value.

As of December 31, 2025, the following amount of ACIF Common Shares were issued and outstanding:

Class A: 2,547,776

Class C: 2,127,040

Class I: 10,937,710

Class L: 855,729

Class W: 3,928,265

BCPL is authorized to issue 1,000,000,000 shares of common stock, $0.001 par value.

A majority of the entire BCPL Board, without any action by the BCPL Stockholders, may amend the BCPL Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that BCPL has authority to issue.

As of December 31, 2025, there were 5,240,672 shares of BCPL Common Stock issued and outstanding.

Common Stock

All ACIF Common Shares entitled to vote on a matter shall vote on the matter, separately by series and, if applicable, by class, subject to: (1) where the 1940 Act requires all ACIF Common Shares to be voted in the aggregate without differentiation between the separate series or classes, then all of the ACIF Common Shares shall vote in the aggregate; and (2) if any matter affects only the interests of some but not all series or classes, then only the ACIF Shareholders of such affected series or classes shall be entitled to vote on the matter. Fractional ACIF Common Shares shall be entitled to a fractional vote.

The ACIF Board shall have the power to issue ACIF Common Shares, or any series or class thereof, from time to time for such consideration (but not less than the net asset value thereof) and in such form as may be fixed from time to time pursuant to the direction of the ACIF Board.

Each BCPL Stockholder shall be entitled to one vote per share of BCPL Common Stock.

The BCPL Board may authorize the issuance from time to time of BCPL Common Stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of BCPL Common Stock of any class or series, whether now or hereafter authorized, for such consideration as the BCPL Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the BCPL Bylaws.

	Rights of ACIF Shareholders	Rights of BCPL Stockholders
Preferred Stock	N/A

The BCPL Board may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, into one or more classes or series of stock, including preferred stock.

Prior to issuance of classified or reclassified shares of any class or series, the BCPL Board by resolution shall: (i) designate that class or series to distinguish it from all other classes and series of BCPL Common Stock; (ii) specify the number of shares to be included in the class or series; (iii) set or change, subject to the express terms of any class or series of BCPL Common Stock outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (iv) cause BCPL to file articles supplementary with the SDAT. Any of the terms of any class or series of BCPL Common Stock set or changed may be made dependent upon facts or events ascertainable outside the BCPL Charter (including determinations by the BCPL Board or other facts or events within the control of BCPL) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of BCPL Common Stock is clearly and expressly set forth in any charter document filed with the SDAT.

Voting Rights	ACIF Shareholders shall have power to vote only (i) for the election of trustees, including the filling of any vacancies in the ACIF Board; (ii) with respect to such additional matters relating to ACIF as may be required by the ACIF Declaration of Trust, the ACIF Bylaws, the 1940 Act or any registration statement of ACIF filed with the SEC; and (iii) on such other matters as the ACIF Board may consider necessary or desirable. The ACIF Shareholder of record (as of the record date established pursuant to the ACIF	A plurality of all the votes cast at a meeting of BCPL Stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of BCPL Stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a

	Rights of ACIF Shareholders	Rights of BCPL Stockholders

Declaration of Trust) of each ACIF Common Share shall be entitled to one vote for each full ACIF Common Share, and a fractional vote for each fractional ACIF Common Share. ACIF Shareholders shall not be entitled to cumulative voting in the election of trustees or on any other matter. ACIF Shareholders may vote ACIF Common Shares in person or by proxy.

In all matters other than the election of trustees, the affirmative vote of the majority of votes cast at a meeting of ACIF Shareholders at which a quorum is present shall be the act of the ACIF Shareholders. Trustees shall be elected by a plurality of the votes cast at meeting of ACIF Shareholders at which a quorum is present.

different vote is required by statute, the BCPL Charter or the BCPL Bylaws. Unless otherwise provided by statute or by the BCPL Charter, each outstanding share of BCPL Common Stock, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of BCPL Stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.
Amendment of Bylaws	The ACIF Bylaws may be amended or repealed, in whole or in part, by a majority of the trustees then in office at any meeting of the trustees, or by one or more writings signed by such a majority.	The BCPL Board shall have the exclusive power to adopt, alter or repeal any provision of the BCPL Bylaws and to make new BCPL Bylaws.
Inspection of Books & Records	Section 3819 of the DSTA provides that, except to the extent otherwise provided in the governing instrument of a statutory trust, each beneficial owner of a statutory trust, in person or by attorney or other agent, has the right, subject to such reasonable standards (including standards governing what information (including books, records and other documents) is to be furnished at what time and location and at whose expense) as may be established by the trustees or other persons who have authority to manage the business and affairs of the statutory trust, to obtain from the statutory trust from time to time upon reasonable demand for any purpose reasonably related to the beneficial owner’s interest as a beneficial owner of the statutory trust: (1) A copy of the governing instrument and certificate of trust and all amendments thereto, together with copies of any written powers of attorney pursuant to which the governing instrument and any certificate and any amendments thereto have been executed; (2) A current list of the name and last known business, residence or mailing

Under the MGCL, any BCPL Stockholder may inspect and copy during usual business hours, the BCPL Bylaws, the minutes of the proceedings of the BCPL Stockholders, annual statements of affairs and voting trust agreements deposited with BCPL at its principal office. In addition, one or more persons who together are and for at least six months have been BCPL Stockholders of record of at least five percent of the outstanding shares of stock of any class of BCPL may inspect and copy during usual business hours BCPL’s books of account and its stock ledger and, if BCPL does not maintain the original or a duplicate stock ledger at its principal office, present to any officer of BCPL, the resident agent of BCPL or any agent designated by BCPL to maintain corporate documents on BCPL’s behalf, a written request for a list of BCPL Stockholders.

However, the BCPL Charter provides that a BCPL Stockholder that is otherwise eligible under applicable law to inspect BCPL’s books of account, stock ledger, or other specified documents of BCPL shall have no right to make such inspection if

	Rights of ACIF Shareholders	Rights of BCPL Stockholders

address of each beneficial owner and trustee; (3) Information regarding the business and financial condition of the statutory trust; and (4) Other information regarding the affairs of the statutory trust as is just and reasonable.

the BCPL Board determines that such BCPL Stockholder has an improper purpose for requesting such inspection.
Appraisal Rights	Section 3805(f) of the DSTA provides that unless otherwise provided in a governing instrument or an agreement of merger or consolidation or a plan of division, no appraisal rights shall be available with respect to a beneficial interest or another interest in a statutory trust, including in connection with any amendment of a governing instrument, any merger or consolidation in which the statutory trust is a constituent party to the merger or consolidation, any division of the statutory trust or the sale of all or substantially all of the statutory trust’s assets.

No BCPL Stockholder shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL or any successor provision thereto unless the BCPL Board, upon the affirmative vote of a majority of the entire BCPL Board, shall determine that such rights apply, with respect to all or any classes or series of stock, or any proportion of the shares thereof, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Number of Directors

The number of trustees constituting the ACIF Board may be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the ACIF Board, provided, however, that the number of trustees shall in no event be less than one (1) nor more than fifteen (15).

The number of directors of BCPL is five (5), which number may be increased or decreased only by the BCPL Board pursuant to the BCPL Bylaws, but shall never be less than the minimum number required by the MGCL nor, unless the BCPL Bylaws are amended, more than 15.
Independent Directors	Section 3801(f) of the DSTA provides that “Independent trustee” means, solely with respect to a statutory trust that is registered as an investment company or regulated as a BDC under the 1940 Act, any trustee who is not an “interested person” (as such term is defined below) of the statutory trust; provided that the receipt of compensation for service as an independent trustee of the statutory trust and also for service as an independent trustee of 1 or more other investment companies or business development companies managed by a single investment adviser (or an “affiliated person” (as such term is defined below) of such investment adviser) shall not affect the status of a trustee as an independent trustee under this chapter. An independent	N/A

	Rights of ACIF Shareholders	Rights of BCPL Stockholders

trustee as defined hereunder shall be deemed to be independent and disinterested for all purposes. For purposes of this definition, the terms “affiliated person” and “interested person” have the meanings set forth in the 1940 Act or any rule adopted thereunder.

Classes of Directors	N/A

The directors (other than any director elected solely by holders of one or more classes or series of preferred stock in connection with dividend arrearages) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the BCPL Board, with one class to be elected at each annual meeting of BCPL Stockholders for a term expiring at the third succeeding annual meeting of BCPL Stockholders thereafter, and in each case, until their successors are duly elected and qualify.

Director Vacancies	The ACIF Board, by action of a majority of the then trustees at a duly constituted meeting, may fill vacancies in the ACIF Board or remove any trustee with or without cause

Subject to applicable requirements of the 1940 Act and except as may be provided by the BCPL Board in setting the terms of any class or series of preferred stock, (i) any vacancy on the BCPL Board may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum and (ii) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Director Elections

The ACIF Shareholders may elect trustees, including filling any vacancies in the ACIF Board, at any meeting of ACIF Shareholders called by the ACIF Board for that purpose. A meeting of ACIF Shareholders for the purpose of electing one or more trustees may be called by the ACIF Board or, to the extent provided by the 1940 Act and the rules and regulations thereunder, by the ACIF Shareholders. Trustees shall be elected by a plurality of the votes cast at a meeting of ACIF Shareholders at which a quorum is present.

Directors will be elected by a plurality vote of the BCPL Stockholders.

	Rights of ACIF Shareholders	Rights of BCPL Stockholders
Extraordinary Actions

A majority of the ACIF Board may cause ACIF to merge or consolidate and such merger or consolidation shall not require the vote of the ACIF Shareholders affected thereby, unless such vote is required by the 1940 Act, or unless such merger or consolidation would result in an amendment of the ACIF Declaration of Trust, which would otherwise require the approval of such ACIF Shareholders.

Unless required by the 1940 Act (in which case a vote of the majority of outstanding ACIF Common Shares is required), a majority of the ACIF Board may, without the vote or consent of the ACIF Shareholders, cause a conversion or reorganization.

ACIF may be dissolved at any time by vote of a majority of the ACIF Common Shares entitled to vote or by the ACIF Board by written notice to the ACIF Shareholders. Any series may be dissolved at any time by vote of a majority of the ACIF Common Shares of that series or by the ACIF Board by written notice to the ACIF Shareholders of that series.

Except as otherwise provided, notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of the BCPL Stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable and approved by the BCPL Board and taken or approved by the affirmative vote of the BCPL Stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

The BCPL Charter generally provides for approval of BCPL Charter amendments and extraordinary transactions by the BCPL Stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Also, under the BCPL Charter, the affirmative vote of the BCPL Stockholders entitled to cast at least 80 percent of the votes entitled to be cast on the matter, each voting as a separate class, shall be necessary to effect the approval of certain extraordinary actions and BCPL Charter amendments. However, if such transaction, amendment or proposal is approved by a majority of BCPL’s “Continuing Directors” (as defined in the BCPL Charter) (in addition to approval by the BCPL Board), the transaction, amendment or proposal may be approved by only the BCPL Board and, if necessary, BCPL Stockholders as otherwise would be required by applicable law, the BCPL Charter and the BCPL Bylaws without regard to the supermajority approval requirements discussed above.

Preemptive Rights	ACIF Shareholders shall have no preemptive or other right to subscribe to new or additional ACIF Common Shares or other securities issued by ACIF or any series.

Except as may be provided by the BCPL Board in setting the terms of classified or reclassified BCPL Common Stock pursuant to the BCPL Charter or as may otherwise be provided by contract, no holder of BCPL Common Stock shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of BCPL Common Stock or any other security of BCPL which it may issue or sell.

	Rights of ACIF Shareholders	Rights of BCPL Stockholders
Removal of Directors

A majority of the ACIF Board may remove a trustee with or without cause.

ACIF Shareholders shall have the power to remove a trustee only to the extent provided by the 1940 Act and the rules and regulations thereunder.

Subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director, or the entire BCPL Board, may be removed from office at any time only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to BCPL through bad faith or active and deliberate dishonesty.

Limitation of Liability

To the fullest extent that limitations on the liability of trustees and officers are permitted by the DSTA, the officers and trustees shall not be responsible or liable in any event for any act or omission of: any agent or employee of ACIF; any investment adviser or principal underwriter of ACIF; or with respect to each trustee and officer, the act or omission of any other trustee or officer, respectively.

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of BCPL shall be liable to BCPL or its stockholders for money damages, subject to the limitations and requirements of the 1940 Act.
Indemnity	ACIF, out of ACIF property, shall indemnify and hold harmless each and every officer and trustee from and against any and all claims and demands whatsoever arising out of or related to such officer’s or trustee’s performance of his or her duties as an officer or trustee of ACIF. This limitation on liability applies to events occurring at the time a person serves as a trustee or officer of ACIF whether or not such person is a trustee or officer at the time of any proceeding in which liability is asserted. Nothing contained in the ACIF Declaration of Trust shall indemnify, hold harmless or protect any officer or trustee from or against any liability to ACIF or any ACIF Shareholder to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.	BCPL shall, to the maximum extent permitted by Maryland law in effect from time to time and the requirements of the 1940 Act, indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of BCPL or (ii) any individual who, while a director or officer of BCPL and at the request of BCPL, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity. BCPL shall have the power, with the approval of the BCPL Board, to provide such

	Rights of ACIF Shareholders	Rights of BCPL Stockholders

indemnification and advancement of expenses to a person who served a predecessor of BCPL in any of the capacities described in (i) or (ii) above and to any employee or agent of BCPL or a predecessor of BCPL.

Action by Written Consent of Stockholders

Any action which may be taken at any meeting of ACIF Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of ACIF Common Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all ACIF Common Shares entitled to vote on that action were present and voted. All such consents shall be filed with the secretary of ACIF and shall be maintained in ACIF’s records.

Any action required or permitted to be taken at any meeting of BCPL Stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each BCPL Stockholder entitled to vote on the matter and filed with the minutes of proceedings of the BCPL Stockholders.
Special Meetings of Stockholders	Special meetings of the shareholders of ACIF or any series thereof shall be called by the ACIF Board, chairman or president upon the written request of ACIF Shareholders owning the requisite percentage amount of the outstanding ACIF Common Shares entitled to vote specified in the ACIF Bylaws.

Special meetings of the BCPL Stockholders may be called by the BCPL Board, the chairman of the BCPL Board, the president or the chief executive officer and must be called by the secretary upon the written request of BCPL Stockholders who are entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting.

Approval of Certain Charter Amendments	The ACIF Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by a majority of the then ACIF Board and, if required, by approval of such amendment by the ACIF Shareholders.

The affirmative vote of the holders of shares entitled to cast at least 80 percent of the votes entitled to be cast on the matter, each voting as a separate class, shall be necessary to effect:

•

Any amendment to the BCPL Charter to make BCPL Common Stock a “redeemable security” or to convert BCPL, whether by amendment to the BCPL Charter, merger or otherwise, from a “closed-end company” to an “open-end company”;

•

The liquidation or dissolution of BCPL and any amendment to the BCPL Charter to effect any such liquidation or dissolution;

•

Any amendment to, or any amendment inconsistent with the

Rights of ACIF Shareholders	Rights of BCPL Stockholders

provisions of the BCPL Charter relating to the number, classification and filling of vacancies on the BCPL Board; the required approval for certain extraordinary actions; the removal of directors; or the required approval for amendments to the BCPL Charter;

•

Any merger, consolidation, share exchange or sale or exchange of all or substantially all of the assets of BCPL that the MGCL requires be approved by the BCPL Stockholders; and

•

Any transaction between BCPL and a person, or group of persons acting together (including, without limitation, a “group” for purposes of Section 13(d) of the Exchange Act), and any person controlling, controlled by or under common control with any such person or member of such group, that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly, other than solely by virtue of a revocable proxy, of one-tenth or more of the voting power in the election of directors generally.

However, if the Continuing Directors, by a vote of at least majority of such Continuing Directors, in addition to approval by the BCPL Board, approve any of the foregoing actions, the transaction, amendment or proposal may be approved only by the BCPL Board and, if necessary, BCPL Stockholders as otherwise would be required by applicable law, the BCPL Charter and the BCPL Bylaws without regard to the supermajority approval requirements discussed above.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

For BCPL, U.S. Bank N.A. provides custodial and various accounting and maintains accounting and corporate books and records of BCPL at 615 E Michigan St., Milwaukee, WI 53202.

For ACIF, ALPS Fund Services, Inc., ACIF’s administrator, maintains certain required accounting related and financial books and records of ACIF at 1290 Broadway, Suite 1000, Denver, Colorado 80203. SS&C GIDS, Inc., ACIF’s transfer agent, maintains certain books and records of the Registrant related to its function as transfer agent at PO Box 219246, Kansas City, MO 64105-1307. U.S. Bank, N.A., ACIF’s custodian, maintains certain books and records of the Registrant related to its function as custodian at 425 Walnut Street, Cincinnati, Ohio 45202. ALPS Distributors, Inc., ACIF’s distributor, maintains certain required books and records of the Registrant related to its function as distributor at 1290 Broadway, Suite 1000, Denver, CO 80203. The other required books and records are maintained by SCIM at 650 Madison Avenue, 3rd Floor, New York, NY 10022.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since BCPL and ACIF generally acquire and dispose of their investments in privately negotiated transactions, BCPL and ACIF expect to infrequently use brokers in the normal course of their business. Subject to policies established of the BCPL Board and ACIF Board, BCPL and ACIF generally do not execute transactions through any particular broker or dealer, but seek to obtain the best net results for BCPL and ACIF, respectively, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While BCPL and ACIF generally seek reasonably competitive trade execution costs, BCPL and ACIF will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, BCPL or ACIF may select a broker based partly upon brokerage or research services provided BCPL or ACIF, as applicable. In return for such services, BCPL or ACIF, as applicable, may pay a higher commission than other brokers would charge if BCPL and ACIF determines in good faith that such commission is reasonable in relation to the services provided, and BCPL’s or ACIF’s management and employees are authorized to pay such commission under these circumstances.

LEGAL MATTERS

Certain legal matters regarding the securities offered hereby have been passed upon for BCPL by Simpson Thacher, certain matters with respect to Maryland law have been passed upon for BCPL by Venable LLP and certain matters with respect to Delaware law have been passed upon for ACIF by Richards, Layton & Finger, P.A.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of BCPL as of December 31, 2025, 2024 and 2023 and for each of the two years in the period ended December  31, 2025, appearing in BCPL’s Annual Report on Form 10-K (file no. 814-01269) for the year ended December 31, 2025 have been audited by Deloitte, independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, New York, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon reports of such firm given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of ACIF as of September 30, 2025, 2024 and 2023, and for each of the two years in the period ended September  30, 2025, appearing in ACIF’s Annual Report on Form N-CSR (file no. 811-23016) for the fiscal years ended September 30, 2025 have been audited by Deloitte, independent registered public accounting firm, located at 30 Rockefeller Plaza, New York, New York, as set forth in their reports thereon, including therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon reports of such firm given on the authority of such firm as experts in accounting and auditing.

OTHER MATTERS

Pursuant to the ACIF Bylaws, only the matters set forth in a notice of special meeting of ACIF may be brought before a special meeting. Accordingly, no other matter may properly come before the Special Meeting.

STOCKHOLDERS SHARING AN ADDRESS

Please note that only one copy of this proxy statement/prospectus may be delivered to two or more ACIF Shareholders who share an address unless ACIF has received contrary instructions from one or more of such stockholders. ACIF will deliver promptly, upon request, a separate copy of any of these documents to ACIF Shareholders at a shared address to which a single copy of such documents was delivered. Stockholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by calling Broadridge Financial Solutions, Inc. at 1-866-540-7095 or by writing to 51 Mercedes Way, Edgewood, NY 11717, Attention: Householding Department.

WHERE YOU CAN FIND MORE INFORMATION

BCPL has filed with the SEC a registration statement on Form N-14 (of which this proxy statement/prospectus is a part), together with all amendments and related exhibits, under the Securities Act. The registration statement contains additional information about BCPL and the securities being offered by this document.

Each of BCPL and ACIF files with or submits to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information filed electronically by each of BCPL and ACIF with the SEC. Copies of these reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can also be obtained from the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549, at prescribed rates, or may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

In addition to the SEC Internet site, you may also request a copy of BCPL’s filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing, emailing or calling at the following address and telephone number:

BC Partners Lending Corporation

650 Madison Avenue, 3rd Floor

New York, NY 10022

(212) 891-2880

ACIF maintains a website at https://altcif.com/literature/ and makes all of its annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through its website. Except for documents incorporated by reference into this proxy statement/prospectus and any accompanying prospectus supplement, information contained on such website is not incorporated by reference into this proxy statement/prospectus. You may also request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing, emailing or calling at the following address and telephone number:

Alternative Credit Income Fund

650 Madison Avenue, 3rd Floor

New York, NY 10022

(212) 891-2880

INCORPORATION BY REFERENCE FOR BCPL

This proxy statement/prospectus is part of a registration statement that BCPL has filed with the SEC. BCPL is allowed to “incorporate by reference” the information that it files with the SEC, which means BCPL can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus.

This proxy statement/prospectus and any prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	BCPL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026;

•	BCPL’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed with the SEC on November 7, 2025; and

•

BCPL’s Definitive Proxy Statement on Schedule 14A with respect to the Annual Meeting of BCPL Stockholders filed with the SEC on April 29, 2025 (to the extent explicitly incorporated by reference into BCPL’s Annual Report on Form 10-K).

To obtain copies of these filings, see the section entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated April 22, 2026. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. The mailing of this proxy statement/prospectus to BCPL Stockholders or ACIF Shareholders will not create any implication to the contrary.

This proxy statement/prospectus contains a description of the representations and warranties that each of BCPL and ACIF made to the other in the Merger Agreement. Representations and warranties made by each of BCPL and ACIF and other applicable parties are also set forth in contracts and other documents (including the Merger Agreement) that are attached or filed as exhibits to this proxy statement/prospectus or are incorporated by reference into this proxy statement/prospectus. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding either of BCPL and ACIF or their businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus.

INCORPORATION BY REFERENCE FOR ACIF

This proxy statement/prospectus is part of a registration statement that ACIF has filed with the SEC. ACIF is allowed to “incorporate by reference” the information that it files with the SEC, which means ACIF can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus.

This proxy statement/prospectus and any prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	ACIF’s Registration Statement on Form N-2, filed with the SEC on January 28, 2026;

•	ACIF’s Annual Report on Form N-CSR for fiscal year ended September 30, 2025, filed with the SEC on December 5, 2025; and

•	ACIF’s Semi-Annual Report on N-CSRS for the six months ended March 31, 2025, filed with the SEC on June 5, 2025.

To obtain copies of these filings, see the section entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated April 22, 2026. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. The mailing of this proxy statement/prospectus to BCPL Stockholders or ACIF Shareholders will not create any implication to the contrary.

This proxy statement/prospectus contains a description of the representations and warranties that each of BCPL and ACIF made to the other in the Merger Agreement. Representations and warranties made by each of BCPL and ACIF and other applicable parties are also set forth in contracts and other documents (including the Merger Agreement) that are attached or filed as exhibits to this proxy statement/prospectus or are incorporated by reference into this proxy statement/prospectus. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding either of BCPL and ACIF or their businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus.

COMPARISON OF CLOSED-END FUNDS AND BDCs

On February 24, 2026, the boards of ACIF and BCPL approved of merging ACIF, a closed-end investment management company operated as an interval fund, into BCPL, a private BDC. Special provisions of the 1940 Act allow certain qualified closed-end companies to elect to be regulated as BDCs rather than as closed-end funds. In order to make an election to be treated as a BDC rather than a closed-end fund, a fund must be operated for the purpose of investing in securities of non-public or small capitalization United States companies and making managerial assistance available to such companies. Making available managerial assistance means, among other things, any arrangement whereby a BDC, through its investment manager, directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company. BDCs must have at least 70% of its assets invested in “qualifying assets” (as described below) for it to acquire any assets other than qualifying securities. The more significant differences between the 1940 Act’s regulation of closed-end funds, including closed-end funds operated as interval funds, and BDCs are summarized below. This summary, however, is not intended to be comprehensive and other regulations under the 1940 Act apply to the operation and governance of closed-end funds or BDCs.

Capitalization. Currently, as a closed-end fund, ACIF may not issue debt or other senior securities unless each has an asset coverage of at least 300% immediately after giving effect to the issuance (200% in the case of preferred stock). This means that $100 of net assets is required for each $50 of debt or each $100 of preferred. Only a single class of debt and a single class of preferred stock is permitted for ACIF. Unless the debt is privately held, dividends may not be paid on ACIF Common Shares if asset coverage on the debt falls below 300%, and the debt holders must be given control of the ACIF Board if asset coverage falls below 100% for a year or more. Preferred stock must have priority with respect to both dividends and liquidation, and dividends must be cumulative and may not be declared if asset coverage on the preferred falls below 200%. ACIF may issue options and warrants only on a pro rata basis to all shareholders and such options and warrants must expire within 120 days after issuance.

BDCs are subject to the same capitalization constraints as above with three important exceptions. First, they may issue warrants (up to 10 years) with debt for up to 25% of the fully diluted voting securities upon shareholder approval and may issue options to management as incentive compensation (subject to a 20% cap which is counted in and in some cases reduces the 25% overall cap on options and warrants and subject to the absence of profit sharing compensation for management and performance fees in favor of an investment advisor). Second, the asset coverage requirement for debt is 200% rather than 300%. The Small Business Credit Availability Act, signed into law on March 23, 2018, contains a provision that grants a BDC the option, subject to certain conditions and disclosure obligations, to increase the leverage of its portfolio to a maximum of 2:1. BCPL’s initial stockholder has approved BCPL’s ability to utilize the increased leverage limit, which requires asset coverage of at least 150%. As a result, BCPL is permitted to incur additional indebtedness, and, therefore, the risk of an investment in its common stock may increase. Third, BDCs may issue multiple classes of debt.

Like closed-end funds, BDCs generally may not sell their securities for services or other property (other than cash and securities) and generally may not sell common shares at less than net asset value. There are exceptions for closed-end funds and BDCs to the net asset value pricing requirement for rights offerings, offerings approved by shareholders, reorganizations and certain conversions or warrant exercises. BDCs will also have additional exceptions for sales by operating subsidiaries, for permitted warrants and options and for offerings within one year after shareholder approval.

As an interval fund, ACIF has adopted a fundamental policy to conduct periodic repurchase offers pursuant to Rule 23c-3 of the 1940 Act (“Rule 23c-3”). ACIF conducts quarterly repurchase offers of at least 5% of outstanding ACIF Common Shares and ACIF’s Board may only suspend a repurchase offer in limited circumstances outlined in Rule 23c-3. Rule 23c-3 further requires that ACIF maintain enough liquid assets to comply with its repurchase offer fundamental policy. BCPL, as a BDC, may repurchase securities only pursuant to tender offers, which are subject to the BCPL Board’s discretion. There is no requirement for BCPL to conduct a tender offer nor are there any requirements that BCPL maintain a certain level of liquidity in order to fund a tender offer. BCPL has not conducted a tender offer since its inception.

Investments. As an interval fund, ACIF is required to, and has stated, its policies with regard to borrowing money, issuing senior securities, underwriting activities, investing in real estate or commodities, making loans and portfolio turnover. These policies are considered to be “fundamental” and may not be changed without shareholder approval.

In addition, under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets are the following:

1.	Securities of an “eligible portfolio company,” purchased in transactions not involving any public offering. An eligible portfolio company is defined in the 1940 Act as any issuer which:

a.	is organized under the laws of, and has its principal place of business in, the United States;

b.

is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

c.	satisfies any of the following:

•

does not have any class of securities listed on a national securities exchange or has a class of securities listed on a national securities exchange but has an aggregate market value of outstanding equity of less than $250 million;

•	is controlled by a BDC or a group of companies including a BDC, and the BDC has an affiliated person who is a director of the eligible portfolio company; or

•	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

2.	Securities of any eligible portfolio company that the BDC controls.

3.

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities were unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

4.

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the BDC already owns 60% of the outstanding equity of the eligible portfolio company.

5.

Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of options, warrants or rights relating to such securities.

6.	Cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.

The remaining 30% of a BDCs’ assets may be invested in anything consistent with the BDCs’ objectives.

The character of a BDC’s investment is established at the time the investment is made and is not altered by subsequent events. For example, a private placement investment in a permitted company stock will continue to qualify as a category 1 security even if the stock subsequently would no longer be considered a qualifying security. However, additional investments after the permitted company’s outstanding common equity securities are traded on a national securities exchange and have an aggregate value of $250 million or more will not be qualifying investments unless category 1(B) or 2 is applicable. Similarly, in order for a purchase to qualify under categories 1, 3 or 4, the BDC may not purchase such securities in a public offering and in order to qualify under categories 1(B) or 3, the BDC must make the purchase from the permitted company or an affiliate or recent affiliate of the permitted company. Loans are treated as securities when made or held by BDCs.

Filing Obligations. ACIF is currently required to file annual and semi-annual shareholder reports as an interval fund on specially designed investment company forms. However, BDCs file the same financial statements and reports as do other operating companies (e.g., 10-Q, 10-K, etc.).

Comparison of Closed-end Funds and BDCs

The following is a summary of the material differences and similarities between operating as an interval fund and a BDC. While BCPL believes that this summary covers the material differences and similarities, this summary may not contain all of the information that is important to you. In addition, the identification of certain of the differences as material is not intended to indicate that other differences that are equally important do not exist. You should carefully read this entire Consent Solicitation Statement and the other documents referenced in this Consent Solicitation Statement for a more complete understanding of the differences between being an interval fund and a BDC.

Subject	Closed-End Fund	BDC
Capitalization

•

An interval fund may not issue debt unless asset coverage is at least 300% immediately after giving effect to the issuance, meaning the interval fund is able to borrow up to one dollar for every two dollars the interval fund has in assets less all liabilities and indebtedness.

•

An interval fund may not issue preferred stock unless asset coverage is at least 200% immediately after giving effect to the issuance.

•

Dividends may not be declared if asset coverage requirements are not satisfied.

•

Only a single class of debt is permitted.

•

Only a single class of preferred stock is permitted.

•

A BDC may not issue debt unless asset coverage is at least 200% (or 150%) immediately after giving effect to the issuance, meaning the BDC is able to borrow up to two dollars for every dollar the BDC has in assets less all liabilities and indebtedness not represented by senior securities issued by the BDC.

•

A BDC may not issue preferred stock unless asset coverage is at least 200% (or 150%) immediately after giving effect to the issuance.

•

Dividends may not be declared if asset coverage requirements are not satisfied.

•

Multiple classes of debt are permitted.

•

Only a single class of preferred stock is permitted.

•

BDCs have the ability to issue warrants and convertible debt.

•

BDCs have greater ability to offer common stock below net asset value.

Subject	Closed-End Fund	BDC
Repurchase Offers

•

A closed-end fund operating as an interval fund is required to adopt a “fundamental policy” with regard to conducting periodic repurchase offers under Rule 23c-3.

•

The interval fund must offer to repurchase between 5% and 25% of its outstanding shares per period (the “repurchase offer amount”). The board decides what the repurchase offer amount will be for any periodic repurchase offer. The repurchase offer amount is not a fundamental policy and may be changed.

•

The fund must maintain enough liquidity to comply with repurchase offer fundamental policy.

•

The “fundamental policy” may not be changed without shareholder approval.

•

The board is very limited in its ability to suspend or postpone repurchase offers.

•

BDC’s may conduct tender offers, but they are not required to do so. All tender offers are subject to board approval.

•

There are not any liquidity requirements to meet tender or repurchase offers.

•

Tender offers are often capped at 5% per quarter.

Investment

•

A closed-end fund is required to adopt “fundamental policies” with regard to borrowing money, issuing senior securities, underwriting activities, investing in real estate or commodities, making loans and portfolio turnover.

•

“Fundamental policies” may not be changed without shareholder approval.

•

A closed-end fund must determine whether to “concentrate” its investments in one or more industries or groups of industries (i.e., invest more than 25% or more of its assets in such industries or groups of industries) or to be “unconcentrated.”

•

Once a closed-end fund becomes concentrated, it cannot shift concentrations, nor can it shift to “unconcentrated” status, except with shareholder approval or in previously specified circumstances that cannot be modified without shareholder approval.

•

A BDC is not subject to any issuer diversification or industry concentration requirements and is not required to adopt any “fundamental policies.”

•

A BDC may not invest in other assets unless it has at least 70% of its assets in “qualifying assets.”

•

Qualifying assets consist of:

1.  Securities of an “eligible portfolio company,” purchased in transactions not involving any public offering. An eligible portfolio company is defined in the 1940 Act as any issuer which:

a.   is organized under the laws of, and has its principal place of business in, the United States;

b.  is not an investment company (other than a small business investment company wholly owned by the BDC) or a company

Subject	Closed-End Fund	BDC

that would be an investment company but for certain exclusions under the 1940 Act; and

c.   satisfies any of the following:

•

does not have any class of securities listed on a national securities exchange or has a class of securities listed on a national securities exchange but has an aggregate market value of outstanding equity of less than $250 million.

•

is controlled by a BDC or a group of companies including a BDC, and the BDC has an affiliated person who is a director of the eligible portfolio company; or

•

is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

2.  Securities of any eligible portfolio company that the BDC controls.

3.  Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities were unable to meet its obligations as they came due without material assistance

Subject	Closed-End Fund	BDC

other than conventional lending or financing arrangements.

4.  Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the BDC already owns 60% of the outstanding equity of the eligible portfolio company.

5.  Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of options, warrants or rights relating to such securities.

6.  Cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.

•

The remaining 30% of the BDC’s assets may be invested in anything consistent with the BDCs’ objectives.

Managerial Assistance	• No managerial assistance requirement.

•

In order to count portfolio securities as qualifying securities, a BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities significant managerial assistance.

Investment Manager Compensation

•

An interval fund with an investment advisor may not pay compensation based on gains to its advisor unless all common shareholders are “qualified clients” as defined in the 1940 Act or the fees are structured as fulcrum fees.

•

Interval funds with external investment advisors may also pay advisory fees that are not based on realized or unrealized gains.

•

Required to be approved by board, including the independent directors, and by shareholders.

•

A BDC may pay a capital gains based performance fee of up to 20% of realized gains (net of realized and unrealized losses) if it does not have an option or profit sharing plan.

•

BDCs with external investment advisors may also pay advisory fees that are not based on realized or unrealized gains.

•

Required to be approved by board, including the independent directors, and by shareholders.

Subject	Closed-End Fund	BDC
Director Independence	• 40% of board required to be independent, although it increases to majority if choosing to rely on certain rules under the 1940 Act.	• Majority of board required to be independent.
Relationships with Affiliates

•

The 1940 Act imposes stringent conflict of interest restrictions on both close and remote affiliates of interval funds.

•

For example, as a general matter, affiliates cannot purchase or sell any property from or to the investment company as principal, cannot act as an agent in the purchase or sale of property except with respect to securities (and then only as a broker under prescribed compensation limits) and cannot act as a principal in any joint transactions or profit sharing arrangements in which the interval fund is a participant.

•

The classes of affiliates subject to these prohibitions include officers, directors, 5% or greater, portfolio companies in which the interval fund is a 5% or greater shareholder, persons who control, are controlled by or are under common control with the interval fund, investment advisors and other persons who have any of the foregoing relationships with any of the foregoing persons.

•

BDCs generally are subject to similar stringent conflict of interest restrictions on both close and remote affiliates, with one minor exception:

•

Exception: there is a special rule for BDCs that permits the independent

Governance

•

Trustees owe fiduciary duties to shareholders.

•

The 1940 Act imposes on the advisor and trustees and officers of an interval fund fiduciary duties a violation of which involving personal misconduct can be the subject of complaint by the SEC in the United States federal courts.

•

The 1940 Act prohibits protecting trustees and officers from, and indemnification of officers and directors against, willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

•

Directors owe fiduciary duties to shareholders.

•

The 1940 Act imposes on the advisor and directors and officers of a CEF fiduciary duties a violation of which involving personal misconduct can be the subject of complaint by the SEC in the United States federal courts.

•

The 1940 Act prohibits protecting directors and officers from, and indemnification of officers and directors against, willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

Subject	Closed-End Fund	BDC

•

Board of trustees must approve compliance policies for the company after finding that they are reasonably designed to prevent violations of the federal securities laws.

•

The 1940 Act also requires interval funds to adopt a code of ethics and insider trading policies. Pursuant to the code of ethics, each officer, director and certain other persons who have access to portfolio decisions must report quarterly all transactions in securities beneficially owned by them. Exceptions are made for independent directors who do not have contemporaneous knowledge of securities purchased or sold, or considered for purchase or sale, by the company.

•

Interval funds must have a chief compliance officer who is approved by and reports directly to the board of directors, whose compensation is approved by the board of directors and who cannot be terminated except by the

•

Board of directors must approve compliance policies for the company after finding that they are reasonably designed to prevent violations of the federal securities laws.

•

The 1940 Act also requires CECs to adopt a code of ethics and insider trading policies. Pursuant to the code of ethics, each officer, director and certain other persons who have access to portfolio decisions must report quarterly all transactions in securities beneficially owned by them. Exceptions are made for independent directors who do not have contemporaneous knowledge of securities purchased or sold, or considered for purchase or sale, by the company.

Loans to Affiliates	• An interval fund may not make loans to any person that controls it or is under common control with it (other than through the same controlling person).	• Similar restriction applies to BDCs.
Tax and Accounting Matters

•

For United States federal income tax purposes, a company that registers as an interval fund will not be subject to corporate level tax if it qualifies and elects to be taxed as a regulated investment company or “RIC” and distributes all of its taxable income to investors on a timely basis. An interval fund qualifies for RIC status if, in general, (i) at least 90% of its annual gross income is derived from certain passive sources, (ii) it satisfies certain diversification tests (tested on a quarterly basis) generally requiring that no particular investment be greater than 25% of the company’s assets when made and that at least 50% of the company’s

• Same for a BDC.

Subject	Closed-End Fund	BDC

assets be in positions constituting less than 5% of the company’s assets and less than 10% of the issuer’s voting power when made, (iii) it has no accumulated earnings and profits from years during which it was taxable as a C corporation and (iv) it distributes to shareholders each year 90% of its investment company taxable income. A RIC is subject to corporate tax on its undistributed taxable income, and may be subject to a 4% excise tax if it fails to meet certain other distribution requirements. To avoid such tax, a RIC typically distributes all of its taxable income each year on a timely basis.

Books and Records	• Interval funds are required to maintain detailed books and records of all securities transactions and positions and other matters and to make such records available to the SEC upon request.	• Same for a BDC.
Custody and Bonding

•

All of the securities and cash of an interval fund must be held in custody by a bank, trust company or eligible securities broker pursuant to a written agreement. The company and its officers and directors also must be bonded in accordance with SEC requirements.

• Same for a BDC.
SEC Filings	• Interval funds file financial statements and other information on forms specially designed for investment companies.	• BDCs file the same financial statements and reports as operating companies (e.g., 10-Q, 10-K, etc.).

ANNEX A — MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

among

BC PARTNERS LENDING CORPORATION,

BCPL MERGER SUB, INC.

ALTERNATIVE CREDIT INCOME FUND,

BC PARTNERS ADVISORS L.P.

(for the limited purposes set forth herein)

and

SIERRA CREST INVESTMENT MANAGEMENT LLC

(for the limited purposes set forth herein)

Dated as of February 24, 2026

4.7.	Broker’s Fees	A-23
4.8.	Absence of Changes or Events	A-23
4.9.	Compliance with Applicable Law; Permits	A-23
4.10.	Acquiror Information	A-24
4.11.	Taxes and Tax Returns	A-25
4.12.	Litigation	A-26
4.13.	Employee Matters	A-26
4.14.	Certain Contracts	A-26
4.15.	Insurance Coverage	A-27
4.16.	Intellectual Property	A-27
4.17.	Real Property	A-27
4.18.	Investment Assets	A-28
4.19.	State Takeover Laws	A-28
4.20.	[Reserved]	A-28
4.21.	Chapter 11	A-28

Article V REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR ADVISER AND THE COMPANY ADVISER		A-28
5.1.	Organization	A-28
5.2.	Authority; No Violation	A-28
5.3.	Compliance with Applicable Law; Permits	A-29
5.4.	Litigation	A-30
5.5.	Acquiror Adviser Information	A-30
5.6.	Company Adviser Information	A-30
5.7.	Financial Resources	A-30
5.8.	Best Interests and No Dilution	A-30
5.9.	Representations and Warranties	A-31

Article VI COVENANTS RELATING TO CONDUCT OF BUSINESS		A-31
6.1.	Conduct of Businesses Prior to the Effective Time	A-31
6.2.	Company Forbearances	A-31
6.3.	Acquiror Forbearances	A-33

Article VII ADDITIONAL AGREEMENTS		A-34
7.1.	Further Assurances	A-34
7.2.	Regulatory Matters	A-35
7.3.	Shareholder Approval	A-36
7.4.	Indemnification	A-37
7.5.	No Solicitation	A-38
7.6.	Company Takeover Proposals	A-39
7.7.	Access to Information	A-41
7.8.	Publicity	A-41
7.9.	Takeover Statutes and Provisions	A-42
7.10.	Tax Matters	A-42
7.11.	Stockholder Litigation	A-42
7.12.	Section 16 Matters	A-43
7.13.	No Other Representations or Warranties	A-43
7.14.	Merger of Surviving Company	A-43
7.15.	Dividends	A-43

Article VIII CONDITIONS PRECEDENT		A-43
8.1.	Conditions to Each Party’s Obligations to Effect the Merger	A-43
8.2.	Conditions to Obligations of the Acquiror and Merger Sub to Effect the Merger	A-44

A-ii

8.3.	Conditions to Obligations of the Company to Effect the Merger	A-45
8.4.	Frustration of Closing Conditions	A-46

Article IX TERMINATION AND AMENDMENT		A-46
9.1.	Termination	A-46
9.2.	Expense Reimbursement	A-47
9.3.	Effect of Termination	A-48
9.4.	Fees and Expenses	A-48
9.5.	Amendment	A-48
9.6.	Extension; Waiver	A-48

Article X CERTAIN DEFINITIONS		A-49

Article XI GENERAL PROVISIONS		A-55
11.1.	Nonsurvival of Representations, Warranties and Agreements	A-55
11.2.	Notices	A-56
11.3.	Interpretation; Construction	A-57
11.4.	Counterparts	A-58
11.5.	Entire Agreement	A-58
11.6.	Governing Law; Jurisdiction; Waiver of Jury Trial	A-58
11.7.	Assignment; Third Party Beneficiaries	A-59
11.8.	Specific Performance	A-59
11.9.	Special Committee Approval	A-59

Schedules

Company Disclosure Schedule

Acquiror Disclosure Schedule

A-iii

ANNEX A — MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of February 24, 2026 (this “Agreement”), is made by and among BC Partners Lending Corporation, a Maryland corporation (the “Acquiror”); BCPL Merger Sub, Inc., a Delaware corporation and a wholly-owned direct Consolidated Subsidiary of the Acquiror (“Merger Sub”); Alternative Credit Income Fund, a Delaware statutory trust (the “Company”); solely for purposes of Article V, Section 8.2 and Article XI, Sierra Crest Investment Management LLC, a Delaware limited liability company and the investment adviser to the Company (the “Company Adviser”); and, solely for purposes of Article V, Section 8.3 and Article XI, BC Partners Advisors L.P., a Delaware limited partnership and the investment adviser to the Acquiror (the “Acquiror Adviser”).

RECITALS

WHEREAS, the Acquiror has previously elected to be regulated as a business development company (“BDC”), as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “Investment Company Act”);

WHEREAS, the Company is a closed-end, diversified management investment company, registered under the Investment Company Act and structured as an interval fund;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company (the “Merger”), with the Company as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Company”);

WHEREAS, immediately following the Merger, the Surviving Company shall merge with and into the Acquiror (the “Second Merger” and, together with the Merger, the “Mergers”), with the Acquiror as the surviving company in the Second Merger;

WHEREAS, the Board of Trustees of the Company (the “Company Board”), upon the recommendation of a committee of the Company Board comprised solely of the Independent Trustees of the Company (the “Company Special Committee”), has unanimously (i) determined that (x) this Agreement and the Mergers, the Discretionary Repurchase Offer and the related Transactions are advisable and in the best interests of the Company and (y) the interests of the Company’s existing shareholders will not be diluted as a result of the Transactions, (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Merger, the Discretionary Repurchase Offer and other Company Matters), (iii) directed that the approval of the Company Matters be submitted to the Company’s shareholders at the Company Shareholders Meeting and (iv) resolved to recommend that the shareholders of the Company approve the Company Matters, including the Merger;

WHEREAS, the Board of Directors of the Acquiror (the “Acquiror Board”), including all of the Acquiror Continuing Directors, upon the recommendation of a committee of the Acquiror Board comprised solely of the Independent Directors of the Acquiror (the “Acquiror Special Committee”), has unanimously (i) determined that (x) this Agreement and the Mergers and the related Transactions are advisable and in the best interests of the Acquiror and (y) the interests of the Acquiror’s existing stockholders will not be diluted as a result of the Transactions and (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Mergers);

WHEREAS, the Board of Directors of Merger Sub has unanimously (i) determined that this Agreement and the Mergers and the related Transactions are advisable and in the best interests of Merger Sub, (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Mergers) and (iii) resolved to recommend the approval of the Transactions (including the Merger) by the Acquiror, in the Acquiror’s capacity as the sole stockholder of Merger Sub;

WHEREAS, the parties intend the Mergers to be treated as a single integrated transaction and to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and intend for this Agreement to constitute a “plan of reorganization” within the meaning of the Code; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and other agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

THE TRANSACTIONS

1.1. The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware Statutory Trust Act (the “DSTA”) and the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub shall merge with and into the Company, and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving company in the Merger and shall continue its existence as a statutory trust under the DSTA.

1.2. Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place by remote communication and by the exchange of signatures by electronic transmission on the date that is three (3) Business Days after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless otherwise agreed in writing by the parties to this Agreement (the date on which the Closing actually occurs, the “Closing Date”).

1.3. Effective Time. The Merger shall become effective as set forth in the certificate of merger with respect to the Merger (the “First Merger Certificate”) that shall be filed with, and accepted for record by, the Secretary of State of the State of Delaware (the “DE SOS”). The term “Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Merger Certificate.

1.4. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the DSTA.

1.5. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Acquiror or Merger Sub or the holder of any of the following securities:

(a) Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued and fully paid share of beneficial interest, par value $0.001 per share, of the Surviving Company.

(b) Each share of beneficial interest, no par value per share, of the Company (each, a “Company Share” and, together, the “Company Shares”) that are issued and outstanding and are owned by the Acquiror or any of its Consolidated Subsidiaries (including Merger Sub) immediately prior to the Effective Time shall be cancelled and shall cease to exist and no shares of common stock, par value $0.001 per share, of the Acquiror (“Acquiror Common Stock”) or any other consideration shall be delivered in exchange therefor (such shares, the “Cancelled Shares”).

(c) Each Company Share issued and outstanding immediately prior to the Effective Time (except for the Cancelled Shares) shall be converted, in accordance with and subject to the procedures set forth in Article II, into the right to receive a number of shares of Acquiror Common Stock equal to the applicable

Exchange Ratio and, if applicable, cash in lieu of fractional shares of Acquiror Common Stock payable in accordance with Section 1.5(f) (such shares of Acquiror Common Stock and any such cash in lieu of fractional shares of Acquiror Common Stock, the “Merger Consideration”), in all cases without interest. The amount of cash each holder of Company Shares as of immediately prior to the Effective Time is entitled to receive pursuant to this Section 1.5(c) shall be rounded down to the nearest cent, and computed after aggregating all cash amounts for all Company Shares then held by such holder.

(d) All of the Company Shares converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each holder of a Company Share shall cease to have any rights with respect to such Company Share other than the right to receive, upon surrender of such Company Share in accordance with Section 2.2, the Merger Consideration.

(e) Each Exchange Ratio shall be appropriately adjusted (to the extent not already taken into account in determining the Closing Company Net Asset Values and/or the Closing Acquiror Net Asset Value, as applicable) if, between the Determination Date and the Effective Time, the respective outstanding shares of Acquiror Common Stock or Company Shares shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities shall be authorized and declared with a record date within such period, as permitted by this Agreement. Nothing in this Section 1.5(e) shall be construed to permit any party hereto to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(f) No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the conversion of Company Shares pursuant to this Section 1.5, and such fractional share interests shall not entitle the owner thereof to any shares of Acquiror Common Stock or to vote or to any other rights or powers of a holder of Acquiror Common Stock. In lieu of any such fractional shares, each holder of Company Shares who would otherwise be entitled to such fractional shares shall be entitled to an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (A) the amount of the fractional share interest in a share of Acquiror Common Stock to which such holder would, but for this Section 1.5(f), be entitled under Section 1.5(c), as so rounded pursuant to the immediately following sentence, and (B) the Acquiror Per Share NAV. All fractional shares to which a single record holder of Company Shares as of immediately prior to the Effective Time would be otherwise entitled to receive shall be aggregated and calculations shall be rounded to three (3) decimal places. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Shares as of immediately prior to the Effective Time in lieu of any fractional share interests in Acquiror Common Stock, the Exchange Agent shall make available such amount, without interest, to such holders of Company Shares entitled to receive such cash. The payment of cash in lieu of fractional share interests pursuant to this Section 1.5(f) is not a separately bargained-for consideration.

1.6. Termination of Certain Contractual Obligations. As of the Effective Time, the Company Management Agreement, the Company Expense Limitation Agreement, the Company Administration Agreements, the Company Credit Agreement, the Company Broker Dealer Selling Agreement, the Shareholder Servicing Plan, the Company Distribution Plans and the Company Multiple Class Plan shall be terminated and of no further force and effect.

1.7. The Second Merger.

(a) Subject to the terms and conditions of this Agreement, in accordance with the DSTA and the Maryland General Corporation Law (the “MGCL”), at the Second Effective Time, the Surviving Company shall merge with and into the Acquiror and the separate statutory trust existence of the Surviving Company shall cease. The Acquiror shall be the surviving company in the Second Merger and shall continue its existence as a corporation under the Laws of the State of Maryland. The Second Merger shall become effective as set forth in (i) the articles of merger with respect to the Second Merger (the “Articles of Merger”) that the Acquiror shall file with the State Department of Assessments and Taxation of Maryland (the “MD SDAT”) and (ii) the certificate of merger with respect to the Second Merger (the “Second Merger Certificate”) that the Acquiror shall file with the DE SOS. The term “Second Effective Time” shall be the date and time when the Second Merger becomes effective as set forth in the Articles of Merger and the Second Merger Certificate, which date and time shall not be more than thirty (30) days after the date such Articles of Merger are accepted for record by the MD SDAT. At and after the Second Effective Time, the Second Merger shall have the effects set forth in the DSTA and the MGCL.

(b) At the Second Effective Time, by virtue of the Second Merger and without any action on the part of the Acquiror or the Surviving Company or the holder of any of the following securities, (i) each share of beneficial interest of the Surviving Company issued and outstanding as of immediately prior to the Second Effective Time shall be cancelled and shall cease to exist, and no consideration shall be exchanged therefor; and (ii) each share of Acquiror Common Stock issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as an identical share of Acquiror Common Stock.

1.8. Charter; Declaration of Trust; Bylaws.

(a) At the Effective Time, the agreement and declaration of trust of the Company as in effect immediately prior to the Effective Time shall be the agreement and declaration of trust of the Surviving Company, as the surviving company of the Merger, as of the Effective Time, until thereafter amended in accordance with applicable Law and the terms of the agreement and declaration of trust. The amended and restated bylaws of the Company as in effect immediately prior to the Effective Time shall be the amended and restated bylaws of the Surviving Company, as the surviving company in the Merger, as of the Effective Time, until thereafter amended in accordance with applicable Law and the terms of the agreement and declaration of trust of the Surviving Company and such bylaws.

(b) At the Second Effective Time, the charter of the Acquiror as in effect immediately prior to the Second Effective Time shall be the charter of the Acquiror, as the surviving company of the Second Merger, as of the Second Effective Time, until thereafter amended in accordance with applicable Law and the terms of such certificate of incorporation. The bylaws of the Acquiror as in effect immediately prior to the Second Effective Time shall be the bylaws of the Acquiror, as the surviving company in the Second Merger, as of the Second Effective Time, until thereafter amended in accordance with applicable Law and the terms of the charter of the Acquiror and such bylaws.

1.9. Trustees, Directors and Officers. Subject to applicable Law, the Company and the Acquiror shall take all necessary actions so that the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Company and shall hold office until their respective successors are duly elected and qualify, or the earlier death, resignation or removal of any such trustee or officer or the consummation of the Second Merger. Subject to applicable Law, the directors and officers of the Acquiror immediately prior to the Second Effective Time shall be the directors and officers of the Acquiror immediately after consummation of the Second Merger and shall hold office until their respective successors are duly elected and qualify, or their earlier death, resignation or removal.

1.10. The Discretionary Repurchase Offer. At or as promptly as reasonably practicable after the receipt of the Company Requisite Vote, the Company shall conduct a discretionary repurchase offer in compliance with the requirements of Rule 23c-3 under the Investment Company Act (the “Discretionary Repurchase Offer”) to purchase up to 15% of the then-outstanding Company Shares at a price per share equal to the Offered NAV Per Share. The repurchase request deadline of the Discretionary Repurchase Offer shall be at the close of business, New York City time, on the date that is 30 days after the date the Discretionary Repurchase Offer commences (within the meaning of the applicable rules and regulations of the SEC) (the “Discretionary Repurchase Offer Expiration”). The “Offered NAV Per Share” means the net asset value per Company Share in each applicable class of Company Shares, determined as of the close of business no later than the 14th day after the Discretionary

Repurchase Offer Expiration, or the next Business Day if such day is not a Business Day. If the Discretionary Repurchase Offer is terminated or withdrawn by the Company, the Company shall promptly return, and shall cause any depository acting on behalf of the Company to return, all tendered Company Shares to the registered holders thereof.

ARTICLE II

MERGER CONSIDERATION

2.1. Designation of Exchange Agent; Deposit of Merger Consideration. Prior to the Closing, the Acquiror shall enter into a customary exchange agreement with a nationally recognized financial institution designated by the Acquiror and reasonably acceptable to the Company (the “Exchange Agent”) for the payment of the Merger Consideration as provided in Section 1.5(c). As promptly as practicable following the Effective Time, the Acquiror shall deposit, or cause to be deposited, with the Exchange Agent, for exchange in accordance with this Article II, through the Exchange Agent book-entry shares representing the full number of whole shares of Acquiror Common Stock issuable pursuant to Section 1.5(c) in exchange for outstanding Company Shares, and the Acquiror shall, after the Effective Time on the appropriate payment date, if applicable, provide or cause to be provided to the Exchange Agent any dividends payable on such shares of Acquiror Common Stock pursuant to Section 2.2(c) (such shares of Acquiror Common Stock provided to the Exchange Agent, together with any dividends with respect thereto, are hereinafter referred to as the “Exchange Fund”). For purposes of the deposit, the Acquiror shall assume that there will not be any fractional shares of Acquiror Common Stock. The Acquiror shall make available to the Exchange Agent, for addition to the Exchange Fund, from time to time as needed, cash sufficient to pay cash in lieu of fractional shares in accordance with Section 1.5(f). In the event the Exchange Fund shall at any time be insufficient to make the payments contemplated by Section 1.5(c), the Acquiror shall promptly deposit, or cause to be deposited, additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. The Acquiror shall cause the Exchange Fund to be (x) held for the benefit of the holders of Company Shares as of immediately prior to the Effective Time and (y) applied promptly to making the payments pursuant to Section 1.5. The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 1.5, except as expressly provided for in this Agreement.

2.2. Delivery of Merger Consideration.

(a) As promptly as practicable following the Effective Time, the Acquiror shall cause the Exchange Agent to mail to each holder of record of a Company Share that immediately prior to the Effective Time represented an outstanding Company Share (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Company Share shall pass only upon the surrender of such Company Share to the Exchange Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Company Share or such other reasonable evidence, if any, of such surrender as the Exchange Agent may reasonably request), as applicable, which shall be in the form and have such other provisions as the Acquiror and the Company may reasonably specify (such letter of transmittal, the “Letter of Transmittal”), and (ii) instructions (which instructions shall be in the form and have such other provisions as the Acquiror and the Company may reasonably specify) for use in effecting the surrender of Company Shares in exchange for (A) the number of shares of Acquiror Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Company Shares pursuant to Section 1.5(c), (B) any dividends payable pursuant to Section 2.2(c) and (C) any cash in lieu of fractional shares of Acquiror Common Stock payable pursuant to Section 1.5(f).

(b) Upon surrender to the Exchange Agent of Company Shares by book-receipt of an “agent’s message” by the Exchange Agent in connection with the surrender of such Company Shares (or such other reasonable evidence, if any, of surrender with respect to such Company Shares as the Exchange Agent may reasonably request), in each case, the holder of such Company Shares shall be entitled to receive in exchange therefor, and the Acquiror shall cause the Exchange Agent to pay and deliver in exchange thereof as promptly as practicable, (A) the number of shares of Acquiror Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Company Shares pursuant to Section 1.5(c), (B) any dividends payable pursuant to Section 2.2(c) and (C) any cash in lieu of fractional shares of Acquiror Common Stock payable pursuant to Section 1.5(f), and the Company Shares so surrendered shall be forthwith canceled. The Exchange Agent shall accept such Company Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of Company Shares on any cash payable upon the surrender of Company Shares.

(c) Subject to applicable Law, following surrender of Company Shares for cancellation to the Exchange Agent, there shall be paid to the holder of the shares of Acquiror Common Stock issued in exchange for such Company Shares, without interest, (i) at the time of delivery of such Acquiror Common Stock by the Exchange Agent pursuant to Section 2.2(b), the amount of dividends with a record date after the Effective Time theretofore paid with respect to such shares of Acquiror Common Stock and (ii) at the appropriate payment date, the amount of dividends with a record date after the Effective Time but prior to such delivery of such shares of Acquiror Common Stock by the Exchange Agent pursuant to Section 2.2(b), and a payment date subsequent to such delivery of such shares of Acquiror Common Stock by the Exchange Agent pursuant to Section 2.2(b), payable with respect to such shares of Acquiror Common Stock.

(d) In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration (and any dividends with respect to Acquiror Common Stock as contemplated by Section 2.2(c)) may be made to a Person other than the Person in whose name the Company Share so surrendered is registered, only if such Company Share shall be properly transferred and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Company Share or establish to the satisfaction of the Acquiror that such Tax has been paid or is not applicable.

(e) The Parties shall use their reasonable best efforts to cooperate with ALPS Distributors, Inc. and any other applicable third party service provider to prepare and submit a written notification to the National Securities Clearing Corporation regarding the transfer of Acquiror Common Stock to the holders of Company Shares following, and as a result of, the Closing.

2.3. No Further Ownership Rights; Transfers. All Merger Consideration paid by the Acquiror in accordance with the terms of Article I and Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to Company Shares in respect of which such Merger Consideration was paid. From and after the Effective Time, the stock transfer books of the Company shall be closed with respect to, and there shall be no further transfers on the stock transfer books of the Company of, the Company Shares that were issued and outstanding immediately prior to the Effective Time.

2.4. Net Asset Value Calculation.

(a) The Company shall deliver to the Acquiror a calculation of the net asset value for each class of outstanding Company Shares, reduced by any Company Transaction Expenses allocable to such class, as of a date mutually agreed between the Acquiror and the Company, such date to be no earlier than forty-eight (48) hours (excluding Sundays and holidays) prior to the Effective Time (such agreed date, the “Determination Date”), calculated in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value, historically used by the Company in preparing the calculation of the net asset value for each class of outstanding Company Shares (with an accrual for any dividend declared by the Company and not yet paid) (the “Closing Company Net Asset Values”); provided that the Company shall update the calculation of the Closing Company Net Asset Values in the event that the Closing is subsequently materially delayed or there is a material change to the

Closing Company Net Asset Values prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing Company Net Asset Values are determined within forty-eight (48) hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the Company Board, including a majority of the Independent Trustees of the Company Board, shall be required to approve, and the Chief Financial Officer of the Company shall certify in writing to the Acquiror, the calculation of the Closing Company Net Asset Values.

(b) The Acquiror shall deliver to the Company a calculation of the net asset value of the Acquiror, reduced by any Acquiror Transaction Expenses, as of the Determination Date, calculated in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value, historically used by the Acquiror in preparing the calculation of the net asset value per share of Acquiror Common Stock (with an accrual for any dividend declared by the Acquiror and not yet paid) (the “Closing Acquiror Net Asset Value”); provided that the Acquiror shall update the calculation of the Closing Acquiror Net Asset Value in the event that the Closing is subsequently materially delayed or there is a material change to the Closing Acquiror Net Asset Value prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing Acquiror Net Asset Value is determined within forty-eight (48) hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the Acquiror Board, including a majority of the Independent Directors of the Acquiror Board, shall be required to approve, and the Chief Financial Officer of the Acquiror shall certify in writing to the Company, the calculation of the Closing Acquiror Net Asset Value.

(c) Except as may otherwise be mutually agreed by the parties, the value of each investment asset owned by the Company that is used in connection with preparing the calculation provided pursuant to this Section 2.4 will be determined by each party’s valuation designee under Rule 2a-5 under the Investment Company Act in accordance with the portfolio valuation methods, policies and procedures approved by the Company Board or the Acquiror Board, as applicable, for valuing the securities and other assets of the Company or Acquiror, as applicable, as of September 30, 2025.

(d) Each of the Company and the Acquiror shall afford the other, and the other’s Representatives, upon reasonable request, reasonable access to the individuals who have prepared the calculation provided pursuant to this Section 2.4 and to the information, books, records, work papers and back-up materials used or useful in preparing such calculation, including without limitation any reports prepared by valuation agents, in order to assist such party with its review of such calculation so long as such individuals remain employed by the Company Adviser or the Acquiror Adviser, as applicable, or their respective Affiliates.

2.5. Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to former holders of Company Shares as of the first anniversary of the Effective Time may be paid to the Acquiror, upon the Acquiror’s written demand to the Exchange Agent. In such event, any former holders of Company Shares who have not theretofore complied with any applicable requirements to receive payment of the Merger Consideration or any unpaid dividends on the Acquiror Common Stock shall thereafter look only to the Acquiror for payment of the Merger Consideration or any unpaid dividends on the Acquiror Common Stock deliverable in respect of the Company Shares such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

2.6. No Liability. None of the Acquiror, the Company, the Surviving Company, Merger Sub, the Exchange Agent or any other Person shall be liable to any Person in respect of any shares of Acquiror Common Stock or cash held in the Exchange Fund delivered to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law. If any Company Shares shall not have been surrendered immediately prior to the date on which any Merger Consideration or any unpaid dividends on the Acquiror Common Stock or other entitlements in respect of such Company Share would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration or unpaid dividends or other entitlements in respect of such

Company Share shall, to the extent permitted by applicable Law, become the property of the Acquiror, free and clear of all claims or interest of any Person previously entitled thereto.

2.7. Withholding Rights. The Acquiror, the Exchange Agent and each of their respective Affiliates and agents, as applicable, shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement to any holder of Company Shares such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except with respect to matters that have been Previously Disclosed, the Company hereby represents and warrants to the Acquiror and Merger Sub that:

3.1. Organization.

(a) The Company is a statutory trust duly formed and validly existing and in good standing under the Laws of the State of Delaware. The Company is a closed-end, diversified management investment company, duly registered under the Investment Company Act and structured as an interval fund, and such registration has not been revoked or rescinded and is in full force and effect. The Company has the requisite statutory trust power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign statutory trust in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

(b) True, complete and correct copies of the agreement and declaration of trust of the Company (the “Company Declaration”) and the amended and restated bylaws of the Company (the “Company Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by the Company.

(c) Each Consolidated Subsidiary of the Company (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except as, in the case of clauses (ii) and (iii), would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

3.2. Capitalization.

(a) The authorized beneficial interests of the Company consist of an unlimited number of Company Shares. Pursuant to the Company Multiple Class Plan, the outstanding Company Shares have been subdivided into five (5) separate classes (i.e., Class A, Class C, Class I, Class L and Class W). As of the close of business on February 18, 2026 (the “Company Capitalization Date”), the following number of Company Shares were outstanding within each class: (i) 2,501,402.06 Company Shares in Class A; (ii) 2,010,873.37 Company Shares in Class C; (iii) 10,374,961.43 Company Shares in Class I; (iv) 813,268.46

Company Shares in Class L and (v) 3,690,766.62 Company Shares in Class W. All of the issued and outstanding Company Shares have been duly authorized and validly issued and are fully paid and free of preemptive rights, with no personal liability with respect to the Company attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which shareholders of the Company may vote (“Company Voting Debt”) is issued or outstanding. As of the Company Capitalization Date, except pursuant to the Company’s distribution reinvestment plan, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (“Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any Company Shares, Company Voting Debt or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any Company Shares, Company Voting Debt or other equity securities of the Company. Except pursuant to the quarterly repurchase offers required to be made by the Company pursuant to its repurchase policy in effect as of the date hereof, there are no obligations of the Company or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any Company Shares, Company Voting Debt or any equity security of the Company or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any Company Shares, Company Voting Debt or any other equity security of the Company or its Consolidated Subsidiaries or (ii) pursuant to which the Company or any of its Consolidated Subsidiaries is or could be required to register Company Shares or other securities under the Securities Act. All of the outstanding Company Shares have been issued in compliance with applicable Law in all material respects.

(b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of the Company has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

3.3. Authority; No Violation.

(a) The Company has all requisite statutory trust power and authority to execute and deliver this Agreement and, subject to obtaining the Company Requisite Vote, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the Company Board. The Company Board (on the recommendation of the Company Special Committee) has unanimously (i) determined that (A) this Agreement and the Merger, the Discretionary Repurchase Offer and the related Transactions are advisable and in the best interests of the Company and (B) the interests of the Company’s existing shareholders will not be diluted as a result of the Transactions, (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Merger, the Discretionary Repurchase Offer and other Company Matters), (iii) directed that the approval of the Company Matters be submitted to the Company’s shareholders at a duly held meeting of such shareholders (the “Company Shareholders Meeting”) and (iv) resolved to recommend that the shareholders of the Company approve the Company Matters, including the Merger. Except for receipt of the approval of the Company Matters by the affirmative vote of a majority of the outstanding voting securities (as provided in Section 2(a)(42) of the Investment Company Act) of the Company (the “Company Requisite Vote”), the Merger, the Discretionary Repurchase Offer and the other Transactions have been authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, except for receipt of the Company Requisite Vote (and assuming due authorization, execution and delivery by the Acquiror, Merger Sub, the Company Adviser and the Acquiror Adviser), constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Enforceability Exception”)).

(b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor the performance of this Agreement by the Company, will (i) violate any provision of the Company Declaration or the Company Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 3.3(a) and Section 3.4 are duly obtained and/or made, (A) to the knowledge of the Company, violate any Law or Order applicable to the Company or any of its Consolidated Subsidiaries or (B) except as Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which the Company or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Consolidated Subsidiaries, taken as a whole.

3.4. Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by the Company of the Merger, the Discretionary Repurchase Offer and the other Transactions, except for (a) the filing with the SEC of a combined proxy statement/prospectus in definitive form relating to the Company Shareholders Meeting to be held in connection with this Agreement and the Transactions (the “Proxy Statement/Prospectus”) and of a registration statement on Form N-14 or such other appropriate SEC form (the “Registration Statement”) in which the Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (b) the filing of the First Merger Certificate with, and the acceptance for the record of the First Merger Certificate by, the DE SOS with respect to the Merger, (c) the filing of the Second Merger Certificate with, and the acceptance for the record of the Second Merger Certificate by, the DE SOS with respect to the Second Merger, (d) the filing of the Articles of Merger with, and the acceptance for the record of the Articles of Merger by, the MD SDAT with respect to the Second Merger, (e) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (f) the reporting of this Agreement on a Current Report on Form 8-K and (g) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

3.5. Reports.

(a) The Company has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file since January 1, 2024 (the “Applicable Date”) with the SEC (such filings since the Applicable Date, the “Company SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company and its Consolidated Subsidiaries taken as a whole. To the Company’s knowledge, no Company SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company and its Consolidated Subsidiaries taken as a whole. To the Company’s knowledge, all Company SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of the Company is required to make any filing with the SEC as of the Effective Time.

(b) Neither the Company nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other Order or, to the knowledge of the Company, any enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to the Company’s knowledge that, upon consummation of the Mergers, would restrict in any material respect the conduct of the business of the Acquiror or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated companies structured as interval funds or their Consolidated Subsidiaries, nor has the Company or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of the Company, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c) The Company has made available to the Acquiror all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the knowledge of the Company (i) there are no unresolved comments from the SEC with respect to the Company SEC Reports or any SEC examination of the Company and (ii) none of the Company SEC Reports is subject to any ongoing review by the SEC. The Company has made available to the Acquiror all material written correspondence with the SEC regarding the Transactions, and a true and complete copy of all such material written correspondence as of the date hereof is set forth in Section 3.5(c) of the Company Disclosure Schedule. As of the date hereof, there have not been any oral communications between the Company or its Representatives with the SEC that the Company in its reasonable discretion has determined contradict or are inconsistent with the correspondence set forth in Section 3.5(c) of the Company Disclosure Schedule.

3.6. Company Financial Statements.

(a) The financial statements, including the related consolidated schedules of investments, of the Company and its Consolidated Subsidiaries included (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in net assets and consolidated financial position of the Company and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to the Company’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Deloitte & Touche LLP (“Deloitte”) has not resigned, threatened resignation in writing or been dismissed as the Company’s independent public accountant as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except for (i) liabilities reflected or reserved against on the consolidated unaudited balance sheet of the Company as of September 30, 2025 included in the unaudited financial statements set forth in the Company’s Certified Shareholder Report on Form N-CSR for the reporting period ended September 30, 2025 (the “Company Balance Sheet”), (ii) liabilities incurred in the ordinary course of business since September 30, 2025, (iii) liabilities incurred in connection with this Agreement and the Transactions, (iv) liabilities otherwise disclosed in the Company SEC Reports and (v) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company, neither the Company nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against on the Company Balance Sheet in accordance with GAAP.

(c) As of September 30, 2025, neither the Company nor any of its Consolidated Subsidiaries was a party to or had any binding commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act).

(d) Since the Applicable Date, (i) neither the Company nor any of its Consolidated Subsidiaries nor, to the knowledge of the Company, any trustee, officer, auditor, accountant or Representative of the Company or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing the Company or any of its Consolidated Subsidiaries, whether or not employed by the Company or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by the Company or any of its trustees, officers or agents to the Company Board or any committee thereof or to any trustee or officer of the Company.

(e) To the Company’s knowledge, since the Applicable Date, Deloitte, which has expressed its opinion with respect to the financial statements of the Company and its Consolidated Subsidiaries included in the Company SEC Reports (including the related notes), has been (i) “independent” with respect to the Company and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in material compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(f) Since the Applicable Date, the principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC (collectively, the “Sarbanes-Oxley Act”), and the statements contained in any such certifications are complete and correct in all material respects, and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(g) The Company has in all material respects:

(i) designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to allow the Company’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii) designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the Company’s management, with the participation of the Company’s principal executive and financial officers, has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting for the fiscal year ended September 30,

2025 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that the Company maintained, in all material respects, effective internal control over financial reporting as of September 30, 2025; and

(iii) (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the Company Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of the Company’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for the Company’s auditors any material weaknesses in internal controls.

(h) The fair market value of the Company’s investments as of September 30, 2025 (i) was determined in accordance with Accounting Standards Codification, “Fair Value Measurements and Disclosures (Topic 820)”, issued by the Financial Accounting Standards Board (“ASC Topic 820”) and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, in accordance with Rule 2a-5 under the Investment Company Act.

(i) To the Company’s knowledge, there is no fraud or suspected fraud affecting the Company involving management of the Company who have significant roles in the Company’s internal control over financial reporting.

3.7. Broker’s Fees. Neither the Company nor any of its Consolidated Subsidiaries nor any of their respective trustees, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers, the Discretionary Repurchase Offer or the other Transactions, other than to Lucid Capital Markets, LLC pursuant to an engagement letter, a true, complete and correct copy of which has been previously delivered to the Acquiror.

3.8. Absence of Changes or Events. Since the Company’s last Certified Shareholder Report on Form N-CSR, (i) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of the Company and its Consolidated Subsidiaries has been conducted in the ordinary course of business in all material respects, (ii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company and (iii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of the Acquiror under Sections 6.1 or 6.2.

3.9. Compliance with Applicable Law; Permits.

(a) The Company and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company has not received any written or, to the Company’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to the Company and its Consolidated Subsidiaries, taken as a whole.

(b) The Company is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or the reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

(c) The Company has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal

Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for the Company, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the Company Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Consolidated Subsidiaries, taken as a whole.

(d) The Company and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit the Company and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Consolidated Subsidiaries, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Consolidated Subsidiaries, taken as a whole. The Company has not received any written or, to the Company’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to the Company and its Consolidated Subsidiaries, taken as a whole.

(e) No “affiliated person” (as defined under the Investment Company Act) of the Company has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of the Company, threatened that would result in any such disqualification.

(f) The minute books and other similar records of the Company maintained since the Applicable Date contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Company, the Company Board and any committees of the Company Board.

3.10. Company Information. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus or any amendment or supplement is first mailed to shareholders of the Company or at the time of the Company Shareholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by the Acquiror, Merger Sub, the Company Adviser or the Acquiror Adviser for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus. For the avoidance of doubt, any obligations set forth in this Section 3.10 shall automatically terminate upon the occurrence of the Closing.

3.11. Taxes and Tax Returns.

(a) The Company and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising, or required to be shown thereon, and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. Since the Applicable Date, no material Tax Return of the Company or any Consolidated Subsidiary has been examined by the Internal Revenue Service (the “IRS”) or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon the Company or any of its Consolidated Subsidiaries for which the Company does not have reserves that are adequate under GAAP. Neither the Company nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Consolidated Subsidiaries or customary gross-up provisions in any commercial contract the primary purpose of which does not relate to Taxes). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part), neither the Company nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither the Company nor any of its Consolidated Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by the Company or any of its Consolidated Subsidiaries. Neither the Company nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If the Company or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

(b) The Company made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a “regulated investment company” (a “RIC”). The Company has qualified as a RIC at all times during the Company Open Tax Years and expects to continue to so qualify through the Effective Time. No challenge to the Company’s status as a RIC is pending or has been threatened in writing with respect to the Company Open Tax Years. For each of the Company Open Tax Years, the Company has satisfied or will satisfy the distribution requirements imposed on a regulated investment company under Section 852 of the Code (taking into account any dividend that will be paid by the Company, or by the Acquiror on behalf of the Company, after the date of this Agreement, including the Tax Dividend and the Deficiency Dividend).

(c) The Company and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(d) The Company is not aware of any fact or circumstance that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(e) The Company has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.

(f) The Company Previously Disclosed each asset, if any, the disposition of which would be subject to rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code), if any, with respect to the Company’s assets. Other than as Previously Disclosed, the Company is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

(g) No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its Consolidated Subsidiaries does not file Tax Returns that the Company or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(h) Neither the Company nor any of its Consolidated Subsidiaries has, or has had at any time during the Company Open Tax Years, a permanent establishment in any country other than the United States.

(i) Neither the Company nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities at any time during the Company Open Tax Years.

(j) Neither the Company nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than the Company and its Consolidated Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation (other than customary gross-up provisions in any commercial contract the primary purpose of which does not relate to Taxes).

(k) Neither the Company nor any of its Consolidated Subsidiaries has been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Company or any of its Consolidated Subsidiaries) at any time during the Company Open Tax Years.

(l) There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Consolidated Subsidiaries.

3.12. Litigation. There are no material Proceedings pending or, to the Company’s knowledge, threatened against the Company or any of its Consolidated Subsidiaries. There is no Order binding upon the Company or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Consolidated Subsidiaries, taken as a whole.

3.13. Employee Matters. Neither the Company nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any employment, bonus, incentive, vacation, stock option or other equity based, severance, termination, retention, change of control, profit sharing, fringe benefit, health, medical or other similar plan, program or agreement (collectively, “Employee Benefit Plans”).

3.14. Certain Contracts.

(a) The Company has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to the Acquiror of, all Contracts (collectively, the “Company Material Contracts”) to which, as of the date hereof, the Company or any of its Consolidated Subsidiaries is a party, or by which the Company or any of its Consolidated Subsidiaries may be bound, or, to the knowledge of the Company, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:

(i) any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K;

(ii) any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Company or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $2,500,000 is outstanding or may be incurred, or any guarantee by the Company or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $2,500,000;

(iii) any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of the Company and its Consolidated Subsidiaries, taken as a whole, is or could be conducted or the types of business that the Company and its Consolidated Subsidiaries conducts or may conduct; or

(iv) any Contract that obligates the Company or any of its Consolidated Subsidiaries to conduct any business that is material to the Company and its Consolidated Subsidiaries, taken as a whole, on an exclusive basis with any third party, or upon consummation of the Mergers, will obligate the Acquiror, the Surviving Company or any of their Consolidated Subsidiaries to conduct business with any third-party on an exclusive basis.

(b) Each Company Material Contract is (x) valid and binding on the Company or its applicable Consolidated Subsidiary and, to the Company’s knowledge, each other party thereto, (y) enforceable against the Company or its applicable Consolidated Subsidiary in accordance with its terms (subject to the Enforceability Exception), and (z) is in full force and effect, other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Consolidated Subsidiaries, taken as a whole. The Company Management Agreement has been approved by the Company Board and shareholders of the Company in accordance with Section 15 of the Investment Company Act. Neither the Company nor any of its Consolidated Subsidiaries nor, to the Company’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Company Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company. No Company Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Consolidated Subsidiaries, taken as a whole. No event has occurred with respect to the Company or any of its Consolidated Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any Company Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Consolidated Subsidiaries, taken as a whole.

3.15. Insurance Coverage. All material insurance policies maintained by the Company or any of its Consolidated Subsidiaries and that name the Company or any of its Consolidated Subsidiaries as an insured (each, a “Company Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each Company Insurance Policy have been paid. Neither the Company nor any of its Consolidated Subsidiaries has received written notice of cancellation of any Company Insurance Policy.

3.16. Intellectual Property. The Company and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks, service mark applications, service mark rights, copyrights, computer programs and other proprietary intellectual property rights (collectively, “Intellectual Property Rights”) that are material to the conduct of the business of the Company and its Consolidated Subsidiaries taken as a whole (hereinafter, “Company Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company. No claims are pending for which the Company has received written notice or, to the knowledge of the Company, threatened (i) that the Company or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any Company Intellectual Property Right is invalid or unenforceable. To the knowledge of the Company, no Person is infringing, misappropriating or using without authorization the rights of the Company or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Consolidated Subsidiaries, taken as a whole.

3.17. Real Property. Neither the Company nor any of its Consolidated Subsidiaries owns or leases any real property.

3.18. Investment Assets. Each of the Company and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of the Company or its Consolidated Subsidiaries pursuant to credit agreements that have been Previously Disclosed and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business.

3.19. State Takeover Laws. No “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar antitakeover statutes or regulations enacted under state or federal Laws in the United States (any such Laws, “Takeover Statutes”) are applicable to this Agreement, the Merger, the Discretionary Repurchase Offer or the other Transactions.

3.20. Appraisal Rights. In accordance with the DSTA, no dissenters’ rights, appraisal rights or rights of an objecting shareholder shall be available to holders of Company Shares in connection with the Merger, the Discretionary Repurchase Offer or the other Transactions.

3.21. Opinion of Financial Advisor. Prior to the execution of this Agreement, the Company Special Committee has received the written opinion of Lucid Capital Markets, LLC, financial advisor to the Company Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio provided for in the Merger is fair, from a financial point of view, to the holders of Company Shares.

3.22. Chapter 11. Neither the Company nor any of its Consolidated Subsidiaries is under the jurisdiction of a court in a “title 11 or similar case” (as defined in Section 368(a)(3)(A) of the Code).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND MERGER SUB

Except with respect to matters that have been Previously Disclosed, the Acquiror and Merger Sub hereby jointly and severally represent and warrant to the Company that:

4.1. Organization.

(a) The Acquiror is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the MD SDAT, and Merger Sub is a corporation duly incorporated and validly existing under the Laws of the State of Delaware and in good standing with the DE SOS. The Acquiror has duly elected to be regulated as a BDC, and such election has not been revoked or withdrawn and is in full force and effect. Each of the Acquiror and Merger Sub has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror. The Acquiror has duly elected to be regulated as a BDC, and such election has not been revoked or withdrawn and is in full force and effect.

(b) True, complete and correct copies of the charter of the Acquiror (the “Acquiror Charter”) and the bylaws of the Acquiror (the “Acquiror Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by the Acquiror.

(c) Each Consolidated Subsidiary of the Acquiror (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except as, in the case of clauses (ii) and (iii), would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror.

4.2. Capitalization.

(a) The authorized capital stock of the Acquiror consists of 1,000,000,000 shares of Acquiror Common Stock, of which 5,240,672 shares were outstanding as of the close of business on February 18, 2026 (the “Acquiror Capitalization Date”). All of the issued and outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to the Acquiror attaching to the ownership thereof. All of the shares of Acquiror Common Stock constituting the Merger Consideration will be, when issued pursuant to the terms of the Merger and the Agreement, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to the Acquiror attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of the Acquiror may vote (“Acquiror Voting Debt”) is issued or outstanding. As of the Acquiror Capitalization Date, except pursuant to the Acquiror’s dividend reinvestment plan, the Acquiror does not have and is not bound by any Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of Acquiror Common Stock, Acquiror Voting Debt or any other equity securities of the Acquiror or any securities representing the right to purchase or otherwise receive any shares of Acquiror Common Stock, Acquiror Voting Debt or other equity securities of the Acquiror. There are no obligations of the Acquiror or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of the Acquiror, Acquiror Voting Debt or any equity security of the Acquiror or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, Acquiror Voting Debt or any other equity security of the Acquiror or its Consolidated Subsidiaries or (ii) pursuant to which the Acquiror or any of its Consolidated Subsidiaries is or could be required to register shares of the Acquiror’s capital stock or other securities under the Securities Act. All of the outstanding shares of Acquiror Common Stock have been issued in compliance with applicable Law in all material respects.

(b) All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of the Acquiror are owned by the Acquiror, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of the Acquiror has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

4.3. Authority; No Violation.

(a) The Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the Acquiror Board. Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the adoption and approval of the Transactions by the Acquiror as the sole stockholder of Merger Sub, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the Board of Directors of Merger Sub. The Acquiror Board, including all of the Acquiror Continuing Directors (on the recommendation of the Acquiror Special Committee), has unanimously (i) determined that (A) this Agreement and the Mergers and the related Transactions are advisable and in the best interests of the Acquiror and (B) the interests of the Acquiror’s existing stockholders will not be diluted as a result of the Transactions and (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Mergers). The Board of Directors of Merger Sub has unanimously (1) determined that this Agreement and the Mergers and the related Transactions are advisable and in the best interests of Merger Sub, (2) approved, adopted and declared advisable this Agreement and the Transactions (including the Mergers) and (3) resolved to recommend the approval of the Transactions (including the Merger) by the Acquiror, in the Acquiror’s capacity as the sole stockholder of Merger Sub. Except for the approval of the Transactions by the Acquiror, as the sole stockholder of Merger Sub (which approval shall occur promptly following the execution of this Agreement), the Mergers and the other Transactions have been authorized by all necessary corporate action on the part of the Acquiror and Merger Sub. This Agreement has been duly and validly executed and delivered by the Acquiror and Merger Sub and, except for the approval of the Transactions by the Acquiror, as the sole stockholder of Merger Sub (and assuming due authorization, execution and delivery by the Company, the Company Adviser and the Acquiror Adviser), this Agreement constitutes the valid and binding obligation of each of the Acquiror and Merger Sub, enforceable against each of the Acquiror and Merger Sub in accordance with its terms (except as may be limited by the Enforceability Exception).

(b) Neither the execution and delivery of this Agreement by the Acquiror and Merger Sub, nor the consummation by the Acquiror or Merger Sub of the Transactions, nor the performance of this Agreement by the Acquiror and Merger Sub, will (i) violate any provision of the Acquiror Charter, the Acquiror Bylaws or the charter or bylaws of Merger Sub or (ii) assuming that the consents, approvals and filings referred to in Section 4.3(a) and Section 4.4 are duly obtained and/or made, (A) to the knowledge of the Acquiror, violate any Law or Order applicable to the Acquiror or any of its Consolidated Subsidiaries or (B) except as Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of the Acquiror or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which the Acquiror or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Consolidated Subsidiaries, taken as a whole.

4.4. Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by the Acquiror or Merger Sub of the Merger and the other Transactions, except for (a) the filing with the SEC of the Proxy Statement/Prospectus and the Registration Statement in which the Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (b) the filing of the First Merger Certificate with, and the acceptance for the record of the First Merger Certificate by, the DE SOS with respect to the Merger, (c) the filing of the Second Merger Certificate with, and the acceptance for the record of the Second Merger Certificate by, the DE SOS with respect to the Second Merger, (d) the filing of the Articles of Merger with, and the acceptance for the record of the Articles of Merger by, the MD SDAT with respect to the Second Merger, (e) any notices or filings under the HSR Act, (f) the reporting of this Agreement on a Current Report on Form 8-K and (g) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror.

4.5. Reports.

(a) The Acquiror has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file since the Applicable Date with the SEC (such filings since the Applicable Date, the “Acquiror SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror and its Consolidated Subsidiaries taken as a whole. To the Acquiror’s knowledge, no Acquiror SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror and its Consolidated Subsidiaries taken as a whole. To the Acquiror’s knowledge, all Acquiror SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of the Acquiror is required to make any filing with the SEC as of the Effective Time.

(b) Neither the Acquiror nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other Order or, to the knowledge of the Acquiror, any enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to the Acquiror’s knowledge that, upon consummation of the Mergers, would restrict in any material respect the conduct of the business of the Acquiror or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has the Acquiror or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of the Acquiror, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c) The Acquiror has made available to the Company all material correspondence with the SEC since the Applicable Date, and, as of the date of this Agreement, to the knowledge of the Acquiror, (i) there are no unresolved comments from the SEC with respect to the Acquiror SEC Reports or any SEC examination of the Acquiror, and (ii) none of the Acquiror SEC Reports is subject to any ongoing review by the SEC. The Acquiror has made available to the Company all material written correspondence with the SEC regarding the Transactions, and a true and complete copy of all such material written correspondence as of the date hereof is set forth in Section 4.5(c) of the Acquiror Disclosure Schedule. As of the date hereof, there have not been any oral communications between the Acquiror or its Representatives with the SEC that the Acquiror in its reasonable discretion has determined contradict or are inconsistent with the correspondence set forth in Section 4.5(c) of the Acquiror Disclosure Schedule.

4.6. Acquiror Financial Statements.

(a) The financial statements, including the related consolidated schedules of investments, of the Acquiror and its Consolidated Subsidiaries included (or incorporated by reference) in the Acquiror SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in net assets and consolidated financial position of the Acquiror and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to the Acquiror’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Deloitte has not resigned, threatened resignation in writing or been dismissed as the Acquiror’s independent public accountant as a result of or in connection with any disagreements with the Acquiror on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except for (A) liabilities reflected or reserved against on the consolidated unaudited balance sheet of the Acquiror as of September 30, 2025 included in the unaudited financial statements set forth in the

Acquiror’s quarterly report on Form 10-Q for the quarter ended September 30, 2025 (the “Acquiror Balance Sheet”), (B) liabilities incurred in the ordinary course of business since September 30, 2025, (C) liabilities incurred in connection with this Agreement and the Transactions, (D) liabilities otherwise disclosed in the Acquiror SEC Reports and (E) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror, neither the Acquiror nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against on the Acquiror Balance Sheet in accordance with GAAP.

(c) As of September 30, 2025, neither the Acquiror nor any of its Consolidated Subsidiaries was a party to or had any binding commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act).

(d) Since the Applicable Date, (i) neither the Acquiror nor any of its Consolidated Subsidiaries nor, to the knowledge of the Acquiror, any director, officer, auditor, accountant or Representative of the Acquiror or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Acquiror or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Acquiror or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing the Acquiror or any of its Consolidated Subsidiaries, whether or not employed by the Acquiror or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by the Acquiror or any of its directors, officers or agents to the Acquiror Board or any committee thereof or to any director or officer of the Acquiror.

(e) To the Acquiror’s knowledge, since the Applicable Date, Deloitte, which has expressed its opinion with respect to the financial statements of the Acquiror and its Consolidated Subsidiaries included in the Acquiror SEC Reports (including the related notes), has been (i) “independent” with respect to the Acquiror and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in material compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(f) Since the Applicable Date, the principal executive officer and principal financial officer of the Acquiror have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct in all material respects, and the Acquiror is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(g) The Acquiror has in all material respects:

(i) designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by the Acquiror in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to the Acquiror’s management as appropriate to allow timely decisions regarding required disclosure and to allow the Acquiror’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii) designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations,

(B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the Acquiror’s management, with the participation of the Acquiror’s principal executive and financial officers, has completed an assessment of the effectiveness of the Acquiror’s internal controls over financial reporting for the fiscal year ended December 31, 2025 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that the Acquiror maintained, in all material respects, effective internal control over financial reporting as of December 31, 2025, using the framework specified in the Acquiror’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and

(iii) (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the Acquiror Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of the Acquiror’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for the Acquiror’s auditors any material weaknesses in internal controls.

(h) The fair market value of the Acquiror’s investments as of September 30, 2025 (i) was determined in accordance with ASC Topic 820 and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, in accordance with Rule 2a-5 under the Investment Company Act.

(i) To the Acquiror’s knowledge, there is no fraud or suspected fraud affecting the Acquiror involving management of the Acquiror who have significant roles in the Acquiror’s internal control over financial reporting.

4.7. Broker’s Fees. Neither the Acquiror nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or the other Transactions, other than to Keefe, Bruyette & Woods, Inc. pursuant to an engagement letter, a true, complete and correct copy of which has been previously delivered to the Company.

4.8. Absence of Changes or Events. Since the Acquiror’s last quarterly report on Form 10-Q, (i) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of the Acquiror and its Consolidated Subsidiaries has been conducted in the ordinary course of business in all material respects, (ii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror and (iii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of the Company under Sections 6.1 or 6.3.

4.9. Compliance with Applicable Law; Permits.

(a) The Acquiror and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror. The Acquiror has not received any written or, to the Acquiror’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Consolidated Subsidiaries, taken as a whole.

(b) The Acquiror is in compliance, and, since the Applicable Date, has complied, with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror.

(c) The Acquiror has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for the Acquiror, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the Acquiror Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Consolidated Subsidiaries, taken as a whole.

(d) The Acquiror and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit the Acquiror and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Consolidated Subsidiaries, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Consolidated Subsidiaries, taken as a whole. The Acquiror has not received any written or, to the Acquiror’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Consolidated Subsidiaries, taken as a whole.

(e) No “affiliated person” (as defined under the Investment Company Act) of the Acquiror has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of the Acquiror, threatened that would result in any such disqualification.

(f) The minute books and other similar records of the Acquiror maintained since the Applicable Date contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of the Acquiror, the Acquiror Board and any committees of the Acquiror Board.

4.10. Acquiror Information. None of the information supplied or to be supplied by the Acquiror for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus or any amendment or supplement is first mailed to shareholders of the Company or at the time of the Company Shareholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by the Acquiror with respect to information supplied by the Company, the Company Adviser or the Acquiror Adviser for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus. For the avoidance of doubt, any obligations set forth in this Section 4.10 shall automatically terminate upon the occurrence of the Closing.

4.11. Taxes and Tax Returns.

(a) The Acquiror and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising, or required to be shown thereon, and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. Since the Applicable Date, no material Tax Return of the Acquiror or any Consolidated Subsidiary has been examined by the IRS or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon the Acquiror or any of its Consolidated Subsidiaries for which the Acquiror does not have reserves that are adequate under GAAP. Neither the Acquiror nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Acquiror and its Consolidated Subsidiaries or customary gross-up provisions in any commercial contract the primary purpose of which does not relate to Taxes). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part), neither the Acquiror nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither the Acquiror nor any of its Consolidated Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by the Acquiror or any of its Consolidated Subsidiaries. Neither the Acquiror nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If the Acquiror or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

(b) The Acquiror made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a RIC. The Acquiror has qualified as a RIC at all times during the Acquiror Open Tax Years and expects to continue to so qualify for the taxable year that includes the Second Effective Time. No challenge to the Acquiror’s status as a RIC is pending or has been threatened in writing with respect to the Acquiror Open Tax Years. For each of the Acquiror Open Tax Years, the Acquiror has satisfied or will satisfy the distribution requirements imposed on a regulated investment company under Section 852 of the Code (taking into account any dividend that will be paid by the Company after the date of this Agreement).

(c) Merger Sub is a newly formed corporation created for the purpose of undertaking the Merger and is wholly owned directly by the Acquiror. Prior to the Effective Time, Merger Sub will not have acquired any assets or engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

(d) The Acquiror and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(e) The Acquiror is not aware of any fact or circumstance that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) The Acquiror has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.

(g) The Acquiror Previously Disclosed each asset, if any, the disposition of which would be subject to rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code), if any, with respect to the Acquiror’s assets. Other than as Previously Disclosed, the Acquiror is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

(h) No claim has been made in writing by a taxing authority in a jurisdiction where the Acquiror or any of its Consolidated Subsidiaries does not file Tax Returns that the Acquiror or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(i) Neither the Acquiror nor any of its Consolidated Subsidiaries has, or has had at any time during the Acquiror Open Tax Years, a permanent establishment in any country other than the United States.

(j) Neither the Acquiror nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities at any time during the Acquiror Open Tax Years.

(k) Neither the Acquiror nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than the Acquiror and its Consolidated Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation (other than customary gross-up provisions in any commercial contract the primary purpose of which does not relate to Taxes).

(l) Neither the Acquiror nor any of its Consolidated Subsidiaries has been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Acquiror or any of its Consolidated Subsidiaries) at any time during the Acquiror Open Tax Years.

(m) There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Acquiror or any of its Consolidated Subsidiaries.

4.12. Litigation. There are no material Proceedings pending or, to the Acquiror’s knowledge, threatened against the Acquiror or any of its Consolidated Subsidiaries. There is no Order binding upon the Acquiror or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Consolidated Subsidiaries, taken as a whole.

4.13. Employee Matters. Neither the Acquiror nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any Employee Benefit Plans.

4.14. Certain Contracts.

(a) The Acquiror has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to the Company of, all Contracts (collectively, the “Acquiror Material Contracts”) to which, as of the date hereof, the Acquiror or any of its Consolidated Subsidiaries is a party, or by which the Acquiror or any of its Consolidated Subsidiaries may be bound, or, to the knowledge of the Acquiror, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:

(i) any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K;

(ii) any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of the Acquiror or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred, or any guarantee by the Acquiror or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $1,000,000;

(iii) any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of the Acquiror and its Consolidated Subsidiaries, taken as a whole, is or could be conducted or the types of business that the Acquiror and its Consolidated Subsidiaries conducts or may conduct; or

(iv) any Contract that obligates the Acquiror or any of its Consolidated Subsidiaries to conduct any business that is material to the Acquiror and its Consolidated Subsidiaries, taken as a whole, on an exclusive basis with any third party.

(b) Each Acquiror Material Contract is (x) valid and binding on the Acquiror or its applicable Consolidated Subsidiary and, to the Acquiror’s knowledge, each other party thereto, (y) enforceable against the Acquiror or its applicable Consolidated Subsidiary in accordance with its terms (subject to the Enforceability Exception), and (z) is in full force and effect, other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Consolidated Subsidiaries, taken as a whole. The investment advisory agreement between the Acquiror and the Acquiror Adviser in effect as of the date of this Agreement has been approved by the Acquiror Board and stockholders of the Acquiror in accordance with Section 15 of the Investment Company Act. Neither the Acquiror nor any of its Consolidated Subsidiaries nor, to the Acquiror’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any Acquiror Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror. No Acquiror Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Consolidated Subsidiaries, taken as a whole. No event has occurred with respect to the Acquiror or any of its Consolidated Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any Acquiror Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Consolidated Subsidiaries, taken as a whole.

4.15. Insurance Coverage. All material insurance policies maintained by the Acquiror or any of its Consolidated Subsidiaries and that name the Acquiror or any of its Consolidated Subsidiaries as an insured (each, an “Acquiror Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each Acquiror Insurance Policy have been paid. Neither the Acquiror nor any of its Consolidated Subsidiaries has received written notice of cancellation of any Acquiror Insurance Policy.

4.16. Intellectual Property. The Acquiror and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all Intellectual Property Rights that are material to the conduct of the business of the Acquiror and its Consolidated Subsidiaries taken as a whole (hereinafter, “Acquiror Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror. No claims are pending for which the Acquiror has received written notice or, to the knowledge of the Acquiror, threatened (i) that the Acquiror or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any Acquiror Intellectual Property Right is invalid or unenforceable. To the knowledge of the Acquiror, no Person is infringing, misappropriating or using without authorization the rights of the Acquiror or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquiror and its Consolidated Subsidiaries, taken as a whole.

4.17. Real Property. Neither the Acquiror nor any of its Consolidated Subsidiaries owns or leases any real property.

4.18. Investment Assets. Each of the Acquiror and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of the Acquiror or its Consolidated Subsidiaries pursuant to credit agreements that have been Previously Disclosed and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business. As of September 30, 2025, the value of investments owned by the Acquiror that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act was greater than 70% of the value of the Acquiror’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act). Neither the Acquiror nor any of its Consolidated Subsidiaries owns, or has owned since its inception, any Company Shares.

4.19. State Takeover Laws. The Acquiror Board has taken all action necessary to render inapplicable to the Mergers the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. Moreover, the restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the Mergers, and no other Takeover Statutes are applicable to this Agreement, the Mergers or the other Transactions.

4.20. [Reserved]

4.21. Chapter 11. Neither the Acquiror nor any of its Consolidated Subsidiaries is under the jurisdiction of a court in a “title 11 or similar case” (as defined in Section 368(a)(3)(A) of the Code).

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR ADVISER AND THE COMPANY ADVISER

Except with respect to matters Previously Disclosed, the Acquiror Adviser hereby represents and warrants to the Company (with respect to itself only) and the Company Adviser hereby represents and warrants to the Acquiror (with respect to itself only) that:

5.1. Organization. Each of the Acquiror Adviser and the Company Adviser (as applicable) is a limited partnership or limited liability company organized and validly existing under the Laws of the State of Delaware and in good standing with the DE SOS. Each of the Acquiror Adviser and the Company Adviser (as applicable) has the requisite limited partnership or limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign limited partnership or limited liability company in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror Adviser or the Company Adviser (as applicable).

5.2. Authority; No Violation.

(a) Each of the Acquiror Adviser and the Company Adviser (as applicable) has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly approved by the general partner or managing member of each of the Acquiror Adviser and the Company Adviser (as applicable). This Agreement has been duly and validly executed and delivered by each of the Acquiror Adviser and the Company Adviser (as applicable) and (assuming due authorization, execution and delivery by the Company, the Acquiror and Merger Sub) this Agreement constitutes the valid and binding obligation of each of the Acquiror Adviser and the Company Adviser (as applicable), enforceable against each of the Acquiror Adviser and the Company Adviser (as applicable) in accordance with its terms (except as may be limited by the Enforceability Exception).

(b) Neither the execution and delivery of this Agreement by each of the Acquiror Adviser or the Company Adviser (as applicable), nor the consummation of the Transactions, nor the performance of this Agreement by each of the Acquiror Adviser or the Company Adviser (as applicable), will (i) violate any provision of the limited partnership agreement or limited liability company agreement of the Acquiror Adviser or the Company Adviser (as applicable) or (ii) (A) violate any Law or Order applicable to the Acquiror Adviser or the Company Adviser (as applicable) or (B) except as set forth in any Contract that was Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of the Acquiror Adviser or the Company Adviser (as applicable) under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which the Acquiror Adviser or the Company Adviser (as applicable) is a party or by which its properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror Adviser or the Company Adviser (as applicable).

(c) No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution, delivery or performance of this Agreement by each of the Acquiror Adviser or the Company Adviser (as applicable), except for any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror Adviser or the Company Adviser (as applicable).

5.3. Compliance with Applicable Law; Permits.

(a) Each of the Acquiror Adviser and the Company Adviser (as applicable) is, and at all times since it became the investment adviser to the Acquiror or the Company (as applicable) has been, duly registered as an investment adviser under the Investment Advisers Act.

(b) Each of the Acquiror Adviser and the Company Adviser (as applicable) is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror Adviser or the Company Adviser (as applicable). Each of the Acquiror Adviser and the Company Adviser (as applicable) has not received any written or, to the Acquiror Adviser’s or the Company Adviser’s (as applicable) knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror Adviser or the Company Adviser (as applicable).

(c) Each of the Acquiror Adviser and the Company Adviser (as applicable) holds and is in compliance with all Permits required in order to permit the Acquiror Adviser and the Company Adviser (as applicable) to own or lease its properties and assets and to conduct its business under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror Adviser or the Company Adviser (as applicable). All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror Adviser or the Company Adviser (as applicable). Neither the Acquiror Adviser nor the Company Adviser (as applicable) has received any written or, to the Acquiror Adviser’s or the Company Adviser’s (as applicable) knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror Adviser or the Company Adviser (as applicable).

(d) Each of the Acquiror Adviser and the Company Adviser (as applicable) has implemented written policies and procedures as required by Rule 206(4)-7 under the Investment Advisers Act and, during the period prior to the date of this Agreement that the Acquiror Adviser and the Company Adviser (as applicable) has been the investment adviser to the Acquiror or the Company (as applicable), the Acquiror Adviser and the Company Adviser (as applicable) has been in compliance with such policies and procedures, except where the failures to adopt such policies and procedures or to be in compliance would not, individually or in the aggregate, be material to the Acquiror or the Company (as applicable) and their respective Consolidated Subsidiaries, taken as a whole.

(e) During the period prior to the date of this Agreement that it has been the investment adviser to the Acquiror or the Company (as applicable), there has been no material adverse change in the operations, affairs or regulatory status of the Acquiror Adviser or the Company Adviser (as applicable).

5.4. Litigation. There are no Proceedings pending or, to the Acquiror Adviser’s or the Company Adviser’s (as applicable) knowledge, threatened against the Acquiror Adviser or the Company Adviser (as applicable), except as would not reasonably be expected to have a Material Adverse Effect with respect to the Acquiror Adviser or the Company Adviser (as applicable). There is no Order binding upon the Acquiror Adviser or the Company Adviser (as applicable) other than such Orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror Adviser or the Company Adviser (as applicable).

5.5. Acquiror Adviser Information. None of the information supplied or to be supplied by the Acquiror Adviser for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus or any amendment or supplement is first mailed to shareholders of the Company or at the time of the Company Shareholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, and in the case of the Proxy Statement/Prospectus in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by the Acquiror Adviser with respect to information supplied by the Company, the Acquiror, the Company Adviser or Merger Sub for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

5.6. Company Adviser Information. None of the information supplied or to be supplied by the Company Adviser for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus or any amendment or supplement is first mailed to shareholders of the Company or at the time of the Company Shareholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, and in the case of the Proxy Statement/Prospectus in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by the Company Adviser with respect to information supplied by the Company, the Acquiror, the Acquiror Adviser or Merger Sub for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

5.7. Financial Resources. The Acquiror Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Proxy Statement/Prospectus and under this Agreement.

5.8. Best Interests and No Dilution. Each of the Acquiror Adviser (in the case of the Acquiror) and the Company Adviser (in the case of the Company) believes that (a) the participation in the Merger is in the best interests of the Acquiror (in the case of the Acquiror Adviser) and the Company (in the case of the Company Adviser) and (b) the interests of existing stockholders of the Acquiror (in the case of the Acquiror Adviser) and the Company (in the case of the Company Adviser), as applicable, will not be diluted (as provided under rule 17a-8 of the Investment Company Act) as a result of the Merger.

5.9. Representations and Warranties. To the knowledge of the Company Adviser (in the case of the Company) and the Acquiror Adviser (in the case of the Acquiror), as of the date hereof, the representations and warranties made by the Company in Article III and the representations and warranties made by the Acquiror in Article IV are true and correct in all material respects except as Previously Disclosed by the Company or the Acquiror (as applicable).

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1. Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as expressly permitted by this Agreement, as Previously Disclosed or with the prior written consent of the Acquiror (with respect to the Company) and the Company (with respect to the Acquiror), which prior written consent shall not be unreasonably delayed, conditioned or withheld, each of the Company and the Acquiror shall, and shall cause each of its respective Consolidated Subsidiaries to, (a) conduct its business in the ordinary course of business and consistent with past practice and each of the Company’s and the Acquiror’s investment objectives and policies as publicly disclosed, respectively, and (b) use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships.

6.2. Company Forbearances. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as expressly permitted by this Agreement or as Previously Disclosed, and acting in a manner consistent with Section 6.1(a), the Company shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of the Acquiror (which prior written consent shall not be unreasonably delayed, conditioned or withheld):

(a) other than pursuant to the Company’s distribution reinvestment plan as in effect as of the date of this Agreement, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any Company Voting Debt or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities;

(b) (i) make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly cash distributions payable on a quarterly basis, consistent with past practices and the Company’s investment objectives and policies as publicly disclosed, (B) the Tax Dividend or (C) dividends payable by any direct or indirect wholly owned Consolidated Subsidiary of the Company to the Company or another direct or indirect wholly owned Consolidated Subsidiary of the Company; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock;

(c) sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business consistent with past practice and the Company’s investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure Permitted Indebtedness of the Company or any of its Consolidated Subsidiaries;

(d) acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted in the ordinary course of business consistent with the Company’s investment objectives and policies as publicly disclosed;

(e) amend the Company Declaration, the Company Bylaws or other governing documents or similar governing documents of any of its Consolidated Subsidiaries;

(f) implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements;

(g) take any action or knowingly fail to take any action that would, or would reasonably be expected to (i) materially delay or materially impede the ability of the parties to consummate the Transactions or (ii) prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing shall not preclude the Company from declaring or paying the Tax Dividend on or before the Closing Date;

(h) incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for (i) draw-downs with respect to any Previously Disclosed financing arrangements existing as of the date of this Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) Permitted Indebtedness;

(i) make or agree to make any new capital expenditure other than obligations to fund commitments to portfolio companies entered into in the ordinary course of business;

(j) (i) file or amend any material Tax Return other than in the ordinary course of business consistent with past practice; (ii) make, change or revoke any material Tax election or (iii) settle or compromise any material Tax liability or refund;

(k) take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause the Company to fail to qualify or not be subject to tax as a RIC;

(l) enter into any new line of business (it being understood that this prohibition does not apply to any companies in which the Company or any of its Consolidated Subsidiaries has made a debt or equity investment that is, would or should be reflected in the Company’s schedule of investments included in its semi-annual or annual periodic reports that are filed with the SEC);

(m) other than in the ordinary course of business consistent with past practice and the Company’s investment objectives and policies as publicly disclosed, or, except as permitted by Section 6.2(h), enter into any Contract that would otherwise constitute a Company Material Contract had it been entered into prior to the date of this Agreement;

(n) other than in the ordinary course of business consistent with past practice and the Company’s investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any Company Material Contract (other than any Company Material Contract related to Permitted Indebtedness);

(o) settle any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice and the Company’s investment objectives and policies as publicly disclosed, in an amount not in excess of $1,250,000 in the aggregate (after reduction by any insurance proceeds actually received); (ii) would not impose any material restriction on the conduct of business of it or any of its Consolidated Subsidiaries or, after the Effective Time, the Acquiror, the Surviving Company or any of their Consolidated Subsidiaries and (iii) would not admit liability, guilt or fault;

(p) except as otherwise expressly contemplated by this Agreement, merge or consolidate the Company or any of its Consolidated Subsidiaries with any Person or enter into any other similar extraordinary corporate transaction, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Consolidated Subsidiaries;

(q) acquire, or agree to acquire, any Acquiror Common Stock; or

(r) agree to take, make any commitment to take, or adopt any resolutions of the Company Board authorizing, any of the actions prohibited by this Section 6.2.

6.3. Acquiror Forbearances. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as expressly permitted by this Agreement or as Previously Disclosed, and acting in a manner consistent with Section 6.1(a), the Acquiror shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of the Company (which prior written consent shall not be unreasonably delayed, conditioned or withheld):

(a) other than pursuant to the Acquiror’s dividend reinvestment plan as in effect as of the date of this Agreement, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any Acquiror Voting Debt or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities;

(b) (i) make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly cash distributions payable on a quarterly basis, consistent with past practices and the Acquiror’s investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for the Acquiror to maintain its qualification as a RIC or avoid the imposition of any income or excise tax, as reasonably determined by the Acquiror, or (C) dividends payable by any direct or indirect wholly owned Consolidated Subsidiary of the Acquiror to the Acquiror or another direct or indirect wholly owned Consolidated Subsidiary of the Acquiror; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock;

(c) sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business consistent with past practice and the Acquiror’s investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure Permitted Indebtedness of the Acquiror or any of its Consolidated Subsidiaries;

(d) acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted in the ordinary course of business consistent with the Acquiror’s investment objectives and policies as publicly disclosed;

(e) amend the Acquiror Charter, the Acquiror Bylaws or other governing documents or similar governing documents of any of its Consolidated Subsidiaries;

(f) implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements;

(g) take any action or knowingly fail to take any action that would, or would reasonably be expected to (i) materially delay or materially impede the ability of the parties to consummate the Transactions or (ii) prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(h) incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for (i) draw-downs with respect to any Previously Disclosed financing arrangements existing as of the date of this Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) Permitted Indebtedness;

(i) make or agree to make any new capital expenditure other than obligations to fund commitments to portfolio companies entered into in the ordinary course of business;

(j) (i) file or amend any material Tax Return other than in the ordinary course of business consistent with past practice; (ii) make, change or revoke any material Tax election or (iii) settle or compromise any material Tax liability or refund;

(k) take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause the Acquiror to fail to qualify or not be subject to tax as a RIC;

(l) enter into any new line of business (it being understood that this prohibition does not apply to any portfolio companies in which the Acquiror or any of its Consolidated Subsidiaries has made a debt or equity investment that is, would or should be reflected in the Acquiror’s schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC);

(m) other than in the ordinary course of business consistent with past practice and the Acquiror’s investment objectives and policies as publicly disclosed, or, except as permitted by Section 6.3(h), enter into any Contract that would otherwise constitute an Acquiror Material Contract had it been entered into prior to the date of this Agreement;

(n) other than in the ordinary course of business consistent with past practice and the Acquiror’s investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any Acquiror Material Contract (other than any Acquiror Material Contract related to Permitted Indebtedness);

(o) settle any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice and the Acquiror’s investment objectives and policies as publicly disclosed, in an amount not in excess of $500,000 in the aggregate (after reduction by any insurance proceeds actually received); (ii) would not impose any material restriction on the conduct of business of it or any of its Consolidated Subsidiaries or, after the Effective Time, the Surviving Company or any of its Consolidated Subsidiaries and (iii) would not admit liability, guilt or fault;

(p) except as otherwise expressly contemplated by this Agreement, merge or consolidate the Acquiror or any of its Consolidated Subsidiaries with any Person or enter into any other similar extraordinary corporate transaction, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Acquiror or any of its Consolidated Subsidiaries;

(q) acquire, or agree to acquire, any Company Shares (other than pursuant to the Merger); or

(r) agree to take, make any commitment to take, or adopt any resolutions of the Acquiror Board authorizing, any of the actions prohibited by this Section 6.3.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1. Further Assurances.

(a) Subject to the right of the Company to take any action that constitutes a Company Adverse Recommendation Change as expressly permitted pursuant to Section 7.6, the parties shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Permits of all Governmental Entities and all Permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the Transactions (including the Mergers and the Discretionary Repurchase Offer) in the most expeditious manner practicable, and to comply with the terms and conditions of all such Permits, consents, approvals, confirmations and authorizations of all such third parties and Governmental Entities. In furtherance (but not in limitation) of the foregoing, each of the Acquiror and the Company shall as promptly as practicable file any required applications, notices or other filings under the HSR Act.1 Subject to applicable Law, the Company and the Acquiror shall have the right to review in advance, and, to the extent practicable, each shall consult the other on all the information relating to the Company or the Acquiror, as the case may be, and any of their respective Consolidated Subsidiaries, that appear in any filing made with, or written materials submitted to, any third-party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Permits of all Governmental Entities necessary or advisable to consummate the Transactions and each party will keep the other reasonably apprised of the status of matters relating to completion of the Transactions. The Acquiror and the Company shall each, in connection with the efforts referenced in this Section 7.1(a) to obtain all requisite Permits for the Transactions under the HSR Act, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other party informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”), or any other Governmental Entity and (iii) subject to applicable Law, permit the other party to review, in advance, any written communication given by it to, or received from, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ, or any other Governmental Entity, and to the extent permitted by the FTC, the DOJ, or other applicable Governmental Entity, give the other party the opportunity to attend and participate in such meetings and conferences subject to applicable Law.

(b) Notwithstanding anything to the contrary herein, nothing in this Agreement shall require either the Acquiror and its Consolidated Subsidiaries, on the one hand, or the Company and its Consolidated Subsidiaries, on the other hand, to make payments or provide other consideration for the repayment, restructuring or amendment of terms of Indebtedness in connection with the Transactions (including the Mergers and the Discretionary Repurchase Offer), other than any consent fees that were Previously Disclosed.

7.2. Regulatory Matters.

(a) The Acquiror and the Company shall as promptly as practicable following the date of this Agreement jointly prepare and file (or cause to be filed) with the SEC the Proxy Statement/Prospectus relating to the Company Shareholders Meeting and the Registration Statement, each of which shall comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules of the SEC. The Acquiror shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act and applicable state Law as promptly as practicable after such filing and to keep the Registration Statement effective as long as necessary to consummate the Mergers. The Company and the Acquiror shall use reasonable best efforts to cause the Proxy Statement/Prospectus to be cleared by the SEC as promptly as practicable after its filing.

(b) Each of the Acquiror and the Company shall cooperate with the other in the preparation and filing of the Registration Statement and shall furnish to the other all information reasonably requested as may be reasonably necessary or advisable in connection with the preparation and filing of the Registration

[1]	Note to Draft: HSR Act filing not required, assuming the Company’s total assets remain under $252.9 million.

Statement and/or the Proxy Statement/Prospectus and any amendments or supplements thereto or any other filing or application made by or on behalf of the Acquiror, the Company or any of their respective Consolidated Subsidiaries to any Governmental Entity in connection with the Merger, the Discretionary Repurchase Offer and the other Transactions. Prior to the Effective Time, each party hereto shall promptly (i) notify the other party (X) upon becoming aware of any event or circumstance that is required to be described in an amendment to the Registration Statement or in a supplement to the Proxy Statement/Prospectus and (Y) after the receipt by it of any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement/Prospectus or the Registration Statement or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Registration Statement and/or the Proxy Statement/Prospectus and (ii) provide the other party with copies of all written correspondence and/or notice of oral communications between it and the SEC (or the staff of the SEC). Each of the Acquiror and the Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement/Prospectus or the Registration Statement.

(c) Prior to filing the Registration Statement or the Proxy Statement/Prospectus or responding to any comments of the SEC with respect thereto, each of the Company and the Acquiror shall provide the other party and its counsel a reasonable opportunity to review such document or response (including the proposed final version of such document or response) and consider in good faith the comments of the other party in connection with any such document or response. None of the Company, the Acquiror or their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Registration Statement or the Proxy Statement/Prospectus unless it takes commercially reasonable measures to consult with the other party in advance, provided that the foregoing shall not prohibit any Person from communicating with the SEC in any telephone call made to such Person by a member of the staff of the SEC of which such Person had not been expressly informed by a member of the staff of the SEC would be forthcoming reasonably prior to such call. The Acquiror shall advise the Company, promptly after receipt of notice thereof, of the time of effectiveness of the Registration Statement, and the issuance of any stop order relating thereto or the suspension of the qualification of shares thereunder for offering or sale in any jurisdiction, and each of the Company and the Acquiror shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Company and the Acquiror shall use its reasonable best efforts to take any other action required to be taken by it under the Securities Act, the Exchange Act and the laws of the State of Delaware or the State of Maryland (as applicable) in connection with the filing and distribution of the Proxy Statement/Prospectus and the Registration Statement, and the solicitation of proxies from the shareholders of the Company thereunder.

(d) If either the Acquiror or the Company determines that it is required to file any document other than the Registration Statement with the SEC in connection with the Mergers or the Discretionary Repurchase Offer pursuant to applicable Law, then each of the Acquiror and the Company shall jointly use their reasonable best efforts to promptly prepare and file such filing with the SEC, which shall comply as to form in all material respects with the applicable requirements of the Securities Act and the rules of the SEC.

(e) Subject to applicable Law, each of the Acquiror and the Company shall promptly advise the other upon receiving any communication from any Governmental Entity, the consent or approval of which is required for consummation of the Transactions, that causes such party to believe that there is a reasonable likelihood that any Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed or conditioned.

7.3. Shareholder Approval.

(a) As of the date of this Agreement, the Company Board (on the recommendation of the Company Special Committee) has unanimously (i) determined that (A) this Agreement and the terms of the Merger, the Discretionary Repurchase Offer and the related Transactions are advisable and in the best interests of the Company and (B) the interests of the Company’s existing shareholders will not be diluted as a result of the Transactions, (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Merger, the Discretionary Repurchase Offer and other Company Matters), (iii) directed that the approval of the Company Matters be submitted to the Company’s shareholders at the Company Shareholders Meeting and (iv) resolved to recommend that the shareholders of the Company approve the Company Matters, including the Merger. Unless this Agreement is otherwise terminated in accordance with the terms hereof, the Company shall submit to its shareholders the Company Matters on the terms and conditions set forth in this Agreement and any other matters required to be approved or adopted by its shareholders in order to carry out the Transactions. In furtherance of that obligation, the Company shall take, in accordance with applicable Law and the Company Declaration and the Company Bylaws, all actions necessary to (w) establish a record date for the Company Shareholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in respect thereof at least twenty (20) Business Days prior thereto, (x) duly call and give notice of the Company Shareholders Meeting to consider and vote upon the proposal to approve the Company Matters, including the Merger, on the terms and conditions set forth in this Agreement, as well as any other such matters in connection with the Transactions, (y) take such actions to coordinate with the other parties hereto to cause the Proxy Statement/Prospectus (and all other proxy materials) to be mailed to its shareholders as of the record date and (z) duly convene and hold the Company Shareholders Meeting as promptly as practicable after the initiation of mailing of the Registration Statement to the Company’s shareholders to consider and vote upon the proposal to approve the Company Matters, including the Merger, on the terms and conditions set forth in this Agreement as well as any other such matters. The Company shall use reasonable best efforts to obtain from the Company’s shareholders the Company Requisite Vote to approve the Company Matters, on the terms and conditions set forth in this Agreement, including, subject to Section 7.6, by providing to the Company’s shareholders the recommendation of the Company Board that the shareholders of the Company approve the Company Matters (the “Company Recommendation”) and including the Company Recommendation in the Proxy Statement/Prospectus and by, at the request of the Acquiror, postponing or adjourning the Company Shareholders Meeting to allow reasonable time to obtain a quorum or solicit additional proxies or if required by applicable Law, order or a request from the SEC or its staff; provided that in no event shall the Company Shareholders Meeting be postponed or adjourned to a date that is later than six (6) Business Days prior to the Outside Date. Notwithstanding any Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with its terms, the obligations of the Company pursuant to this Section 7.3 (including its obligation to submit to its shareholders the Company Matters and any other matters required to be approved or adopted by its shareholders in order to carry out the Transactions) shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure or communication to the Company, its Representatives or its stockholders of any Takeover Proposal (whether or not a Company Superior Proposal).

(b) As of the date of this Agreement, the Acquiror Board (on the recommendation of the Acquiror Special Committee) has unanimously (i) determined that (A) this Agreement and the terms of the Mergers and the related Transactions are advisable and in the best interests of the Acquiror and its stockholders and (B) the interests of the Acquiror’s existing stockholders will not be diluted as a result of the Transactions and (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Mergers).

7.4. Indemnification.

(a) Following the Effective Time, the Acquiror shall, to the fullest extent permitted under applicable Law, indemnify, defend and hold harmless and advance expenses to the present and former trustees and officers of the Company or any of its Consolidated Subsidiaries (in each case, when acting in such capacity) (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against all costs or expenses (including, but not limited to, reasonable attorneys’ fees actually incurred, reasonable experts’ fees, reasonable travel expenses, court costs, transcript fees and telecommunications, postage and courier charges), judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or other liabilities (collectively, “Indemnified Liabilities”) incurred in connection with any Proceeding arising out of actions or omissions occurring at or prior to the Effective Time (including the Transactions). In the event of any such

Indemnified Liabilities, (i) the Acquiror shall advance to such Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred to the fullest extent permitted under applicable Law (provided, that the Person to whom expenses are advanced, or someone on his or her behalf, provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and complies with other applicable provisions imposed under the Investment Company Act and interpretations thereof by the SEC or its staff) and (ii) the Acquiror and the applicable Indemnified Parties shall cooperate in the defense of such matter.

(b) At or prior to the Closing, the Company shall, at the cost of the Company, purchase prepaid, non-cancelable directors’ and officers’ liability, employment practices liability and fiduciary liability “tail” insurance with a reporting period no less than six (6) years from the Closing, covering each Indemnified Party and any other natural persons who are covered by the directors’ and officers’ liability, employment practices liability and fiduciary liability insurance maintained by the Company and the Consolidated Subsidiaries in effect as of the Closing (such persons “Insured Persons” and such insurance “Current Insurance”) in respect of actions, omissions, circumstances, events or other matters occurring at or prior to the Closing (including with respect to actions, omissions, circumstances, events or other matters occurring in connection with this Agreement and the transactions contemplated hereby) on terms and conditions, including limits and retentions, no less favorable to the Insured Persons than the Current Insurance. The Acquiror shall, and shall cause the Company to, maintain such “tail” insurance in full force and effect from and after the Closing and shall not, and shall cause the Company not to, amend the terms and conditions of such “tail” insurance in any manner.

(c) Any Indemnified Party wishing to claim indemnification under Section 7.4(a), upon learning of any Proceeding described above, shall promptly notify the Acquiror in writing; provided, that the failure to so notify shall not affect the obligations of the Acquiror under Section 7.4(a) unless the Acquiror is materially prejudiced as a consequence.

(d) If the Acquiror or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers or otherwise disposes of all or substantially all of its assets to any other entity or consummates any division transaction, then and in each such case, the Acquiror shall cause proper provision to be made so that the successors and assigns of the Acquiror shall assume the obligations set forth in this Section 7.4.

(e) The provisions of this Section 7.4 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and Representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

7.5. No Solicitation.

(a) The Company shall, and shall cause its Affiliates, Consolidated Subsidiaries, and its and each of their respective officers, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person that may be ongoing with respect to, or that are intended to or could reasonably be expected to lead to, a Takeover Proposal, and demand the immediate return or destruction (which destruction shall be certified in writing to the Company) of all confidential information previously furnished to any Person (other than the Acquiror or its Affiliates or Representatives) with respect to any Takeover Proposal, subject to the terms of any existing confidentiality or similar agreement with such Person. Prior to the Effective Time, subject to Section 7.6, the Company shall not, and shall cause its Affiliates, Consolidated Subsidiaries and its and their respective Representatives not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any Contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement (other than an Acceptable Confidentiality Agreement (as defined below) entered into when permitted by Section 7.6)) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Merger, the Discretionary Repurchase Offer or any other Transaction; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than the Acquiror or its Affiliates or Representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any Takeover Statute to any Person (other than the Acquiror or its Affiliates) or with respect to any transaction (other than the Transactions) or (y) unless required by applicable fiduciary duties (as determined by the Company Board in good faith) waive, release or fail to enforce any standstill or similar agreement of any third party with respect to equity securities of the Company; provided, however, that notwithstanding the foregoing, the Company (A) may inform Persons of the provisions contained in this Section 7.5, and (B) shall be permitted to grant a waiver of, or terminate, any standstill or similar agreement of any third party with respect to equity securities of the Company in order to allow such third party to confidentially submit a Takeover Proposal.

(b) The Company shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify the Acquiror in writing of any request for information or any Takeover Proposal and the terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the Person (or group of Persons) making such request, Takeover Proposal or inquiry) and (ii) provide to the Acquiror copies of any written materials received by the Company or its Affiliates or Representatives in connection with any of the foregoing, and the identity of the Person (or group of Persons) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. The Company agrees that it shall keep the Acquiror informed on a reasonably current basis (and in any event within twenty-four (24) hours after receipt) of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep the other party informed on a reasonably current basis of any information requested of or provided by the Company and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

7.6. Company Takeover Proposals.

(a) If on or after the date of this Agreement and at any time prior to the Company Requisite Vote being obtained at the Company Shareholders Meeting: (i) the Company receives an unsolicited bona fide Takeover Proposal (under circumstances in which the Company has complied in all material respects with the provisions of Sections 7.5(a) and (b)) and (ii) the Company Board, including a majority of the Independent Trustees of the Company Board, shall have determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, its financial advisor, that (x) failure to consider such Takeover Proposal would be a breach of the fiduciary duties under applicable Law applicable to the members of the Company Board and (y) such Takeover Proposal constitutes or is reasonably likely to result in a Company Superior Proposal, then, subject to compliance with this Section 7.6(a), the Company may, directly or indirectly through one or more of its Representatives, engage in negotiations or discussions with such Person who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by a Person who has made such Takeover Proposal if the Company (A) receives from such Person an executed confidentiality agreement with terms that are at least as restrictive in all material respects on such person as those contained in any confidentiality agreement between the Acquiror and the Company (an “Acceptable Confidentiality Agreement”) and (B) provides the Acquiror a copy of all such information that has not previously been delivered to the Acquiror simultaneously with delivery to such

Person (or such Person’s Representatives or Affiliates). If on or after the date of this Agreement and at any time prior to the Company Requisite Vote being obtained at the Company Shareholders Meeting, (1) the Company Board, including a majority of the Independent Trustees of the Company Board, has determined in good faith (after consultation with its outside legal counsel and, with respect to financial matters, its financial advisor) that a Takeover Proposal constitutes a Company Superior Proposal and (2) the Company Board, including a majority of the Independent Trustees of the Company Board, has determined in good faith (after consultation with its outside legal counsel and, with respect to financial matters, its financial advisor) and after compliance with its obligations under this Section 7.6(a) and Section 7.6(b) that failure to take any actions described in clauses (x), (y) or (z) below would be a breach of the fiduciary duties under applicable Law applicable to the members of the Company Board as a result of a Company Superior Proposal, (x) the Company Board may withdraw or qualify (or modify or amend in a manner adverse to the Acquiror), or may publicly propose to withdraw or qualify (or modify or amend in a manner adverse to the Acquiror), the approval, adoption, recommendation or declaration of advisability of the Company Matters, including the Company Recommendation, (y) the Company may not include the Company Recommendation in the Proxy Statement/Prospectus (any action described in clauses (x) and (y) referred to as a “Company Adverse Recommendation Change”) or (z) the Company may terminate this Agreement pursuant to Section 9.1(c)(ii) to enter into a definitive written agreement with respect to such Takeover Proposal, then the Company Board may take, or cause the Company to take, such recommended actions.

(b) Upon any determination that a Takeover Proposal constitutes a Company Superior Proposal, the Company shall promptly provide (and in any event within twenty-four (24) hours of such determination) to the Acquiror a written notice (a “Notice of a Company Superior Proposal”) (i) advising the Acquiror that the Company Board has received a Company Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such Company Superior Proposal and any amendment thereof, including the amount per share or other consideration that the shareholders of the Company will receive in connection with the Company Superior Proposal and including a copy of all written materials provided to or by the Company in connection with such Company Superior Proposal (unless previously provided to the Acquiror), and (iii) identifying the Person making such Company Superior Proposal. The Company shall cooperate and negotiate in good faith with the Acquiror (to the extent the Acquiror desires to negotiate) during the five (5) calendar day period following the Acquiror’s receipt of the Notice of a Company Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such Company Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement such that such Company Superior Proposal would cease to constitute a Company Superior Proposal and proceed with a Company Recommendation without a Company Adverse Recommendation Change. If thereafter the Company Board, including a majority of the Independent Trustees of the Company Board, determines, after consultation with its outside legal counsel and, with respect to financial matters, its financial advisor and after giving effect to any proposed adjustments to the terms of this Agreement that such Company Superior Proposal remains a Company Superior Proposal and that the failure to make such Company Adverse Recommendation Change would be a breach of the fiduciary duties under applicable Law applicable to the members of the Company Board, and the Company has complied in all material respects with Section 7.6(a) above and this Section 7.6(b), the Company may, pursuant to Section 7.6(a), effectuate a Company Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 9.1(c)(ii).

(c) Other than as permitted by Section 7.6(a) or Section 7.6(d), neither the Company nor the Company Board (or any committee thereof, including the Company Special Committee) shall make any Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.1(c)(ii). Notwithstanding anything herein to the contrary, no Company Adverse Recommendation Change shall change the approval of the Company Matters or any other approval of the Company Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

(d) Other than in connection with a Company Takeover Proposal, nothing in this Agreement shall prohibit or restrict the Company Board from, on or after the date of this Agreement and any time prior to the

Company Requisite Vote being obtained at the Company Shareholders Meeting, effectuating a Company Adverse Recommendation Change in response to an Intervening Event (a “Company Intervening Event Recommendation Change”) if (i) prior to effecting any such Company Intervening Event Recommendation Change, the Company promptly notifies the Acquiror, in writing, at least five (5) Business Days (the “Company Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a Company Adverse Recommendation Change or a Company Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (ii) the Company shall, and shall cause its Representatives to, during the Company Intervening Event Notice Period, negotiate with the Acquiror in good faith (to the extent the Acquiror desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the Company Board to make a Company Intervening Event Recommendation Change, and (iii) the Company Board, including a majority of the Independent Trustees of the Company Board, determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, its financial advisor, and after compliance with its obligations under this Section 7.6(d), that the failure to effect such a Company Intervening Event Recommendation Change, after taking into account any adjustments made by the Acquiror during the Company Intervening Event Notice Period, would be a breach of the fiduciary duties under applicable Law applicable to the members of the Company Board.

(e) Nothing contained in this Agreement shall be deemed to prohibit the Company from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to the Company’s shareholders if, after consultation with its outside legal counsel, the Company determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly publicly reaffirms the Company Recommendation (A) in such communication or (B) within three (3) Business Days after being requested in writing to do so by the Acquiror.

7.7. Access to Information.

(a) Upon reasonable notice, except as may otherwise be restricted by applicable Law, each of the Company and the Acquiror shall, and shall cause each of its Consolidated Subsidiaries to, afford to the directors, trustees, officers, accountants, counsel, advisors and other Representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, Contracts, and records and, during such period, such party shall, and shall cause its Consolidated Subsidiaries to, make available (including via EDGAR) to the other party all other information concerning its business and properties as the other party may reasonably request; provided that the foregoing shall not require the Company or the Acquiror, as applicable, to afford access to or to disclose any information that in such party’s reasonable judgment would violate any confidentiality obligations to which such party is subject to if after using its reasonable best efforts with respect thereto, it was unable to obtain any required consent to provide such access or make such disclosure; provided, further, that either the Company or the Acquiror may restrict access to the extent required by any applicable Law or as may be necessary to preserve attorney-client privilege or any similar privilege or protection under any circumstances in which such privilege or protection may be jeopardized by such disclosure or access.

(b) No investigation by a party hereto or its Representatives shall affect or be deemed to modify the representations and warranties of the other parties set forth in this Agreement.

7.8. Publicity. The initial press release with respect to the Transactions shall be a joint press release reasonably acceptable to each of the Acquiror, the Company, the Acquiror Adviser and the Company Adviser. Thereafter, so long as this Agreement is in effect, the Acquiror, the Company, the Acquiror Adviser and the Company Adviser each shall consult with the others before issuing or causing the publication of any press release or other public announcement with respect to this Agreement, the Mergers, the Discretionary Repurchase Offer or the Transactions, except (x) as may be required by applicable Law, and, to the extent practicable, before such press release or other public announcement is issued or made, the Acquiror, the Company, the Acquiror Adviser or the Company Adviser, as applicable, shall have used commercially reasonable efforts to advise the other parties of, and consult with the other parties regarding, the text of such press release or other public announcement or (y) to the extent that such press release or other public announcement relates to any Company Adverse Recommendation Change made in accordance with Section 7.6; provided, that the Acquiror, the Company, the Acquiror Adviser or the Company Adviser may make any public statement in response to specific questions by analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements (A) are consistent with previous press releases, public disclosures or public statements made in compliance with this Section 7.8 and (B) do not constitute a Company Adverse Recommendation Change made in accordance with Section 7.6.

7.9. Takeover Statutes and Provisions. Neither the Acquiror nor the Company will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Statutes. Each of the Acquiror and the Company shall take all necessary steps within its control to exempt (or ensure the continued exemption of) those Transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Statute, as now or hereafter in effect.

7.10. Tax Matters.

(a) Tax Representation Letters. Prior to the Effective Time (or at such other times as requested by counsel), each of the Acquiror and the Company shall execute and deliver to Simpson Thacher & Bartlett LLP tax representation letters (which will be used in connection with the tax opinions contemplated by Sections 8.2(e) and 8.3(e)).

(b) RIC Status. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, (i) the Company shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of the Acquiror take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause the Company to fail to qualify as a RIC, and (ii) the Acquiror shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of the Company, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause the Acquiror to fail to qualify as a RIC.

(c) Tax Treatment of Mergers. Unless otherwise required by applicable Law or administrative action, (i) each of the Company, the Acquiror and Merger Sub shall use its reasonable best efforts to cause the Mergers to qualify as a reorganization governed by Section 368(a) of the Code, including by not taking any action that such party knows is reasonably likely to prevent such qualification; and (ii) each of the Company, the Acquiror and Merger Sub shall report the Mergers for U.S. federal income Tax purposes as a reorganization governed by Section 368(a) of the Code.

(d) Tax Opinions. The Company shall use its reasonable best efforts to obtain the tax opinion described in Section 8.3(e), and the Acquiror shall use its reasonable best efforts to obtain the tax opinion described in Section 8.2(e).

(e) Form W-9. Prior to the Effective Time, the Company shall deliver to the Acquiror a duly completed and executed Form W-9, dated as of the Closing Date.

7.11. Stockholder Litigation. The parties to this Agreement shall reasonably cooperate and consult with one another in connection with the defense and settlement of any Proceeding by the Company’s shareholders or the Acquiror’s stockholders against any of them or any of their respective directors, trustees, officers or Affiliates with respect to this Agreement or the Transactions. Each of the Company and the Acquiror (i) shall keep the other party reasonably informed of any material developments in connection with any such Proceeding brought by its shareholders or stockholders, as applicable, and (ii) shall not settle any such Proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).

7.12. Section 16 Matters. Prior to the Effective Time, each of the Company Board and the Acquiror Board shall take all such steps as may be required to cause any dispositions of Company Shares or acquisitions of Acquiror Common Stock resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to the Acquiror, in each case, to be exempt pursuant to Rule 16b-3.

7.13. No Other Representations or Warranties. The parties hereto acknowledge and agree that except for the representations and warranties of the Company in Article III, the representations and warranties of the Acquiror in Article IV and the representations and warranties of the Acquiror Adviser and the Company Adviser in Article V, none of the Acquiror Adviser, the Company Adviser, the Company, the Acquiror or any of the Company’s or the Acquiror’s respective Consolidated Subsidiaries or any other Person acting on behalf of the foregoing makes or has relied on any representation or warranty, express or implied.

7.14. Merger of Surviving Company. Immediately after the occurrence of the Effective Time, in accordance with the MGCL and the DSTA, the Surviving Company and the Acquiror shall consummate the Second Merger.

7.15. Dividends.

(a) Neither the Acquiror nor the Company shall authorize or declare any dividend or distribution to its stockholders after the Determination Date at any time on or before the Closing Date; provided, however, that the foregoing shall not prohibit the Acquiror or the Company from authorizing, declaring or paying any dividend or distribution to its stockholders solely payable in cash in accordance with this Agreement, including a Tax Dividend.

(b) Prior to the Closing Date, the Company shall, at such times as are necessary to comply with the requirements of Section 855 of the Code, declare to the holders of Company Shares the Tax Dividend; provided, that the Company may pay the Tax Dividend to the holders of Company Shares after the Closing Date to the extent the Company complies with the requirements of Section 855 of the Code. For the avoidance of doubt, with respect to the taxable year that includes the Closing Date, the Company shall not be required to make distributions, and it is expected that any income or gain for such taxable year that is undistributed as of the Closing Date shall be distributed (i) by the Acquiror on the Company’s behalf pursuant to the Deficiency Dividend or (ii) through such other mechanism as agreed by the parties.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1. Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or, other than with respect to Section 8.1(a), which shall not be waived by any party hereto, waiver, at or prior to the Effective Time, of the following conditions:

(a) Company Shareholder Approval. The Company Matters shall have been approved by the Company Requisite Vote.

(b) Registration Statement. The Registration Statement shall have become effective under the Securities Act and applicable state Law, and no stop Order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated by the SEC.

(c) No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other Law preventing, enjoining, restraining or making illegal the consummation of the Mergers, the Discretionary Repurchase Offer or any of the other Transactions shall be in effect.

(d) Regulatory and Other Approvals. All Regulatory Approvals required by applicable Law to consummate the Transactions, including the Mergers and the Discretionary Repurchase Offer, shall have been obtained and shall remain in full force and effect and all statutory waiting periods required by applicable Law in respect thereof shall have expired (including expiration of the applicable waiting period under the HSR Act), other than those, in each case, the failure to be obtained or to have expired would not, and would not reasonably be expected to, be material and adverse to the Company and the Acquiror, taken as a whole.

(e) No Litigation. There shall be no Proceeding by any Governmental Entity of competent jurisdiction set forth on Section 8.1(e) of the Company Disclosure Schedule pending that challenges the Mergers or any of the other Transactions or that otherwise prevents, enjoins, restrains or makes illegal the consummation of the Mergers, the Discretionary Repurchase Offer or any of the other Transactions.

8.2. Conditions to Obligations of the Acquiror and Merger Sub to Effect the Merger. The obligations of the Acquiror and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by the Acquiror, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties of the Company and the Company Adviser. (i) The representations and warranties of the Company set forth in Section 3.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the Company set forth in Section 3.8(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of the Company set forth in Sections 3.3(a), 3.3(b)(i), 3.7 and 3.20 and the representations and warranties of the Company Adviser set forth in Sections 5.2(a) and 5.2(b)(i) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of the Company and the Company Adviser set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)), disregarding all qualifications and exceptions contained therein relating to the materiality or Material Adverse Effect or any similar qualification, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date and time (except to the extent that any such representation and warranty speaks only as to a specified date, in which case such representation and warranty shall be true and correct as of such specified date), except where the circumstances causing the failure of such representations or warranties to be true and correct have not had and would not reasonably be expect to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company or the Company Adviser (as applicable).

(b) Performance of Obligations of the Company and the Company Adviser. The Company and the Company Adviser shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Effective Time.

(c) Absence of Company Material Adverse Effect. Since the date of this Agreement there shall not have occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of the Company.

(d) Receipt of Certificate from Company and Company Adviser. The Acquiror shall have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to the effect that the conditions set forth in Sections 8.2(a), (b) and (c) have been satisfied; provided, that, such certificate shall not address the portion of the conditions in Sections 8.2(a) and (b) that relate solely to the Company Adviser. The Acquiror shall have received a certificate signed by an authorized officer of the Company Adviser to the effect that the conditions set forth in Sections 8.2(a) and (b), as they relate solely to the Company Adviser, have been satisfied.

(e) Federal Tax Opinion. The Acquiror shall have received the opinion of its counsel, Simpson Thacher & Bartlett LLP, dated as of the Closing Date, and in form and substance reasonably acceptable to the Acquiror, substantially to the effect that, on the basis of facts, representations and assumptions that are consistent with the state of facts existing at the Closing Date, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of the Acquiror and the Company delivered pursuant to Section 7.10(a).

(f) Discretionary Repurchase Offer Completion. The Company shall have completed the Discretionary Repurchase Offer at or prior to the Effective Time.

8.3. Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties of the Acquiror, Merger Sub and the Acquiror Adviser. (i) The representations and warranties of the Acquiror set forth in Section 4.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of the Acquiror and Merger Sub set forth in Section 4.8(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of the Acquiror and Merger Sub set forth in Sections 4.3(a), 4.3(b)(i) and 4.7 and the representations and warranties of the Acquiror Adviser set forth in Sections 5.2(a) and 5.2(b)(i) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of the Acquiror, Merger Sub and the Acquiror Adviser set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)), disregarding all qualifications and exceptions contained therein relating to the materiality or Material Adverse Effect or any similar qualification, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date and time (except to the extent that any such representation and warranty speaks only as to a specified date, in which case such representation and warranty shall be true and correct as of such specified date), except where the circumstances causing the failure of such representations or warranties to be true and correct have not had and would not reasonably be expect to have, individually or in the aggregate, a Material Adverse Effect with respect to the Acquiror, Merger Sub or the Acquiror Adviser, as applicable.

(b) Performance of Obligations of the Acquiror, Merger Sub and the Acquiror Adviser. The Acquiror, Merger Sub and the Acquiror Adviser shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Effective Time.

(c) Absence of Acquiror or Acquiror Adviser Material Adverse Effect. Since the date of this Agreement there shall not have occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of the Acquiror or the Acquiror Adviser.

(d) Receipt of Acquiror Certificate; Acquiror Adviser Certificate. The Company shall have received a certificate signed on behalf of the Acquiror and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of the Acquiror to the effect that the conditions set forth in Sections 8.3(a), (b) and (c) have been satisfied; provided, that, such certificate shall not address the portion of the conditions in Sections 8.3(a), (b) and (c) that relate solely to the Acquiror Adviser. The Company shall have received a certificate signed by an authorized officer of the Acquiror Adviser to the effect that the conditions set forth in Sections 8.3(a), (b) and (c), as they relate solely to the Acquiror Adviser, have been satisfied.

(e) Federal Tax Opinion. The Company shall have received the opinion of its counsel, Simpson Thacher & Bartlett LLP, dated as of the Closing Date, and in form and substance reasonably acceptable to the Company, substantially to the effect that, on the basis of facts, representations and assumptions that are consistent with the state of facts existing at the Closing Date, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of the Acquiror and the Company delivered pursuant to Section 7.10(a).

8.4. Frustration of Closing Conditions. None of the Acquiror, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VIII to be satisfied to excuse performance by such party of its obligations under this Agreement if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger, the Discretionary Repurchase Offer and the other Transactions.

ARTICLE IX

TERMINATION AND AMENDMENT

9.1. Termination. This Agreement may be terminated as follows (which, except as otherwise expressly provided herein, may be at any time prior to the Effective Time, whether before or after approval of the Company Matters by the shareholders of the Company):

(a) by mutual consent of the Company and the Acquiror in a written instrument authorized by each of the Company Board, including a majority of the Independent Trustees of the Company, and the Acquiror Board, including a majority of the Independent Directors of the Acquiror;

(b) by either the Company or the Acquiror, if:

(i) any Governmental Entity that must grant a Regulatory Approval has denied approval of the Transactions (including the Mergers and the Discretionary Repurchase Offer) and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction set forth on Section 8.1(e) of the Company Disclosure Schedule shall have issued a final and nonappealable Order, or promulgated any other Law permanently enjoining or otherwise prohibiting or making illegal the consummation of the Transactions;

(ii) the Merger shall not have been consummated on or before February 24, 2027 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement (including under Section 7.2, Section 7.3, Section 7.5 or Section 7.6, as applicable) has been the cause of, or resulted in, the event giving rise to the failure to close prior to the Outside Date; or

(iii) the shareholders of the Company shall have failed to approve the Company Matters by the Company Requisite Vote of the Company’s shareholders at a duly held meeting of the Company’s shareholders or at any adjournment or postponement thereof at which the Company Matters have been voted upon;

provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement (including under Section 7.2, Section 7.3, Section 7.5 or Section 7.6, as applicable) in any manner that has been the principal cause of or resulted in the failure to consummate the Transactions;

(c) by the Company, if:

(i) there shall have been a breach of or failure to perform any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Acquiror, Merger Sub or the Acquiror Adviser, which breach or failure, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Sections 8.3(a), (b) or (c), and such breach or failure is not curable prior to the Outside Date or if curable prior to the Outside Date, has not been cured within thirty (30) days after the giving of notice thereof by the Company to the Acquiror (provided that the Company is not then in material breach of this Agreement so as to cause any of the conditions set forth in Sections 8.1, 8.2(a), 8.2(b) or 8.2(c) not to be satisfied); or

(ii) at any time prior to the time the approval of the Company’s shareholders with respect to the Company Matters is obtained, (A) the Company is not in material breach of any of the terms of this Agreement and (B) the Company Board, including a majority of the Independent Trustees of the Company, authorizes the Company, subject to complying with the terms of this Agreement (including Section 7.6(b)), to enter into, and the Company enters into, a definitive Contract with respect to a Company Superior Proposal;

(d) by the Acquiror, if:

(i) there shall have been a breach or failure to perform of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company or the Company Adviser, which breach or failure, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Sections 8.2(a), (b) or (c), and such breach or failure is not curable prior to the Outside Date or if curable prior to the Outside Date, has not been cured within thirty (30) days after the giving of notice thereof by the Acquiror to the Company (provided that the Acquiror, Merger Sub or the Acquiror Adviser is not then in material breach of this Agreement so as to cause any of the conditions set forth in Sections 8.1, 8.3(a), 8.3(b) or 8.3(c) not to be satisfied);

(ii) prior to obtaining approval of the Company Matters by the shareholders of the Company (A) a Company Adverse Recommendation Change shall have occurred to the extent permitted by, and subject to the terms and conditions of, Section 7.6, (B) a Takeover Proposal is publicly announced and the Company fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the Company Recommendation or (C) a tender or exchange offer relating to any Company Shares shall have been commenced by a third party and the Company shall not have sent to its shareholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company Board recommends rejection of such tender or exchange offer; or

(iii) the Company breaches, in any material respect, its obligations under Section 7.5 or Section 7.6.

The party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other parties in accordance with Section 11.2, specifying the provision or provisions hereof pursuant to which such termination is effected.

9.2. Expense Reimbursement.

(a) If this Agreement shall be terminated by the Acquiror or the Company pursuant to Section 9.1(b)(iii), then the Company shall reimburse the Acquiror and its Affiliates for all of their reasonable, documented out-of-pocket fees and expenses (including all reasonable, documented fees and expenses of outside counsel, financial advisors, accountants, experts and consultants to the Acquiror and its Affiliates) incurred and payable by the Acquiror or on its behalf in connection with or related to the authorization, preparation, investigation, negotiation, execution and performance of this Agreement and the Transactions (the “Acquiror Expenses”). The Acquiror Expenses shall be paid by wire transfer of immediately available funds to the Acquiror or, at the election of the Acquiror, to one of its Consolidated Subsidiaries, to an account designated in writing to the Company by the Acquiror if the Acquiror shall have furnished to the Company wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check.

(b) If the Company fails to timely pay any amount due pursuant to this Section 9.2 and, in order to obtain such payment, the Acquiror commences a suit that results in a judgment against the Company for the payment of any amount set forth in this Section 9.2, the Company shall pay the Acquiror its costs and expenses in connection with such suit, together with interest on such amount at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

9.3. Effect of Termination. In the event of termination of this Agreement by either the Company or the Acquiror as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of the Acquiror Adviser, the Company Adviser, the Acquiror, Merger Sub, the Company, any of their respective Affiliates or Consolidated Subsidiaries or any of the officers, directors or trustees of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the Transactions, except that Section 7.7(b), Article IX and Article XI (including, in each case, any applicable definitions) shall survive any termination of this Agreement; provided, however, that, except as otherwise provided in Section 9.2, nothing herein shall relieve any party from any liabilities for damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of this Agreement (including under Section 7.2, Section 7.3, Section 7.5 or Section 7.6, as applicable) or a failure or refusal by such party to consummate this Agreement and the Transactions when such party was obligated to do so in accordance with the terms hereof.

9.4. Fees and Expenses. Except as otherwise provided by Section 9.2, all fees and expenses incurred in connection with this Agreement and the Transactions (including the Mergers) shall be paid by the party incurring such fees or expenses, whether or not the Transactions (including the Mergers) are consummated; provided, however, that notwithstanding the foregoing, the following fees and expenses shall be borne proportionately by the Acquiror and the Company by reference to their respective net asset values as of December 31, 2025: (i) all filing and other fees paid to the SEC in connection with the Mergers and (ii) all filing and other fees in connection with any filing under the HSR Act.

9.5. Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors or trustees, as applicable, at any time before or after approval of the Company Matters by the shareholders of the Company; provided, however, that after any approval of the Company Matters by the shareholders of the Company, there may not be, without further approval of the applicable party’s stockholders or shareholders, any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

9.6. Extension; Waiver. At any time prior to the Effective Time, each party, by action taken or authorized by the Company Board, including the Company Special Committee, or the Acquiror Board, including the Acquiror Special Committee, or the Board of Directors of Merger Sub, as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

ARTICLE X

CERTAIN DEFINITIONS

“Acquiror Continuing Director” has the meaning ascribed to the term “Continuing Director” in the Acquiror Charter.

“Acquiror Disclosure Schedule” means that certain disclosure schedule of the Acquiror attached hereto.

“Acquiror Open Tax Years” means, in the case of a representation with respect to a Tax matter involving the Acquiror, the years for which the underlying statute of limitations with respect to such Tax matter has not yet expired.

“Acquiror Per Share NAV” means the quotient of (i) the Closing Acquiror Net Asset Value divided by (ii) the number of shares of Acquiror Common Stock issued and outstanding as of the Determination Date.

“Acquiror Transaction Expenses” means all unpaid fees and expenses payable by the Acquiror for services provided through the Closing Date in connection with this Agreement and the Transactions, including legal fees and related expenses, investment banking fees and related expenses, if any, and accounting fees and related expenses.

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person (it being understood that (i) no portfolio company in which any Person has, directly or indirectly, made a debt or equity investment that is, would or should be reflected in the schedule of investments included in the quarterly, semi-annual or annual reports of such Person that are filed with the SEC shall be an Affiliate of such Person and (ii) the Company Adviser and the Acquiror Adviser shall not be deemed to have “control” over any party hereto). The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have a meaning correlative thereto.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York, New York.

“Company Administration Agreements” means (i) the custody agreement between the Company and U.S. Bank National Association, (ii) the administration, bookkeeping and pricing services agreement between the Company and ALPS Fund Services, Inc., (iii) the transfer agency agreement between the Company and SS&C GIDS, Inc. and (iv) the distribution agreement between the Company and ALPS Distributors, Inc., each in effect as of the date of this Agreement (in each case, as may be amended or restated from time to time in accordance with its terms).

“Company Broker Dealer Selling Agreement” means that certain Broker Dealer Selling Agreement, as in effect as of the date hereof, by and between the Company and ALPS Distributors, Inc. (as may be amended or restated from time to time in accordance with its terms).

“Company Credit Agreement” means that certain Credit Agreement, dated as of October 4, 2023, by and between the Company and U.S. Bank National Association (as may be amended or restated from time to time in accordance with its terms).

“Company Disclosure Schedule” means that certain disclosure schedule of the Company attached hereto.

“Company Distribution Plans” means the distribution plans for each class of Company Shares in effect as of the date of this Agreement.

“Company Expense Limitation Agreement” means the management agreement between the Company and the Company Adviser in effect as of the date of this Agreement (as may be amended or restated from time to time in accordance with its terms).

“Company Management Agreement” means the management agreement between the Company and the Company Adviser in effect as of the date of this Agreement (as may be amended or restated from time to time in accordance with its terms).

“Company Matters” means (i) the approval of the Merger Agreement and (ii) any other matters required to be approved or adopted by the stockholders of the Company in order to effect the Transactions.

“Company Multiple Class Plan” means that certain Multiple Class Plan of the Company in effect as of the date of this Agreement.

“Company Open Tax Years” means, in the case of a representation with respect to a Tax matter involving the Company, the years for which the underlying statute of limitations with respect to such Tax matter has not yet expired.

“Company Per Share NAV” means, in respect of a class of Company Shares, the quotient of (i) the Closing Company Net Asset Value of such class divided by (ii) the number of Company Shares in such class issued and outstanding as of the Determination Date (excluding any Cancelled Shares).

“Company Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, the Company or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of the Company or more than 75% of the assets of the Company on a consolidated basis (a) on terms which the Company Board determines in good faith to be superior for the shareholders of the Company (in their capacity as shareholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to any alternative proposed by the Acquiror in accordance with Section 7.6), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by the Company Board (upon the recommendation of the Company Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

“Company Transaction Expenses” means all unpaid fees and expenses payable by the Company for services provided through the Closing Date in connection with this Agreement and the Transactions, including legal fees and related expenses, investment banking fees and related expenses, if any, and accounting fees and related expenses.

“Consolidated Subsidiary”, when used with respect to any Person, means any corporation, partnership, limited liability company or other Person, whether incorporated or unincorporated, that is consolidated with such Person for financial reporting purposes under GAAP.

“Contract” means any agreement, contract, lease, mortgage, evidence of indebtedness, indenture, license or instrument, whether oral or written, and shall include each amendment, supplement and modification to the foregoing, to which a Person or any of its Consolidated Subsidiaries is a party or by which any of them may be bound.

“Deficiency Dividend” means one or more dividends paid by the Acquiror after the Closing Date that satisfy the requirements of Sections 860 and 381(c)(23) of the Code in order to cause the Company to maintain its qualification for taxation as a RIC and avoid the imposition on the Company of income tax on undistributed income, in each case with respect to the taxable year of the Company that will end on the Closing Date.

“Disclosure Schedules” means, taken together, the Acquiror Disclosure Schedule and the Company Disclosure Schedule.

“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Exchange Ratio” means, in respect of a class of Company Shares, the quotient (rounded to four decimal places) of (i) the applicable Company Per Share NAV divided by (ii) the Acquiror Per Share NAV.

“Governmental Entity” means any federal, state, local or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any quasi-governmental body, any self-regulatory agency, any court, tribunal or judicial body, or any political subdivision, department or branch of any of the foregoing.

“Indebtedness” shall mean (a) any indebtedness or other obligation for borrowed money, (b) any indebtedness evidenced by a note, bond, debenture or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and unpaid, (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (g) guarantees in respect of clauses (a) through (f), in each case excluding obligations to fund commitments to portfolio companies entered into in the ordinary course of business.

“Independent Director” means, with respect to the Acquiror, each director who is not an “interested person” of the Acquiror, as defined in the Investment Company Act.

“Independent Trustee” means, with respect to the Company, each trustee who is not an “interested person” of the Company, as defined in the Investment Company Act.

“Intervening Event” means any event, change or development first occurring or arising after the date hereof that is material to the Company and its Consolidated Subsidiaries, taken as whole, that was not known to, or reasonably foreseeable by, the Company Board, as of or prior to the date hereof (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable as of the date hereof) and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by such party (or to be refrained from being taken by such party) pursuant to this Agreement; provided, however, that in no event shall the following events, changes or developments constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price of the Acquiror Common Stock (provided, however, that this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred unless such underlying causes are otherwise excluded from the definition of Intervening Event); or (c) any changes in general economic or political conditions, except to the extent that such changes have a materially disproportionate adverse impact on the Company and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which the Company conducts its business.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.

“knowledge” means for each of the Acquiror, the Company, the Acquiror Adviser and the Company Adviser, the actual knowledge of their respective executive officers and managing members, as applicable, as of the date of this Agreement, in each case after review of the relevant representation and warranty with the individual that has management responsibility over such function if such individual (i) has been involved in the process of due diligence relating to, or the negotiation of, this Agreement prior to the date of this Agreement and (ii) would reasonably be expected to have actual knowledge of the matter in question.

“Law” means any federal, state, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, Order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity.

“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances.

“Material Adverse Effect” means, with respect to the Acquiror, the Company, the Acquiror Adviser or the Company Adviser, as the case may be, any event, development, change, effect or occurrence (each, an “Effect”) that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, operations, condition (financial or otherwise) or results of operations of such party and its Consolidated Subsidiaries, taken as a whole, other than (A) any Effect resulting from or attributable to (1) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or any pandemics (including the impact on economies generally and the results of any actions taken by Governmental Entities in response thereto), (2) general changes or developments in the industries in which such party and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries, except, in the case of the foregoing clauses (1) and (2), to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on such party and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses or (3) the announcement of this Agreement or the Transactions or the identities of the parties to this Agreement or (B) any failure to meet internal or published projections or forecasts for any period, as the case may be (provided that the underlying causes of such failure shall be considered in determining whether there is a Material Adverse Effect) or (ii) the ability of such party to timely perform its material obligations under this Agreement or consummate the Merger, the Discretionary Repurchase Offer (as applicable) and the other Transactions.

“Order” means any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity.

“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity.

“Permitted Indebtedness” means Indebtedness of the Acquiror or the Company, as applicable, and its respective Consolidated Subsidiaries (i) outstanding as of the date of this Agreement or (ii) incurred after the date of this Agreement to the extent permitted by the Investment Company Act that is substantially consistent with the past practices of the Acquiror or the Company, as applicable.

“Person” means an individual, a (general or limited) partnership, a corporation, a limited liability company, an association, a trust, a joint venture, a Governmental Entity or other legal entity or organization.

“Previously Disclosed” means information (i) with respect to the Company, (A) set forth in the Company Disclosure Schedule or (B) previously disclosed since the Applicable Date in any Company SEC Report and (ii) with respect to the Acquiror, (A) set forth in the Acquiror Disclosure Schedule or (B) previously disclosed since the Applicable Date in any Acquiror SEC Report; provided, however, that any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature in any Company SEC Report or Acquiror SEC Report, as the case may be, shall not be deemed to be “Previously Disclosed.”

“Proceeding” means an action, suit, arbitration, investigation, request to inspect books and records, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative.

“Regulatory Approvals” means all applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from any Governmental Entity.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Shareholder Servicing Plan” means that certain Shareholder Servicing Plan of the Company in effect as of the date of this Agreement.

“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any Person or group of Persons (other than the Acquiror or any of its Affiliates) (a) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving the Company or any of its Consolidated Subsidiaries, (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of the Company and its Consolidated Subsidiaries, taken as a whole, or (ii) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, the Company or in any of the Company’s Consolidated Subsidiaries, or (c) relating to any direct or indirect transaction or series of transactions that would result in any Person other than the Company Adviser or an Affiliate thereof serving as the external investment adviser to the Company, in each case other than the Merger, the Discretionary Repurchase Offer and the other Transactions.

“Tax” means all federal, state, local, and foreign income, excise, gross receipts, gross income, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, franchise, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon imposed by any taxing authority.

“Tax Dividend” means one or more dividends that are required to be paid in order for the Company to maintain its qualification for taxation as a RIC and to avoid the imposition of material income tax on undistributed income under Section 852(b) for any taxable year ending before the Closing Date.

“Tax Return” means a report, return, statement, form, election or other information (including any schedules, attachments or amendments thereto) required to be supplied to a taxing authority with respect to Taxes including, where permitted or required, consolidated, combined or unitary returns for any group of entities.

“Transactions” means the transactions contemplated by this Agreement, including the Mergers, the issuance of the Merger Consideration by the Acquiror and the Discretionary Repurchase Offer.

“Treasury Regulations” means all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.

Table of Definitions

Term:	Section:
Acceptable Courts	11.6
Acquiror	Preamble
Acquiror Adviser	Preamble
Acquiror Balance Sheet	4.6(b)
Acquiror Board	Recitals
Acquiror Bylaws	4.1(b)
Acquiror Capitalization Date	4.2(a)
Acquiror Charter	4.1(b)
Acquiror Common Stock	1.5(b)
Acquiror Expenses	9.2(a)
Acquiror Insurance Policy	4.15
Acquiror Intellectual Property Rights	4.16
Acquiror Material Contracts	4.14(a)
Acquiror SEC Reports	4.5(a)
Acquiror Special Committee	Recitals
Acquiror Voting Debt	4.2(a)
Agreement	Preamble
Applicable Date	3.5(a)
Articles of Merger	1.7(a)
ASC Topic 820	3.6(h)
BDC	Recitals
Cancelled Shares	1.5(b)
Closing	1.2
Closing Acquiror Net Asset Value	2.4(b)
Closing Company Net Asset Values	2.4(a)
Closing Date	1.2
Code	Recitals
Company	Preamble
Company Adverse Recommendation Change	7.6(a)
Company Balance Sheet	3.6(b)
Company Board	Recitals
Company Bylaws	3.1(b)
Company Capitalization Date	3.2(a)
Company Declaration	3.1(b)
Company Insurance Policy	3.15
Company Intellectual Property Rights	3.16
Company Intervening Event Notice Period	7.6(d)
Company Intervening Event Recommendation Change	7.6(d)
Company Material Contracts	3.14(a)
Company Recommendation	7.3(a)
Company Requisite Vote	3.3(a)
Company SEC Reports	3.5(a)
Company Shareholders Meeting	3.3(a)
Company Special Committee	Recitals
Company Voting Debt	3.2(a)
DE SOS	1.3
Deloitte	3.6(a)
Determination Date	2.4(a)

Term:	Section:
DGCL	1.1
Discretionary Repurchase Offer	1.10
Discretionary Repurchase Offer Expiration	1.10
DOJ	7.1(a)
DSTA	1.1
Effective Time	1.3
Employee Benefit Plans	3.13
Enforceability Exception	3.3(a)
Exchange Agent	2.1
Exchange Fund	2.1
First Merger Certificate	1.3
FTC	7.1(a)
GAAP	3.6(a)
HSR Act	3.4
Indemnified Liabilities	7.4(a)
Indemnified Party	7.4(a)
Intellectual Property Rights	3.16
Investment Company Act	Recitals
IRS	3.11(a)
Letter of Transmittal	2.2(a)
MD SDAT	1.7(a)
Merger	Recitals
Merger Consideration	1.5(c)
Merger Sub	Preamble
Mergers	Recitals
MGCL	1.7
Notice of a Company Superior Proposal	7.6(b)
Offered NAV Per Share	1.10
Outside Date	9.1(b)(ii)
Proxy Statement/Prospectus	3.4
Registration Statement	3.4
Representatives	7.5(a)
RIC	3.11(b)
Rights	3.2(a)
Sarbanes-Oxley Act	3.6(f)
Second Effective Time	1.7(a)
Second Merger	Recitals
Second Merger Certificate	1.7(a)
Surviving Company	Recitals
Takeover Statutes	3.19

ARTICLE XI

GENERAL PROVISIONS

11.1. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for and subject to Section 7.4 and Section 9.4 and for those other covenants and agreements contained in this Agreement that by their express terms apply or are to be performed in whole or in part after the Effective Time.

11.2. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (provided that the transmission is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Alternative Credit Income Fund

650 Madison Avenue, 3rd Floor

New York, NY 10022

Attention:  Brandon Satoren

Email:    brandon.satoren@bcpartners.com

with a copy, which will not constitute notice, to:

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, DC 20001

Attention:    Jonathan Corsico

      Steven Grigoriou

Email:     jonathan.corsico@stblaw.com

       steven.grigoriou@stblaw.com

and

Thompson Hine LLP

41 South High Street, Suite 1700

Columbus, OH 43215

Attention:  JoAnn Strasser

Email:    JoAnn.Strasser@thompsonhine.com

If to the Acquiror or Merger Sub, to:

BC Partners Lending Corporation

650 Madison Avenue, 3rd Floor

New York, NY 10022

Attention:   Brandon Satoren

Email:     brandon.satoren@bcpartners.com

with a copy, which will not constitute notice, to:

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, DC 20001

Attention:   Jonathan Corsico

       Steven Grigoriou

Email:     jonathan.corsico@stblaw.com

       steven.grigoriou@stblaw.com

and

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY10001

Attention:   Michael K. Hoffman

        Blair T. Thetford

Email:     michael.hoffman@skadden.com

        blair.thetford@skadden.com

If to the Acquiror Adviser, to:

BC Partners Advisors L.P.

650 Madison Avenue, 3rd Floor

New York, NY 10022

Attention:   Brandon Satoren

Email:      brandon.satoren@bcpartners.com

with a copy, which will not constitute notice, to:

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, DC 20001

Attention:   Jonathan Corsico

       Steven Grigoriou

Email:      jonathan.corsico@stblaw.com

         steven.grigoriou@stblaw.com

If to the Company Adviser, to:

Sierra Crest Investment Management LLC

650 Madison Avenue, 3rd Floor

New York, NY 10022

Attention:   Brandon Satoren

Email:     brandon.satoren@bcpartners.com

with a copy, which will not constitute notice, to:

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, DC 20001

Attention:   Jonathan Corsico

       Steven Grigoriou

Email:     jonathan.corsico@stblaw.com

       steven.grigoriou@stblaw.com

Each such notice or other communication shall be effective upon receipt (or refusal of receipt).

11.3. Interpretation; Construction. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “cash,” “dollars” and “$” mean United States dollars. All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such term, provision, covenant or restriction be enforced to the maximum extent permitted. The parties have jointly participated in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

11.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable Law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.5. Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement, including, without limitation, the Disclosure Schedules), once executed, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

11.6. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the Laws of another jurisdiction, except to the extent governed by the Investment Company Act, in which case the Investment Company Act shall control. The parties hereto agree that any Proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Court of Chancery of the State of Delaware, or if jurisdiction over the matter is vested exclusively in federal courts, the federal courts in the State of Delaware and the appellate courts to which Orders and judgments therefore may be appealed (collectively, the “Acceptable Courts”). Each of the parties hereto submits to the jurisdiction of any Acceptable Court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any Proceeding in any such Acceptable Court or that any such Proceeding brought in any such Acceptable Court has been brought in an inconvenient forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto (a) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver, (b) certifies that it makes this waiver voluntarily and (c) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.6.

11.7. Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.4, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

11.8. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Delaware, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

11.9. Special Committee Approval. Notwithstanding anything to the contrary herein, prior to the Effective Time, no amendment or waiver of any provision of this Agreement shall be made without first obtaining the approval of the Acquiror Special Committee and the Company Special Committee.

[Signature Page Follows]

IN WITNESS WHEREOF, the Acquiror, the Company, Merger Sub, the Acquiror Adviser and the Company Adviser have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

BC PARTNERS LENDING CORPORATION

By:	/s/ Edward Goldthorpe
	Name:	Edward Goldthorpe
	Title:	Chief Executive Officer

ALTERNATIVE CREDIT INCOME FUND

By:	/s/ Edward Goldthorpe
	Name:	Edward Goldthorpe
	Title:	President and Chief Executive Officer

BCPL MERGER SUB, INC.

By:	/s/ Edward Goldthorpe
	Name:	Edward Goldthorpe
	Title:	President

BC PARTNERS ADVISORS L.P.

By:	/s/ Edward Goldthorpe
	Name:	Edward Goldthorpe
	Title:	Executive Officer

SIERRA CREST INVESTMENT MANAGEMENT LLC

By:	/s/ Edward Goldthorpe
	Name:	Edward Goldthorpe
	Title:	Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B — OPINION OF THE FINANCIAL ADVISOR TO THE ACIF SPECIAL COMMITTEE

Strictly Confidential

February 24, 2026

The Special Committee of the Independent Trustees of the Board of Trustees

Alternative Credit Income Fund

1700 Broadway

New York, NY 10022

The Special Committee (the “Committee”) of the Independent Trustees of the Board of Trustees (the “Board”) of Alternative Credit Income Fund:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of beneficial interests, par value $0.01 per share (the “ACIF Common Shares”) of Alternative Credit Income Fund (“ACIF”) of the Exchange Ratio (as defined below) in the proposed merger of BCPL Merger Sub, Inc. (“Merger Sub”), a wholly-owned direct subsidiary of BC Partners Funding Corporation (“BCPL”), with and into ACIF, with the ACIF as the surviving company (such transaction, the “Merger” and, taken together with the immediately following merger of ACIF with and into BCPL (with BCPL as the surviving company) the “Mergers”), pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among ACIF, BCPL, Merger Sub, and, solely for certain limited purposes set forth therein, each of BC Partners Advisors, L.P., investment adviser to BCPL (“BC Partners Advisors”) and Sierra Crest Investment Management LLC, investment adviser to the ACIF and indirect subsidiary of BC Partners Advisers (“SCIM” and, together with BC Partners Advisers, the “Advisers”). Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, at the Effective Time, by virtue of the Merger and without any action on the part of ACIF, BCPL or Merger Sub or the holder of any securities of the foregoing, each ACIF Common Share issued and outstanding immediately prior to the Effective Time, except for the Cancelled Shares (as defined in the Agreement), shall be converted into the right to receive a number of shares of common stock, par value $0.001 per share, of BCPL (the “BPL Common Stock”) equal to the applicable Exchange Ratio and, if applicable, cash in lieu of shares of BCPL Common Stock. The “Exchange Ratio” with respect to each class of ACIF Common Shares means the quotient (rounded to four decimal places) of (i) the applicable ACIF Per Share NAV (as defined in the Agreement) determined as of the Determination Date (as defined in the Agreement) divided by (ii) the BCPL Per Share NAV (as defined in the Agreement) as of the Determination Date. The terms and conditions of the Mergers are more fully set forth in the Agreement.

We have acted as financial advisor to the Committee and not as an advisor to or agent of any other person in connection with the Mergers. As part of our investment banking business, we are regularly engaged in the valuation of investment company securities, including interval funds and business development company securities, in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. We and our affiliates, in the ordinary course of our and their broker-dealer businesses, may from time-to-time purchase securities from, and sell securities to ACIF and BCPL. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of BCPL for our and their own respective accounts and for the accounts of our and their respective customers and clients. We have acted exclusively for the Committee in

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rendering this opinion and will receive a fee from ACIF for our services. A portion of our fee was paid in advance and the balance of our fee is payable upon the rendering of this opinion, and no portion of our fee is contingent upon the successful completion of the Mergers. In addition, ACIF has agreed to reimburse us for certain of our expenses and to indemnify us for certain liabilities arising out of our engagement.

Other than in connection with this present engagement, in the past two years, we have not provided investment banking or financial advisory services to ACIF or BCPL. During the two years preceding the date of our opinion, we provided investment banking and financial advisory services to BCP Investment Corporation, a closed end investment company for which SCIM serves as investment adviser, and to Mount Logan Capital Inc., which is under common control with SCIM for U.S. regulatory purposes. We received a fee for structuring and other services in connection with a registered note offering by BCP Investment Corporation. We received underwriting fees and expense reimbursement for serving as representative of the underwriters for an underwritten note offering for Mount Logan Capital Inc. We may in the future provide investment banking and financial advisory services to ACIF or BCPL and would expect to receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of ACIF and BCPL and bearing upon the Mergers, including among other things, the following: (i) a draft of the Agreement dated February 24, 2026 (the most recent draft made available to us); (ii) the audited financial statements for the three fiscal years ended September 30, 2025 of ACIF; (iii) the audited financial of BCPL; (iv) certain other interim reports and other communications of ACIF and BCPL to their respective stockholders; and (v) other financial information concerning the respective businesses and operations of ACIF and BCPL furnished to us by ACIF and BCPL or which we were otherwise directed to use for purposes of our analysis. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of ACIF and BCPL; (ii) the assets and liabilities of ACIF and BCPL; (iii) the nature and terms of certain other merger transactions and business combinations in the investment company industry; (iv) a comparison of certain financial information for ACIF and certain financial and stock market information for BCPL with similar information for certain other companies, the securities of which are publicly traded; (v) financial and operating forecasts and projections of ACIF and BCPL (both on a standalone and pro forma combined basis) that were prepared by the Advisers provided to and discussed with us by such management, and used and relied upon by us based on such discussions, at the direction of ACIF and with the consent of the Committee; and (vi) estimates regarding certain pro forma financial effects of the Mergers on BCPL (including, without limitation, the cost savings, operating synergies and revenue enhancements expected to result or be derived from the Mergers) that were prepared by the Advisers, provided to us and discussed with us by such management, and used and relied upon by us based on such discussions, at the direction of ACIF and with the consent of the Committee. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the investment company industry generally. We have also participated in discussions with the Advisers’ regarding the past and current business operations, regulatory relations, financial condition and future prospects of ACIF and BCPL and such other matters as we have deemed relevant to our inquiry. We have not been requested to assist, and have not assisted, the Committee and ACIF with soliciting indications of interest from third parties regarding a potential transaction with ACIF.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or discussed with us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied, with the

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consent of ACIF and the Committee, the Advisers’ management as to the reasonableness and achievability of the financial and operating forecasts and projections of ACIF and BCPL and the estimates regarding certain pro forma financial effects of the Mergers on BCPL (including, without limitation, the cost savings, operating synergies and revenue enhancements expected to result or be derived from the Mergers), all as referred to above (and the assumptions and bases for all such information), and we have assumed that all such information has been reasonably prepared and represents the best currently available estimates and judgments of the Advisers’ management and that the forecasts, projections and estimates reflected in such information will be realized in the amounts and in the time periods currently estimated by such management.

It is understood that the foregoing financial information of ACIF and BCPL that was provided to us was not prepared with the expectation of public disclosure and that all of the foregoing financial information is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, the widespread disruption, extraordinary uncertainty and unusual volatility arising from global tensions and political unrest, economic uncertainty, inflation, and interest rate uncertainty and, accordingly, actual results could vary significantly from those set forth in such information. We have assumed, based on discussions with SCIM’s management, and with the consent of the Committee, that all such information provides a reasonable basis upon which we can form our opinion and we express no view as to any such information or the assumptions or bases therefor. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also have assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either ACIF or BCPL since the date of the last financial statements of each such entity that were made available to us. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (fixed, contingent derivative, off-balance sheet or otherwise) of ACIF or BCPL, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of ACIF or BCPL under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. We express no view as to the value of any investment asset owned by ACIF or BCPL that is used in connection with the net asset value computations made by ACIF or BCPL or the valuation policies and procedures of ACIF or BCPL in connection therewith. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as our view of the actual value of any companies or assets. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which ACIF or BCPL is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which ACIF or BCPL is or may be a party or is or may be subject.

We have assumed, in all respects material to our analyses, the following: (i) that the Mergers and any related transactions will be completed in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us and referred to above), with no adjustments to the Exchange Ratio assumed for purposes of our opinion and with no other consideration or payments in respect of ACIF Common Shares; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the

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Mergers or any related transactions and that all conditions to the completion of the Mergers and any related transactions will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Mergers and any related transactions, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of ACIF, BCPL or the pro forma entity, or the contemplated benefits of the Mergers, including without limitation the cost savings, operating synergies and revenue enhancements expected to result or be derived from the Mergers. We have assumed that the Mergers will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, and all other applicable federal and state statutes, rules and regulations. We have further been advised by representatives of ACIF that ACIF has relied upon advice from its advisors (other than us) or other appropriate sources as to the calculation of ACIF Per Share NAV and the BCPL Per Share NAV and all legal, financial reporting, tax, accounting and regulatory matters with respect to ACIF, BCPL, Merger Sub, the Mergers and any related transaction and the Agreement. We have not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Exchange Ratio in the Mergers to the holders of ACIF Common Shares. We express no view or opinion as to any other terms or aspects of the Mergers or any term or aspect of any related transaction (including the termination of the Company Management Agreement, the Company Expense Limitation Agreement, the Company Administration Agreements, the Company Credit Agreement, the Company Broker Dealer Selling Agreement, the Shareholder Servicing Plan, the Company Distribution Plans and the Company Multiple Class Plan each (as defined in the Agreement)), including without limitation, the form or structure of the Mergers or any such related transaction, any consequences of the Mergers or any related transaction to ACIF, its holders of Common Shares, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Mergers, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. There is currently significant volatility in the stock and other financial markets arising from global tensions and political unrest, economic uncertainty, inflation, interest rate uncertainty. It is understood that subsequent developments may affect the conclusion reached in this opinion and that we do not have an obligation to update, revise or reaffirm this opinion. We express no view or opinion as to the calculation of, or any changes to the ACIF Per Share NAV or the BCPL Per Share NAV after the date hereof from the respective amounts thereof that we have assumed for purposes of our analyses and this opinion.

Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of ACIF to engage in the Mergers or enter into the Agreement, (ii) the relative merits of the Mergers as compared to any strategic alternatives that are, have been or may be available to or contemplated by ACIF, the Committee or the Board, (iii) the fairness of the amount or nature of any compensation to any of ACIF’s officers, directors or employees, or any class of such persons (including SCIM), relative to any compensation to the holders of ACIF Common Stock, (iv) the effect of the Mergers or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of ACIF (other than the holders of ACIF Common Shares, solely with respect to the Exchange Ratio (as described herein) and not relative to the consideration to be received by holders of any other class of securities) or holders of any class of securities of BCPL or any other party to any transaction contemplated by the Agreement, (v) any fees payable by ACIF to BCP Advisers for investment advisory and management services, (vi) the exchange ratio calculations provided for in the Agreement or what the actual number of shares of BCPL Common Stock to be received in the Merger for each ACIF Common Share will be; (vii) the actual value of BCPL Common Stock to be issued in connection

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with the Merger, (viii) any advice or opinions provided by any other advisor to any of the parties to the Mergers or any other transaction contemplated by the Agreement, or (ix) any legal, regulatory, accounting, tax or similar matters relating to ACIF, BCPL, Merger Sub, any of their respective stockholders, or relating to or arising out of or as a consequence of the Mergers or any other related transaction, including whether or not the Mergers will qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the Committee (in its capacity as such) and, as requested by the Committee in connection with their respective consideration of the financial terms of the Mergers. This opinion does not constitute a recommendation to the Committee as to how it or the Board should vote on the Mergers, or to any holder of ACIF Common Shares or any stockholder of any other entity as to how to vote or act in connection with the Mergers or any other matter, nor does it constitute a recommendation as to whether or not any such stockholder should enter into a voting, stockholders’, affiliates’ or other agreement with respect to the Mergers or exercise any dissenters’ or appraisal rights that may be available to such stockholder.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the holders of ACIF Common Shares.

Very Truly Yours,

Lucid Capital Markets, LLC

LUCID CAPITAL MARKETS, LLC

570 Lexington Ave., 40th Floor

New York, NY 10017

ALTERNATIVE CREDIT INCOME FUND 650 MADISON AVENUE, 3RD FLOOR NEW YORK, NY 10002 VOTE BY INTERNET Before The Meeting - Go www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RCIXX2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided, or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V85085-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ALTERNATIVE CREDIT INCOME FUND The Board of Trustees recommends you vote “FOR” proposals 1 and 2. For Against Abstain 1. To approve the combination of Alternative Credit Income Fund, a Delaware statutory trust (“ACIF”), and BC Partners Lending Corporation, a Maryland corporation (“BCPL”), in which BCPL Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of BCPL (“Merger Sub”), will merge with and into ACIF, with ACIF continuing as the surviving company and as a wholly owned subsidiary of BCPL, pursuant to the Agreement and Plan of Merger, dated as of February 24, 2026, by and among ACIF, BCPL, Merger Sub and, for the limited purposes set forth therein, Sierra Crest Investment Management LLC, a Delaware limited liability company, and BC Partners Advisors L.P., a Delaware limited partnership, as more particularly described in the accompanying Proxy Statement/Prospectus. 2. To approve one or more adjournments of the Special Meeting of Shareholders if necessary to solicit additional proxies in favor of Proposal 1 if there are insufficient votes at the time of the Special Meeting of Shareholders to approve Proposal 1. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE PROPOSALS. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please state the full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders: The Notice and Proxy Statement are available at www.proxyvote.com. V85086-TBD ALTERNATIVE CREDIT INCOME FUND Special Meeting of Shareholders July 7, 2026 at 1:30 p.m. EDT This proxy is solicited on behalf of the Board of Trustees The undersigned shareholder of Alternative Credit Income Fund hereby appoints Brandon Satoren and David Held, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Special Meeting of Shareholders of Alternative Credit Income Fund to be held on July 7, 2026 virtually at www.virtualshareholdermeeting.com/RCIXX2026SM and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, and the accompanying Proxy Statement/Prospectus, and revokes any proxy heretofore given with respect to such meeting. This proxy is solicited on behalf of the Board of Trustees of Alternative Credit Income Fund. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders or any adjournments or postponements thereof in accordance with the recommendation of the Board of Trustees or, in the absence of such a recommendation, in their discretion, including, but not limited to, matters incident to the conduct of the meeting. Continued and to be signed on reverse side